                                                               EXECUTION VERSION

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                   Depositor

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                                Master Servicer

                           ALLIED CAPITAL CORPORATION
                                Special Servicer

                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee

                                      and

                               ABN AMRO BANK N.V.
                                  Fiscal Agent

                        POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2005

                                 $1,450,972,920

                 Commercial Mortgage Pass-Through Certificates

                                 Series 2005-C3

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Mortgage Loans..................................85
SECTION 2.02    Acceptance of the Trust Fund by Trustee.......................88
SECTION 2.03    Mortgage Loan Seller's Repurchase or Substitution of
                Mortgage Loans for Document Defects and Breaches of
                Representations and Warranties................................91
SECTION 2.04    Representations and Warranties of Depositor...................94
SECTION 2.05    Conveyance of Mortgage Loans, Loan REMIC Regular Interests
                and REMIC I Regular Interests; Acceptance of Loan REMIC,
                REMIC I, REMIC II and Grantor Trusts by Trustee...............96
SECTION 2.06    Issuance of Loan REMIC Interests and REMIC I Interests........97
SECTION 2.07    Execution, Authentication and Delivery of REMIC II
                Certificates..................................................97
SECTION 2.08    Execution, Authentication and Delivery of Class Y and
                Class A-MFL Certificates......................................98

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01    Administration of the Serviced Loans..........................98
SECTION 3.02    Collection of Mortgage Loan Payments.........................100
SECTION 3.03    Collection of Taxes, Assessments and Similar Items;
                Servicing Accounts; Reserve Accounts.........................102
SECTION 3.04    Certificate Account, Interest Reserve Account,
                Gain-on-Sale Reserve Account, Additional Interest Account,
                Floating Rate Account, Distribution Account and
                A/B Custodial Accounts.......................................106
SECTION 3.05    Permitted Withdrawals from the Certificate Account,
                Interest Reserve Account, Additional Interest Account,
                Floating Rate Account, Distribution Account and
                A/B Custodial Accounts.......................................114
SECTION 3.06    Investment of Funds in the Servicing Accounts, Reserve
                Accounts, Certificate Account, Interest Reserve Account,
                Distribution Account,

                                        i

                Floating Rate Account, A/B Custodial Accounts,
                Gain-on-Sale Reserve Account, Additional Interest Account,
                and REO Accounts.............................................127
SECTION 3.07    Maintenance of Insurance Policies; Errors and Omissions
                and Fidelity Coverage........................................130
SECTION 3.08    Enforcement of Alienation Clauses............................134
SECTION 3.09    Realization Upon Defaulted Mortgage Loans; Required
                Appraisals...................................................136
SECTION 3.10    Trustee and Custodian to Cooperate; Release of
                Mortgage Files...............................................140
SECTION 3.11    Servicing Compensation.......................................141
SECTION 3.12    Property Inspections; Collection of Financial Statements;

SECTION 3.19    Additional Obligations of Master Servicer and
                Special Servicer.............................................163
SECTION 3.20    Modifications, Waivers, Amendments and Consents..............164
SECTION 3.21    Transfer of Servicing Between Master Servicer and
                Special Servicer; Record Keeping.............................171
SECTION 3.22    Sub-Servicing Agreements.....................................175
SECTION 3.23    Representations and Warranties of Master Servicer and
                Special Servicer.............................................177
SECTION 3.24    Sub-Servicing Agreement Representation and Warranty..........181
SECTION 3.25    Designation of Controlling Class Representative and
                Class CP Representative......................................181
SECTION 3.26    Servicing of and Certain Matters Regarding an

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01    Distributions................................................190
SECTION 4.02    Statements to Certificateholders; CMSA Loan Periodic
                Update File..................................................209
SECTION 4.03    P&I Advances.................................................215
SECTION 4.04    Allocation of Realized Losses and Additional Trust Fund
                Expenses; Allocation of Mortgage Deferred Interest;
                Allocation of Appraisal Reduction Amounts; and Allocation

                                       ii

                                    ARTICLE V

                                THE CERTIFICATES

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND
                      THE CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01    Liability of Depositor, Master Servicer and Special
                Servicer.....................................................236
SECTION 6.02    Merger, Consolidation or Conversion of Depositor or
                Master Servicer or Special Servicer..........................236
SECTION 6.03    Limitation on Liability of Depositor, Master Servicer
                and Special Servicer.........................................237
SECTION 6.04    Resignation of Master Servicer and the Special Servicer......238
SECTION 6.05    Rights of Depositor and Trustee in Respect of Master
                Servicer and the Special Servicer............................239
SECTION 6.06    Depositor, Master Servicer and Special Servicer to
                Cooperate with Trustee.......................................239
SECTION 6.07    Depositor, Special Servicer and Trustee to Cooperate
                with Master Servicer.........................................239
SECTION 6.08    Depositor, Master Servicer and Trustee to Cooperate
                with Special Servicer........................................239
SECTION 6.09    Designation of Special Servicer by the Controlling Class
                Certificateholders; Designation of Carolina Place Special
                Servicer by Carolina Place Controlling B-Noteholder or
                Class CP Majority Certificateholder..........................240
SECTION 6.10    Master Servicer or Special Servicer as Owner of a
                Certificate..................................................244
SECTION 6.11    The Controlling Class Representative.........................244
SECTION 6.12    Certain Matters Regarding the Carolina Place Loan
                Combination..................................................247

                                   ARTICLE VII

                                     DEFAULT

                                       iii

SECTION 7.05    Additional Remedies of Trustee Upon Event of Default.........259

                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01    Duties of Trustee............................................260
SECTION 8.02    Certain Matters Affecting Trustee............................261
SECTION 8.03    Trustee and Fiscal Agent Not Liable for Validity or

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All
                Mortgage Loans...............................................279
SECTION 9.02    Additional Termination Requirements..........................282

                                    ARTICLE X

                           ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration.........................................284
SECTION 10.02   Grantor Trust Administration.................................288

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01   Amendment....................................................290

                                       iv

                                        v

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
Schedule I     Mortgage Loan Schedule
Schedule II    Schedule of Exceptions to Mortgage File Delivery
Schedule III   Mortgage Loans as to Which the Related Mortgaged Property is
                  Covered by a Secured Creditor Environmental Insurance Policy
Schedule IV    Schedule of Reference Rates
Schedule V     Class A-SB Planned Principal Balance

Exhibit No.   Exhibit Description
-----------   -------------------
    A-1       Form of Class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL and A-M
                 Certificates

    A-2       Form of Class XC and XP Certificates

    A-3       Form of Class A-J, B, C and D Certificate

    A-4       Form of Class E, F, G and H Certificates

    A-5       Form of Class J, K, L, M, N, O, P, CP-1, CP-2 and CP-3
                 Certificates

    A-6       Form of Class R Certificate

    A-7       Form of Class Y Certificates

     B        [RESERVED]

     C        Form of Custodial Certification

    D-1       Form of Master Servicer Request for Release

    D-2       Form of Special Servicer Request for Release

     E        Calculation of Net Cash Flow

     F        Form of Distribution Date Statement

    G-1       Form of Transferor Certificate for Transfers of Definitive
                 Non-Registered Certificates

    G-2       Form I of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates

    G-3       Form II of Transferee Certificate for Transfers of Definitive
                 Non-Registered Certificates

    G-4       Form of Transferee Certificate for Transfers of Interests in Rule
                 144A Global Certificates

    G-5       Form of Transferee Certificate for Transfers of Interests in
                 Regulation S Global Certificates

    H-1       Form I of Transferee Certificate in Connection with ERISA
                 (Definitive Non-Registered Certificates)

    H-2       Form II of Transferee Certificate in Connection with ERISA
                 (Book-Entry Non-Registered Certificates)

    I-1       Form of Transfer Affidavit and Agreement regarding Class R
                 Certificates

    I-2       Form of Transferor Certificate regarding Class R Certificates

    J-1       Form of Notice and Acknowledgment

    J-2       Form of Acknowledgment of Proposed Special Servicer

     K        [RESERVED]

    L-1       Form of Information Request/Investor Certification for Website
                 Access from

                                       vi

                 Certificate [Holder] [Owner]

    L-2       Form of Information Request/Investor Certification for Website
                 Access from Prospective Investor

     M        Form of Purchase Option Notice

     N        Form of Defeasance Certification

     O        Form of Depositor Certification

     P        Form of Trustee Certification

    Q-1       Form of Master Servicer Certification

    Q-2       Form of Special Servicer Certification

                                       vii

          This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of June 1, 2005, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES
INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer,
ALLIED CAPITAL CORPORATION, as Special Servicer, LASALLE BANK NATIONAL
ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                              PRELIMINARY STATEMENT

          The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

          As provided herein, the Trustee will elect to treat the Carolina Place
Mortgage Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "Loan REMIC". The Class R
Certificates will represent, among other things, the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions under federal income tax law. Two separate Loan REMIC Regular Interests, constituting beneficial ownership interests in the Loan REMIC, will be issued on the Closing
Date, and such Loan REMIC Regular Interests shall be designated as "Loan REMIC
Regular Interest CP-I" and "Loan REMIC Regular Interest CP-II", respectively.
Each Loan REMIC Regular Interest will relate to the Carolina Place Mortgage Loan and any successor REO Mortgage Loan with respect thereto. Each Loan REMIC
Regular Interest will (i) accrue interest at the related per annum rate described in the definition of "Loan REMIC Remittance Rate" and (ii) have an initial Loan REMIC Principal Balance equal to: (A) $114,200,000 in the case of
Loan REMIC Regular Interest CP-I; and (B) $15,800,000 in the case of Loan REMIC
Regular Interest CP-II. None of the Loan REMIC Regular Interests will be certificated.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the Carolina Place
Mortgage Loan and exclusive of any collections of Additional Interest on any such Mortgage Loans that constitute ARD Mortgage Loans after their respective
Anticipated Repayment Dates), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I".
The Class R Certificates will represent, among other things, the sole class of
"residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the
REMIC I Remittance Rate and the initial REMIC I Principal Balance for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

                  REMIC I        Initial REMIC I
Designation   Remittance Rate   Principal Balance
-----------   ---------------   -----------------
   A-1-1        Variable (1)       $  3,985,000
   A-1-2        Variable (1)       $  5,291,000
   A-1-3        Variable (1)       $ 23,185,000
   A-1-4        Variable (1)       $ 26,963,000
   A-1-5        Variable (1)       $ 16,387,000
   A-2-1        Variable (1)       $ 10,137,000

   A-2-2        Variable (1)       $ 29,744,000
   A-2-3        Variable (1)       $ 26,046,000
   A-2-4        Variable (1)       $ 25,866,000
   A-2-5        Variable (1)       $ 72,356,000
   A-3-1        Variable (1)       $ 42,317,000
   A-3-2        Variable (1)       $ 10,550,000
   A-SB-1       Variable (1)       $ 56,778,000
   A-SB-2       Variable (1)       $ 28,591,000
   A-SB-3       Variable (1)       $  7,576,000
   A-4-1        Variable (1)       $ 11,412,000
   A-4-2        Variable (1)       $ 46,585,000
   A-4-3        Variable (1)       $ 28,907,000
   A-4-4        Variable (1)       $ 16,232,000
   A-4-5        Variable (1)       $225,989,000
   A-1A-1       Variable (1)       $    609,000
   A-1A-2       Variable (1)       $    790,000
   A-1A-3       Variable (1)       $  5,459,000
   A-1A-4       Variable (1)       $  6,541,000
   A-1A-5       Variable (1)       $  6,357,000
   A-1A-6       Variable (1)       $  6,301,000
   A-1A-7       Variable (1)       $  6,181,000
   A-1A-8       Variable (1)       $ 74,801,000
   A-1A-9       Variable (1)       $  4,536,000
  A-1A-10       Variable (1)       $ 32,796,000
  A-1A-11       Variable (1)       $  3,395,000
  A-1A-12       Variable (1)       $  3,359,000
  A-1A-13       Variable (1)       $  9,025,000
  A-1A-14       Variable (1)       $ 19,675,000
  A-1A-15       Variable (1)       $  2,409,000
  A-1A-16       Variable (1)       $107,490,000
   A-MFL        Variable (1)       $ 50,000,000
    A-M         Variable (1)       $ 93,517,000
    A-J         Variable (1)       $102,256,000
     B          Variable (1)       $ 30,497,000
     C          Variable (1)       $ 16,146,000
    D-1         Variable (1)       $  3,716,000
    D-2         Variable (1)       $  6,570,000
    D-3         Variable (1)       $ 11,242,000
    E-1         Variable (1)       $  6,798,000
    E-2         Variable (1)       $  7,744,000
    E-3         Variable (1)       $  3,397,000
     F          Variable (1)       $ 19,734,000
     G          Variable (1)       $ 14,352,000
     H          Variable (1)       $ 12,557,000
     J          Variable (1)       $  5,382,000

                                        2

     K          Variable (1)       $  7,176,000
     L          Variable (1)       $  5,382,000
     M          Variable (1)       $  5,382,000
     N          Variable (1)       $  3,588,000
     O          Variable (1)       $  2,870,000
     P          Variable (1)       $ 22,245,920
    CP-1        Variable (2)       $  2,760,000
    CP-2        Variable (2)       $  6,440,000
    CP-3        Variable (2)       $  6,600,000

----------
(1)  The REMIC I Remittance Rate in effect for any REMIC I Regular Interest
     (other than REMIC I Regular Interest CP-1, REMIC I Regular Interest CP-2
     and REMIC I Regular Interest CP-3) for any Distribution Date shall equal the Weighted Average Net Mortgage Pass-Through Rate for such Distribution
     Date.

(2)  The REMIC I Remittance Rate in effect for each of REMIC I Regular Interest
     CP-1, REMIC I Regular Interest CP-2 and REMIC I Regular Interest CP-3 for
     any Distribution Date shall equal the Net Mortgage Pass-Through Rate for the Carolina Place Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) for such Distribution Date.

          As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the
REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal
Balance for each Class of the Regular Certificates and the Class A-MFL REMIC II
Regular Interest. For federal income tax purposes, each Class of the Regular
Certificates (exclusive of the Class X Certificates), each Class XC Component, each Class XP Component and the Class A-MFL REMIC II Regular Interest will be designated as a separate "regular interest" in REMIC II.

                                        3

    Class                              Original Class
 Designation     Pass-Through Rate   Principal Balance
 -----------     -----------------   -----------------
  Class A-1      4.3910% per annum      $ 75,811,000
  Class A-2      4.6390% per annum      $164,149,000
  Class A-3      4.7380% per annum      $ 52,867,000
  Class A-SB     4.7550% per annum      $ 92,945,000
  Class A-4      4.8600% per annum      $329,125,000
  Class A-1A     4.7710% per annum      $289,724,000
Class A-MFL(3)      Variable (1)        $ 50,000,000
  Class A-M         Variable (1)        $ 93,517,000
  Class A-J         Variable (1)        $102,256,000
   Class B          Variable (1)        $ 30,497,000
   Class C          Variable (1)        $ 16,146,000
   Class D          Variable (1)        $ 21,528,000
   Class E          Variable (1)        $ 17,939,000
   Class F          Variable (1)        $ 19,734,000
   Class G          Variable (1)        $ 14,352,000
   Class H          Variable (1)        $ 12,557,000
   Class J          Variable (1)        $  5,382,000
   Class K          Variable (1)        $  7,176,000
   Class L          Variable (1)        $  5,382,000
   Class M          Variable (1)        $  5,382,000
   Class N          Variable (1)        $  3,588,000
   Class O          Variable (1)        $  2,870,000
   Class P          Variable (1)        $22,245,920
   Class XC         Variable (1)                  (2)
   Class XP         Variable (1)                  (2)
  Class CP-1        Variable (1)        $  2,760,000
  Class CP-2        Variable (1)        $  6,440,000
  Class CP-3        Variable (1)        $  6,600,000

----------
(1)  The respective Pass-Through Rates for the Class A-M, Class A-J, Class B,
     Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
     Class L, Class M, Class N, Class O, Class P, Class CP-1, Class CP-2, Class
     CP-3, Class XC and Class XP Certificates will, in the case of each of those
     Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate". The Pass-Through Rate for the Class
     A-MFL REMIC II Regular Interest will be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

(2)  Neither Class of the Class X Certificates will have a Class Principal
     Balance or entitle Holders thereof to receive distributions of principal.
     Each Class of the Class X Certificates will have a Class Notional Amount that will equal the aggregate of the Component Notional Amounts of the
     Class X Components for such Class from time to time. As more specifically provided herein, interest in respect of each Class of the Class X
     Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X Components for
     such Class from time to time.

                                        4

(3)  Refers to the Class A-MFL REMIC II Regular Interest and not the Class A-MFL
     Certificates.

          The portion of the Trust Fund consisting of (i) the Class A-MFL REMIC
I Regular Interest (and, except for the Depositor Retained Amounts, distributions thereon), the Swap Agreement (and payments by the Swap
Counterparty thereunder) and the Floating Rate Account and (ii) amounts held from time to time in the Floating Rate Account that represent distributions on the Class A-MFL REMIC I Regular Interest and payments by the Swap Counterparty under the Swap Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-MFL". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-MFL Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The Class A-MFL Certificates shall represent undivided beneficial interests in Grantor Trust A-MFL as described herein.

          The portion of the Trust Fund and consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust Y". As provided herein, the Trustee shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust Y Assets maintains its status as a grantor trust under federal income tax law and not be treated as part of any REMIC Pool. The
Class Y Certificates shall represent undivided beneficial interests in Grantor
Trust Y as described herein.

          Two (2) mortgage loans, collectively referred to in this Agreement as the Carolina Place B-Note Loans, are not part of the Trust Fund but are secured by a corresponding Mortgage on a corresponding Mortgaged Property that also secures the Carolina Place Mortgage Loan, which is part of the Trust Fund. The
Carolina Place Loan Combination consists of the Carolina Place Mortgage Loan and the Carolina Place B-Note Loans. As and to the extent provided in the Carolina
Place Co-Lender Agreement, the Carolina Place B-Note Loans are subordinate to the Carolina Place Mortgage Loan. As and to the extent provided herein and in the Carolina Place Co-Lender Agreement, the Carolina Place B-Note Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Carolina Place B-Note Loans will not be assets of the Trust
Fund, and will be owned by the Carolina Place B-Noteholder.

          Capitalized terms used but not otherwise defined in this Preliminary
Statement have the respective meanings assigned thereto in Section 1.01 of this
Agreement.

          In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent agree as follows:

                                        5

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 Defined Terms.

          Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

          "A-Note Mortgage Loan": Any Mortgage Loan as to which the related
Mortgage, which encumbers the related Mortgaged Property, also secures one or more B-Note Loans, which B-Note Loan(s) will not be included in the Trust Fund.
The Carolina Place Mortgage Loan is the only A-Note Mortgage Loan.

          "A/B Custodial Account": With respect to any A/B Loan Combination, the separate account (which may be a sub-account of the Certificate Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related B-Noteholder(s), which shall be entitled substantially as follows: "Wachovia Bank, National Association, as
Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust
2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3, and
[name(s) of the related B-Noteholder(s)], as their interests may appear". Each
A/B Custodial Account shall be an Eligible Account or a sub-account of an
Eligible Account.

          "A/B Intercreditor Agreement": With respect to any A/B Loan
Combination, the intercreditor, co-lender or similar agreement in effect between
(i) the Trust Fund as holder of the related A-Note Mortgage Loan and (ii) the related B-Noteholder(s).

          "A/B Loan Combination": Collectively, any A-Note Mortgage Loan and the
related B-Note Loan(s). The term "A/B Loan Combination" shall include any successor REO Mortgage Loan with respect to the related A-Note Mortgage Loan and any successor REO Mortgage Loan(s) with respect to the related B-Note Loan(s).

          "A/B Mortgaged Property": The Mortgaged Property securing an A/B Loan
Combination.

          "A/B REO Account": With respect to any A/B Loan Combination, a segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the
Certificateholders, and the related B-Noteholder(s), which shall be entitled substantially as follows: "Allied Capital Corporation, as Special Servicer for
LaSalle Bank National Association, as Trustee in trust for registered holders of
Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3, and [name(s) of the related B-Noteholder(s)], as their interests may appear".

                                        6

          "A/B REO Property": With respect to each A/B Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related B-Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such A/B
Loan Combination.

          "Accrued Certificate Interest": With respect to any Class of Principal
Balance Certificates (other than the Class A-MFL Certificates) or the Class
A-MFL REMIC II Regular Interest for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates or the Class
A-MFL REMIC II Regular Interest, as the case may be, for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to a Class of Class X Certificates for any Distribution Date, the aggregate amount of Accrued Component Interest for the related Interest Accrual Period for all of the Class X Components with respect to such Class for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to each Class of Regular
Certificates and the Class A-MFL REMIC II Regular Interest for any Distribution
Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate applicable to such Class X Component for such Distribution Date, accrued on the
Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to each Class X Component for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

          "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

          "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

          "Additional Interest": With respect to any ARD Mortgage Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO
Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or
Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage
Loan, notwithstanding that the terms of the

                                        7

related Mortgage Loan documents so permit. To the extent that any Additional
Interest is not paid on a current basis, it shall be deemed to be deferred interest.

          "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d)
which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3,
Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Additional
Interest Account". The Additional Interest Account shall not be an asset of any
REMIC Pool.

          "Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Mortgage Loan accrues interest after the Anticipated
Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

          "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to any related B-Noteholder) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty
Interest and late payment charges or amounts otherwise payable to any related
B-Noteholder or recovered from the related Mortgagor), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x)
pursuant to any of clauses (xi), (xii), (xiii), (xv), (xviii), and (xix) of
Section 3.05(a), out of general collections on the Mortgage Loans and any REO
Properties on deposit in the Certificate Account, or (y) pursuant to any of clauses (x), (xi), (xii), (xiv) and (xv) of Section 3.05(g), out of collections on any A/B Loan Combination or any related A/B REO Property on deposit in the related A/B Custodial Account, but only to the extent that such collections would otherwise be transferred to the Certificate Account with respect to the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, or (z) pursuant to any of clauses (ii), (iv), (v) and (vi) of Section
3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account, an A/B Custodial Account or the
Distribution Account, as the case may be.

          "Additional Yield Amount": With respect to (i) any Distribution Date,
(ii) any Class of Principal Balance Certificates (other than any Excluded Class)
or the Class A-MFL REMIC II Regular Interest, and (iii) any Yield Maintenance
Charge or Prepayment Premium actually collected during the related Collection
Period on a Mortgage Loan or an REO Mortgage Loan (for purposes of this definition, the "Prepaid Loan") in a Loan Group with respect to which distributions of principal are being made on such Class of Principal Balance
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, on such Distribution Date, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is

                                        8

equal to the positive excess, if any, of (i) the Pass-Through Rate for such
Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular
Interest, as the case may be, for such Distribution Date, over (ii) the related
Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Prepaid Loan, over (ii) the related
Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Principal Balance
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, on such Distribution Date with respect to the Loan Group that includes the
Prepaid Loan, and the denominator of which is equal to that portion of the Net
Principal Distribution Amount for such Distribution Date that is attributable to the Loan Group that includes the Prepaid Loan.

          "Adjusted REMIC I Remittance Rate": With respect to any REMIC I
Regular Interest (other than the REMIC I Regular Interest A-MFL), for any
Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Class of Principal Balance Certificates as to
which such REMIC I Regular Interest is the only Corresponding REMIC I Regular
Interest or one of two or more Corresponding REMIC II Regular Interests; and, with respect to REMIC I Regular Interest A-MFL, for any Distribution Date, an
annual rate equal to the Pass-Through Rate in effect for such Distribution for the Class A-MFL REMIC II Regular Interest.

          "Advance": Any P&I Advance or Servicing Advance.

          "Adverse Grantor Trust Event": As defined in Section 10.02(e).

          "Adverse REMIC Event": As defined in Section 10.01(h).

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Anticipated Repayment Date": For each ARD Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

          "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the Master Servicer, prepared in accordance with 12 CFR Section
225.64 and conducted in accordance with the standards of the American Appraisal
Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors

                                        9

that a prudent real estate appraiser would consider. Absent bad faith, any party hereto may conclusively rely on any Appraisal obtained by or delivered to that party in accordance with this Agreement for purposes of establishing the
Appraised Value of a Mortgaged Property.

          "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, subject to Section 6.12(d) and Section 6.12(e), the excess, if any, of: (a) the sum of, as calculated by the Master Servicer as of the first
Determination Date immediately succeeding the Master Servicer obtaining knowledge of the subject Mortgage Loan becoming a Required Appraisal Mortgage
Loan if no new Required Appraisal is required or the date on which a Required
Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated
Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the
Trustee or the Fiscal Agent, all unpaid interest accrued on such Required
Appraisal Mortgage Loan through the most recent Due Date prior to such
Determination Date at a per annum rate equal to the related Net Mortgage Rate
(exclusive of any portion thereof that constitutes Additional Interest), (iii)
all accrued but unpaid Servicing Fees, and all accrued but unpaid items that, upon payment, would be Additional Trust Fund Expenses, in respect of such
Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the
Master Servicer, the Trustee or the Fiscal Agent with respect to such Required
Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b)
an amount equal to the sum of (i) the Required Appraisal Value and (ii) all
escrows, reserves and letters of credit held for the purposes of reserves
(provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal
Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal
Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25%
of the outstanding principal balance of such Required Appraisal Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

          Notwithstanding the foregoing, the Carolina Place Loan Combination will be treated as a single Mortgage Loan for purposes of calculating an
Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to the
Carolina Place Loan Combination will be allocated first to the Carolina Place
B-Note Loans (or any successor REO B-Note Loans with respect thereto) up to the outstanding principal thereof, and then to the Carolina Place A-Note Mortgage
Loan (or any successor REO Mortgage Loan with respect thereto). For purposes of determining the Carolina Place Controlling Party, the foregoing allocation shall be subject to Section 6.12(f).

          "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing
File. Absent bad faith, any party hereto may

                                       10

conclusively rely on any Appraisal (or letter update or internal valuation, if applicable) obtained by or delivered to that party in accordance with this
Agreement for purposes of establishing the Appraised Value of a Mortgaged
Property.

          "ARD Mortgage Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment
Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

          "Asset Status Report": As defined in Section 3.21(d).

          "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Serviced Loan.

          "Assumed Periodic Payment": With respect to any Balloon Mortgage Loan for its scheduled maturity date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such scheduled maturity date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the
Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its scheduled maturity date. With respect to any REO Mortgage Loan or REO B-Note
Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of the predecessor Mortgage Loan (or, in the case of any REO B-Note Loan, the predecessor B-Note Loan) on such Due Date if (x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage
Rate, in each case in effect on the Due Date immediately prior to the predecessor Mortgage Loan becoming an REO Mortgage Loan or the predecessor
B-Note Loan becoming an REO B-Note Loan, as the case may be, and (y) the predecessor Mortgage Loan or B-Note Loan, as the case may be, had remained outstanding (or, if the predecessor Mortgage Loan or B-Note Loan, as the case may be, was a Balloon Loan and such Due Date coincides with or follows what had been its scheduled maturity date, the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan or B-Note Loan, as the case may be, on such Due Date had it remained outstanding).

          "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

                                       11

          "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution
Account as of the close of business at the end of the related Collection Period and any other amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I
Advances made by the Master Servicer, the Trustee or the Fiscal Agent for
distribution on the Certificates on such Distribution Date pursuant to Section
4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO Account (if established) and/or any A/B
Custodial Account to the Certificate Account, on or prior to the P&I Advance
Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(g), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution
Date occurring in March, and for the final Distribution Date if the final
Distribution Date occurs in February or, if such year is not a leap year, in
January, the aggregate of the Interest Reserve Amounts in respect of each
Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan deposited into the Distribution Account pursuant to Section 3.05(e), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a
Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv) and (xviii)-(xxi) of Section 3.05(a) or (B) the
Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii)
Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v)
with respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO
Mortgage Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error. The Available
Distribution Amount will not include any amounts required to be distributed pursuant to the terms of an A/B Intercreditor Agreement or this Agreement to a
B-Noteholder.

          "B-Note Loan": With respect to the Carolina Place Mortgage Loan, each of the Carolina Place B-Note Loans; and, with respect to any other A-Note
Mortgage Loan, the other mortgage loan that (i) is not included in the Trust
Fund, (ii) is subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A-Note
Mortgage Loan.

          "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note Loan and (ii) the corresponding rights under the related A/B Intercreditor Agreement.

          "Balloon Loan": Any Serviced Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

                                       12

          "Balloon Mortgage Loan": Any Mortgage Loan that is a Balloon Loan.

          "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the scheduled maturity date of such Serviced Loan.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Bid Allocation": With respect to the Master Servicer and each Sub
Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee
Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Book-Entry Non-Registered Certificate": Any Non-Registered
Certificate that constitutes a Book-Entry Certificate.

          "Breach": As defined in Section 2.03(a).

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago,
Illinois) or the offices of the Master Servicer (which as of the Closing Date is
Charlotte, North Carolina) or the offices of the Special Servicer (which as of the Closing Date is Washington, D.C.) are located, are authorized or obligated by law or executive order to remain closed.

          "Carolina Place Available Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the portion of the applicable
Available Distribution Amount for such Distribution Date attributable to the
Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto (calculated without regard to any reimbursement of Nonrecoverable
Advances in respect of any Mortgage Loan or REO Mortgage Loan, including the
Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto, and/or any payment of Additional Trust Fund Expenses in respect of any
Mortgage Loan or REO Mortgage Loan, including the Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto), reduced (to not less than zero) by (b) the sum of (i) all Nonrecoverable Advances (if any) with respect to the Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto reimbursed, and all Additional Trust Fund Expenses (if any)
related or allocable to the Carolina Place Mortgage Loan or any successor REO
Mortgage Loan with respect thereto paid, out of general collections on the other
Mortgage Loans and REO Properties during the related Collection Period and (ii)
the excess, if any, of (A) the aggregate of the amounts described in clause
(b)(i) of this definition for all Collection Periods, if any, prior to the related Collection Period, over (B) the aggregate of the

                                       13

amounts described in clause (a) of this definition for all Distribution Dates prior to the subject Distribution Date.

          "Carolina Place B-Note Control Appraisal Event": A "Note B Control
Appraisal Event" within the meaning of the Carolina Place Co-Lender Agreement.

          "Carolina Place B-Note Loan": The Carolina Place B-1-Note Loan or the
Carolina Place B-2-Note Loan, as applicable.

          "Carolina Place B-Noteholder": The Carolina Place B-1-Noteholder or
the Carolina Place B-2-Noteholder, as applicable.

          "Carolina Place B-1-Note Loan": The mortgage loan in the original principal amount of $27,919,877.60 that is evidenced by a Mortgage Note designated as "Note B-1" and secured by the same Mortgage encumbering the
Carolina Place Mortgaged Property as the Carolina Place Mortgage Loan.

          "Carolina Place B-1-Noteholder": The holder of the Mortgage Note for the Carolina Place B-1-Note Loan.

          "Carolina Place B-2-Note Loan": The mortgage loan in the original principal amount of $10,000,000 that is evidenced by a Mortgage Note designated as "Note B-2" and secured by the same Mortgage encumbering the Carolina Place
Mortgaged Property as the Carolina Place Mortgage Loan.

          "Carolina Place B-2-Noteholder": The holder of the Mortgage Note for the Carolina Place B-2-Note Loan.

          "Carolina Place Co-Lender Agreement": The Co-Lender Agreement dated as of June 28, 2005, among Citigroup as holder of the Mortgage Note for the
Carolina Place Mortgage Loan, Hartford Life Insurance Company as the initial
Carolina Place B-1-Noteholder and Guggenheim Structured Real Estate Operating
Company, LLC as the initial Carolina Place B-2-Noteholder.

          "Carolina Place Controlling B-Noteholder": The "Controlling Note B
Holder" within the meaning of the Carolina Place Co-Lender Agreement.

          "Carolina Place Controlling Party": As defined in Section 6.12(c).

          "Carolina Place Directing Holder": The "Directing Holder" within the meaning of the Carolina Place Co-Lender Agreement.

          "Carolina Place Event of Default": An "Event of Default" as defined under the Carolina Place Mortgage Loan documents.

                                       14

          "Carolina Place Loan Combination": Collectively, the Carolina Place
Mortgage Loan and the Carolina Place B-Note Loans (or, collectively, any REO
Loans with respect to the foregoing Serviced Loans).

          "Carolina Place Major Action": A "Major Action" within the meaning of the Carolina Place Co-Lender Agreement.

          "Carolina Place Mortgage Loan": The Mortgage Loan identified as loan number 1 on the Mortgage Loan Schedule and secured by a Mortgage on the Carolina
Place Mortgaged Property.

          "Carolina Place Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Carolina Place.

          "Carolina Place Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount"
that relate to the Carolina Place Mortgage Loan or any successor REO Mortgage
Loan with respect thereto.

          "Carolina Place REO Property": The Carolina Place Mortgaged Property,
if it shall become an REO Property hereunder.

          "Carolina Place Special Servicer": The party responsible for performing the duties of Special Servicer hereunder with respect to the Carolina
Place Loan Combination or any related REO Property.

          "Carolina Place Threshold Event Collateral": Any "Threshold Event
Collateral" within the meaning of the Carolina Place Co-Lender Agreement.

          "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate": Any one of the Citigroup Commercial Mortgage Trust
2005-C3, Commercial Mortgage Pass-Through Certificates, Series 2005-C3, as
executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

          "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank,
National Association, as Master Servicer for LaSalle Bank National Association,
as Trustee, on behalf of and in trust for the registered holders of Citigroup
Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3".

          "Certificate Deferred Interest": The amount by which interest distributable with respect to any Class of Principal Balance Certificates (other than the Class A-MFL Certificates)

                                       15

or the Class A-MFL REMIC II Regular Interest, as the case may be, is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any
Distribution Date.

          "Certificate Factor": With respect to any Class of Certificates (other than the Class R and Class Y Certificates) or the Class A-MFL REMIC II Regular
Interest as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class
Principal Balance or Class Notional Amount, as applicable, of such Class of
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, and the denominator of which is the Original Class Principal Balance or Original
Class Notional Amount of such Class of Certificates or the Class A-MFL REMIC II
Regular Interest, as the case may be.

          "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class
X Certificates.

          "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted
Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage
Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof, any consent, approval or waiver required or permitted to be made by the Majority
Controlling Class Certificateholder (or, with respect to the Carolina Place
Mortgage Loan or any related REO Property, the Majority Class CP
Certificateholder(s)) or the Controlling Class Representative (or, with respect to the Carolina Place Mortgage Loan or any related REO Property, the Class CP
Representative) and any election, removal or replacement of the Special Servicer or the Controlling Class Representative (or, with respect to the Carolina Place
Mortgage Loan or any related REO Property, the Class CP Representative) pursuant to Section 6.09 or Section 3.25, as applicable), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent,

                                       16

as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The
Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person.
All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a
Certificate is registered in the Certificate Register.

          "Certification": As defined in Section 8.16(b).

          "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

          "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of June 15, 2005, between the Depositor and
Citigroup and relating to the transfer of the Citigroup Mortgage Loans to the
Depositor.

          "Citigroup Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Citigroup Mortgage Loan Purchase
Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage Loan
Purchase Agreement.

          "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

          "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       17

          "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-J Certificate": Any one of the Certificates with a "Class
A-J" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-M Certificate": Any one of the Certificates with a "Class
A-M" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-MFL Additional Fixed Swap Payment": With respect to any
Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Additional
Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-MFL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance
Charges and Prepayment Premiums, properly made on or in respect of the Class
A-MFL REMIC II Regular Interest with respect to such Distribution Date and (ii)
the amounts, if any, received from the Swap Counterparty pursuant to the Swap
Agreement for such Distribution Date, less (b) any Class A-MFL Net Fixed Swap
Payment, Class A-MFL Additional Fixed Swap Payment and Class A-MFL Fixed Payer
Shortfall Reimbursement Payment required to be paid to the Swap Counterparty pursuant to the Swap Agreement, consistent with Section 3.27, for such
Distribution Date.

          "Class A-MFL Certificate": Any one of the Certificates with a "Class
A-MFL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing an interest in Grantor Trust A-MFL.

          "Class A-MFL Distribution Conversion": With respect to any
Distribution Date (i) immediately upon and during the continuation of a Swap
Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.27, or (ii) immediately upon and following the termination of the Swap Agreement until any replacement agreement is entered into the conversion of distributions to the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Swap Counterparty under the Swap Agreement to distributions based solely on distributions in respect of the Class A-MFL REMIC II Regular Interest, as specified in Section 4.01(c).

          "Class A-MFL Fixed Swap Payment": With respect to any Distribution
Date and the Class A-MFL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Swap Agreement.

                                       18

          "Class A-MFL Fixed Payer Shortfall Reimbursement Payment": With
respect to any Distribution Date and the Class A-MFL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable
"Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-MFL Floating Swap Payment": With respect to any Distribution
Date and the Class A-MFL Swap Payment Date to which it relates based on the confirmation under the Swap Agreement, the applicable "Floating Amount" within the meaning of the confirmation under the Swap Agreement.

          "Class A-MFL Grantor Trust Assets": The assets of Grantor Trust A-MFL.

          "Class A-MFL Interest Distribution Amount": With respect to any
Distribution Date, an amount equal to (a) the sum of (i) the Distributable
Certificate Interest with respect to the Class A-MFL REMIC II Regular Interest for such Distribution Date (exclusive, in the case of the initial Distribution
Date, of the Depositor's Retained Amount) and, to the extent not previously paid, for all prior Distribution Dates, (ii) any Class A-MFL Net Floating Swap
Payment received from the Swap Counterparty for distribution on such
Distribution Date and (iii) if the Swap Agreement is terminated and a replacement Swap Agreement is not obtained, any Swap Termination Payment collected during the related Collection Period, less (b) any Class A-MFL Net
Fixed Swap Payment and/or Class A-MFL Fixed Payer Shortfall Reimbursement
Payment made to the Swap Counterparty with respect to such Distribution Date.

          "Class A-MFL Net Fixed Swap Payment": With respect to any Distribution
Date, the excess, if any of (i) the Class A-MFL Fixed Swap Payment for that
Distribution Date over (ii) the Class A-MFL Floating Swap Payment for that
Distribution Date.

          "Class A-MFL Net Floating Swap Payment": With respect to any
Distribution Date, the excess, if any of (i) the Class A-MFL Floating Swap
Payment for that Distribution Date over (ii) the Class A-MFL Fixed Swap Payment for that Distribution Date.

          "Class A-MFL Principal Distribution Amount": With respect to any
Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL REMIC II Regular Interest on such
Distribution Date.

          "Class A-MFL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-MFL", constituting a "regular interest" in
REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

          "Class A-MFL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Swap Agreement.

          "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       19

          "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule V attached hereto.

          "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class CP Available Distribution Amount": With respect to any
Distribution Date, an amount equal to the lesser of: (a) the excess, if any, of the Carolina Place Available Distribution Amount, over the aggregate amount deemed distributed with respect to Loan REMIC Regular Interest CP-I on such
Distribution Date pursuant to Section 4.01(j); and (b) the sum of (i) all
Distributable Certificate Interest with respect to the Class CP-1, Class CP-2 and Class CP-3 Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, (ii) the Class CP
Principal Distribution Amount for such Distribution Date and (iii) all Realized
Losses and Additional Trust Fund Expenses previously allocated to, but not previously reimbursed with respect to, the Class CP-1, Class CP-2 and Class CP-3
Certificates.

          "Class CP Certificate": Any Class CP-1, Class CP-2 or Class CP-3
Certificate.

          "Class CP-1 Certificate": Any one of the Certificates with a "Class
CP-1" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class CP-2 Certificate": Any one of the Certificates with a "Class
CP-2" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class CP-3 Certificate": Any one of the Certificates with a "Class
CP-3" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class CP Control Appraisal Event": The event that exists whenever (1)
the aggregate Certificate Principal Balance of the Class CP-1, Class CP-2 and
Class CP-3 Certificates, net of that portion of any existing Appraisal Reduction
Amount with respect to the Carolina Place Loan Combination that is (in accordance with the definition of "Appraisal Reduction Amount") allocable to the
Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto, is less than (2) 25% of the initial aggregate Certificate Principal
Balance of the Class CP-1, Class CP-2 and Class CP-3 Certificates.

          "Class CP Payment Trigger Event": With respect to any Distribution
Date, the event that exists if, as of the related Determination Date: (a) the
Carolina Place Mortgage Loan

                                       20

was a Specially Serviced Loan and a material default existed with respect thereto; (b) the Carolina Place Mortgage Loan is at least 30 days' delinquent as to any Periodic Payment; (c) the Carolina Place Mortgaged Property had become an
REO Property; (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

          "Class CP Principal Distribution Amount": With respect to any
Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC I with respect to Loan REMIC Regular Interest CP-II on such Distribution Date pursuant to clause fifth of Section 4.01(j).

          "Class CP Representative": As defined in Section 3.25.

          "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                       21

          "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Notional Amount": The aggregate hypothetical or notional amount on which a Class of Class X Certificates accrues or is deemed to accrue interest from time to time. As of any date of determination, the Class Notional Amount of each Class of Class X Certificates shall equal the then aggregate of the
Component Notional Amounts of all the Class X Components of such Class of Class
X Certificates; provided that, for reporting purposes, the Class Notional Amount of the Class XP Certificates shall be calculated in accordance with the
Prospectus Supplement.

          "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class Principal Balance": The aggregate principal balance of any
Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular
Interest, as the case may be, outstanding from time to time. As of the Closing
Date, the Class Principal Balance of each Class of Principal Balance
Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL
REMIC II Regular Interest shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balances of the respective Classes of the Principal Balance Certificates (exclusive of the Class
A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest shall each be reduced by the amount of any distributions of principal made thereon on such
Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund
Expenses allocated thereto on such Distribution Date pursuant to Section
4.04(a). The Class Principal Balances of the respective Classes of Principal
Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class
A-MFL REMIC II Regular Interest will each be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect thereto for

                                       22

such Distribution Date. Distributions in respect of a reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest, as
the case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The Class Principal
Balance of the Class A-MFL Certificates shall at all times equal the Class
Principal Balance of the Class A-MFL REMIC II Regular Interest.

          "Class R Certificate": Any one of the Certificates with a "Class R"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

          "Class X Certificate": Any Class XC or Class XP Certificate.

          "Class X Component": With respect to the Class XC Certificates, any
Class XC Component; and, with respect to the Class XP Certificates, any Class XP
Component.

          "Class XC Certificate": Any one of the Certificates with a "Class XC"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class XC Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class XC Component": Any one of the 57 components of the Class XC
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XC Component shall accrue interest at its Class XC Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class XC
Component's Corresponding REMIC I Regular Interest. The respective Class XC
Components shall be designated as follows: XC-A-1-1; XC-A-1-2; XC-A-1-3;
XC-A-1-4; XC-A-1-5; XC-A-2-1; XC-A-2-2; XC-A-2-3; XC-A-2-4; XC-A-2-5; XC-A-3-1;
XC-A-3-2; XC-A-SB-1; XC-A-SB-2; XC-A-SB-3; XC-A-4-1; XC-A-4-2; XC-A-4-3;
XC-A-4-4; XC-A-4-5; XC-A-1A-1; XC-A-1A-2; XC-A-1A-3; XC-A-1A-4; XC-A-1A-5;
XC-A-1A-6; XC-A-1A-7; XC-A-1A-8; XC-A-1A-9; XC-A-1A-10; XC-A-1A-11; XC-A-1A-12;
XC-A-1A-13; XC-A-1A-14; XC-A-1A-15; XC-A-1A-16; XC-A-MFL; XC-A-M; XC-A-J; XC-B;
XC-C; XC-D-1; XC-D-2; XC-D-3; XC-E-1; XC-E-2; XC-E-3; XC-F; XC-G; XC-H; XC-J;
XC-K; XC-L; XC-M; XC-N; XC-O; and XC-P, respectively.

          "Class XC Strip Rate": With respect to any Class XC Component, for any
Distribution Date, an annual rate equal to either: (i) if such Class XC
Component has a Corresponding Class XP Component, and if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Corresponding
Class XP Component, the excess, if any, of (A) the REMIC I Remittance Rate with respect to such Class XC Component's Corresponding REMIC I Regular Interest for
such Distribution Date, over (B) the greater of (1) the Adjusted REMIC I
Remittance Rate with respect to such Class XC Component's Corresponding REMIC I
Regular Interest for such Distribution Date and (2) the Reference Rate for such
Distribution Date; or (ii) in all other cases, the excess, if any, of (X) the
REMIC I Remittance Rate with respect to such Class XC Component's Corresponding
REMIC I Regular Interest for such

                                       23

Distribution Date, over (Y) the Adjusted REMIC I Remittance Rate with respect to such Class XC Component's Corresponding REMIC I Regular Interest for such
Distribution Date.

          "Class XP Certificate": Any one of the Certificates with a "Class XP"
designation on the face thereof, substantially in the form of Exhibit A-2 hereto, and evidencing all of the Class XP Components, each of which is a
"regular interest" in REMIC II for purposes of the REMIC provisions.

          "Class XP Component": Any one of the 45 components of the Class XP
Certificates, each of which shall constitute a separate "regular interest" in
REMIC II for purposes of the REMIC Provisions. Each Class XP Component shall accrue interest at its Class XP Strip Rate in effect from time to time on its
Component Notional Amount outstanding from time to time, which Component
Notional Amount shall equal the REMIC I Principal Balance of such Class XP
Component's Corresponding REMIC I Regular Interest. The respective Class XP
Components shall be designated as specified in the definition of "Class XP
Termination Date".

          "Class XP Strip Rate": With respect to any Class XP Component, for any
Distribution Date, an annual rate equal to either: (i) if such Distribution Date is, or occurs prior to, the Class XP Termination Date for such Class XP
Component, the excess, if any, of (A) the lesser of (1) the REMIC I Remittance
Rate with respect to such Class XP Component's Corresponding REMIC I Regular
Interest for such Distribution Date, and (2) the Reference Rate for such
Distribution Date, over (B) the Adjusted REMIC I Remittance Rate with respect to such Class XP Component's Corresponding REMIC I Regular Interest for such
Distribution Date; or (ii) if such Distribution Date is subsequent to the Class
XP Termination Date for such Class XP Component, 0% per annum.

          "Class XP Termination Date": With respect to any Class XP Component, the Distribution Date in the month and year specified opposite the alphanumeric designation for such Class XP Component in the following table.

Designation of Class XP   Month and Year of Class XP
       Component               Termination Date
-----------------------   --------------------------
        XP-A-1-2                 December 2005
        XP-A-1-3                   June 2006
        XP-A-1-4                 December 2006
        XP-A-1-5                   June 2007
        XP-A-2-1                   June 2007
        XP-A-2-2                 December 2007
        XP-A-2-3                   June 2008
        XP-A-2-4                 December 2008
        XP-A-2-5                   June 2009
        XP-A-3-1                   June 2009
        XP-A-3-2                 December 2009
        XP-A-SB-1                December 2009
        XP-A-SB-2                  June 2010
        XP-A-SB-3                December 2010

                                       24

        XP-A-4-1                 December 2010
        XP-A-4-2                   June 2011
        XP-A-4-3                 December 2011
        XP-A-4-4                   June 2012
        XP-A-4-5                 December 2012
        XP-A-1A-2                December 2005
        XP-A-1A-3                  June 2006
        XP-A-1A-4                December 2006
        XP-A-1A-5                  June 2007
        XP-A-1A-6                December 2007
        XP-A-1A-7                  June 2008
        XP-A-1A-8                December 2008
        XP-A-1A-9                  June 2009
       XP-A-1A-10                December 2009
       XP-A-1A-11                  June 2010
       XP-A-1A-12                December 2010
       XP-A-1A-13                  June 2011
       XP-A-1A-14                December 2011
       XP-A-1A-15                  June 2012
       XP-A-1A-16                December 2012
        XP-A-MFL                 December 2012
         XP-A-M                  December 2012
         XP-A-J                  December 2012
          XP-B                   December 2012
          XP-C                   December 2012
         XP-D-1                  December 2011
         XP-D-2                    June 2012
         XP-D-3                  December 2012
         XP-E-1                  December 2010
         XP-E-2                    June 2011
         XP-E-3                  December 2011

          "Class X Strip Rate": With respect to any Class XC Component, for any
Distribution Date, the related Class XC Strip Rate for such Distribution Date;
and, with respect to any Class XP Component, for any Distribution Date, the
related Class XP Strip Rate for such Distribution Date.

          "Class Y Certificate": Any one of the Certificates with a "Class Y-I"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in Grantor Trust Y.

          "Class Y Grantor Trust Assets": The assets of Grantor Trust Y.

          "Closing Date": June 28, 2005.

                                       25

          "CMSA": The Commercial Mortgage Securities Association or any
successor organization.

          "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally. In connection with preparing the CMSA Comparative Financial Status
Report, the Master Servicer shall process (a) interim financial statements beginning with interim financial statements for the fiscal quarter ending
September 30, 2005, and (b) annual financial statements beginning with annual financial statements for the 2005 fiscal year.

          "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

                                       26

          "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to
"normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

          "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form

                                       27

for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

          "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines"
available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

          "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

          "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

          "Collection Period": With respect to any Distribution Date or P&I
Advance Date, the period that begins on the day immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

          "Commission": The Securities and Exchange Commission or any successor agency.

          "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

          "Controlling Class": As of any date of determination, the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding
Class of Sequential Pay Certificates, that has a Class Principal Balance that is greater than 25% of the Original Class

                                       28

Principal Balance thereof; provided, however, that if no Class of Sequential Pay
Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate (based on the payment priorities of Section 4.01(a)) outstanding Class of Sequential Pay Certificates that has a Class Principal Balance greater than zero. For purposes of determining, and exercising the rights of, the Controlling Class, the Senior
Class A Certificates shall be deemed a single Class of Certificates, and the
Class A-M and Class A-MFL Certificates shall be deemed a single Class of
Certificates.

          "Controlling Class Representative": As defined in Section 3.25(a).

          "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this
Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Global Securities and Trust Services Group--Citigroup
Commercial Mortgage Trust, Series 2005-C3.

          "Corrected Loan": Any Serviced Loan that had been a Specially Serviced
Loan but has ceased to be a Specially Serviced Loan in accordance with the definition of "Specially Serviced Loan" (other than by reason of a Liquidation
Event or the related Mortgaged Property becoming an REO Property).

          "Corrected Mortgage Loan": A Mortgage Loan that is a Corrected Loan.

          "Corresponding REMIC I Regular Interest": With respect to: (a) any
Class of Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates (provided that each REMIC I Regular Interest with a designation that begins "A-1-" will be a Corresponding REMIC I Regular
Interest with respect to the Class A-1 Certificates, each REMIC I Regular
Interest with a designation that begins "A-2-" will be a Corresponding REMIC I
Regular Interest with respect to the Class A-2 Certificates, each REMIC I
Regular Interest with a designation that begins "A-3-" will be a Corresponding
REMIC I Regular Interest with respect to the Class A-3 Certificates, each REMIC
I Regular Interest with a designation that begins "A-SB-" will be a
Corresponding REMIC I Regular Interest with respect to the Class A-SB
Certificates, each REMIC I Regular Interest with a designation that begins
"A-4-" will be a Corresponding REMIC I Regular Interest with respect to the
Class A-4 Certificates, each REMIC I Regular Interest with a designation that begins "A-1A-" will be a Corresponding REMIC I Regular Interest with respect to the Class A-1A Certificates, each REMIC I Regular Interest with a designation that begins "D-" will be a Corresponding REMIC I Regular Interest with respect to the Class D Certificates, and each REMIC I Regular Interest with a designation that begins "E-" will be a Corresponding REMIC I Regular Interest with respect to the Class E Certificates); (b) any Class XC Component, the REMIC
I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XC-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class XC Component; (c)
any Class XP Component, the REMIC II Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "XP-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such

                                       29

Class XP Component; and (d) the Class A-MFL REMIC II Regular Interest, REMIC I
Regular Interest A-MFL.

          "Corresponding Class XP Component": With respect to any Class XC
Component, any Class XP Component that has the same Corresponding REMIC I
Regular Interest as such Class XC Component. If the Corresponding REMIC I
Regular Interest for any Class XC Component is not also a Corresponding REMIC I
Regular Interest for a Class XP Component, then such Class XC Component shall not have a Corresponding Class XP Component.

          "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

          "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

          "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage
Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt
Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related
Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the
Special Servicer at the expense of the related Mortgage Loan Seller; and (iii)
the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which
Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the
Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

          "Cut-off Date": Individually and collectively, as the context may require: with respect to all but one of the Mortgage Loans, the related Due Date of each such Mortgage Loan in June 2005, and in the case of one Mortgage Loan originated in May 2005 and having its first Due Date in July 2005, June 11,
2005.

          "Cut-off Date Balance": With respect to any Serviced Loan, the outstanding principal balance of such Serviced Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

                                       30

          "Debt Service Coverage Ratio": With respect to any Serviced Loan, as of any date of determination, the ratio of (x) the annualized Net Cash Flow
(before payment of any debt service on such Serviced Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Serviced Loan (plus, in the case of any B-Note Loan, the Periodic Payment in effect for the related A-Note
Mortgage Loan) as of such date of determination.

          "Defaulted Mortgage Loan": A Mortgage Loan (i) that (A) is delinquent
60 days or more in respect to a Periodic Payment (not including the Balloon
Payment) or (B) is 60 days or more delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the 60th day after the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or
(ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

          "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor
(or permits the holder of such Mortgage Loan to require the related Mortgagor)
to pledge Defeasance Collateral to such holder in lieu of prepayment. Each
B-Note Loan shall also be a Defeasance Loan.

          "Deficient Valuation": With respect to any Serviced Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Serviced Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate": As defined in Section 5.03(a).

          "Definitive Non-Registered Certificate": Any Non-Registered
Certificate that is a Definitive Certificate.

          "Depositor": Citigroup Commercial Mortgage Securities Inc. or its
successor in interest.

          "Depositor's Retained Amount": As defined in Section 3.27(b).

                                       31

          "Depository": The Depository Trust Company, or any successor
Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform
Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in
July 2005.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

          "Discount Rate": With respect to any prepaid Mortgage Loan or REO
Mortgage Loan for purposes of allocating any Yield Maintenance Charge or
Prepayment Premium received thereon or with respect thereto among the respective
Classes of the Principal Balance Certificates (other than any Excluded Class thereof) and the Class A-MFL REMIC II Regular Interest, the "Discount Rate"
shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield Maintenance Charge or Prepayment Premium.

          "Disqualified Organization": Any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii)
any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(unless such organization is subject to the tax imposed by Section 511 of the
Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of
Counsel (which shall not be an expense of the Trustee) that the holding of an
Ownership Interest in a Class R Certificate by such Person may cause the Trust
Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an

                                       32

Ownership Interest in a Class R Certificate to such Person. The terms "United
States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest": With respect to any Class of
Regular Certificates or the Class A-MFL REMIC II Regular Interest for any
Distribution Date, the Accrued Certificate Interest in respect of such Class of
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, for such Distribution Date, reduced (to not less than zero) by the sum of: (i)
the portion of any Net Aggregate Prepayment Interest Shortfall for such
Distribution Date allocated to such Class of Regular Certificates or the Class
A-MFL REMIC II Regular Interest, as the case may be, in accordance with Section
4.04(f); and (ii) except in the case of a Class of Class X Certificates, the portion of any Mortgage Deferred Interest allocated to such Class of Regular
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, on such Distribution Date in accordance with Section 4.04(d).

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the
Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial
Mortgage Pass-Through Certificates, Series 2005-C3."

          "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

          "Distribution Date Statement": As defined in Section 4.02(a).

          "Document Defect": As defined in Section 2.03(a).

          "Due Date": With respect to (i) any Serviced Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Serviced Loan is scheduled to be first due; (ii) any Serviced Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Serviced Loan had been scheduled to be first due.

          "EDGAR": The Commission's Electronic Data Gathering, Analysis and
Retrieval system.

          "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (A) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "Aa3" by Moody's (if then rated by Moody's) and "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (B)

                                       33

with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to either such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, (ii)
in the case of the IXIS Mortgage Loans, an account or accounts maintained with
PNC Bank, National Association so long as PNC Bank, National Association (X) has a long-term unsecured debt rating of at least "A-" and a short-term rating of at least "A-1" from S&P and (Y) has a long-term unsecured debt rating of at least
"A1" and a short-term rating of at least "P-1" from Moody's, or (iii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

          "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any
successor provisions covering the same subject matter in the case of a Specially
Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially
Serviced Loan as to which the related Mortgaged Property is not multifamily property.

          "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

          "Event of Default": One or more of the events described in Section
7.01(a).

          "Exchange Act": Securities Exchange Act of 1934, as amended.

          "Exchange Act Reports": Forms 8-K and 10-K.

          "Excluded Class": Any Class of Principal Balance Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-SB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class
A-M Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates and Class H Certificates.

          "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 91-23, as amended from time to time, or any successor thereto.

                                       34

          "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc.,
(ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets
Inc., and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and/or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

          "FASB 140": The Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities", issued in September 2002.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

          "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage
Loan Purchase Agreement, by a related B-Noteholder pursuant to the related A/B
Intercreditor Agreement, or by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder pursuant to Section 9.01 or that was acquired by the Certificateholders (exclusive of the Class R and Class Y
Certificateholders) in exchange for their Certificates pursuant to Section 9.01)
that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds,
REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable (without regard to any Carolina Place Threshold Event Collateral).

          "Floating Rate Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the Trustee, pursuant to Section 3.04(i), in trust for the Class A-MFL Certificateholders and
Swap Counterparty, as their interests may appear, which shall be entitled
"LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
Pass-Through Certificates, Series 2005-C3, Class A-MFL, and [NAME OF SWAP
COUNTERPARTY], as their interests may appear, Floating Rate Account". Any such account or subaccount shall be an Eligible Account or a subaccount of an
Eligible Account.

          "Fiscal Agent": ABN AMRO Bank N.V., in its capacity as fiscal agent hereunder, or any successor fiscal agent appointed as herein provided.

          "FNMA": Federal National Mortgage Association or any successor.

          "Form 8-K": A Current Report on Form 8-K and/or any successor or equivalent forms adopted by the Commission.

          "Form 10-K": An Annual Report on Form 10-K and/or any successor or equivalent forms adopted by the Commission.

                                       35

          "Gain-on-Sale Proceeds": With respect to any Specially Serviced
Mortgage Loan or REO Property, the excess, if any, of (i) any Liquidation
Proceeds with respect to the subject Mortgage Loan or REO Property, as the case may be (net of any related Liquidation Expenses and, in the case of any A-Note
Mortgage Loan or the related A/B REO Property, further net of any portion of such Liquidation Proceeds payable to the related B-Noteholder(s)), over (ii) the
Purchase Price for such Mortgage Loan or the related REO Mortgage Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

          "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the
Trustee pursuant to Section 3.04(f) on behalf of the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3,
Commercial Mortgage Pass-Through Certificates, Series 2005-C3." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

          "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

          "Grantor Trust": Either of Grantor Trust A-MFL or Grantor Trust Y, as
applicable.

          "Grantor Trust A-MFL": The portion of the Trust Fund consisting of (i)
the Class A-MFL REMIC II Regular Interest and, except for the Depositor's
Retained Amount, distributions thereon, (ii) the Swap Agreement and payments by the Swap Counterparty thereunder and (iii) the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

          "Grantor Trust Assets": With respect to Grantor Trust A-MFL, the Class
A-MFL Grantor Trust Assets; and, with respect to Grantor Trust Y, the Class Y
Grantor Trust Assets.

          "Grantor Trust Y": The portion of the Trust Fund consisting of (i) any
Additional Interest with respect to the ARD Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust
Provisions.

          "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the
Code and Treasury regulation section 301.7701-4(c).

          "Ground Lease": With respect to any Serviced Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

          "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 1.

                                       36

          "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage
Loan Schedule as belonging to Loan Group No. 2.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

          "Holder": A Certificateholder.

          "Impound Reserve": As defined in Section 3.16(c) hereof.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (and, with respect to the Carolina Place Mortgage Loan and any
A/B Loan Combination, the Class CP Representative and the related
B-Noteholder(s), respectively), the Trustee, the Fiscal Agent and any and all
Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (or, with respect to the Carolina Place Mortgage Loan and any A/B
Loan Combination, the Class CP Representative and the related B-Noteholder(s), respectively), the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii)
is not connected with the Depositor, the Mortgage Loan Sellers, the Master
Servicer, the Special Servicer, the Controlling Class Representative (or, with respect to the Carolina Place Mortgage Loan and any A/B Loan Combination, the
Class CP Representative and the related B-Noteholder(s), respectively), the
Trustee, the Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special
Servicer, the Controlling Class Representative (or, with respect to the Carolina
Place Mortgage Loan and any A/B Loan Combination, the Class CP Representative
and the related B-Noteholder(s), respectively), the Trustee, the Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of 1%
or less of any class of securities issued by the Depositor, the Mortgage Loan
Sellers, the Master Servicer, the Special Servicer, the Controlling Class
Representative (or, with respect to the Carolina Place Mortgage Loan and any A/B
Loan Combination, the Class CP Representative and the related B-Noteholder(s), respectively), the Trustee, the Fiscal Agent or such Affiliate thereof, as the case may be.

          "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

                                       37

          "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3)
of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the
Trustee and the Master Servicer), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such
Person and such REMIC Pool is at arm's length, all within the meaning of
Treasury regulations section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO
Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such
REO Property to fail to qualify as Rents from Real Property.

          "Initial Purchaser": Citigroup Global Markets Inc. or its successor in interest.

          "Institutional Accredited Investor" or "IAI": An "accredited investor"
as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the
Securities Act or any entity in which all of the equity owners come within such paragraphs.

          "Insurance Policy": With respect to any Serviced Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

          "Insured Environmental Event": As defined in Section 3.07(d).

          "Interest Accrual Period": With respect to each Class of Regular
Certificates, each Class X Component, the Class A-MFL REMIC II Regular Interest,
each REMIC I Regular Interest and each Loan REMIC Regular Interest, for any
Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each
Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components, the
Class A-MFL REMIC II Regular Interest, the REMIC I Regular Interests and the
Loan REMIC Regular Interests. For purposes of determining Class A-MFL Interest
Distribution Amounts and Class A-MFL Floating Swap Payments, for any
Distribution Date and any Class A-MFL Swap Payment Date related thereto based upon the confirmation under the Swap Agreement, the Interest Accrual Period will begin on and include the preceding Distribution Date (or, in the case

                                       38

of the first Distribution Date, will begin on and include the Closing Date) and will end on the calendar day immediately preceding the subject Distribution
Date; provided that, if a Class A-MFL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-MFL Interest Distribution Amount for such Distribution
Date will be the same as the Interest Accrual Period with respect to the Class
A-MFL REMIC II Regular Interest for such Distribution Date.

          "Interest Reserve Account": The segregated account created and maintained by the Trustee pursuant to Section 3.04(c) on behalf of the
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup
Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3."

          "Interest Reserve Amount": With respect to each Interest Reserve
Mortgage Loan and Interest Reserve REO Mortgage Loan for each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such Distribution
Date or a P&I Advance is made in respect thereof for such Due Date as of such
Distribution Date.

          "Interest Reserve Mortgage Loan": Each Mortgage Loan that is an
Actual/360 Mortgage Loan.

          "Interest Reserve REO Mortgage Loan": An REO Mortgage Loan that relates to an Interest Reserve Mortgage Loan.

          "Interested Person": The Depositor, any Mortgage Loan Seller, the
Master Servicer, the Special Servicer, any B-Noteholder (but only with respect to the related A-Note Mortgage Loan), any Independent Contractor hired by the
Special Servicer, any Holder of a Certificate or any Affiliate of any such
Person.

          "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer, initially located at "www.etrustee.net"
and "www.wachovia.com", respectively, or such other address as provided by the
Trustee or the Master Servicer, as the case may be, to the parties hereto from time to time.

          "Investment Account": As defined in Section 3.06(a).

          "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

          "IRS": The Internal Revenue Service or any successor agency.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

                                       39

          "IXIS": IXIS Real Estate Capital Inc., a New York corporation, or its successor in interest.

          "IXIS Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of June 15, 2005, between the Depositor and IXIS and relating to the transfer of the IXIS Mortgage Loans to the Depositor.

          "IXIS Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the IXIS Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the IXIS Mortgage Loan Purchase Agreement.

          "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO
Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation
Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon
Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage
Loan or of an Assumed Periodic Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

          "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Trustee in accordance with Section 1.03(b), as applicable under the circumstances.

          "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

          "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month subsequent to June 2005, the second LIBOR Business Day prior to the Distribution Date in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section 1.03(b) requires a determination made as of New York City time, the subject LIBOR Determination
Date must also be a day on which commercial banks are open for general business
(including dealings in foreign exchange and foreign currency deposits) in New
York, New York.

          "Liquidation Event": With respect to any Serviced Loan, any of the following events: (i) such Serviced Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Serviced Loan; (iii) if such Serviced
Loan is a Mortgage Loan, then it is (A) repurchased or replaced by a Mortgage
Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement, (B)
purchased by the Master Servicer, the Special Servicer or the Majority

                                       40

Controlling Class Certificateholder, or is acquired by the Certificateholders
(exclusive of the Class R and Class Y Certificateholders) in exchange for their
Certificates, in each case pursuant to Section 9.01, or (C) purchased by the
Majority Controlling Class Certificateholder, the Majority Class CP
Certificateholder(s), the Special Servicer or any assignee of the foregoing pursuant to Section 3.18; (iv) if such Serviced Loan is an A-Note Mortgage Loan, then it is purchased by a related B-Noteholder pursuant to the related A/B
Intercreditor Agreement or (v) such Serviced Loan is purchased by any related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement. With respect to any REO Property (and the related REO Loan(s)), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased by the Master
Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder, or is acquired by the Certificateholders (exclusive of the
Class R and Class Y Certificateholders) in exchange for their Certificates, in each case pursuant to Section 9.01; or (iii) such REO Property is sold pursuant to Section 3.18.

          "Liquidation Fee": With respect to each Specially Serviced Loan, REO
Mortgage Loan and REO B-Note Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section
3.11(c).

          "Liquidation Fee Rate": 1.00%.

          "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by the Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Serviced Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise (which does not include voluntary Principal Prepayments), exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage;
(iii) the realization upon any deficiency judgment obtained against a Mortgagor;
(iv) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class
Certificateholder, the Majority Class CP Certificateholder(s), the Special
Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage
Loan or REO Property by the Master Servicer, the Special Servicer or the
Majority Controlling Class Certificateholder, or the acquisition of a Mortgage
Loan by the Certificateholders (exclusive of the Class R and Class Y
Certificateholders) in exchange for their Certificates, in each case pursuant to
Section 9.01; (vii) the purchase of an A-Note Mortgage Loan by a related
B-Noteholder pursuant to a related A/B Intercreditor Agreement; (viii) the purchase of a Serviced Loan by a mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement; (ix) except for purposes of
Section 3.11, any Carolina Place Threshold Event Collateral transferred to the
Certificate Account, subject to and in accordance with the terms of Section
6.12(f), to cover losses and expenses with respect to the Carolina Place
Mortgage Loan or any successor REO Mortgage Loan with respect thereto; or (x)
except for purposes of Section

                                       41

3.11, any amounts withdrawn from a Special Reserve Account or drawn on a letter of credit in accordance with Section 2.02(c), that are deposited in the
Certificate Account.

          "Loan Group": Either Loan Group No. 1 or Loan Group No. 2, as
applicable.

          "Loan Group No. 1": Collectively, all of the Mortgage Loans that are
Group 1 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "Loan Group No. 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 1.

          "Loan Group No. 2": Collectively, all of the Mortgage Loans that are
Group 2 Mortgage Loans and any successor REO Mortgage Loans with respect thereto.

          "Loan Group No. 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Available
Distribution Amount attributable to Loan Group No. 2.

          "Loan Group No. 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the related Net Principal
Distribution Amount attributable to Loan Group No. 2.

          "Loan REMIC": The segregated pool of assets consisting of: (i) the
Carolina Place Mortgage Loan, together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds; (ii)
all amounts relating to the Carolina Place Mortgage Loan or any successor REO
Mortgage Loan with respect thereto held from time to time in the Interest
Reserve Account, the Certificate Account, the Distribution Account, the
Gain-on-Sale Reserve Account, the related A/B Custodial Account and any REO
Account; (iii) any REO Property acquired in respect of the Carolina Place
Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of the Citigroup Mortgage Loan Purchase Agreement with respect to the
Carolina Place Mortgage Loan; and (v) the rights of the mortgagee under all
Insurance Policies with respect to the Carolina Place Mortgage Loan; provided that the Loan REMIC shall exclude the Carolina Place B-Noteholders' interest in and to any of the foregoing assets.

          "Loan REMIC Deferred Interest": The amount by which interest distributable to REMIC I with respect to any Loan REMIC Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such Loan REMIC
Regular Interest on any Distribution Date.

          "Loan REMIC Principal Balance": The principal balance of a Loan REMIC
Regular Interest as of any date of determination. As of the Closing Date, the
Loan REMIC

                                       42

Principal Balance of Loan REMIC Regular Interest CP-I shall equal $114,200,000 and the Loan REMIC Principal Balance of Loan REMIC Regular interest CP-II shall equal $15,800,000. On each Distribution Date, the Loan REMIC Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(j), and shall be further permanently reduced by all Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(c). On any Distribution Date, the Loan REMIC Principal Balance of any Loan REMIC Regular Interest shall be increased by any Loan REMIC Deferred Interest with respect thereto for such
Distribution Date.

          "Loan REMIC Regular Interest": Either of the two uncertificated
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC issued hereunder, as described (and bearing the designations specified) in the Preliminary Statement hereto.

          "Loan REMIC Remittance Rate": With respect to each Loan REMIC Regular
Interest, for any Distribution Date, the Net Mortgage Pass-Through Rate with respect to the Carolina Place Mortgage Loan or any successor REO Mortgage Loan for such Distribution Date.

          "Loan-to-Value Ratio": With respect to any Serviced Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced Loan (plus, in the case of a B-Note Loan, the current principal amount of the related A-Note
Mortgage Loan), and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Lockout Period": With respect to any Mortgage Note that prohibits the
Mortgagor from prepaying such Serviced Loan until a date specified in such
Mortgage Note, the period from the Closing Date until such specified date.

          "Majority Class CP Certificateholder(s)": As of any date of determination, any Holders (or, in the case of a Class of Book-Entry
Certificates, Certificate Owners) of Certificates entitled to greater than 50%
of the Voting Rights allocated to the Class CP Certificates.

          "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an
Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than
50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry
Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class
Certificateholder shall be the single Holder (or, in the case of a Class of
Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Senior Class A
Certificates shall be deemed to be a single Class of Certificates, and the Class
A-MFL and Class A-M Certificates shall also be deemed to be a single Class of
Certificates, in each such case with such Voting Rights allocated among the

                                       43

Holders (or, in the case of a Class of Book-Entry Certificates, Certificate
Owners) of such Certificates in proportion to the respective Certificate
Principal Balances of such Certificates as of such date of determination.

          "Master Servicer": Wachovia Bank, National Association, its successor in interest or any successor master servicer appointed as herein provided
(including the Trustee as successor pursuant to Section 7.02).

          "Master Servicing Fee": With respect to each Serviced Loan and REO
Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

          "Master Servicing Fee Rate": With respect to each Mortgage Loan and
REO Mortgage Loan, the percentage set forth under the column "Master Servicing
Fee Rate" on the Mortgage Loan Schedule; and, with respect to each B-Note Loan and REO B-Note Loan, 0.0% per annum. In the case of each IXIS Mortgage Loan covered by the Midland Sub-Servicing Agreement, the portion of the related
Master Servicing Fee Rate allocable to Midland under the terms of such
Sub-Servicing Agreement will equal a sub-servicing fee rate of 0.02% per annum.

          "Midland": Midland Loan Services, Inc. or its successor in interest.

          "Midland Sub-Servicing Agreement": That certain Sub-Servicing
Agreement, in effect as of the Closing Date, pursuant to which Midland is to primary service certain of the IXIS Mortgage Loans on behalf of the Master
Servicer.

          "Money Term": With respect to any Serviced Loan, the maturity date,
Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Mortgage": With respect to any Serviced Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

          "Mortgage Deferred Interest": With respect to any Serviced Loan, the amount of any interest accrued thereon at the related Mortgage Rate (other than
Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Loan instead of being payable on the related Due Date on which it would otherwise have been due.

                                       44

          "Mortgage File": With respect to any Mortgage Loan (and, in the case of any A-Note Mortgage Loans, also with respect to the related B-Note Loan(s)), collectively the following documents:

          (i)  the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank
               National Association, as trustee for the registered holders of
               Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3, or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii) an original or a copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case
               (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv) an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related
               Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to the
               Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the
               registered holders of Citigroup Commercial Mortgage Trust
               2005-C3, Commercial Mortgage Pass-Through Certificates, Series
               2005-C3 (and, in the case of an A/B Loan Combination, also on behalf of the related B-Noteholder(s)), or in blank;

          (v)  an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National
               Association, as trustee for the registered holders of Citigroup
               Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3 (and, in the case of an
               A/B Loan Combination, also on behalf of the related
               B-Noteholder(s)), or in blank;

          (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions

                                       45

               of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

          (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or
               located, an original or copy of an irrevocable, binding
               commitment (which may be a pro forma policy or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized
               representative of the title company) to issue such title
               insurance policy;

          (viii) any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the Depositor of any prior
               UCC Financing Statements in favor of the originator of such
               Mortgage Loan or in favor of any assignee prior to the Trustee
               (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements when it was to deliver the subject Mortgage File on or prior to the Closing
               Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing
               Statements, an original UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National
               Association, as trustee for the registered holders of Citigroup
               Commercial Mortgage Trust 2005-C3, Commercial Mortgage
               Pass-Through Certificates, Series 2005-C3 (and, in the case of any A/B Loan Combination, also on behalf of the related
               B-Noteholder(s)), as assignee, or in blank;

          (ix) an original or a copy of (A) any Ground Lease and (B) any loan guaranty, indemnity, ground lessor estoppel or environmental insurance policy or lease enhancement policy;

          (x)  any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor (including, in the case of an
               A-Note Mortgage Loan, any related A/B Intercreditor Agreement)
               and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

          (xi) copies of any loan agreement, escrow agreement or security agreement relating to a Mortgage Loan;

          (xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan (with the originals thereof to be delivered to the Master Servicer);

          (xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and

                                       46

          (xiv) with respect to each B-Note Loan, all of the above documents with respect to such B-Note Loan and the related A/B
               Intercreditor Agreement; provided that a copy of the Mortgage
               Note relating to each B-Note Loan, rather than the original, shall be provided, and no endorsements to such note shall be provided;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi), (ix) (solely with respect to any guaranty) and (x) through (xiv) of this definition, shall be deemed to include only such documents to the extent the
Trustee or Custodian has actual knowledge of their existence.

          "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan
Schedule and from time to time held in the Trust Fund. As used herein, the term
"Mortgage Loan" includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File.

          "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage
Loan Purchase Agreement and the IXIS Mortgage Loan Purchase Agreement.

          "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as
Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

          (i)  the Mortgage Loan number;

          (ii) the street address (including city, county, state and zip code)
               and name of the related Mortgaged Property;

          (iii) the Cut-off Date Balance;

          (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

          (v)  the Mortgage Rate as of the Cut-off Date;

          (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Mortgage Loan, the Anticipated Repayment Date;

          (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

          (viii) the original and remaining amortization term;

                                       47

          (ix) whether the Mortgage Loan is secured by a Ground Lease;

          (x)  the Master Servicing Fee Rate;

          (xi) whether such Mortgage Loan is an ARD Mortgage Loan and if so the
               Anticipated Repayment Date and Additional Interest Rate for such
               ARD Mortgage Loan;

          (xii) the related Mortgage Loan Seller;

          (xiii) whether such Mortgage Loan is insured by an environmental policy;

          (xiv) whether such Mortgage Loan is cross-defaulted or
               cross-collateralized with any other Mortgage Loan;

          (xv) whether such Mortgage Loan is a Defeasance Loan;

          (xvi) whether the Mortgage Loan is secured by a letter of credit;

          (xvii) whether such Mortgage Loan is an Interest Reserve Mortgage
               Loan;

          (xviii) whether payments on such Mortgage Loan are made to a lock-box;

          (xix) the amount of any Reserve Funds escrowed in respect of each
               Mortgage Loan;

          (xx) the number of grace days after the Due Date until Periodic
               Payments incur late payment charges;

          (xxi) the number of units or leasable square feet at the Mortgaged
               Property; and

          (xxii) whether the Mortgage Loan is in Loan Group No. 1 or Loan Group
               No. 2.

          "Mortgage Loan Seller": Citigroup or IXIS, as applicable.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Serviced Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          "Mortgage Pool": Collectively, all of the Mortgage Loans and any REO
Mortgage Loans. None of the B-Note Loans and/or REO B-Note Loans shall constitute part of the Mortgage Pool.

          "Mortgage Rate": With respect to (i) any Serviced Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Serviced Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Serviced Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined

                                       48

without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO
Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Serviced Loan, as applicable, had remained outstanding.

          "Mortgaged Property": The property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

          "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the
Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

          "Net Available Distribution Amount": With respect to any Distribution
Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class CP Available Distribution Amount for such
Distribution Date.

          "Net Cash Flow" or "NCF": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

          "Net Investment Earnings": With respect to (i) the Certificate
Account, any Servicing Account, any Special Reserve Account, any Reserve
Account, any REO Account and any A/B Custodial Account for any Collection Period
and (ii) the Distribution Account, the Interest Reserve Account, the Additional
Interest Account, the Floating Rate Account or the Gain-on-Sale Reserve Account
(if any) for any Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause (ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject
Collection Period with respect to any of the accounts described in clause (i)
above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

          "Net Investment Loss": With respect to (i) the Certificate Account, any Servicing Account, any Special Reserve Account, any Reserve Account, any REO
Account and any A/B Custodial Account for any Collection Period and (ii) the
Distribution Account, the Interest

                                       49

Reserve Account, the Additional Interest Account, the Floating Rate Account or
the Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount by which the aggregate of all losses, if any, incurred during the subject
Collection Period, with respect to any of the accounts described in clause (i)
above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account in accordance with Section
3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject
Distribution Date and beginning immediately following the preceding Distribution
Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

          "Net Mortgage Pass-Through Rate":

          (A) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the
     Net Mortgage Rate for such Mortgage Loan in effect as of the Closing Date
     (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Mortgage Loan (or any successor REO Mortgage
     Loan with respect thereto) that accrues (or is deemed to accrue) interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to:
     (1) the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (i)
     the number of days in the calendar month preceding the month in which such
     Distribution Date occurs, multiplied by (ii) the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (iii) 1/360, multiplied by
     (iv) the Mortgage Rate for such Mortgage Loan in effect as of the Closing
     Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), and the denominator of which fraction is the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution
     Date; minus (2) the sum of the Trustee Fee Rate and the applicable Master
     Servicing Fee Rate.

          Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to
2005, then the amount of interest referred to in the numerator of the fraction described in clause (B)(1)(b) above will be decreased to reflect any Interest
Reserve Amount with respect to the subject Mortgage Loan (or REO Mortgage Loan)
transferred from the Distribution Account to the Interest Reserve Account in
such calendar month. Furthermore, if the subject Distribution Date occurs during
March of

                                       50

any year subsequent to 2005, then the amount of interest referred to in the numerator of the fraction described in clause (B)(1)(b) above will be increased to reflect any Interest Reserve Amount(s) with respect to the subject Mortgage
Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

          "Net Mortgage Rate": With respect to any Mortgage Loan or any REO
Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable
Master Servicing Fee Rate; and, with respect to any B-Note Loan or REO B-Note
Loan, as of any date of determination, a per annum rate equal to the related
Mortgage Rate minus any related Master Servicing Fee Rate.

          "Net Principal Distribution Amount": With respect to any Distribution
Date, the Principal Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class CP Principal Distribution Amount for such
Distribution Date.

          "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I (or, in the case of any REO
Property related to the Carolina Place Loan Combination, the Loan REMIC),
including any lease renewed, modified or extended on behalf of such REMIC Pool if such REMIC Pool has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or
Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Mortgage Loan by the
Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined (in accordance with Section 4.03(c)) by the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special
Servicer, the standard of care set forth in Section 8.01(a), in the case of the
Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable from Late Collections,
Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Mortgage Loan.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, that, as determined (in accordance with Section 3.03(e)) by the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, in accordance with the Servicing Standard, in the case of the Master
Servicer and the Special Servicer, the standard of care set forth in Section
8.01(a), in the case of the Trustee, or in the Fiscal Agent's reasonable good faith judgment, in the case of the Fiscal Agent, will not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Loan or REO Property.

                                       51

          "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class XC, Class XP, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CP-1, Class
CP-2, Class CP-3, Class Y or Class R Certificate.

          "Non-United States Tax Person": Any Person other than a United States
Tax Person.

          "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee.

          "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special
Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC; (b) the qualification of any Grantor
Trust as a grantor trust; (c) compliance with the REMIC Provisions or the
Grantor Trust Provisions or (d) the resignation of the Master Servicer or
Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the
Depositor, as applicable.

          "Option Price": As defined in Section 3.18(c).

          "Original Class Notional Amount": With respect to the Class XC
Certificates, $1,435,172,920; and, with respect to the Class XP Certificates,
$1,331,910,000.

          "Original Class Principal Balance": With respect to any Class of
Principal Balance Certificates (other than the Class A-MFL Certificates) or the
Class A-MFL REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary
Statement; and, with respect to the Class A-MFL Certificates, the initial Class
Principal Balance thereof as of the Closing Date equal to the Original Class
Principal Balance of the Class A-MFL REMIC II Regular Interest.

          "OTS": The Office of Thrift Supervision or any successor thereto.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any
advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03, and in any event subject to Section 3.26.

          "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

          "Pass-Through Rate": With respect to:

                                       52

          (i)  the Class A-1 Certificates, for any Distribution Date, 4.3910%
               per annum;

          (ii) the Class A-2 Certificates, for any Distribution Date, 4.6390%
               per annum;

          (iii) the Class A-3 Certificates, for any Distribution Date, 4.7380%
               per annum;

          (iv) the Class A-SB Certificates, for any Distribution Date, 4.7550%
               per annum;

          (v)  the Class A-4 Certificates, for any Distribution Date, 4.8600%
               per annum;

          (vi) the Class A-1A Certificates, for any Distribution Date, 4.7710%
               per annum;

          (vii) the Class A-MFL REMIC II Regular Interest, for any Distribution
               Date, a per annum rate equal to the lesser of (A) 4.8300% and (B)
               the Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (viii) the Class A-M Certificates, for any Distribution Date, a per
               annum rate equal to the lesser of (A) 4.8300% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (ix) the Class A-J Certificates, for any Distribution Date, a per
               annum rate equal to the lesser of (A) 4.9600% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (x)  the Class B Certificates, for any Distribution Date, a per annum rate equal to the lesser of (A) 5.0290% and (B) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xi) the Class C Certificates, for any Distribution Date, a per annum rate equal to the lesser of (A) 5.0590% and (B) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xii) the Class D Certificates, for any Distribution Date, a per annum rate equal to the lesser of (A) 5.1580% and (B) the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

          (xiii) the Class E Certificates, for any Distribution Date, a per
               annum rate equal to the lesser of (A) 5.2280% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (xiv) each Class of the Class F, Class G and Class H Certificates, for
               any Distribution Date, a per annum rate equal to the Weighted
               Average Net Mortgage Pass-Through Rate for such Distribution
               Date;

                                       53

          (xv) each Class of the Class J, Class K, Class L, Class M, Class N,
               Class O and Class P Certificates, for any Distribution Date, a
               per annum rate equal to the lesser of (A) 4.6230% and (B) the
               Weighted Average Net Mortgage Pass-Through Rate for such
               Distribution Date;

          (xvi) each Class of the Class CP Certificates, for any Distribution
               Date, a per annum rate equal to the Net Mortgage Pass-Through
               Rate with respect to the Carolina Place Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) for such
               Distribution Date;

          (xvii) the Class XC Certificates, for any Distribution Date, a per
               annum rate equal to the weighted average of the Class XC Strip
               Rates for the Class XC Components for such Distribution Date
               (weighted on the basis of the respective Component Notional
               Amounts of such Components outstanding immediately prior to such
               Distribution Date);

          (xviii) the Class XP Certificates for any Distribution Date, a per
               annum rate equal to the weighted average of the Class XP Strip
               Rates for the respective Class XP Components for such
               Distribution Date (weighted on the basis of the respective
               Component Notional Amounts of such Components outstanding
               immediately prior to such Distribution Date); provided that, for reporting purposes, the Pass-Through Rate with respect to the
               Class XP Certificates for each Distribution Date shall be
               calculated in accordance with the Prospectus Supplement; and

          (xix) with respect to the Class A-MFL Certificates, (A) for any
               Distribution Date with respect to which a Class A-MFL
               Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section 1.03, plus
               0.2400% per annum, and (B) for any Distribution Date with respect to which a Class A-MFL Distribution Conversion does exist, the
               Pass-Through Rate for the Class A-MFL REMIC II Regular Interest
               for that Distribution Date.

          "Penalty Interest": With respect to any Serviced Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield
Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on the Stated Principal Balance of such Serviced Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

          "Percentage Interest": With respect to any Regular Certificate or
Class A-MFL Certificate, the portion of the relevant Class evidenced by such
Certificate, expressed as a percentage, the numerator of which is the
Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or
Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class R

                                       54

Certificate or Class Y-Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such
Certificate.

          "Periodic Payment": With respect to any Serviced Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Serviced Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

          "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by LaSalle Bank
National Association (or any successor Trustee) if otherwise qualifying hereunder):

          (i)  direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States. Such
               obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity.
               Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r"
               highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days); provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will

                                       55

               not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the
               United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In
               addition, it may not have a rating from S&P with an "r"
               highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change.
               Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

          (v)  units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by
               Moody's and which are rated "AAAm" or "AAAm-G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

          (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;
               provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+" by S&P or
               Moody's, respectively;

                                       56

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a
United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United
States Tax Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan": As defined in Section 5.02(c).

          "Plurality Class R Certificateholder": As to any taxable year of any
REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

          "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: "Allied Capital Corporation, as Special Servicer for
LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial
Mortgage Pass-Through Certificates, Series 2005-C3."

          "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, 0% CPR (within the meaning of the
Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

          "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part during any Collection
Period, which Principal Prepayment was applied to such Serviced Loan following such Serviced Loan's Due Date in such Collection Period, the amount of interest
(net of the related Master Servicing Fee and, if applicable, any related Penalty
Interest and Additional Interest) accrued on the amount of such Principal
Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Serviced Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance
Charge actually collected).

          "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected),

                                       57

that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (exclusive, however, of (i) any related Master Servicing Fees that would have been payable out of the uncollected interest and (ii) any portion of the uncollected interest that would have constituted Penalty Interest and/or
Additional Interest).

          "Prepayment Premium": Any premium, penalty or fee (other than a Yield
Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such
Crossed Loan.

          "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time.
If The Wall Street Journal ceases to publish the "prime rate," then the Master
Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the
Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

          "Principal Balance Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class A-MFL, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class CP-1, Class CP-2 or Class CP-3
Certificate.

          "Principal Distribution Amount": With respect to any Distribution
Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments
     (other than Balloon Payments) and any Assumed Periodic Payments due or
     deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date; plus

          (b) the aggregate of all Principal Prepayments received on the
     Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Mortgage Loan as to which the related Stated
     Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period
     (including any Balloon Payment), net of any portion of such

                                       58

     payment that represents a recovery of the principal portion of any Periodic
     Payment (other than a Balloon Payment) due, or the principal portion of any
     Assumed Periodic Payment deemed due, in respect of such Mortgage Loan on a
     Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation
     Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related
     Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO
     Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all
     Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special
     Servicer as recoveries of principal of the related REO Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
     Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Mortgage Loan or the predecessor
     Mortgage Loan on a Due Date during or prior to the related Collection
     Period and included as part of the Principal Distribution Amount for such
     Distribution Date or any prior Distribution Date pursuant to clause (a) or
     (e) above; plus

          (g) if such Distribution Date is subsequent to the initial
     Distribution Date, the excess, if any, of the Net Principal Distribution
     Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates
     (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II
     Regular Interest on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) from principal collections on the

                                       59

     Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan or REO Mortgage Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances
     (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal
     Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above;

provided that, for the Final Distribution Date, the Principal Distribution
Amount shall in no event be less than the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Distribution Date.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Serviced Loan that is received in advance of its scheduled Due Date;
provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Privileged Person": Any Certificateholder, any Certificate Owner, any
party hereto, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person), any
Rating Agency, any Mortgage Loan Seller, any B-Noteholder, any Underwriter or
any designee of the Depositor or any party hereto; provided that no Certificate
Owner or prospective transferee of a Certificate or interest therein (or a licensed or registered investment adviser representing such Person) shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification is available on the Trustee's Internet Website.

          "Proposed Plan": As defined in Section 3.17(a)(iii).

          "Prospectus": The prospectus dated June 15, 2005, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

          "Prospectus Supplement": The final prospectus supplement dated June
15, 2005 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

          "Purchase Option": As defined in Section 3.18(c).

          "Purchase Option Notice": As defined in Section 3.18(e).

                                       60

          "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the sum of (without duplication): (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan
(or the related REO Mortgage Loan) at the related Mortgage Rate (other than
Additional Interest) to but not including the Due Date in the Collection Period of purchase plus any accrued and unpaid interest on P&I Advances made with respect to such Mortgage Loan (or the related REO Mortgage Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable and customary costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable and customary legal fees incurred in respect of such action), incurred by the Master
Servicer, the Special Servicer, the Trustee or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c)
above) and (e) any other Additional Trust Fund Expenses in respect of such
Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related
Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged
Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special Servicer in respect of such Mortgage
Loan pursuant to Section 3.11(c)); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

          "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualified Bidder": As defined in Section 7.01(c).

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed in writing by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include
S&P)) but in no event lower than "A-" by S&P and "A3" by Moody's (or, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

          "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not

                                       61

in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the
Due Date in the calendar month during which the substitution occurs; (ii) have a
Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan;
(iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on a 30/360 Basis);
(v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted
Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an
Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of not less than the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current
Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio
(calculated to include the additional debt from any encumbrance) of the deleted
Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable
Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency
(the cost, if any, of obtaining such confirmation to be paid by the Mortgage
Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling
Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting
Rights allocated to the Controlling Class) and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Sequential Pay
Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute Mortgage
Loan may not be substituted for the Carolina Place Mortgage Loan.

          "Rated Final Distribution Date": The Distribution Date in May 2043.

                                       62

          "Rating Agency": Each of Moody's and S&P.

          "Realized Loss": With respect to: (1) each defaulted Serviced Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Serviced Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery
Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all accrued but unpaid interest on such Serviced Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance Charges),
minus (c) all payments and proceeds, if any, actually received in respect of, and allocable as interest on or principal of, such Serviced Loan or such REO
Loan, as the case may be, during the Collection Period in which such Final
Recovery Determination was made; (2) each defaulted Serviced Loan as to which any portion of the principal or previously accrued interest (other than
Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; (3) each Serviced Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive
Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) each
Serviced Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such Nonrecoverable Advance) to the extent paid out of general collections on the Mortgage Pool.

          "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

          "Reference Rate": With respect to any Distribution Date, the applicable rate per annum set forth on Schedule IV hereto.

          "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-MFL, Class A-M, Class A-J, Class B, Class C
or Class D Certificate.

          "Regular Certificate": Any Principal Balance Certificate (other than a
Class A-MFL Certificate) or Class X Certificate.

          "Regulation S": Regulation S under the Securities Act.

                                       63

          "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S Legend.

          "Regulation S Legend": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such
Certificates may not be offered, sold, pledged or otherwise transferred in the
United States or to a United States Securities Person prior to the applicable
Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

          "Regulation S Release Date": With respect to any Class of Book-Entry
Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of (a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

          "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

          "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the
Loan REMIC Regular Interests; (ii) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such
Mortgage Loans (other than the Carolina Place Mortgage Loan) received after the
Closing Date (excluding all Additional Interest, if any, on such Mortgage
Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent they are part of the Loan REMIC, all amounts held from time to time in the Interest
Reserve Account, the Certificate Account, the Distribution Account, the
Gain-on-Sale Reserve Account, any Pool REO Account and any A/B Custodial
Account; (iv) any REO Property acquired in respect of a Mortgage Loan (other than the Carolina Place Mortgage Loan); (v) except to the extent they are part of the Loan REMIC, the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of each of the Mortgage Loan Purchase Agreements with respect to the
Mortgage Loans; and (vi) the rights of the mortgagee under all Insurance
Policies with respect to the Mortgage Loans (other than the Carolina Place
Mortgage Loan), in each case exclusive of the interest of any B-Noteholder;
provided that REMIC I shall not include any B-Note Loan or any successor REO
B-Note Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance

                                       64

Charges or other amounts collected on a B-Note Loan or any successor REO B-Note
Loan with respect thereto.

          "REMIC I Deferred Interest": The amount by which interest
distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I
Regular Interest on any Distribution Date.

          "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each
Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund
Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred
Interest with respect thereto for such Distribution Date.

          "REMIC I Regular Interest": Any of the 60 uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I issued hereunder, as described (and bearing the designations specified) in the
Preliminary Statement hereto.

          "REMIC I Remittance Rate": With respect to any REMIC I Regular
Interest, other than REMIC I Regular Interest CP-1, REMIC I Regular Interest
CP-2 and REMIC I Regular Interest CP-3 for any Distribution Date, an annual rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such
Distribution Date; and, with respect to each of REMIC I Regular Interest CP-1,
REMIC I Regular Interest CP-2 and REMIC I Regular Interest CP-3, for any
Distribution Date, an annual rate equal to the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest CP-II for such Distribution Date.

          "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates,
insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

          "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class XC, Class XP, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class CP-1, Class CP-2 or Class CP-3
Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

          "REMIC Pool": Each of REMIC I, REMIC II and the Loan REMIC.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of

                                       65

Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The Pool REO Account or any A/B REO Account, as
applicable.

          "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

          "REO B-Note Loan": The loan deemed for purposes hereof to succeed a
B-Note Loan and to be outstanding with respect to any A/B REO Property. The REO
B-Note Loan shall be deemed to be outstanding for so long as the related A/B REO
Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the predecessor B-Note Loan
(such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the
Trust Fund). The REO B-Note Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of a B-Note Loan as of the date of the related
REO Acquisition, shall be deemed to continue to be due and owing in respect of a successor REO B-Note Loan. The Master Servicer shall allocate proceeds, revenues and other collections received on or with respect to the related A/B REO
Property to amounts due and owing, or deemed to be due and owing, under the subject REO B-Note Loan in accordance with the related A/B Intercreditor
Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of a B-Note Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in
respect of such Servicing Advances in accordance with Sections 3.03(d) and
4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of the REO B-Note Loan pursuant to Section 3.05(g) or, to the extent provided thereby, Section 3.05(a), as the case may be.

          "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

          "REO Extension": As defined in Section 3.16(a).

          "REO Loan": An REO Mortgage Loan or an REO B-Note Loan, as applicable.

          "REO Mortgage Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to

                                       66

be outstanding for so long as the related REO Property remains part of the Trust
Fund and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO
Mortgage Loan shall be deemed to have an initial unpaid principal balance and
Stated Principal Balance equal to the unpaid principal balance and Stated
Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon
Payment), Assumed Periodic Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, Nonrecoverable
Advances (including interest on such Nonrecoverable Advances) with respect to such REO Mortgage Loan that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each
REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated:
first, as a recovery of Nonrecoverable Advances (including interest on such
Nonrecoverable Advance) with respect to such REO Mortgage Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional
Interest); third, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and
Penalty Interest and (ii) Additional Interest and other amounts, in that order;
provided that, in the case of any REO Mortgage Loan that succeeds an A-Note
Mortgage Loan, the foregoing allocations shall be subject to the related A/B
Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing
Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I
Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage
Loan pursuant to Section 3.05(a).

                                       67

          "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (or, in the case of an A/B REO Property, the Certificateholders and the related B-Noteholders(s))
through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Loan. Any A/B REO Property shall be an REO Property.

          "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

          "REO Tax": As defined in Section 3.17(a)(i).

          "Reporting Period": The Trust's fiscal year 2005, together with any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of
Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the
Depository.

          "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

          "Required Appraisal": With respect to each Required Appraisal Mortgage
Loan, an Appraisal of the related Mortgaged Property from an Independent
Appraiser selected by the Special Servicer.

          "Required Appraisal Date": With respect to any Mortgage Loan that is not otherwise a Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the definition of Required
Appraisal Mortgage Loan occurs.

          "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is 60 days or more delinquent in respect of any Periodic Payments (other than a
Balloon Payment), (ii) that becomes an REO Mortgage Loan (in which case references to "Required Appraisal Mortgage Loan" shall also include such REO
Mortgage Loan), (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by the 60th day after its scheduled maturity date unless the Master Servicer has, on or prior to 60 days after the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 120 days after the Due Date of such Balloon Payment
(provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required

                                       68

Appraisal Mortgage Loan); provided, however, that a Required Appraisal Mortgage
Loan will cease to be a Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v)
     and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the subject Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

          For purposes of this Agreement, the term "Required Appraisal Mortgage
Loan", insofar as it relates to the Carolina Place Mortgage Loan shall mean the
Carolina Place Loan Combination, which A/B Loan Combination shall therefore be considered a single "Mortgage Loan" for the purposes of this "Required Appraisal
Mortgage Loan" definition.

          "Required Appraisal Value": An amount equal to 90% of the Appraised
Value (net of any prior liens and estimated liquidation expenses) of the
Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction
Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal
Reduction Amount shall be amended annually to reflect the Required Appraisal
Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a); and provided, further, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraised Value may be reduced by the Special Servicer pursuant to Section 3.09(a).

          "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

          "Reserve Funds": With respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

                                       69

          "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer or assistant officer in the Global Securitization Trust
Services Group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

          "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist,
CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA
Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

          "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and
specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

          "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002.

          "Scheduled Payment": With respect to any Serviced Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Serviced Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Serviced Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for an A/B Loan Combination provide for a single monthly debt service payment for such A/B Loan Combination, then the
Scheduled Payment for each Serviced Loan comprising such A/B Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such A/B Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related A/B Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Serviced Loan comprising the subject A/B Loan
Combination.

                                       70

          "Section 302 Requirements": As defined in Section 8.16(b).

          "Securities Act": The Securities Act of 1933, as amended.

          "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class XC or Class XP Certificate.

          "Senior Class A Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 or Class A-1A Certificate.

          "Sequential Pay Certificate": Any Principal Balance Certificate (other than a Class CP Certificate).

          "Serviced Loan": Any Mortgage Loan or, if and when it is serviced hereunder, any B-Note Loan, as applicable. The Carolina Place B-Note Loans shall constitute Serviced Loans under this Agreement for so long as the Carolina Place
Mortgage Loan is part of the Trust Fund.

          "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan serviced by such Sub-Servicer, (a) the Stated Principal
Balance of such Serviced Loan as of the end of the immediately preceding
Collection Period and (b) the servicing fee rate specified in the related
Sub-Servicing Agreement for such Serviced Loan. With respect to the Master
Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan (a) the Stated Principal Balance of such
Serviced Loan as of the end of the immediately preceding Collection Period and
(b) the difference between the Master Servicing Fee Rate for such Serviced Loan over the servicing fee rate (if any) applicable to such Serviced Loan as specified in any Sub-Servicing Agreement related to such Serviced Loan.

          "Servicer Reports": Any of the Restricted Servicer Reports, the
Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic
Update File, the CMSA Financial File, the CMSA Property File and the CMSA
Advance Recovery Report.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Serviced Loan, or in connection with the administration of any
REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the
Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any
Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of "Liquidation Proceeds," (d) any

                                       71

enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a)
(to the extent not covered by available funds in the applicable REO Account) and
Section 3.20(g) (to the extent not paid by the related Mortgagor) and (g)
compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing
Advances" shall not include allocable overhead of the Master Servicer or the
Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicer and the Special Servicer, costs or expenses incurred by any such party in connection with its purchase of a Serviced Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

          "Servicing Fees": With respect to each Serviced Loan and REO Loan, the
Master Servicing Fee and the Special Servicing Fee.

          "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to the origination and servicing of, any Serviced Loan that are reasonably required for the ongoing administration of the Serviced Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance
(O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

          "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the
Depositor on the Closing Date, as such list may be amended from time to time.

          "Servicing-Released Bid": As defined in Section 7.01(c).

          "Servicing Retained Bid": As defined in Section 7.01(c).

          "Servicing Standard": With respect to the Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Serviced Loans and any REO Properties for which it is responsible hereunder: (a)
in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering mortgage loans and/or foreclosure properties for third parties, as applicable, or (ii) held in its own portfolio, whichever

                                       72

standard is higher; (b) with a view to (i) the timely collection of all Periodic
Payments due on each such Serviced Loan or, if any such Serviced Loan shall come into and continue in default, the maximization of the recovery on such Serviced
Loan on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage Rate) and (ii) the best interests (as determined by the Master Servicer or Special Servicer, as applicable, in its reasonable and good faith judgment) of the Certificateholders
(as a collective whole) and the Trust Fund (or, in the case of any A/B Loan
Combination, the Certificateholders, the Trust Fund and the related
B-Noteholder(s) (as a collective whole), taking into account, to the extent consistent with the related A/B Intercreditor Agreement and the related Mortgage
Loan documents, the subordinate nature of the related B-Note Loan(s)); and (c)
without regard to (i) any relationship that the Master Servicer or the Special
Servicer, as the case may be, or any Affiliate thereof may have with the related
Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Serviced Loan) by the
Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make
Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any
Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master
Servicer or Special Servicer or any Affiliate of either has extended to any
Mortgagor or any Affiliate of such Mortgagor.

          "Servicing Transfer Event": With respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan".

          "Single Certificate": For purposes of Section 4.02, a hypothetical
Regular Certificate or Class A-MFL Certificate evidencing a $1,000 denomination.

          "Special Reserve Account": The separate account created and maintained by the Special Servicer pursuant to Section 2.02(c) and held on behalf of the
Certificateholders and the related Mortgage Loan Seller, which shall be entitled substantially as follows: "Allied Capital Corporation, as Special Servicer, on
behalf of LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust 2005-C3, Commercial
Mortgage Pass-Through Certificates, Series 2005-C3 and [name of the related
Mortgage Loan Seller], as their interests may appear]". Each Special Reserve
Account shall be an Eligible Account.

          "Special Servicer": Allied Capital Corporation, its successor in interest, or any successor special servicer appointed as herein provided.

                                       73

          "Special Servicing Fee": With respect to each Specially Serviced Loan and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

          "Special Servicing Fee Rate": With respect to each Specially Serviced
Loan and REO Loan, 0.25% per annum.

          "Specially Designated Mortgage Loan Documents": With respect to any
Mortgage Loan, the following documents collectively:

          (i) the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii) an original or copy of the Mortgage (with or without recording information);

          (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (iv) an original or copy of any Ground Lease or ground lessor estoppel; and

          (v) a copy of any letter of credit relating to the Mortgage Loan (with the original thereof to be delivered to the Master Servicer);

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the
Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence.

          "Specially Serviced Loan": Any Serviced Loan as to which any of the following events have occurred (subject, however, in the case of the Carolina
Place Loan Combination, to Section 18(a) of the Carolina Place Co-Lender
Agreement):

          (a) the related Mortgagor shall have (i) failed to make when due any
     Balloon Payment unless the Master Servicer has, on or prior to the 60th day after the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject Serviced Loan within 120 days after the due date of such
     Balloon Payment and during the interim the related Mortgagor has continued
     to make the Periodic Payment in effect prior to maturity (provided that if such refinancing does not occur during such time specified in the commitment, the

                                       74

     subject Serviced Loan will immediately become a Specially Serviced Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon
     Payment), and such failure has continued unremedied for 60 days; or

          (b) the Master Servicer or Special Servicer (in the case of the
     Special Servicer, with the consent of the Controlling Class Representative or, in the case of the Carolina Place Loan Combination, with the consent of the Carolina Place Controlling Party) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment)
     or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged
     Property as security for the subject Serviced Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged
     Property as security for the subject Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days;
     provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero);
     provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Loan (and no Special Servicing Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                                       75

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property;

provided that a Serviced Loan will cease to be a Specially Serviced Loan when a
Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Serviced Loan to continue to be characterized as a Specially
Serviced Loan, when:

          (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic
     Payments under the terms of the subject Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section
     3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the
     Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

          Notwithstanding the foregoing, during any time an entire A/B Loan
Combination is serviced and administered pursuant to this Agreement (subject, however, in the case of the Carolina Place Loan Combination, to Section 18(a) of
the Carolina Place Co-Lender Agreement), if a Servicing Transfer Event exists with respect to one Serviced Loan in such A/B Loan Combination, it will also be considered to exist for the other Serviced Loan(s) in such A/B Loan Combination.

          "Specially Serviced Mortgage Loan": A Mortgage Loan that is a
Specially Serviced Loan.

          "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

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          "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicer and Special Servicer responsible for servicing and administering the Serviced Loans and any REO Properties, and/or by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

          "Stated Maturity Date": With respect to any Serviced Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Serviced Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated
Repayment Date.

          "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero)
equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred
Interest added to the principal balance of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

          (i) the principal portion of each Periodic Payment due on such
     Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer, the Trustee or the Fiscal Agent and distributed to
     Certificateholders on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Mortgage
     Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iii) the principal portion of all Insurance Proceeds and Liquidation
     Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

          (iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

                                       77

          (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a
     Deficient Valuation that occurred prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any REO Mortgage Loan, as of any date of
determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus
(y) the sum of:

          (i) the principal portion of any P&I Advance made with respect to such
     REO Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

          (ii) the principal portion of all Insurance Proceeds, Liquidation
     Proceeds and REO Revenues received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders on or before such date of determination; and

          (iii) the principal portion of any Realized Loss incurred in respect of such REO Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

          A Mortgage Loan or an REO Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any
Mortgage Loan or REO Mortgage Loan shall be deemed distributed to
Certificateholders as of the first Distribution Date that such payments or other collections of principal are (or, without regard to clause (i) of the definition of "Principal Distribution Amount," would have been) included in the Principal
Distribution Amount. To the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable
Advances pursuant to Section 3.05(a) hereof with respect to any particular
Mortgage Loan or REO Mortgage Loan, and such principal amount has not been included as part of the Principal Distribution Amount, such principal amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any
Mortgage Loan is paid in full, or if any Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust Fund, commencing as of the first
Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan or the related REO
Mortgage Loan will be zero.

          With respect to any B-Note Loan or any successor REO B-Note Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such B-Note Loan or the deemed unpaid principal balance of such successor REO B-Note Loan.

                                       78

          "Sub-Servicer": Any Person with which the Master Servicer or the
Special Servicer has entered into a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Master
Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in Section 3.22.

          "Substitution Shortfall Amount": With respect to a substitution of
Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, then the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or
Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

          "Successful Bidder": As defined in Section 7.01(c).

          "Swap Agreement": The 2002 ISDA (Multi-Currency Cross-Border) Master
Agreement together with the related schedule, confirmation and any annexes thereto, dated as of June 28, 2005, by and among the Swap Counterparty and the
Trustee, solely in its capacity as Trustee, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Trustee in accordance with the terms of Section 3.27.

          "Swap Counterparty": Citibank, N.A. and its successors in interest or any swap counterparty under a replacement Swap Agreement.

          "Swap Default": Any failure on the part of the Swap Counterparty (that continues beyond any applicable grace period under the Swap Agreement) to (i)
make a required payment under the Swap Agreement as and when due thereunder,
(ii) either post acceptable collateral or find an acceptable replacement Swap
Counterparty or find an acceptable guarantor after a Collateralization Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(1) of the
Schedule to the Master Agreement in the related Swap Agreement, or (iii) find an acceptable replacement Swap Counterparty after a Rating Agency Trigger Event (as defined in the Swap Agreement) has occurred, as required by Part 1(n)(3) of the
Schedule to the Master Agreement in the related Swap Agreement.

          "Swap Termination Fees": Any fees, costs or expenses payable by the
Swap Counterparty to the Trust in connection with a Swap Default, termination of the Swap Agreement or liquidation of the Swap Agreement, as specified in the
Swap Agreement.

          "Tax Administrator": The Trustee or any Tax Administrator appointed pursuant to Section 8.14.

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          "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and Temporary Treasury regulations section 301.6231(a)(7)-1T, which Person shall be the applicable
Plurality Class R Certificateholder.

          "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal
Revenue Service Form 1041 to be filed on behalf of a Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

          "Trust": The common law trust created hereunder.

          "Trust Fund": Collectively, all of the assets of the respective
Grantor Trusts and the respective REMIC Pools.

          "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee Fee": With respect to each Mortgage Loan and REO Mortgage
Loan for any Distribution Date, an amount equal to 1/12 of the product of (a)
the Trustee Fee Rate, multiplied by (b) the Stated Principal Balance of such
Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial
Distribution Date, as of the Closing Date).

          "Trustee Fee Rate": 0.0015% per annum.

          "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

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          "Uncertificated Accrued Interest": With respect to any Loan REMIC
Regular Interest for any Distribution Date, one month's interest at the Loan
REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such
Distribution Date, accrued on the related Loan REMIC Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the related REMIC I Principal Balance outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest shall be calculated on a 30/360 Basis and, with respect to any Loan REMIC
Regular Interest or REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

          "Uncertificated Distributable Interest": With respect to any Loan
REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued
Interest in respect of such Loan REMIC Regular Interest for such Distribution
Date, reduced (to not less than zero) by the sum of (i) the portion of any Net
Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the Carolina Place Mortgage Loan that is allocable to such Loan REMIC Regular
Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage
Deferred Interest attributable to the Carolina Place Mortgage Loan that is allocable to such Loan REMIC Regular Interest on such Distribution Date in accordance with Section 4.04(d). With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the sum of (i) the portion of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date that is allocable to such REMIC I
Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any
Mortgage Deferred Interest that is allocable to such REMIC I Regular Interest on such Distribution Date in accordance with Section 4.04(d).

          "Underwriter": Each of Citigroup Global Markets Inc., IXIS Securities
North America Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets,
LLC or, in each case, its successor in interest.

          "United States Tax Person": A citizen or resident of the United
States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

                                       81

          "Unrestricted Servicer Reports": Each of the CMSA Delinquent Loan
Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan
Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report,
CMSA REO Status Report and CMSA Advance Recovery Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer
Report in accordance with the definition of "Restricted Servicer Reports".

          "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

          "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates and the Class A-MFL Certificates. Ninety-six
percent (96%) of the Voting Rights shall be allocated among the Class A-1, Class
A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-MFL, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class CP-1, Class CP-2 and
Class CP-3 Certificates in proportion to the respective Class Principal Balances of such Classes of Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal
Balance Certificates, the aggregate Appraisal Reduction Amount allocated to the respective Classes of the Principal Balance Certificates in accordance with
Section 4.04(e) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, that the aggregate Appraisal Reduction Amount shall not reduce the
Class Principal Balance of any Class for purposes of determining the Controlling
Class, the Controlling Class Representative or the Majority Controlling Class
Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class XC and Class XP Certificates in proportion to the respective Class Notional Amounts of such Classes of Certificates. The Class Y and Class R Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective
Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special
Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the
Special Servicer.

          "Weighted Average Net Mortgage Pass-Through Rate": With respect to any
Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net
Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO
Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Carolina Place
Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Loan
REMIC Principal Balance of Loan REMIC Regular Interest CP-I) immediately following the preceding Distribution Date (or, in the case of the initial
Distribution Date, as of the Closing Date).

          "Workout Fee": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of
Section 3.11(c).

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          "Workout Fee Rate": 1.0%.

          "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Serviced Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such Serviced Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular
Serviced Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those
U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield
Maintenance Charge shall be calculated (which depending on the applicable
Mortgage Note is based on the remaining average life of the Serviced Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance
Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S.
Treasury Reinvestment Yield which is in decimal form and not in percentage, and
1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

          SECTION 1.02 General Interpretive Principles.

          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections",
     "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

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          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to
     Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

          SECTION 1.03 Calculation of LIBOR.

          (a) The initial value of LIBOR shall be 3.32% per annum. Such value of
LIBOR shall be utilized in calculating (i) the Class A-MFL Floating Swap Payment to be made on the Class A-MFL Swap Payment Date in July 2005 and (ii) the
Pass-Through Rate with respect to the Class A-MFL Certificates for the
Distribution Date in July 2005.

          (b) The value of LIBOR applicable to the calculation of the Class
A-MFL Floating Swap Payment to be made on the Class A-MFL Swap Payment Date in any particular calendar month subsequent to July 2005, as well as the calculation of the Pass-Through Rate with respect to the Class A-MFL
Certificates for the Distribution Date in such calendar month (provided that no
Class A-MFL Distribution Conversion is then in effect), shall be determined by the Trustee (and promptly reported to the Swap Counterparty) on the LIBOR
Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service
(formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable
LIBOR Determination Date. If that rate does not appear on Dow Jones Market
Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the
London interbank market selected by the Trustee to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first Distribution Date following the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any five major reference banks in the London interbank market selected by the Trustee to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading
European banks for a period equal to one month, commencing on the applicable
LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Trustee will be binding absent manifest error.

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                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01 Conveyance of Mortgage Loans.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Citigroup Commercial Mortgage Trust 2005-C3", and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i)
the Mortgage Loans and all documents included in the related Mortgage Files and
Servicing Files, (ii) the rights of the Depositor under Sections 2, 3 and 9
(and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17,
18, 19 and 21) of each of the Mortgage Loan Purchase Agreements, (iii) the rights of the Depositor under each A/B Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date and, in the case of each
A-Note Mortgage Loan, is subject to the provisions of the corresponding A/B
Intercreditor Agreement. The Trustee, on behalf of the Trust, assumes the rights and obligations of the holder of the Mortgage Note for each A-Note Mortgage Loan under each A/B Intercreditor Agreement; provided that the Master Servicer and the Special Servicer, as the case may be, shall, as further set forth in Article
III, perform the servicing obligations of the holder of the Mortgage Note for each A-Note Mortgage Loan under each A/B Intercreditor Agreement. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

          (b) In connection with the Depositor's assignment pursuant to Section
2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby
(with a copy to the Master Servicer and Special Servicer), on or before the
Closing Date, the Mortgage File for each Mortgage Loan so assigned and the
Servicing File to the Master Servicer. The Special Servicer may request the
Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan
(other than a Specially Serviced Mortgage Loan) at the expense of the Special
Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special
Servicer shall be liable for any failure by any Mortgage Loan Seller or the
Depositor to comply with the document delivery requirements of the applicable
Mortgage Loan Purchase Agreement and this Section 2.01(b).

          (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and
(viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the

                                       85

public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage
Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section
2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

          If, on the Closing Date as to any Mortgage Loan, the applicable
Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section)
2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the
Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

          (d) The Trustee shall, for a fee paid to the Trustee by the related
Mortgage Loan Seller on the Closing Date as to each Mortgage Loan sold thereby to the Depositor, promptly (and in any event, as to any Mortgage Loan, within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all relevant related assignments and UCC Financing Statements to the Trustee, and
(iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing
Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) complete
(if and to the extent necessary) and

                                       86

cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage
Loan, in favor of the Trustee referred to in clause (iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC
Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment of recordable documents shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of
Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the related Mortgage Loan Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related
Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

          (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the Mortgage
Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve
Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special
Servicer hereunder and not delivered to the Master Servicer.

          (f) In connection with the Depositor's assignment pursuant to Section
2.01(a) above, the Depositor shall deliver to the Trustee and the Master
Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan
Purchase Agreement, as in full force and effect on the Closing Date.

          (g) Under generally accepted accounting principles in the United
States, upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to

                                       87

unaffiliated third parties, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the respective Mortgage Loan Sellers, pursuant to the respective Mortgage Loan Purchase Agreements, as a purchase of the Mortgage
Loans from the respective Mortgage Loan Sellers; and (ii) its transfer of the
Mortgage Loans to the Trustee, pursuant to Section 2.01(a), as a sale of the
Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

          After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

          SECTION 2.02 Acceptance of the Trust Fund by Trustee.

          (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date, the Trustee has only reviewed the Mortgage File for the presence of the Specially Designated Mortgage Loan Documents, and the exceptions noted on the schedule of exceptions attached hereto as Schedule II of (i) the
Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Swap Agreement and each of the Mortgage Loan
Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the
Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee also acknowledges receipt of the portion of the applicable Mortgage File specifically relating to the
Carolina Place B-Note Loan(s) and that it holds and will hold such portion of such Mortgage File in trust for the use and benefit of the Carolina Place
B-Noteholder(s). The Trustee hereby certifies to each of the Depositor, the
Master Servicer, the Special Servicer and each Mortgage Loan Seller that with respect to each Mortgage Loan except as identified in the schedule of exceptions, which is attached hereto as Schedule II without regard to the proviso in the definition of "Mortgage File," each of the Specially Designated
Mortgage Loan Documents are in its possession. In addition, within ninety (90)
days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority
Controlling Class Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and the Trustee will deliver an updated exception report to each of the Depositor, the Master Servicer, the Special Servicer and
each Mortgage Loan Seller (with a copy to the Majority Controlling Class
Certificateholder). By virtue of its delivery of an updated exception report, the Trustee shall be deemed to certify that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the updated exception report, (i) without regard to the proviso in the definition of
"Mortgage File," all documents specified in clauses (i), (ii),

                                       88

(iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(B), (iv)(C), (vi), (viii), (ix)(A) and (x) through (xiii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii)
based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of
"Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged
Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing
Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan
Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

          (b) None of the Trustee, the Master Servicer, the Special Servicer or
any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (c) Pursuant to the related Mortgage Loan Purchase Agreement, if any material exceptions are noted on the schedule of exceptions described in Section
2.02(a) with respect to the documents specified in clauses (i), (ii), (vii),
(ix) (solely with respect to Ground Leases) and (xii) of the definition of
"Mortgage File", the related Mortgage Loan Seller is required to cure such cure any exceptions (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) of the definition of "Mortgage File"
resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in
Section 2.01(c)) within fifteen (15) Business Days (or, in the Controlling Class
Representative's reasonable discretion, thirty (30) Business Days) of the
Closing Date. If such exception is not so cured, the related Mortgage Loan
Seller shall be required to (1) repurchase the related Mortgage Loan in accordance with Section 2.03(a), (2) with respect to exceptions relating to clause (xii) of the definition of "Mortgage File", deposit with the Special
Servicer (who shall promptly notify the Master Servicer thereof) an amount, to be held in a Special Reserve Account, equal to the amount of the undelivered letter of credit (or, in the alternative, deliver to the Master Servicer a letter of credit for the benefit of the Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered

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letter of credit), which the Special Servicer or the Master Servicer, as the case may be, on behalf of the Trust, may use or draw upon, as applicable, under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to the documents specified in clauses (i), (ii) and (vii) of the definition of "Mortgage File", deposit with the Special Servicer an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated
Principal Balance of the related Mortgage Loan. Any letter of credit or funds deposited pursuant to clauses (2) and (3) above shall be held pursuant to the related Mortgage Loan Purchase Agreement by the appropriate servicer until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured, at which time such funds or letter of credit, as applicable, shall be returned to the related Mortgage Loan Seller and (y) thirty (30) Business Days or, if the
Controlling Class Representative extends the cure period, forty-five (45)
Business Days after the Closing Date; provided, however, that if such exception is not cured within such 30-Business Day or 45-Business Day period, as the case may be, (A) in the case of clause (2), the Special Servicer shall retain such funds on deposit in the related Special Reserve Account, or (B) in the case of clause (3), the related Mortgage Loan Seller shall repurchase the related
Mortgage Loan in accordance with the terms and conditions of Section 2.03(a) or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (2) or (3) shall be treated as an
"outside reserve fund" for purposes of the REMIC Provisions, and the related
Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by a REMIC Pool) and shall be taxed on any reinvestment income with respect to such funds.

          If the related Mortgage Loan Seller has delivered to the Special
Servicer cash in respect of a material exception as contemplated above, the
Special Servicer shall establish a Special Reserve Account, and the Trustee or its designee shall deposit any such amounts received from a Mortgage Loan Seller into the related Special Reserve Account within one Business Day of receipt. The related Mortgage Loan Seller may direct the Special Servicer to invest or cause the investment of the funds deposited in the Special Reserve Account in
Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next P&I Advance Date. The Special Servicer shall act upon the written instructions of the related Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments, provided, that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, the Special Servicer shall not have any obligation to invest or direct the investment funds in such Special Reserve
Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage
Loan Seller and shall be withdrawn by the Special Servicer or its designees and remitted to the related Mortgage Loan Seller on each P&I Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall be obligated to remit to the Trustee from its own funds for deposit into such Special Reserve
Account the amount of any Net Investment Loss (net of Net Investment Earnings)
in respect of such Permitted Investments immediately upon realization of such
Net Investment Losses and receipt of written notice thereof from the Trustee, provided, that, pursuant to the related Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller is not be obligated to deposit any loss on an investment of funds in the Special

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Reserve Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Special Reserve Account, provided, that such depository institution is not the same entity as such Mortgage Loan Seller or an affiliate thereof. The
Special Reserve Account shall be considered an "outside reserve fund" within the meaning of the REMIC Provisions, and such Special Reserve Account (or any reimbursement from a REMIC Pool with respect thereto) shall be beneficially owned by the related Mortgage Loan Seller, who shall be taxable on all income, if any, with respect thereto.

          The Special Servicer shall draw upon any cash in the Special Reserve
Account and the Master Servicer shall draw upon any letter of credit delivered as contemplated above to cover any expenses or losses related to or arising out of the Document Defect for which such cash or letter of credit was delivered, the amount so drawn to be deposited in the Certificate Account.

          SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of
Mortgage Loans for Document Defects and Breaches of Representations and
Warranties.

          (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase
Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the
Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Controlling Class Certificateholder and to the Rating
Agencies and, in the case of the Carolina Place Mortgage Loan, the Majority
Class CP Representative of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class
Certificateholder as provided above), if any party hereto determines that such
Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder, then such party shall notify the Master Servicer of such determination, and promptly after receipt of such notice, the Master Servicer shall, to the extent that it is entitled to do so under the related Mortgage
Loan Purchase Agreement, request in writing (with a copy to the other parties hereto, the Majority Controlling Class Certificateholder, the Rating Agencies
and the Controlling Class Representative (and, in the case of the Carolina Place
Mortgage Loan, the Class CP Representative)) that the applicable Mortgage Loan
Seller, not later than ninety (90) days (or, if applicable, such shorter period contemplated by Section 2.02(c)) from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a
"qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days (or, if applicable, such shorter period contemplated by Section
2.02(c)) after any party to this Agreement discovers such Document Defect or
Breach) (i) cure such Document Defect or Breach, as the case may be, in

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accordance with Section 3(c) of the applicable Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the
Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Carolina Place Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in
connection therewith in accordance with Sections 3(c) and 3(d) of the applicable
Mortgage Loan Purchase Agreement; provided, however, that if such Document
Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC
Provisions and is not a Document Defect specifically addressed in Section
2.02(c), and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety
(90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute for the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90)
day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder, unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage
Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligations. For a period of two years from the Closing
Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable
Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this Section 2.03(a). If the affected
Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

          If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such
Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or
Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to the other Crossed Loan(s) in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the

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related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loan(s) satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of
Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan
Seller may elect either to repurchase or substitute for only the affected
Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group. Any reserve or other cash collateral or letters of credit securing the
Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents or otherwise on a pro rata basis. Except as otherwise provided in the last paragraph of Section 3(d) of each Mortgage Loan
Purchase Agreement, all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

          With respect to any Crossed Loan, to the extent that the applicable
Mortgage Loan Seller is required to repurchase or substitute for such Mortgage
Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage
Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral.

          (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase
Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate
Account and upon the delivery of the Mortgage File(s) and the Servicing File(s)
for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the
Master Servicer, respectively (in the case of any such substitution), (i) the
Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the
Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve
Funds held by it in respect of such repurchased or deleted Mortgage Loan;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request
for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the
Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s)

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and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the
Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase
Agreement will provide that the Mortgage Loan Seller shall deliver the related
Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a
Qualified Substitute Mortgage Loan.

          (c) No substitution of a Qualified Substitute Mortgage Loan or Loans
may be made in any calendar month after the Determination Date for such month.
Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of the Trust Fund. Periodic
Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund and will
(to the extent received by the Master Servicer) be remitted by the Master
Servicer to the applicable Mortgage Loan Seller promptly following receipt.

          (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the
Certificateholders, respecting any Document Defect or Breach with respect to the
Mortgage Loans purchased by the Depositor thereunder.

          (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

          SECTION 2.04 Representations and Warranties of Depositor.

          (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master
Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date,
that:

               (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

               (ii) the execution and delivery of this Agreement by the
          Depositor, and the performance and compliance with the terms of this
          Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                                       94

               (iii) the Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this
          Agreement, and has duly executed and delivered this Agreement;

               (iv) this Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the
          Depositor in accordance with the terms hereof, subject to (A)
          applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) the Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (vi) the transfer of the Mortgage Loans to the Trustee as
          contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

               (vii) no litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

               (viii) the Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

               (ix) the Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the
          Mortgage Loans to the Trustee pursuant to Section 2.01(a);

               (x) after giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be

                                       95

          left with unreasonably small assets or capital with which to engage in and conduct its business;

               (xi) the Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

               (xii) no proceedings looking toward merger, liquidation,
          dissolution or bankruptcy of the Depositor are pending or
          contemplated;

               (xiii) except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase
          Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the
          Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Mortgage Loans to the
          Trustee;

               (xiv) immediately prior to the transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the
          Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each
          Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans (subject to any third-party servicing rights pertaining thereto); and

               (xv) the Depositor is transferring the Mortgage Loans to the
          Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

          (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

          SECTION 2.05 Conveyance of Mortgage Loans, Loan REMIC Regular
Interests and REMIC I Regular Interests; Acceptance of Loan REMIC, REMIC I,
REMIC II and Grantor Trusts by Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to: (a) the Carolina
Place Mortgage Loan, together with the other rights and property comprising the
Loan REMIC, to the Trustee for the benefit of the Holders of the Class R
Certificates, insofar as such Certificates represent the sole class of residual interests in the

                                       96

Loan REMIC, and REMIC I, as the holder of the Loan REMIC Regular Interests; (b)
the Mortgage Loans (other than the Carolina Place Mortgage Loan and exclusive of the Additional Interest), the Loan REMIC Regular Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC I, and REMIC II, as the holder of the REMIC
I Regular Interests; (c) the REMIC I Regular Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC II, and the Holders of the Regular Certificates
and Grantor Trust A-MFL, as the holder of the Class A-MFL REMIC II Regular
Interest; (d) the Class A-MFL REMIC II Regular Interest and the other property comprising Grantor Trust A-MFL to the Trustee for the benefit of the Holders of the Class A-MFL Certificates; and (e) the Additional Interest and the other property comprising Grantor Trust Y to the Trustee for the benefit of the
Holders of the Class Y Certificates. The Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the REMIC
Pools and the Grantor Trusts, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of:
(i) in the case of the REMIC Pools, the Regular Certificates and the Class R
Certificates; and (ii) in the case of the Grantor Trusts, the Class Y and Class
A-MFL Certificates.

          SECTION 2.06 Issuance of Loan REMIC Interests and REMIC I Interests.

          Concurrently with the assignment to the Trustee of the Mortgage Loans
(exclusive of any related Additional Interest), and in exchange therefor, the
Trustee acknowledges the issuance of the Loan REMIC Regular Interests, the REMIC
I Regular Interests, and the sole class of residual interests in each of the
Loan REMIC and REMIC I (which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

          SECTION 2.07 Execution, Authentication and Delivery of REMIC II
Certificates.

          Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, and pursuant to the written request of the
Depositor, executed by an affiliate of the Depositor, the Trustee, as
Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC
II Certificates in authorized denominations, together with the Class A-MFL
Certificates, evidencing directly or indirectly the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II
Certificates and the Class A-MFL REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates and the Class A-MFL REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement. The Class R Certificates will represent the sole class of residual interest in REMIC II.

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          SECTION 2.08 Execution, Authentication and Delivery of Class Y and
Class A-MFL Certificates.

          Concurrently with the assignment to the Trustee of the Grantor Trust
Assets, and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as
Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y and Class A-MFL Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          SECTION 3.01 Administration of the Serviced Loans.

          (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders and, in the case of any A/B Loan Combination, for the benefit of the Certificateholders and the related B-Noteholder(s) (taking into consideration the subordination of the related B-Note Loan(s) as set forth in the related A/B Intercreditor Agreement), in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective
Serviced Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the
Servicing Standard. With respect to the Carolina Place Loan Combination, in the event of a conflict between this Agreement and the Carolina Place Co-Lender
Agreement, the Carolina Place Co-Lender Agreement will control; provided, however, that in no event shall the Master Servicer or the Special Servicer take any action or omit to take any action in accordance with the terms of the
Carolina Place Co-Lender Agreement that would cause such servicer to violate the
Servicing Standard or the REMIC Provisions. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Serviced Loans that are not Specially Serviced Loans, and (ii) the Special
Servicer shall service and administer each Specially Serviced Loan and REO
Property and shall render such services with respect to all Serviced Loans and
REO Properties as are specifically provided for herein; provided that the Master
Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the
Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and any related REO Loans), as if no REO
Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special
Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to
Section 3.21.

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          (b) Subject to Section 3.01(a), Section 6.11 and Section 6.12, the
Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more
Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced
Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the any A/B Intercreditor Agreement, by the related B-Noteholder(s), to execute and deliver, on behalf of the
Certificateholders, the Trustee and each such B-Noteholder or any of them, (i)
any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral, (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File, (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a B-Note Loan, solely under the related B-Noteholder's name)
without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

          (c) The relationship of each of the Master Servicer and the Special
Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

          (d) If at any time neither the Carolina Place Mortgage Loan nor any interest in any Carolina Place REO Property is part of the Trust Fund, the
Master Servicer and the Special Servicer shall, upon request of the holder of the Mortgage Note for the Carolina Place Mortgage Loan, continue to service and administer the Carolina Place Loan Combination or any Carolina Place REO
Property as contemplated by the second paragraph of Section 3(a) of the Carolina
Place Co-Lender Agreement.

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          SECTION 3.02 Collection of Mortgage Loan Payments.

          (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of collectability; and provided, further, that with respect to the ARD Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and
Special Servicer (including the Special Servicer in its capacity as a
Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related
Mortgage Loan (provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the
Special Servicer, with regard to a Specially Serviced Loan, or the Master
Servicer, with regard to a Serviced Loan that is not a Specially Serviced Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Loan.

          (b) All amounts collected in respect of any Serviced Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation
Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to any A/B Loan Combination, the provisions of the related A/B
Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage (including as such may be modified), or as determined by the Master Servicer or Special Servicer in accordance with the Servicing
Standard, to the repair or restoration of the related Mortgaged Property, and, with respect to each Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of Nonrecoverable
Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other Mortgage Loans and/or REO Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to
Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such
Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional
Interest), including, without limitation, Prepayment Premiums, Yield Maintenance
Charges and Penalty Interest; sixth, as a recovery of any

                                      100

remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional
Interest. All amounts collected on any Mortgage Loan in the form of Liquidation
Proceeds of the nature described in clauses (iv) through (x) of the definition thereof and Substitution Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such
Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Mortgage Loan or REO B-Note Loan shall be deemed to be applied in accordance with the respective definitions thereof.
The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the
Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in Section 3.05(a) or from an A/B
Custodial Account as set forth in Section 3.05(g) from amounts so applied.

          (c) Within 60 days after the later of (i) the Closing Date and (ii)
the Master Servicer's receipt of the applicable letter of credit, the Master
Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the
Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the
Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

          (d) In the event that the Master Servicer or Special Servicer receives
Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving
Additional Interest in any Collection Period, the Master Servicer or Special
Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

          (e) With respect to any Serviced Loan in connection with which the
Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Serviced
Loan documents, the Master Servicer shall, to the extent consistent with the
Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Serviced Loan unless otherwise required to do so pursuant to the applicable Serviced Loan documents.

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          SECTION 3.03 Collection of Taxes, Assessments and Similar Items;
Servicing Accounts; Reserve Accounts.

          (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow
Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the related loan documents; provided that, in the case of an A/B Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a
Servicing Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Loan (or, in the case of clauses (iv)
and (v) below, to the extent of interest or other income earned on such amounts)
only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii)
refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the
Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Serviced Loan to be paid to the
Mortgagor; (vi) following an event of default under the related Serviced Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) withdraw amounts deposited in error; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Serviced Loan, funds in the Servicing
Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related
Serviced Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing
Accounts maintained thereby, if required by law or the terms of the related
Serviced Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or Grantor Trust.

          (b) The Master Servicer (for the Serviced Loans other than REO Loans)
or the Special Servicer (for REO Loans) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master
Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Loans and REO Loans) as allowed under the terms of the related Serviced Loan, and if such Serviced Loan does not require the related
Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable)

                                       102

and similar items, the Master Servicer shall, as to all Serviced Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related
Mortgaged Property for nonpayment of such items.

          (c) The Master Servicer shall, as to all Mortgage Loans, subject to
Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged
Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on
Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis;
provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the
Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable
Servicing Advance (although it may pay the item that such Servicing Advance was to cover out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) if it determines, and it must pay such item out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) if, in the case of a Specially Serviced Loan or REO Property, the Special Servicer
determines (upon which determination the Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from an A/B Custodial Account, the Certificateholders and the related B-Noteholder(s)), as a collective whole). All such Servicing
Advances or, as contemplated by the second proviso to the preceding paragraph, amounts withdrawn from the Certificate Account (or, if applicable and there are funds on deposit therein, an A/B Custodial Account) shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) (or, if applicable, Section 3.05(g)). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged
Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

          The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to
Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO
Property, before the date on which the Master Servicer is required to make any
Servicing Advance with respect to a given Mortgage Loan or REO Property;
provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent

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with such information in its possession as the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master
Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance.
Any request by the Special Servicer that the Master Servicer make a Servicing
Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance and the
Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made or proposed to be made with respect to a Specially Serviced Mortgage Loan or REO Property is a
Nonrecoverable Servicing Advance. The Master Servicer, the Trustee and the
Fiscal Agent shall be entitled to conclusively rely on such a determination.

          If the Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice, then
(subject to a determination that such Servicing Advance would not be a
Nonrecoverable Servicing Advance) the Trustee (or the Fiscal Agent on its
behalf) shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the
Master Servicer subject to and as provided in Section 7.01.

          (d) In connection with its recovery of any Servicing Advance from the
Certificate Account pursuant to Section 3.05(a) or from an A/B Custodial Account pursuant to Section 3.05(g), as applicable, each of the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account or such A/B
Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such
Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest received on the related
Serviced Loan or REO Property during the Collection Period in which such reimbursement is made; and, to the extent that such late payment charges and
Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Certificate
Account; provided that interest on Servicing Advances with respect to an A/B
Loan Combination or any related A/B Mortgaged Property shall, to the maximum extent permitted under the related A/B Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder(s) and/or payments received from the related B-Noteholder(s) under the related A/B Intercreditor
Agreement for such purpose. Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after

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funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any
Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

          (e) The determination by the Master Servicer or the Special Servicer that a Nonrecoverable Servicing Advance has been made or that any proposed
Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Master Servicer (if the
Special Servicer is delivering such Officer's Certificate), the Special Servicer
(if the Master Servicer is delivering such Officer's Certificate), the Trustee, the Fiscal Agent, the Depositor and, in the case of an A/B Loan Combination, the related B-Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the
Certificate Account pursuant to Section 3.05(a)) or, in the case of an A/B Loan
Combination, out of the related A/B Custodial Account pursuant to Section
3.05(g)) of the related Mortgaged Property or REO Property, as the case may be;
which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master
Servicer, or by or on behalf of the Special Servicer if the Serviced Loan is a
Specially Serviced Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related
Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. In making a recoverability determination, the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related Mortgagor under the terms of the related
Serviced Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its "as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (in the case of the Master Servicer, consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a). In addition, any such Person may update or change its recoverability determinations at any time, and (in the case of the
Master Servicer, consistent with the Servicing Standard) the Master Servicer and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

          The Trustee, the Fiscal Agent and the Master Servicer, in the case of any Specially Serviced Loan and any REO Property, shall conclusively rely on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance (provided that none of the Trustee, the Fiscal Agent or the Master Servicer shall be required to

                                       105

rely on a determination by the Special Servicer that a Servicing Advance is not a Nonrecoverable Advance), and the Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing
Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing
Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a
Nonrecoverable Advance; and provided, further, that, if the Trustee fails to make such Servicing Advance for reasons other than a determination by the
Trustee that such Servicing Advance would be a Nonrecoverable Advance, the
Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

          (f) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of an A/B Loan Combination, if the related Reserve Account includes funds with respect to any other Mortgage Loan, then the Master Servicer shall clearly reflect any interest therein of the related B-Noteholder. Withdrawals of amounts so deposited with respect to any Serviced Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related
Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the Master Servicer interest and investment income earned on amounts in the
Reserve Accounts as described below if permitted under the related Serviced Loan documents; and (iii) following an event of default under such Serviced Loan, for such other purposes as are consistent with the related Serviced Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the
Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or
Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related
Mortgaged Property must be completed.

          SECTION 3.04 Certificate Account, Interest Reserve Account,
Gain-on-Sale Reserve Account, Additional Interest Account, Floating Rate
Account, Distribution Account and A/B Custodial Accounts.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the
Trustee in trust for the benefit of

                                       106

the Certificateholders. The Certificate Account shall be an Eligible Account.
The Master Servicer shall deposit or cause to be deposited in the Certificate
Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date
(other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on the Mortgage Loans, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate
          Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or a force placed policy;

               (vii) any amounts required to be transferred from the Pool REO
          Account pursuant to Section 3.16(c);

               (viii) any amount in respect of Purchase Prices and Substitution
          Shortfall Amounts pursuant to Section 2.03(b);

               (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest
          Shortfalls;

               (x) any amount paid by a Mortgagor to cover items for which a
          Servicing Advance has been previously made and for which the Master
          Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
          applicable, has been previously reimbursed out of the Certificate
          Account;

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               (xi) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses,
          including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a);

               (xii) any amounts required to be (A) transferred from any A/B
          Custodial Account pursuant to Section 3.05(g) or (B) paid by the related B-Noteholder(s), in accordance with the related A/B
          Intercreditor Agreement, to reimburse the Trust; and

               (xiii) amounts paid by a B-Noteholder or mezzanine lender in connection with curing a default under any Mortgage Loan;

provided that, in the case of an A-Note Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, subject to the related A/B Intercreditor
Agreement, any amounts described in clauses (i)-(iv), (vi), (x) and (xiii) above required to be deposited in the related A/B Custodial Account pursuant to
Section 3.04(h), shall first be so deposited in the related A/B Custodial
Account and shall thereafter be transferred to the Certificate Account only to the extent provided in Section 3.05(g).

          The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections
3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the
Certificate Account. If the Master Servicer shall deposit in the Certificate
Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the
Special Servicer as additional servicing compensation in accordance with Section
3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special
Servicer pursuant to the first sentence of Section 3.12(a), as provided in
Section 3.11(d)) and other transaction fees or other expenses received by the
Master Servicer to which the Special Servicer is entitled pursuant to Section
3.11(d) upon receipt of a certificate of a Servicing Officer of the Special
Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (x), (xi), (xii) and (xiii) of the last sentence of the second preceding paragraph with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses

                                       108

incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph or any applicable A/B Custodial Account in accordance with Section
3.04(h), as applicable, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the
Certificate Account or any applicable A/B Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master
Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders. The Distribution
Account shall be an Eligible Account. The Master Servicer shall deliver to the
Trustee each month on or before 1:30 p.m. New York City time (or 3:00 p.m. New
York City time if the last day of the Collection Period is deemed to be the P&I
Advance Date) on the P&I Advance Date therein, for deposit in the Distribution
Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or
Additional Interest received on the Mortgage Loans during the related Collection
Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section
9.01.

          In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any
P&I Advances required to be made by the Master Servicer in accordance with
Section 4.03(a).

          The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

          The Trustee shall, as and when required, deposit in the Distribution
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Distribution Account.

          (c) The Trustee shall establish and maintain one or more accounts
(collectively, the "Interest Reserve Account"), on behalf of and for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible
Account; provided that, subject to Section 3.05(g), the Interest Reserve Account may be a sub-account of the Distribution Account. On or before each Distribution
Date in February and, during each year that is not a

                                       109

leap year, January, the Trustee shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve
Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the
Interest Reserve Amount in respect of such Interest Reserve Mortgage Loan or
Interest Reserve REO Mortgage Loan, as the case may be, for such Distribution
Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool).

          The Trustee shall, as and when required, deposit in the Interest
Reserve Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Interest Reserve Account.

          (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the
Trustee in trust for the benefit of the Class Y Certificateholders. The
Additional Interest Account shall be established and maintained as an Eligible
Account; provided that, subject to Section 3.05(g), the Additional Interest
Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional
Interest received during any Collection Period.

          Following the distribution of Additional Interest to the Class Y
Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay
Additional Interest, the Trustee shall terminate the Additional Interest
Account.

          The Trustee shall, as and when required, deposit in the Additional
Interest Account any amounts required to be so deposited by the Trustee pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted
Investments of funds in the Additional Interest Account.

          (e) Funds in the Certificate Account, the Interest Reserve Account,
the Distribution Account, the Gain-on-Sale Reserve Account, the Floating Rate
Account and the Additional Interest Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give written notice to the Trustee, the Special Servicer and the
Rating Agencies of the location of the Certificate Account as of the Closing
Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master
Servicer, the Special Servicer and the Rating Agencies of the location of the
Distribution Account as of the Closing Date and of any new location of the
Distribution Account prior to any change thereof.

          (f) The Trustee, on behalf of and for the benefit of the
Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the
Gain-on-Sale Reserve Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for

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mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee; provided that, subject to Section 3.05(g), the Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account.
Upon the disposition of any REO Property or the liquidation of any Specially
Serviced Mortgage Loan in accordance with Section 3.09 or Section 3.18, the
Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account.

          The Trustee shall, as and when required, deposit in the Gain-on-Sale
Reserve Account any amounts required to be so deposited pursuant to Section
3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

          (g) Notwithstanding that the Additional Interest Account, the Interest
Reserve Account, the Floating Rate Account or the Gain-on-Sale Reserve Account
may be a sub-account of the Distribution Account for reasons of administrative convenience, the Additional Interest Account, the Gain-on-Sale Reserve Account,
the Interest Reserve Account, the Floating Rate Account and the Distribution
Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each A/B Loan
Combination (collectively, as to each A/B Loan Combination, the related "A/B
Custodial Account") (which, subject to the last paragraph of this Section
3.04(h), may be a sub-account of the Certificate Account), held on behalf of the
Certificateholders and the related B-Noteholder(s). Each A/B Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section
3.04(h), a sub-account of an Eligible Account. Subject to the related A/B
Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited in the A/B Custodial Account with respect to any A/B Loan combination, within one Business Day of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on such A/B Loan Combination due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or the related B-Noteholder(s), as the case may be, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect to such A/B Loan Combination), or payments (other than Principal Prepayments) received by it on or prior to the
Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal on the subject A/B Loan
          Combination, including Principal Prepayments;

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               (ii) all payments on account of interest on the subject A/B Loan
          Combination, including Additional Interest;

               (iii) all Prepayment Premiums and Yield Maintenance Charges on
          the subject A/B Loan Combination;

               (iv) to the extent not otherwise required to be deposited into an
          A/B REO Account, all Insurance Proceeds and Liquidation Proceeds
          received in respect of the subject A/B Loan Combination (including, without limitation, any amounts representing recoveries of
          Nonrecoverable Advances in respect of such A/B Loan Combination, including interest on such Nonrecoverable Advances, but excluding any
          Liquidation Proceeds described in clauses (iv)-(x) of the definition thereof received on the subject A-Note Mortgage Loan while it remains outstanding (which Liquidation Proceeds will be deposited in the
          Certificate Account));

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Custodial
          Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the subject A/B Loan Combination resulting from a deductible clause in a blanket hazard policy;

               (vii) any amounts required to be transferred to such A/B
          Custodial Account from the related A/B REO Account pursuant to Section
          3.16(c);

               (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the subject A/B Loan
          Combination specifically to cover items for which a Servicing Advance has been previously made;

               (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related B-Noteholder in accordance with the related A/B Intercreditor
          Agreement; and

               (x) any amounts paid by a related B-Noteholder or mezzanine lender in connection with curing a default under the subject A/B Loan
          Combination;

provided, however, that, at any time during which any A/B Intercreditor
Agreement requires that remittances in respect of the related B-Note Loan be made directly to the related B-Noteholder, the Master Servicer shall remit any amounts received in respect of the related B-Note Loan to the servicer of the related B-Note Loan, except to the extent that amounts received in respect of such B-Note Loan are due and owing to any Person pursuant to this Agreement
(including, without limitation, for any of the purposes described in Section
3.05(g)) and the related A/B Intercreditor

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Agreement, in which case the Master Servicer shall deposit such amounts in the related A/B Custodial Account.

          The foregoing requirements for deposit in an A/B Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the related Mortgagor in respect of any A/B Loan Combination in the nature of Escrow
Payments, amounts to be deposited in Reserve Accounts, and amounts that the
Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in an A/B Custodial Account. If the Master
Servicer shall deposit in an A/B Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B
Custodial Account, any provision herein to the contrary notwithstanding. The
Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by the Master
Servicer with respect to any A/B Loan Combination, to which the Special Servicer is entitled pursuant to Section 3.11(d), upon receipt of a certificate of a
Servicing Officer of the Special Servicer describing the item and amount. Any
A/B Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

          Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii), (ix) and (x) of the last sentence of the second preceding paragraph with respect to an A/B Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the
Special Servicer) to or at the direction of the Master Servicer for deposit into the related A/B Custodial Account (or, if applicable, for remittance to the servicer of the related B-Note Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing
Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an A/B REO Property shall be deposited by the Special Servicer into the related A/B REO Account and remitted to the
Master Servicer for deposit into the related A/B Custodial Account pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

          Notwithstanding that any A/B Custodial Account may be a sub-account of the Certificate Account for reasons of administrative convenience, any such A/B
Custodial Account and the Certificate Account shall, for all purposes of this
Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the
Trust Fund and each B-Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were

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separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

          (i) The Trustee, on behalf of the Trust Fund, shall establish and maintain the Floating Rate Account in trust for the benefit of the Holders of the Class A-MFL Certificates and the Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an
Eligible Account or, subject to Section 3.04(g), a subaccount of an Eligible
Account. The Trustee shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this
Agreement. The Trustee shall, as and when required, deposit in the Floating Rate
Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted
Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment Earnings from the
Floating Rate Account. The Trustee shall deposit into the Floating Rate Account:
(i) all amounts distributable with respect to the Class A-MFL REMIC II Regular
Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; and (ii)
upon receipt, all amounts received from the Swap Counterparty under the Swap
Agreement intended for distribution on the Class A-MFL Certificates.

          SECTION 3.05 Permitted Withdrawals from the Certificate Account,
Interest Reserve Account, Additional Interest Account, Floating Rate Account,
Distribution Account and A/B Custodial Accounts.

          (a) Subject to Section 3.05(c), the Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee for deposit in the Distribution
          Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage
          Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's
          right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Master
          Servicing Fees) and principal (net of any related Workout Fee or
          Liquidation Fee) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

               (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master
          Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or

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          REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such REO
          Mortgage Loan (whether in the form of REO Revenues, Liquidation
          Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer earned and unpaid Special
          Servicing Fees in respect of each Specially Serviced Mortgage Loan and
          REO Mortgage Loan;

               (v) to pay the Special Servicer (or, if applicable, a predecessor
          Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected
          Mortgage Loan and/or REO Mortgage Loan, as applicable, in the amounts and from the sources provided in Section 3.11(c);

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Servicing
          Advances in respect of any Mortgage Loan or REO Property, the Fiscal
          Agent's, the Trustee's, the Special Servicer's and the Master
          Servicer's respective rights to reimbursement pursuant to this clause
          (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor or cure payments that are allocable to such Servicing Advance, and to Liquidation Proceeds,
          Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

               (vii) to (A) reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Advances
          (including interest at the Reimbursement Rate) that have been or are determined to be Nonrecoverable Advances or (B) pay itself, with respect to any Mortgage Loan or REO Mortgage Loan, any related earned
          Master Servicing Fee that remained unpaid in accordance with clause
          (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or any related REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

               (viii) at such time as or after it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above,
          Section 3.03 or Section 3.05(g), to pay the Fiscal Agent, the Trustee,
          the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section
          3.03(d) or 4.03(d), as applicable, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) with respect to interest on any
          Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest collected on or in respect of the
          Mortgage Loan or REO Mortgage Loan to which

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          the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and
          Penalty Interest to be allocated between the Master Servicer and the
          Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the
          Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such
          Advance has been reimbursed, out of general collections on the
          Mortgage Loans and any REO Properties on deposit in the Certificate
          Account;

               (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any
          Mortgaged Property securing a Specially Serviced Mortgage Loan;

               (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net
          Investment Earnings with respect to the Certificate Account for any
          Collection Period and (B) any Prepayment Interest Excesses collected with respect to the Mortgage Loans;

               (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
          3.09(a), 3.18(b), 4.03(c) or 9.01;

               (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

               (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of
          Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a),
          (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a)
          or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
          Certificateholders, (D) the cost of recording this Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating Agencies that are not otherwise payable by a Mortgagor or a party to this Agreement;

               (xiv) to pay itself, the Special Servicer, any of the Mortgage
          Loan Sellers, the Majority Controlling Class Certificateholder, the
          Majority Class CP Certificateholder(s), a B-Noteholder or any other
          Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as otherwise

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          contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xv) to pay, out of general collections on the Mortgage Pool on deposit in the Certificate Account, to a B-Noteholder, any amount
          (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the terms of the related A/B
          Intercreditor Agreement;

               (xvi) [RESERVED];

               (xvii) to remit to the Trustee for deposit into the Additional
          Interest Account the amounts required to be deposited pursuant to
          Section 3.04(d);

               (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

               (xix) to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing Advance, provided that the
          Master Servicer (or, in the case of Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to
          Section 3.03(c);

               (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account;

               (xxi) to withdraw any amounts deposited in error; and

               (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

provided that, notwithstanding the foregoing, the Master Servicer shall not make withdrawals from the Certificate Account with respect to any A-Note Mortgage
Loan or any successor REO Mortgage Loan with respect thereto, the A/B Loan
Combination (as a whole) or any A/B REO Property for any of the purposes contemplated by clauses (ii), (iii), (v), (vi) and (viii)(A) above (but, in the case of such clause (viii)(A), only insofar as it relates to clause (ii) or (vi)
above); and provided, further, that, also notwithstanding the foregoing, any withdrawal from the Certificate Account pursuant to any of clauses (iv),
(viii)(B), (ix), (xi), (xii), (xiii) and (xviii) above that relates or is allocable to (A) any A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, (B) except in the case of clause (iv), any A/B Loan
Combination (as a whole) or (C) any A/B REO Property, shall be permitted to be made only if and to the extent that (x) any amounts then on deposit in the related A/B Custodial Account that are, in accordance with Section 3.05(g) and the related A/B Intercreditor Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y)
payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the related A/B
Custodial Account in accordance with Section

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3.05(g), or such payment, if made out of the Certificate Account, will be reimbursable to the Trust in accordance with the related A/B Intercreditor
Agreement, subject to available funds, out of collections on the related A/B
Loan Combination or any related A/B REO Property that are otherwise payable to the related B-Noteholder(s) in accordance with Section 3.05(g), or such payment, in the Special Servicer's judgment in accordance with the Servicing Standard, is in the best interests of the Certificateholders; and provided, further, that no servicing compensation earned with respect to a B-Note Loan or any successor REO
B-Note Loan with respect thereto shall be payable out of the Certificate Account at any time.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to the preceding paragraph above. Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I or the Loan
REMIC (in each case, with respect to the Mortgage Loans).

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the
Fiscal Agent from the Certificate Account amounts permitted to be paid to the
Special Servicer (or to such third party contractors), the Trustee or the Fiscal
Agent, as the case may be, therefrom promptly upon receipt of a certificate of a
Servicing Officer of the Special Servicer or of a Responsible Officer of the
Trustee or the Fiscal Agent, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each
Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon. With respect to each Mortgage Loan and REO Property for which it makes an Advance, a Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

          Upon the determination that a previously made Advance is a
Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Controlling Class
Representative and the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, each in its sole discretion). The unreimbursed portion of any Advance in respect of which reimbursement has been deferred as described in the preceding sentence shall accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable,

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may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to
Certificateholders and/or contractual duty hereunder. The Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall each give S&P and
Moody's at least 15 days' notice prior to any reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account or Distribution
Account allocable to interest on the Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause (1), (2) or (3) applies, the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as the case may be, shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances;
and provided, further, that, as a condition to the Special Servicer providing the notices described above, the Master Servicer shall provide to the Special
Servicer such information regarding amounts in the Certificate Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

          If the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made, subject to Section 3.05(c): first, out of amounts described in clauses (a) through (f) of the definition of
"Principal Distribution Amount", which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; and second, out of other amounts which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date; provided that, in connection with any reimbursement of a Nonrecoverable Advance or the payment of interest thereon in accordance with either clause first or clause second, as the case may be, of this sentence, such reimbursement or payment of interest pursuant to such clause shall be deemed made first, and to the fullest extent possible, out of amounts described in such clause that are attributable to the Loan Group that includes the Mortgage Loan or REO Mortgage Loan, as applicable, as to which such Nonrecoverable Advance was made, and only thereafter out of amounts described in such clause that are attributable to the other Loan Group. If and to the extent that any payment is

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deemed to be applied in accordance with clause first of the preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero (or, if applicable, to not less than the Class CP Principal Distribution Amount for such
Distribution Date), by the amount of such reimbursement and/or payment of interest. In addition, if and to the extent that any payment is deemed to be applied in accordance with clause first or clause second of the second preceding sentence to reimburse a Nonrecoverable Advance or to pay interest thereon, then, for purposes of determining the respective portions of the Net Principal
Distribution Amount and/or the Net Available Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, the parties hereto shall take into account whether such payment is deemed made out of amounts relating to Loan Group No. 1 or Loan Group No. 2 in accordance with the proviso to the second preceding sentence.

          If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made and/or such interest on such Advance, as the case may be, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then, in accordance with the definition thereof, the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item and/or such interest on such Advance, as the case may be, was recovered shall be increased by an amount equal to the lesser of (A) the amount of such recoveries and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to the definition thereof resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.
If and to the extent (i) any Advance is determined to be a Nonrecoverable
Advance, (ii) such Advance and/or interest thereon is reimbursed out of amounts constituting part of the Principal Distribution Amount as contemplated by clause first of the first sentence of the preceding paragraph or out of any other portion of the Available Distribution Amount as contemplated by clause second of the first sentence of the preceding paragraph and (iii) the particular item for which such Advance was originally made, or such interest paid on such Advance, is subsequently collected out of payments or other collections in respect of the related Mortgage Loan or REO Mortgage Loan, then, for purposes of determining the respective portions of the Net Principal Distribution Amount and/or the Net
Available Distribution Amount, as applicable, for the relevant Distribution Date that are attributable to each Loan Group, such recoveries shall be deemed allocated to offset the corresponding prior reductions in amounts attributable to each Loan Group in reverse order to that set forth in the prior paragraph.

          In connection with any payments required to be made to a B-Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from such B-Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related A/B Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the
Master Servicer may not condition payments required to be made to a B-Noteholder in accordance with Section 3.05(a)(xv) upon receipt of such a written statement
(other than as permitted under the related A/B Intercreditor Agreement); and
provided, further, that to the

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extent such a written statement from a B-Noteholder is received by the Master
Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

          (b) Subject to Section 3.05(c), the Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes
(in no particular order of priority):

               (i) to make distributions to the Certificateholders and the
          Floating Rate Account on each Distribution Date, pursuant to Sections
          4.01 and 9.01, as applicable;

               (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to
          Section 8.05;

               (iii) to pay the Trustee the Trustee Fee as contemplated by
          Section 8.05(a) hereof with respect to each Mortgage Loan and REO
          Mortgage Loan and to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

               (iv) to pay for the cost of the Opinions of Counsel sought by the
          Trustee (A) as provided in clause (v) of the definition of
          "Disqualified Organization," (B) as contemplated by Section 3.20(d),
          9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or
          11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special
          Servicer is liable therefor pursuant to Section 10.01(i);

               (vi) to pay the Tax Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

               (vii) to pay to the Master Servicer any amounts remitted by the
          Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

               (viii) to transfer Interest Reserve Amounts to the Interest
          Reserve Account in accordance with Section 3.04(c);

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               (ix) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

          Taxes imposed on any REMIC Pool shall be allocated to the related
REMIC.

          (c) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class CP Certificates on any
Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any
Mortgage Loan or REO Property (other than the Carolina Place Mortgage Loan or any related REO Property). Accordingly, in no event may the reimbursement of
Nonrecoverable Advances with respect to, or the payment of Additional Trust Fund
Expenses that are related to, Mortgage Loans and REO Properties (other than the
Carolina Place Mortgage Loan or any related REO Property) result in the
Available Distribution Amount and the Principal Distribution Amount for any
Distribution Date being less than the Class CP Available Distribution Amount and the Class CP Principal Distribution Amount, respectively, for such Distribution
Date.

          (d) If any Additional Trust Fund Expense relates to multiple Mortgage
Loans and/or REO Properties, then the Master Servicer (in the case of Additional
Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account)
shall, in a reasonable manner based on the circumstances, allocate the subject
Additional Trust Fund Expense among the subject Mortgage Loans and REO
Properties and notify each other and the Special Servicer of such allocation;
provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO
Properties on a pro rata basis, in accordance with the respective Stated
Principal Balances of the related Mortgage Loans and/or REO Mortgage Loans, if it cannot determine how to otherwise reasonably allocate such Additional Trust
Fund Expense. If an Additional Trust Fund Expense does not relate to any specific Mortgage Loan or REO Property, then the Master Servicer (in the case of
Additional Trust Fund Expenses paid out of the Certificate Account) or the
Trustee (in the case of Additional Trust Fund Expenses paid out of the
Distribution Account) shall allocate the subject Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated Principal Balances of the Mortgage Loans and related REO Mortgage Loans, and shall notify each other and the Special
Servicer.

          (e) The Trustee shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the aggregate of the
Interest Reserve Amounts then on deposit in the Interest Reserve Account.

          (f) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

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          (g) The Master Servicer may, from time to time, make withdrawals from the A/B Custodial Account (if any) with respect to each A/B Loan Combination for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances on each P&I Advance Date (or, with respect to the related B-Noteholder(s), on such earlier date as provided for in the related A/B Intercreditor Agreement) to the related B-Noteholder(s) and to the Trust in accordance with the related A/B Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account;

               (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Fiscal Agent's, the Trustee's and the Master
          Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal received in respect of the related A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto;

               (iii) subject to Section 3.11(e), to pay to itself earned and unpaid Master Servicing Fees in respect of the subject A/B Loan
          Combination and/or any successor REO Loans with respect thereto, the
          Master Servicer's right to payment pursuant to this clause (iii) with respect thereto being limited to amounts received on or in respect of such A/B Loan Combination (whether in the form of payments (including cure payments), Liquidation Proceeds or Insurance Proceeds) or such successor REO Loans (whether in the form of REO Revenues, Liquidation
          Proceeds or Insurance Proceeds), as the case may be, that are allocable as a recovery of interest thereon;

               (iv) [RESERVED];

               (v) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid
          Special Servicing Fees, Workout Fees and/or Liquidation Fees in
          respect of the subject A/B Loan Combination or any successor REO Loans with respect thereto in the amounts provided in Section 3.11(c) and out of the collections on such A/B Loan Combination or any related A/B
          REO Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (vi) to reimburse the Fiscal Agent, the Trustee, the Special
          Servicer or itself, in that order, for any unreimbursed Servicing
          Advances in respect of the subject A/B Loan Combination or any related
          A/B REO Property, the Fiscal Agent's, the Trustee's, the Special
          Servicer's and the Master Servicer's respective

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          rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments (including cure payments) made with respect to the item covered by such Servicing
          Advance, or to Liquidation Proceeds, Insurance Proceeds and, if
          applicable, REO Revenues received in respect of such A/B Loan
          Combination or any related A/B REO Property;

               (vii) at such time as it reimburses the Fiscal Agent, the
          Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the subject A/B Loan Combination
          (including an A-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto, specifically) or any related A/B REO Property pursuant to clause (ii) or (vi) above, Section 3.03 or Section
          3.05(a), to pay the Fiscal Agent, the Trustee, the Special Servicer or
          itself, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, the Master Servicer's, Special Servicer's, Trustee's
          and/or the Fiscal Agent's right to payment pursuant to this clause
          (vii) with respect to interest on any Advance being permitted to be satisfied out of collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (viii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a), with respect to the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related A/B REO
          Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (ix) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in such A/B Custodial Account as provided in Section 3.06(b), but only to the extent of the Net
          Investment Earnings with respect to such A/B Custodial Account for any
          Collection Period, and (B) any Prepayment Interest Excess with respect to the related A-Note Mortgage Loan;

               (x) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e),
          3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the subject A/B Loan Combination and/or the related
          A/B Mortgaged Property, such payment to be made out of such collections on such A/B Loan Combination or any related A/B REO
          Property as is contemplated by or consistent with the related A/B
          Intercreditor Agreement;

               (xi) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the subject A/B Loan Combination and/or the related A/B Mortgaged
          Property, such payment to be made out of such collections

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          on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor
          Agreement;

               (xii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of
          Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a),
          (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a)
          or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of
          Certificateholders, (D) the cost of recording the related A/B
          Intercreditor Agreement and any required opinion of counsel related thereto and (E) any rating confirmations with respect to related A/B
          Loan Combination and any related A/B REO Property that are not otherwise payable by the related Mortgagor or a party to this
          Agreement but, in the case of each of (A), (B) and (C) preceding, only to the extent such amounts relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payments to be made out of such collections on the subject A/B Loan Combination or any related A/B REO Property as is contemplated by or consistent with the related A/B Intercreditor Agreement;

               (xiii) to pay itself, the Special Servicer, the related Mortgage
          Loan Seller, the Majority Controlling Class Certificateholder, a
          related B-Noteholder or any other Person, as the case may be, with respect to the related A-Note Mortgage Loan, if previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xiv) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to the subject A/B Loan Combination and/or the related A/B Mortgaged Property, such payment to be made out of such collections on the subject A/B Loan Combination or any related
          A/B REO Property as is contemplated by or consistent with the related
          A/B Intercreditor Agreement;

               (xv) to pay any amount that, if made as a Servicing Advance in respect of the related A-Note Mortgage Loan, would constitute a
          Nonrecoverable Servicing Advance, provided that the Master Servicer
          (or, if the related A-Note Mortgage Loan is a Specially Serviced
          Mortgage Loan or in the case of any related A/B REO Property, the
          Special Servicer) determines that such payment would be in the best interests of the Certificateholders and the related B-Noteholder(s), as a collective whole, pursuant to Section 3.03(c);

               (xvi) to withdraw any amounts deposited in error;

               (xvii) to withdraw any other amounts that this Agreement
          expressly provides may be withdrawn from such A/B Custodial Account;
          and

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               (xviii) to clear and terminate such A/B Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from an A/B Custodial Account pursuant to the preceding paragraph and such records shall be sufficient to determine the amounts attributable to REMIC
I or the Loan REMIC, as applicable.

          The Master Servicer shall, as and when required by any related A/B
Intercreditor Agreement (or, in the absence of any express provisions therein regarding timing, on or before 1:30 PM (New York City time) on each P&I Advance
Date) remit to the Trust and the related B-Noteholder(s) such amounts as are distributable in respect of any A-Note Trust Mortgage Loan (or any successor REO
Mortgage Loan with respect thereto) and the related B-Note Loan(s) (or any successor REO B-Note Loan(s) with respect thereto), respectively, pursuant to the related A/B Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account and such remittances to each related
B-Noteholder to be made to the account designated by such B-Noteholder pursuant to the related A/B Intercreditor Agreement.

          The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the
Fiscal Agent on each P&I Advance Date from an A/B Custodial Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible
Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the
Fiscal Agent, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to any A/B Loan Combination or any A/B REO Property, on
a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account. The Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting with respect to any A/B Loan Combination or any related A/B REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the related A/B Custodial Account for reimbursements of Advances or interest thereon.

          If and to the fullest extent that it is permitted to do so pursuant to an A/B Intercreditor Agreement, the Master Servicer shall, consistent with the
Servicing Standard, seek payment from (or out of amounts otherwise payable to)
the related B-Noteholder(s) to cover (or to reimburse the Trust for the payment
of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to an A/B Loan Combination or any related A/B
REO Property that was not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder(s).

          Notwithstanding anything to the contrary contained in this Agreement, if any payment or distribution is to be made from an A/B Custodial Account under this Agreement, such payment or distribution payment shall be deemed to be made from the proceeds or

                                       126

collections on the related A/B Loan Combination (regardless of whether such amounts were deposited in such A/B Custodial Account), subject to the provisions of the related A/B Intercreditor Agreement.

          (h) The Trustee may, from time to time, make withdrawals from the
Floating Rate Account for (but only for) the following purposes:

               (i) to make payments to the Swap Counterparty pursuant to Section
          3.27(d);

               (ii) to make distributions to the Class A-MFL Certificateholders on each Distribution Date pursuant to Section 4.01(c);

               (iii) to pay the Depositor's Retained Amount to the Depositor on
          the initial Distribution Date;

               (iv) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

               (v) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

               (vi) to clear and terminate the Floating Rate Account pursuant to
          Section 9.01.

          It is hereby acknowledged that amounts on deposit in the Floating Rate
Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 3.27(d), prior to being applied to make distributions to the Class A-MFL Certificateholders pursuant to
Section 4.01(c).

          SECTION 3.06 Investment of Funds in the Servicing Accounts, Reserve
Accounts, Certificate Account, Interest Reserve Account, Distribution Account,
Floating Rate Account, A/B Custodial Accounts, Gain-on-Sale Reserve Account,
Additional Interest Account, and REO Accounts.

          (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Certificate
Account or an A/B Custodial Account (each, for purposes of this Section 3.06, an
"Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section
3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Interest
Reserve Account, the Floating Rate Account, the Gain-on-Sale Reserve Account or
the Additional Interest Account (also, for purposes of this Section 3.06, an
"Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more

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Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the Additional Interest Account and the Gain-on-Sale Reserve Account may remain uninvested. All Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an
Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer on behalf of the Trustee for the benefit of
Certificateholders (with respect to Permitted Investments of amounts in the
Servicing Accounts, the Reserve Accounts or the Certificate Account) or the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B Custodial Account), the Special Servicer on
behalf of the Trustee for the benefit of Certificateholders (with respect to
Permitted Investments of amounts in the Pool REO Account) or the
Certificateholders and the related B-Noteholder(s) (with respect to Permitted
Investments of amounts in an A/B REO Account) and the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Gain-on-Sale
Reserve Account or the Additional Interest Account) for the benefit of the
Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the Additional Interest Account and the
Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a
"certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such
Permitted Investment by the Master Servicer, the Special Servicer or the Trustee
shall constitute possession by the Trustee, as secured party, for purposes of
Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Servicing Accounts, any A/B Custodial Account
and the Reserve Accounts), the Special Servicer (with respect to Permitted
Investments of amounts in the REO Accounts) or the Trustee (with respect to
Permitted Investments of amounts in the Distribution Account, the Floating Rate
Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the
Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee,
     as the case may be, that such Permitted Investment would not constitute a
     Permitted Investment in respect of funds thereafter on deposit in the
     Investment Account.

          (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account
or any A/B Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the

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related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Serviced Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal at the end of such
Collection Period. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the
Special Servicer and shall be subject to its withdrawal at the end of such
Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the Floating Rate Account, the Interest Reserve
Account, the Additional Interest Account or the Gain-on-Sale Reserve Account,
interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal on such Distribution Date. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master
Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the
Certificate Account and any A/B Custodial Account, but excluding any Servicing
Accounts and Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Serviced Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Trustee (with respect to Permitted Investments of amounts in the
Distribution Account, the Floating Rate Account, the Interest Reserve Account,
the Additional Interest Account and the Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special Servicer, the end of the Collection Period during which such loss was incurred, and in the case of the Trustee, no later than 12:00 noon, New York City time, on the subject
Distribution Date, the amount of the Net Investment Loss, if any, for such
Collection Period or such Distribution Date, as the case may be; provided that none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such
Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section
3.06(b), the Trustee may (or, in the event of a default by the Trustee, the
Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the
Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the

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Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

          SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions
and Fidelity Coverage.

          (a) The Master Servicer (with respect to Serviced Loans) and the
Special Servicer (with respect to REO Properties) shall require the related
Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the Trust has an insurable interest and the subject coverage, except as otherwise provided in the following paragraph, is available at commercially reasonable rates, otherwise cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing
Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from
Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority Controlling
Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class
Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO
Property) a "standard" mortgagee clause, with loss payable to the Trustee or the
Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Serviced Loans); (ii) shall be in the name of the Special Servicer
(in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements securing a Mortgaged
Property or REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other
Serviced Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies
(other than amounts to be applied to the restoration or repair of the related
Mortgaged Property or REO Property or amounts to be released to the related
Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms

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of the related Mortgage and the Servicing Standard) shall be deposited in, as applicable, the Certificate Account, subject to withdrawal pursuant to Section
3.05(a), or any related A/B Custodial Account, subject to withdrawal pursuant to
Section 3.05(g), in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section
3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Loan, notwithstanding that the terms of the related Serviced Loan so permit.

          Notwithstanding the foregoing, subject to Section 6.12 (in the case of the Carolina Place Loan Combination or any related REO Property), the Master
Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special
Servicer, in consultation with the Controlling Class Representative, has determined in accordance with the Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged
Property and located in or around the region in which the subject Mortgaged
Property is located; provided, however, that the Controlling Class
Representative shall not have more than three Business Days to respond to the
Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the
Controlling Class Representative, the Special Servicer shall not be required to do so; and provided, further, that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master
Servicer of each determination under this paragraph.

          (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or force placed policy insuring against hazard losses on all of the Serviced Loans and/or
REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master
Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. The Master
Servicer and the Special Servicer shall bear the cost of any premium payable in respect of such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided that if the Master Servicer or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such
Mortgaged Property or REO Property shall constitute, and be reimbursable as, a
Servicing Advance to the extent that, except with respect to an REO Property, such blanket policy provides insurance that the related Mortgagor

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has failed to maintain. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the
Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account (or, in the case of an A/B
Mortgaged Property or any A/B REO Property, into the related A/B Custodial
Account), in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy or force placed policy, as the case may be, because of such deductible clause. The Master Servicer or the Special
Servicer, as appropriate, shall prepare and present, on behalf of itself, the
Trustee and Certificateholders (and, in the case of an A/B Loan Combination, the related B-Noteholder(s)), claims under any such blanket policy or force placed policy in a timely fashion in accordance with the terms of such policy.

          (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provision if an
Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

          Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund)
also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special
Servicer shall be deemed to have complied with the foregoing provisions if an
Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the
Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The
Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

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          For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies
(or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

          (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans identified on Schedule III attached hereto as being covered by a secured creditor environmental insurance policy, the Master
Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to be an insured (and, for the Master Servicer, on behalf of the Trust Fund (and in the case of an A/B Loan Combination, the related
B-Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an
"Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Loan covered thereby, the Master
Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the
Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)), as a collective whole. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing
Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the
Certificateholders (and, in the case of an A/B Loan Combination, the related
B-Noteholder(s)) in the event the Master Servicer has actual knowledge of an
Insured Environmental Event giving rise to a claim under such policy.

          In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more
Serviced Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies and the Trustee and, in the case of an A/B
Loan Combination, the related B-Noteholder(s) of such termination in writing.
Upon receipt of such notice, the Master Servicer with respect to non-Specially
Serviced Mortgage Loans, and the Special Servicer with respect to Specially
Serviced Mortgage Loans, shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the
Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

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          SECTION 3.08 Enforcement of Alienation Clauses.

          (a) Upon receipt of any request of a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance
(including, without limitation, any mezzanine financing of a Mortgagor or a
Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced Loan or a request by a
Mortgagor for a determination with respect to a Serviced Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the Master Servicer shall either: (i) if such Serviced Loan is not a
Specially Serviced Loan, promptly analyze such request, prepare written materials in connection with such analysis, provide such analysis and materials to the Special Servicer and, if the Special Servicer (subject to Section 6.11 and Section 6.12 and any applicable intercreditor, co-lender or similar agreement) approves such request, close the related transaction; or (ii) if such
Serviced Loan is a Specially Serviced Loan, promptly forward such request to the
Special Servicer, who, if otherwise permitted pursuant this Agreement, will analyze such request, will prepare all written materials in connection with such analysis and will, if it approves such request in accordance with the Servicing
Standard, close the related transaction, subject to Section 6.11 and Section
6.12 and any applicable intercreditor, co-lender or similar agreement. With respect to all Serviced Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of a B-Note Loan, on behalf of the related B-Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (after providing the
Controlling Class Representative ten Business Days' prior notice of such proposed action pursuant to Section 6.11, which notice shall be given by the
Special Servicer no later than three Business Days after receipt of such request) has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the Controlling Class Representative ten Business Days' prior notice of such proposed action pursuant to Section
6.11, which notice shall be given by the Special Servicer no later than three
Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination. The Special Servicer shall not exercise (and shall not consent to the Master Servicer exercising) any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which (A)
the aggregate of the Stated Principal Balance of such Mortgage Loan and the
Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of
$20,000,000, (B) the aggregate of the Stated Principal Balance of such Mortgage
Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% (or, with respect to Moody's, 5%) of the aggregate Stated Principal Balance of all
Mortgage Loans or (C) such Mortgage Loan is one of the ten largest Mortgage
Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a

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downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates and (ii) with respect to which (A) the criteria set forth in clause (i)(A), (i)(B) and (i)(C) of this sentence have been met or (B) such
Mortgage Loan has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85%
and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the
Certificates. With respect to a waiver of a due-on-sale provision, the Special
Servicer shall not waive (and shall not consent to the Master Servicer waiving)
any such restriction with respect to which (i) the aggregate of the Stated
Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage
Loan, is equal to or in excess of $35,000,000 (or $20,000,000 with respect to
Moody's), (ii) the aggregate of the Stated Principal Balance of such Mortgage
Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or (iii) such Mortgage
Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by
Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (ii) and
(iii) of this sentence, the Special Servicer may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the Rating Agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences shall be charged to the
Mortgagor unless prohibited by the related Serviced Loan documents, in which case such fees shall be Additional Trust Fund Expenses paid out of the
Certificate Account (or, in the case of the Carolina Place Loan Combination, shall be paid out of the related A/B Custodial Account), to the extent that the related Mortgage Loan Seller has not paid such fees, pursuant to the applicable
Mortgage Loan Purchase Agreement, provided that, if and to the extent that any such Rating Agency fees paid would result in the failure of any one or more
Holder(s) of Regular Certificates and/or Class A-MFL Certificates to receive any amount of principal or interest at the related Pass-Through Rate to which such
Holder(s) are entitled (in each case by the time any such amounts are due and payable to such Holder(s)), then such amounts shall be deemed to have been distributed to such Holder(s) from REMIC II, as of the time paid and then paid by such Holder(s) and not by any REMIC Pool. If the Special Servicer, in
accordance with the Servicing Standard, determines with respect to any Serviced
Loan that by its terms permits transfer, assumption or further encumbrance of a
Serviced Loan or the related Mortgaged Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the Master Servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale",
"transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

          (b) Notwithstanding any other provisions of this Section 3.08, the
Master Servicer (with respect to Mortgage Loans that are not Specially Serviced
Loans) (without the Special Servicer's consent) or the Special Servicer (with respect to Specially Serviced Mortgage

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Loans and REO Properties), without any Rating Agency confirmation as provided in subsection (a) above, may grant a Mortgagor's request for consent (or, in the case of an REO Property, may consent) to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related
Mortgage Loan to such easement or right-of-way, provided that the Master
Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged
Property, the security intended to be provided by such Mortgage or the related
Mortgagor's ability to repay the Mortgage Loan, and will not materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not result in an Adverse REMIC Event.

          SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required
Appraisals.

          (a) The Special Servicer shall, subject to Sections 3.09(b) through
3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master
Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of an A/B Mortgaged Property, on behalf of the related B-Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan (or, if applicable, a defaulted B-Note Loan if defaulted), whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund
(and, in the case of an A/B Loan Combination, at the expense of the related
B-Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), any environmental, engineering or

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other third party reports available, and other factors that a prudent real estate appraiser would consider.

          With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to obtain a Required Appraisal (or with respect to any
Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a
Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required
Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related
Mortgaged Property in which case such appraisal may be a letter update of the
Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than
$2,000,000, and in lieu of an Appraisal, an internal valuation performed by the
Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related
Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage
Loan. Following its receipt of any such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate and shall promptly notify the Master
Servicer, the Controlling Class Representative and the Trustee (and, in the case of the Carolina Place Mortgaged Property, the Class CP Representative and the
related B-Noteholder(s)) of such reduction. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the
Master Servicer, the Controlling Class Representative and the Trustee (and, in
the case of the Carolina Place Mortgaged Property, the Class CP Representative
and the related B-Noteholder(s)) within 10 Business Days of obtaining such
Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the
Certificate Account, pursuant to Section 3.05(a) or, in the case of an A/B Loan
Combination, out of the related A/B Custodial Account, pursuant to Section
3.05(g), as applicable in accordance with Section 3.05.

          Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of any A/B Mortgaged Property pursuant to this Section 3.09(a) after the related A-Note Mortgage Loan has been paid in full.

          (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the
          Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of
          Counsel (the cost of which may be withdrawn from the Certificate
          Account pursuant to

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          Section 3.05(a)) or, in the case of an A/B Loan Combination, if applicable, from the related A/B Custodial Account pursuant to Section
          3.05(g)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of an A/B Loan Combination, to the extent not allocable to the related B-Note Loan(s)) will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the
Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the
Trustee, on behalf of the Certificateholders (or, in the case of an A/B
Mortgaged Property, the Certificateholders and the related B-Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special
Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative and the Master Servicer (and, in the case of the Carolina
Place Mortgaged Property, the Class CP Representative and the related
B-Noteholder(s))), that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B
          Mortgaged Property, to the related B-Noteholder(s) as set forth in the related A/B Intercreditor Agreement) as a collective whole (taking into account the subordination of any related B-Note Loan(s)), on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, to the related B-Noteholder(s))
          to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

               (ii) there are no circumstances or conditions present at the
          Mortgaged Property relating to the use, management or disposal of
          Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such
          circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders (and, in the case of an A/B
          Mortgaged Property,

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          on behalf of the related B-Noteholder(s)) as a collective whole, on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of an A/B Mortgaged Property, on behalf of the related
          B-Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

          The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental
Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of an
A/B Mortgaged Property ordered after the related A-Note Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special
Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund (except to the extent, in the case of the an A/B Mortgaged Property, that such expense is payable out of the proceeds of the related B-Note Loan(s) pursuant to the related A/B Intercreditor
Agreement and this Agreement and except with respect to any Environmental
Assessment of an A/B Mortgaged Property ordered after the related A-Note
Mortgage Loan has been paid in full).

          (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, then
(subject to Section 6.11 and Section 6.12) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

          (e) The Special Servicer shall report to the Master Servicer, the
Controlling Class Representative and the Trustee (and, in the case of the
Carolina Place Loan Combination, the Class CP Representative and the Carolina
Place B-Noteholder(s)) monthly in writing as to any actions taken by the Special
Servicer with respect to any Mortgaged Property that represents security for a
Defaulted Mortgage Loan as to which the environmental testing contemplated in
Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Loan permit such

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an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

          (g) The Master Servicer shall, with the reasonable cooperation of the
Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Serviced Loan required by
Sections 6050J and 6050P of the Code and each year deliver to the Trustee an
Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

          (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Serviced Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative (and, with respect to the Carolina Place
Loan Combination or any related REO Property, the Class CP Representative and the related B-Noteholders) and the Master Servicer no later than the third
Business Day following such Final Recovery Determination.

          (i) Upon reasonable request of the Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Loan or the related Mortgaged Property.

          SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage
Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the
Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, any A/B Custodial Account or the Distribution
Account.

          (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer
shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and

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receipt from the Master Servicer of a Request for Release in the form of Exhibit
D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for
Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the
Master Servicer or the Special Servicer, as the case may be. Upon return of such
Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special
Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account or, if applicable, the related A/B
Custodial Account, pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the
Trustee or related Custodian to the Master Servicer or the Special Servicer, as
applicable.

          (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the
Special Servicer pursuant to Section 3.01(b)), in the form supplied to the
Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage
Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer.
Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          (d) Consistent with the foregoing, the Master Servicer and the Special
Servicer each shall request from a B-Noteholder the Mortgage Note for the related B-Note Loan under substantially the same circumstances that it would request from the Trustee the Mortgage Note for the related A-Note Mortgage Loan and shall retain the same only for so long as servicing and administration of such B-Note Loan requires.

          SECTION 3.11 Servicing Compensation.

          (a) As compensation for its activities hereunder, subject to Section
3.11(e), the Master Servicer shall be entitled to receive the Master Servicing
Fee with respect to each Serviced Loan (including each Specially Serviced Loan)
and REO Loan. As to each such Serviced Loan and REO Loan, the Master Servicing
Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest

                                       141

payment due on such Serviced Loan or deemed to be due on such REO Loan is computed and be calculated on a 30/360 Basis (or, in the event of a Principal
Prepayment in full or other Liquidation Event with respect to a Serviced Loan or
REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or
Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Serviced Loan, REO Mortgage Loan or REO B-Note Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Serviced Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Serviced Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or
Section 3.05(g)(iii), as applicable. The right to receive the Master Servicing
Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, modification fees for Serviced Loan modifications made by the Master Servicer pursuant to Section
3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees
(excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Serviced Loan and, with respect to late payment charges and Penalty Interest, accrued during the time that such Serviced Loan was not a Specially Serviced Loan, and (ii) 50% of
any assumption fee and 100% (or 50% if the related assumption fails to be completed) of any assumption application fee, in each case to the extent actually paid by a Mortgagor with respect to any Serviced Loan that is not a
Specially Serviced Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account or, if applicable, an A/B
Custodial Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in Sections 3.03(d),
3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred
Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout
Fees and Liquidation Fees) pursuant to this Section 3.11(b). To the extent the
Master Servicer receives late payment charges or Penalty Interest on a Serviced
Loan for which interest on Advances or inspection costs pursuant to Section
3.12(a) are outstanding or any Additional Trust Fund Expenses (exclusive of
Special Servicing Fees, Workout Fees and Liquidation Fees) related to such
Serviced Loan have been incurred since the Closing Date and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the
Certificate Account, by the end of the Collection Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Loan then due and payable hereunder in accordance with
Section 3.03(d) and/or (except with respect to any B-Note Loan or any successor
REO B-Note Loan with respect thereto) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced
Loan and (C) without

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duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section
3.12(a), but excluding Special Servicing Fees, Workout Fees and Liquidation
Fees) related to such Serviced Loan incurred since the Closing Date and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account. Subject to the
two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced Loan that have accrued during the period when the related Serviced
Loan is not a Specially Serviced Loan shall be additional compensation to the
Master Servicer even if collected during the period when the related Serviced
Loan is a Specially Serviced Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Prepayment Interest
Excesses on the Serviced Loans (subject to Section 3.11(e)); (ii) interest or other income earned on deposits in the Certificate Account and any A/B Custodial
Account, in accordance with Section 3.06(b) (but only to the extent of the Net
Investment Earnings, if any, with respect to each such account for each
Collection Period), and (iii) to the extent not required to be paid to any
Mortgagor under applicable law or the terms of the related Serviced Loan, any interest or other income earned on deposits in the Reserve Accounts and
Servicing Accounts maintained thereby (but only to the extent of the Net
Investment Earnings, if any, with respect to each such account for each
Collection Period).

          The Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or, with respect to an A/B Loan Combination, out of the related A/B Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled without the
Special Servicer's prior written consent.

          (c) As compensation for its activities hereunder, subject to Section
3.11(e), the Special Servicer shall be entitled to receive the Special Servicing
Fee with respect to each Specially Serviced Loan and each REO Loan. As to each
Specially Serviced Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Loan is computed and be calculated on a 30/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Serviced Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such
Principal Prepayment or Liquidation Event in a month consisting of 30 days). The
Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section
3.05(a).

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          As further compensation for its activities hereunder, subject to
Section 3.11(e), the Special Servicer shall be entitled to receive the Workout
Fee with respect to each Corrected Loan, so long as such loan remains a
Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Serviced Loan for so long as it remains a Corrected
Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Serviced Loan again became a Corrected
Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially
Serviced Loan that became a Corrected Loan during the period that it acted as
Special Servicer and remained a Corrected Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced Loan documents) causing the Serviced Loan to be a Specially Serviced Loan, but the
Serviced Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Loan solely because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special
Servicer) and subsequently becomes a Corrected Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

          In addition, with respect to each Specially Serviced Loan and REO
Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) and REO B-Note Loan, subject to Section 3.11(e), the Special Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Serviced Loan (including any
Specially Serviced Mortgage Loan repurchased by the applicable Mortgage Loan
Seller outside of the required cure period (as that cure period may be extended)
as provided in the applicable Mortgage Loan Purchase Agreement) (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with
Section 3.02(b) or the definition of "REO Mortgage Loan" or the definition of
"REO B-Note Loan", as applicable; provided that no Liquidation Fee shall be payable in connection with the receipt of, or out of, (i) Insurance Proceeds,
(ii) Liquidation Proceeds consisting of condemnation proceeds or resulting from the purchase or replacement of any Mortgage Loan or REO Property by a Mortgage
Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement (if purchased or replaced within the required cure period (as that cure period may be extended) set forth in such Mortgage Loan Purchase Agreement), the purchase of any Mortgage Loan or REO Property by the Special Servicer or the Majority
Controlling Class Certificateholder (or, in the case of the Carolina Place
Mortgage Loan, by the Majority Class CP Certificateholder(s) within 60 days after the Carolina Place Mortgage Loan has become a Defaulted Mortgage Loan)
pursuant to Section 3.18, the purchase of any Mortgage Loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement unless the Liquidation Fee is paid as part of the purchase price, the purchase of an A-Note Mortgage Loan by the related B-Noteholder pursuant to the related A/B Intercreditor Agreement unless the Liquidation

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Fee is paid as part of the purchase price (in the case of the Carolina Place
Mortgage Loan, in accordance with the definition of "Defaulted Mortgage Loan
Purchase Price" in the Carolina Place Co-Lender Agreement), or the purchase of any Mortgage Loan or REO Property by the Master Servicer, the Special Servicer
or the Majority Controlling Class Certificateholder pursuant to Section 9.01, or the acquisition of any Mortgage Loan or REO Property by the Certificateholders
(exclusive of the Class R and Class Y Certificateholders) in exchange for their
Certificates pursuant to Section 9.01 and/or (iii) Liquidation Proceeds of the
type identified in clauses (ix) and (x) of the definition thereof; provided, further, that no Liquidation Fee shall be payable (i) in connection with a
Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

          Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to an A/B Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such A/B Loan Pair on deposit in the related A/B Custodial Account that may be applied to pay such fees in accordance with the related A/B Intercreditor
Agreement, pursuant to Section 3.05(g), or, if collections received thereon are insufficient, then any such fees in respect of the related A-Note Mortgage Loan
(but not the related B-Note Loan(s)) shall be payable out of the Certificate
Account, pursuant to Section 3.05(a).

          The Special Servicer's right to receive the Special Servicing Fee, the
Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

          (d) Subject to Section 3.11(e), additional servicing compensation in the form of: (i) all late payment charges and Penalty Interest received on or with respect to any Serviced Loan that accrued during the time that the subject
Serviced Loan was a Specially Serviced Loan, (ii) fifty percent (50%) of any assumption fee and, if the related assumption fails to be completed, any assumption application fee, to the extent actually paid by a Mortgagor with respect to any Serviced Loan that is not a Specially Serviced Loan, and one-hundred percent (100%) of any assumption application fee and assumption fee, to the extent actually paid by a Mortgagor with respect to any Specially
Serviced Loan, and (iii) modification fees collected on all Serviced Loans
(other than modifications made by the Master Servicer pursuant to Section
3.20(h)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special
Servicer by the Master Servicer and shall not be required to be deposited in the
Certificate Account or any A/B Custodial Account, as the case may be; provided that the Special Servicer's right to receive late payment charges and Penalty
Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Serviced Loan as provided in Sections
3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses (exclusive of Special Servicing Fees,
Workout Fees and Liquidation Fees) pursuant to this Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to
Section 3.12(a) are outstanding or any

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Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout
Fees and Liquidation Fees) related to such Serviced Loan have been incurred since the Closing Date and not previously reimbursed to the Trust Fund, the
Special Servicer shall transfer to the Master Servicer for deposit in the
Certificate Account, within one Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i)
the amount of late payment charges or Penalty Interest received on such Serviced
Loan or (ii) the sum of (A) the amount of interest on Advances related to such
Serviced Loan then due and payable hereunder in accordance with Section 3.03(d)
and/or (except in the case of a B-Note Loan) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced
Loan and (C) without duplication, the amount of Additional Trust Fund Expenses
(including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a), but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) related to such Serviced Loan incurred since the Closing
Date and not previously reimbursed to the Trust Fund. To the extent that the
Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master
Servicer who shall deposit such late payment charges and Penalty Interest in the
Certificate Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b)
(but only to the extent of the Net Investment Earnings, if any, with respect to each REO Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section 3.05(a), if and to the extent such expenses are not payable directly out of the Certificate
Account, any A/B Custodial Account or the REO Accounts, as the case may be.

          (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to the Master Servicer and the Special Servicer in respect of the servicing and administration of a B-Note Loan and any successor REO B-Note Loan with respect thereto pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the related A/B Intercreditor Agreement. In addition, notwithstanding Section 8.05, no Trustee Fee shall be payable with respect to the any B-Note Loan.

          SECTION 3.12 Property Inspections; Collection of Financial Statements;
Delivery of Certain Reports.

          (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges received with respect to the related Mortgage Loan in the
Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of a
B-Note Loan, that such expense is allocable to, and can be paid out of collections on, such B-Note Loan, in which case it shall be reimbursable from amounts otherwise payable to the related B-Noteholder that are on deposit in the related A/B Custodial Account). Each of the Master

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Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or
REO Mortgage Loan and the Special Servicer for each Specially Serviced Mortgage
Loan and REO Mortgage Loan shall (and in the case of the Master Servicer, at its expense) perform or cause to be performed an inspection of all the Mortgaged
Properties at least once per calendar year (or, in the case of each Mortgaged
Property securing a Mortgage Loan (other than a Specially Serviced Mortgage
Loan) with a then-current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year)
beginning in 2006; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special
Servicer during the immediately preceding six months. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special
Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the
Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the
Mortgaged Property. The Master Servicer shall deliver such reports to the
Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section
3.15. Upon written request and at the expense of the requesting party, the
Trustee shall deliver copies of any such inspection reports to
Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced
Mortgage Loan; provided that the Special Servicer obtains the approval of the
Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the Master Servicer and the
Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the
Special Servicer performs such inspection, such inspection shall satisfy the
Master Servicer's inspection obligations pursuant to this paragraph (a).

          With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the
Special Servicer may reasonably request.

          The Special Servicer shall, promptly after a Mortgage Loan becomes a
Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative, each Rating Agency and the Trustee (and, in the case of the Carolina Place Loan Combination, the Class CP Representative
and the related B-Noteholders), which notice shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the
Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee, upon request, to each Certificateholder and the Depositor.

          (b) Not later than 2:00 p.m. (New York City time) on the second
Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties
providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status
Report;

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and (iii) a CMSA Financial File. Not later than 5:00 p.m. (New York City time)
on the first Business Day following each Determination Date, the Special
Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to
Specially Serviced Mortgage Loans) providing the required information as of such
Determination Date: (i) a CMSA Historical Liquidation Report; (ii) a CMSA
Historical Loan Modification and Corrected Mortgage Loan Report; (iii) a CMSA
REO Status Report; (iv) a CMSA Loan Level Reserve/LOC Report; and (v) a CMSA
Delinquent Loan Status Report.

          (c) The preparation of each CMSA Advance Recovery Report shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a
CMSA Advance Recovery Report with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable." No later than
4:00 p.m. (New York City time) on the third Business Day after each
Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the
Trustee): (A) the most recent CMSA Historical Loan Modification and Corrected
Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status
Report received from the Special Servicer pursuant to Section 3.12(b); (B) a
CMSA Property File, a CMSA Comparative Financial Status Report and a CMSA
Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the
Special Servicer and the Master Servicer); (C) a CMSA Loan Level Reserve/LOC
Report and a CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (D) a CMSA
Servicer Watchlist and a CMSA Advance Recovery Report (in each case, with the required information as of such Determination Date).

          (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicer shall deliver to the Trustee the reports set forth in this Section 3.12
(in an electronic format reasonably acceptable to the Special Servicer and the
Master Servicer with respect to the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to

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timely provide any report required under Section 3.12(b) and this Section
3.12(d) of this Agreement.

          The Special Servicer, in the case of each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer, in the case of all other
Mortgage Loans, shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter
(followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

          The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the
Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the
Trustee, the Special Servicer and the Controlling Class Representative, in each case (other than the Rating Agencies and the Controlling Class Representative,
which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

          Within 30 days after receipt by the Master Servicer or the Special
Servicer of any annual operating statements with respect to any Mortgaged
Property or REO Property, as applicable, each of the Master Servicer and the
Special Servicer shall prepare or update and, with respect to any CMSA NOI
Adjustment Worksheet prepared or updated by the Special Servicer, forward to the
Master Servicer, a CMSA NOI Adjustment Worksheet for such Mortgaged Property or
REO Property (with the annual operating statements attached thereto as an exhibit).

          The Special Servicer with respect to each Specially Serviced Mortgage
Loan and REO Mortgage Loan, and the Master Servicer with respect to each other
Mortgage Loan, shall each prepare and maintain and forward to each other one
CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special
Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year.
The Master Servicer and the Special Servicer shall each use the "Normalized"
column from the CMSA NCF Adjustment Worksheet for any Mortgaged Property or REO
Property, as the case may be, to update the corresponding CMSA Operating
Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the
CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating
Statement Analyses and CMSA NOI Adjustment Worksheets maintained thereby are to be made available by the Master Servicer and the Special Servicer to each other, the Trustee, the Controlling Class Representative and, subject to Section 3.15, any Certificateholders, Certificate Owner or prospective Certificateholder or
Certificate Owners (or a licensed or registered investment adviser representing such Person), in each case upon request.

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          SECTION 3.13 Annual Statement as to Compliance.

          Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class
Representative, the Class CP Representative, the Carolina Place B-Noteholders,
and the Rating Agencies and, in the case of the Special Servicer, to the Master
Servicer, on or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning
March 15, 2006, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special
Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Master
Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. With respect to each year that the reports described in Section 8.16(a) are filed, the
Trustee shall review such Officer's Certificate and inform the Depositor, the
Master Servicer and the Special Servicer of any material exceptions that any
Responsible Officer has actual knowledge of prior to March 25th of the year received.

          SECTION 3.14 Reports by Independent Public Accountants.

          On or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning
March 15, 2006, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class
Representative and Depositor and, in the case of the Special Servicer, to the
Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the
Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by
Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage
Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in Section 8.16(a) are filed, prior to February 15th of each

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calendar year, beginning February 15th, 2005, the Trustee shall notify the
Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge.

          SECTION 3.15 Access to Certain Information.

          (a) Upon ten days' prior written notice, the Master Servicer (with respect to the items in clauses (i), (ii) (other than Distribution Date
Statements, the Prospectus and the Prospectus Supplement), (iii) (in the case of
Officer's Certificates delivered by the Master Servicer), (v), (vi), (viii),
(ix) (in the case of Officer's Certificates delivered by the Master Servicer)
and (x) below), the Special Servicer (with respect to the items in clauses (iii)
(in the case of Officer's Certificates delivered by the Special Servicer),
(vii), (viii) (with respect to Specially Serviced Mortgage Loans), (ix) (in the case of Officer's Certificates delivered by the Special Servicer) and (x) below)
and the Trustee (with respect to the items in clauses (i), (ii), (iii), (iv) and
(ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or, in the case of the Trustee, at its Corporate Trust
Office), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the Special
Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or
Certificateholder or any Person identified by a Certificate Owner or
Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any
Certificate or interest therein (or a licensed or registered investment adviser representing such Person), the Trustee, the Rating Agencies, the Underwriters
and the Depositor originals or copies of the following items: (i) this Agreement and any amendments thereto, (ii) the Prospectus and Prospectus Supplement, all
Distribution Date Statements delivered or otherwise made available to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the Master
Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Officers'
Certificates delivered to the Trustee by the Master Servicer or the Special
Servicer since the Closing Date pursuant to Section 3.13, (iv) all accountants'
reports delivered to the Trustee in respect of the Master Servicer or the
Special Servicer since the Closing Date as described in Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the Master Servicer in respect of each Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (viii) the Servicing File relating to each Mortgage
Loan, (ix) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable
Advance pursuant to Section 3.03(e) or 4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), and (x)
all CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets
maintained by the Master Servicer or Special Servicer.

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Copies of any and all of the foregoing items will be available from the Master
Servicer, the Special Servicer or the Trustee, as the case may be, upon request, and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

          In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and, with respect to the
Carolina Place Mortgage Loan, the Class CP Representative), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (i) in the case of Certificate Owners and the Controlling Class
Representative (and, with respect to the Carolina Place Mortgage Loan, the Class
CP Representative), a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special
Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such
Certificate Owner and the Controlling Class Representative (and, with respect to the Carolina Place Mortgage Loan, the Class CP Representative) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person)
confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein (or a licensed or registered investment adviser representing such Person), confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master
Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein
(or a licensed or registered investment adviser representing such Person), is requesting the information for use in evaluating a possible investment in
Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and, with respect to the Carolina Place Mortgage Loan, the Class CP Representative), by its
acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (or a licensed or registered investment adviser representing such other
Person), provided that such other Person (or a licensed or registered investment adviser representing such other Person) confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or
Certificate Owner (or any licensed or registered investment adviser representing such Person) shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available via the
Trustee's or Master Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable,

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or has previously been filed with the Commission, and the Trustee, the Master
Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's or Master Servicer's or Special Servicer's
Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

          Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC,
the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner or, to the extent that the subject information relates to an A/B Loan
Combination, a related B-Noteholder, access to any records regarding the
Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

          The Trustee, the Master Servicer, the Special Servicer and the
Underwriters may require payment from a Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such Person) or, in the case of an A/B Loan Combination, a related
B-Noteholder, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, such Certificateholder, Certificate Owner, prospective transferee (or a licensed or registered investment adviser representing such
Person) or, in the case of an A/B Loan Combination, a related B-Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

          (b) The Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a
convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

          The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the
Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan
Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the
CMSA Financial File and the CMSA Property File. Any Restricted Servicer Report
or Unrestricted Servicer Report that is not available on the Master Servicer's
Internet Website as described in the immediately preceding sentence by 5:00 p.m.
(New York City time) on the related Distribution

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Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet
Website.

          In connection with providing access to the Master Servicer's Internet
Website, the Master Servicer may require registration and the acceptance of a disclaimer.

          If three or more Holders or the Controlling Class Representative
(hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the
Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Trustee shall, within five Business
Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other
Person's information or report included in any communication from the Master
Servicer or the Special Servicer under this Agreement. Neither the Master
Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the
Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

          SECTION 3.16 Title to REO Property; REO Accounts.

          (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders and, in the case of an A/B Loan Combination, the related
B-Noteholder(s), as their interests may appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I (or, in the case of any REO
Property related to the Carolina Place Mortgage Loan, the Loan REMIC) acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an
"REO Extension") by the Internal Revenue Service to sell such REO Property or
(ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by
REMIC I (or, in the case of any REO Property related to the Carolina Place
Mortgage Loan, the Loan REMIC) of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on
"prohibited transactions" (as defined in Section 860F of the Code) of any REMIC
Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any
Certificates are outstanding. If the

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Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO
Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the
Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

          (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special
Servicer shall establish and maintain one or more accounts (collectively, the
"Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any A/B REO Property). If such REO
Acquisition occurs with respect to an A/B Mortgaged Property, then the Special
Servicer shall establish an REO Account solely with respect to such property (an
"A/B REO Account"), to be held for the benefit of the Certificateholders and the related B-Noteholder(s), as their interests may appear. The Pool REO Account and any A/B REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of
Liquidation Expenses) received in respect of an REO Property within 2 Business
Days of receipt. Funds in the REO Accounts may be invested in Permitted
Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to such REO Account for any Collection Period). The
Special Servicer shall give written notice to the Trustee and the Master
Servicer of the location of each REO Account, when first established and of the new location of such REO Account prior to any change thereof.

          (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the second
Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the Pool REO Account and any A/B REO Account and deposit into the Certificate Account and the applicable A/B Custodial Account, respectively, or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the
Certificate Account and the applicable A/B Custodial Account, respectively), the aggregate of all amounts received in respect of each REO Property during such
Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the
Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and

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collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

          (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The
Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

          SECTION 3.17 Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property, the
Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

               (i) None of the income from Directly Operating such REO Property would be subject to tax as "net income from foreclosure property"
          within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly
          Operate" that would cause the REO Property to cease to qualify as
          "foreclosure property" within the meaning of Section 860G(a)(8) of the
          Code, then such Mortgaged Property may be Directly Operated by the
          Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO
          Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an
          REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

               (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an
          REO Tax, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to

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          manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax
          Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the
          Tax Administrator shall (to the extent reasonably possible) advise the
          Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income.
          After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective
          Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Tax Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section
          10.01(e).

          The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any A/B REO
Property, the related B-Noteholder(s) (as a collective whole) by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special Servicer and the Tax
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a) and, to the extent such amounts relate to an A/B Loan Combination and/or an A/B REO Property, at the expense of the Trust Fund and the related
B-Noteholder(s) payable pursuant to Section 3.05(g), consult with counsel.

          (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the
Certificateholders and, in the case of any A/B REO Property, the related
B-Noteholder(s) (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code and will not result in either (i) the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or (ii) an Adverse REMIC Event. Subject to the
foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the
Servicing Standard and, consistent therewith, shall withdraw from the related
REO Account, to the extent of amounts on deposit therein with respect to any REO
Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

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               (i) all insurance premiums due and payable in respect of such REO
          Property;

               (ii) all real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

          To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing
Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Fiscal Agent) the
Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master
Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property; provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

               (iii) except as permitted under Section 3.17(a), any such
          contract shall require, or shall be administered to require, that the
          Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO
          Property, including, without limitation, those listed in Section
          3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent
          Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

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               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such
          REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

          SECTION 3.18 Resolution of Defaulted Mortgage Loans and REO
Properties.

          (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO
Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections
2.03 and 9.01 and/or any applicable intercreditor, co-lender or similar agreement.

          (b) Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; and provided, further, that, the Special
Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12-months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted
Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days.
The Special Servicer shall notify the Trustee, the Master Servicer, each Rating
Agency and the Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such
Mortgage Loan, the occupancy level and physical condition of the related
Mortgaged Property, the state of the local economy in the area where the
Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the
Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related
Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related

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Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

          (c) Subject to the terms set forth in Section 2.03, in the event a
Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority
Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to any A-Note Mortgage Loan, subject to the related A/B Intercreditor Agreement and, in the case of the Carolina Place
Mortgage Loan, Section 3.18(d)) at a price (the "Option Price") equal to (i) the
Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage
Loan as determined by the Special Servicer in the manner described in Section
3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related Mortgagor or an
Affiliate of the related Mortgagor at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority
Controlling Class Certificateholder shall have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; provided that if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within
60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Special
Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder, and the Special
Servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period.
Following the expiration of such 15-day period, and subject to Section 3.18(d)
and any applicable co-lender, intercreditor or similar agreement, the Majority
Controlling Class Certificateholder shall again have the exclusive right to exercise such Purchase Option. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i)
once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan
(provided, however, that, if such Mortgage Loan subsequently becomes a Defaulted
Mortgage Loan, the related Purchase Option shall again be exercisable), (ii)
upon the acquisition, by or on behalf of the Trust Fund, of title to the related
Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage
Loan in connection with a workout or (iv) such Defaulted Mortgage Loan is otherwise removed from the Trust Fund.

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          (d) Notwithstanding Section 3.18(c), if the Carolina Place Mortgage
Loan becomes a Defaulted Mortgage Loan, then (for 90 days thereafter or, if sooner, the end of the corresponding Purchase Option described in Section
3.18(c)), the Majority Class CP Certificateholder(s) shall be entitled to purchase the Carolina Place Mortgage Loan at the applicable Purchase Price, which must include a Liquidation Fee if the purchase occurs more than 60 days after the Carolina Place Mortgage Loan becomes a Defaulted Mortgage Loan (and such right shall be superior to the corresponding Purchase Option set forth in
Section 3.18(c)). In the case of the Carolina Place Mortgage Loan, any purchaser of such Mortgage Loan in accordance with this Section 3.18 shall acquire such
Mortgage Loan subject to the Carolina Place Co-Lender Agreement, and the rights of the B-Noteholders thereunder, including the purchase option of the Carolina
Place B-Noteholders thereunder.

          (e) Upon receipt of notice from the Special Servicer indicating that a
Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase
Option may exercise the Purchase Option by providing the Master Servicer and the
Trustee written notice thereof (the "Purchase Option Notice"), in the form of
Exhibit M, which notice shall identify the Person that, on its own or through an
Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option
Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

          (f) If the Special Servicer or the Majority Controlling Class
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Mortgage
Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan;
provided that, if the Special Servicer is then in the process of obtaining a new
Appraisal with respect to the related Mortgaged Property, then the Trustee shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within 30 days) after the Trustee's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the Trustee may rely on the most current Appraisal obtained for the related
Mortgaged Property pursuant to this Agreement (if not obtained by the party with the conflict), it being herein acknowledged that the Trustee is authorized to obtain its own Appraisal at the expense of the Trust if necessary and appropriate under the circumstances. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the
Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing
Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

          (g) Unless and until the Purchase Option with respect to a Defaulted
Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies

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available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the
Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

          (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Mortgage Loan, then the Special Servicer shall, subject to
Section 6.11 or Section 6.12, as applicable, use its reasonable best efforts to sell the subject REO Property as soon as practicable in accordance with Section
3.16(a); and, in connection therewith the Special Servicer shall offer such REO
Property in a commercially reasonable manner. If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such
REO Property within the period specified in Section 3.16(a), or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall, subject to
Section 6.11 or Section 6.12, as applicable, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing
Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee (and, with respect to any A-Note Mortgage
Loan, the related B-Noteholder(s) and, in the case of any REO Property related to the Carolina Place Mortgage Loan, the Class CP Representative) not less than five days' prior written notice of its intention to sell any REO Property. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; provided that, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the
Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO Property and (iii) the Special
Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

          (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a
Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the
Trust Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the
Depositor or the Trustee shall have any liability to the Trust Fund or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this
Agreement.

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          (j) Upon exercise of a Purchase Option, the holder of such Purchase
Option shall be required to pay the purchase price specified in its Purchase
Option Notice to the Special Servicer within 10 Business Days of exercising its
Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business
Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a
Purchase Option may then exercise its Purchase Option in accordance with this
Section 3.18.

          (k) Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative, the Class CP
Representative or a B-Noteholder that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

          (l) The amount paid for a Defaulted Mortgage Loan or related REO
Property purchased under this Agreement shall be deposited into the Certificate
Account, in the case of a Mortgage Loan, or the REO Account, in the case of an
REO Property (except any portion of such amount constituting Gain-on-Sale
Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of any A-Note Mortgage Loan, applied in accordance with the related A/B
Intercreditor Agreement). Upon receipt of an Officer's Certificate from the
Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Trustee, upon receipt of a Request for Release, shall release or cause to be released to the
Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing
File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

          SECTION 3.19 Additional Obligations of Master Servicer and Special
Servicer.

          (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan for which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment (other than
Principal Prepayments from Insurance Proceeds or Liquidation Proceeds) during the most recently ended Collection Period creating a Prepayment Interest
Shortfall, an amount equal to the lesser of (i) the amount of the related
Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee
(calculated for this purpose only at a rate of 0.02% per annum) received by the
Master Servicer during such Collection Period on such Mortgage Loan and (B)
investment income earned by the Master Servicer on the related

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Principal Prepayment while on deposit in the Certificate Account or an A/B
Custodial Account; provided that, in the case of a Prepayment Interest Shortfall with respect to the Carolina Place Mortgage Loan, the amount described in clause
(ii)(A) of this sentence shall instead be the amount of the Master Servicing Fee that would have been received by the Master Servicer during such Collection
Period on such Mortgage Loan if the Master Servicing Fee were calculated at
0.02% per annum.

          For the purposes of determining the amounts that the Master Servicer is required to deposit in the Certificate Account on any P&I Advance Date in
respect of any particular Collection Period pursuant to the preceding paragraph of this Section 3.19(a), no Prepayment Interest Shortfall shall be carried over from a prior Collection Period. Notwithstanding the foregoing, the Master
Servicer shall not be relieved from making a payment it was obligated to make under the preceding paragraph of this Section 3.19(a) in respect of a prior
Collection Period, but failed to do so.

          (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly
(and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the
Master Servicer.

          (c) The Depositor shall be responsible for paying the upfront surveillance fees of the Rating Agencies with respect to the Trust.

          SECTION 3.20 Modifications, Waivers, Amendments and Consents.

          (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections
3.08(b), 6.11 and 6.12, and further subject to any applicable intercreditor, co-lender or similar agreement (including, with respect to an A/B Loan
Combination, the related A/B Intercreditor Agreement), the Master Servicer (to
the extent provided in Section 3.02(a) and Section 3.20(h) below) and the
Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Serviced Loan (including, subject to
Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

          (b) All modifications, waivers or amendments of any Serviced Loan
(including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the
Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Serviced Loan within the meaning of Treasury regulations section 1.860G-2(b).

          (c) Except as provided in Section 3.20(d) and the last sentence of
Section 3.02(a), neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree

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or consent to any modification, waiver or amendment of any term of any Serviced
Loan that would:

               (i) affect the amount or timing of any related payment of
          principal, interest or other amount (including Prepayment Premiums or
          Yield Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

               (ii) affect the obligation of the related Mortgagor to pay a
          Prepayment Premium or Yield Maintenance Charge or permit a Principal
          Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

               (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the
          Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an
          Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged
          Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO
          Property); or

               (iv) if such Serviced Loan is a Mortgage Loan that has a Stated
          Principal Balance, individually or in the aggregate with all other
          Mortgage Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors affiliated with the Mortgagor on the subject Mortgage Loan, equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or
          $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged
          Property or any interest therein or (B) equity interests in the
          Mortgagor or any equity owner of the Mortgagor that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the related
          Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related Mortgagor without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

               (v) allow any additional lien on the related Mortgaged Property if such Serviced Loan is a Mortgage Loan that has a Stated Principal
          Balance, individually or in the aggregate with all other Mortgage
          Loans that are cross-collateralized with, cross-defaulted with or have been made to Mortgagors

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          affiliated with the Mortgagor on the subject Mortgage Loan, equal to or in excess of 2% (or, in the case of Moody's, 5%) of the then aggregate current principal balances of the Mortgage Loans or
          $20,000,000, is one of the ten largest Mortgage Loans by Stated
          Principal Balance as of such date, or, with respect to S&P only, has
          (together with such additional lien) an aggregate Loan-to-Value Ratio that is equal to or greater than 85% or has an aggregate Debt Service
          Coverage Ratio that is less than 1.2x, without the prior written confirmation from each applicable Rating Agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates; or

               (vi) in the reasonable, good faith judgment of the Special
          Servicer, otherwise materially impair the security for such Serviced
          Loan or reduce the likelihood of timely payment of amounts due thereon.

          (d) Notwithstanding Section 3.20(c), but subject to Section 6.11,
Section 6.12 and the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related A/B
Intercreditor Agreement, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially
Serviced Loan, (iv) extend the maturity date of any Specially Serviced Loan, or
(v) accept a Principal Prepayment on any Specially Serviced Loan during any
Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and
(B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Serviced Loan to
Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of
Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the
Serviced Loan under Treasury regulation section 1.860G-2(b) of the Code and (2)
cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

          In addition, notwithstanding Section 3.20(c), but subject to Section
6.11 and Section 6.12, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, including any related
A/B Intercreditor Agreement, the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced
Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which
Appraisal supports the

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determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

          In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final
Distribution Date or, in connection with any such extension, in no event shall the Special Servicer reduce the Mortgage Rate of a Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, or (ii) if the Mortgage
Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of such Ground Lease, 10 years)
prior to the expiration of the term of such Ground Lease.

          The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first sentence of the first paragraph of this Section
3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

          (e) The Special Servicer or, with respect to subsection (h) below, the
Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it: (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

          (f) The Special Servicer shall notify the Master Servicer, any related
Sub-Servicers, the Trustee, the Controlling Class Representative (and, with respect to the Carolina Place Mortgage Loan, the Class CP Representative and the
Carolina Place B-Noteholders) and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan
(including fees charged the related Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten
Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request

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during normal business hours at the offices of the Special Servicer pursuant to
Section 3.15 hereof.

          (g) The Master Servicer shall not permit defeasance of any Mortgage
Loan (x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Mortgage Loan. Unless and except to the extent the Master
Servicer is precluded from preventing such defeasance by the related Mortgage
Loan documents or otherwise, the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government
Securities" within the meaning of the Investment Company Act of 1940, as amended, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect), (iii)
the Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the Mortgage Loan is required by the then-current applicable
Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from S&P shall be required if the Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Mortgage Loan,
(i) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and
(ii) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance
Certificate substantially in the form of Exhibit N hereto, (v) the Master
Servicer has requested and received from the related Mortgagor (A) an Opinion of
Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated
Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its
Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity
(as defined below) is designated to assume the Mortgage Loan and own the
Defeasance Collateral; provided that, if under the terms of the related Mortgage
Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related
Mortgage Loan documents. Subsequent to the second anniversary of the Closing
Date, to the extent that the Master Servicer may, in accordance with the related
Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the
Master Servicer shall, to the extent it is consistent with the Servicing
Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(g) shall be paid by the Mortgagor of the defeased
Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related

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Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the
Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related
Mortgagor has delivered cash to purchase the defeasance collateral, the Master
Servicer shall either (A) buy such defeasance collateral or (B) prepay the
Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Mortgage Loans; it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance
Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

          (h) For any Serviced Loan other than a Specially Serviced Loan, subject to the rights of the Special Servicer set forth in this Section 3.20, and further subject to the rights of the Controlling Class Representative, the
Class CP Representative and the Carolina Place B-Noteholders set forth herein, including in Sections 3.21, 6.11 and 6.12 and, with respect to any A/B Loan
Combination, further subject to the rights of the related B-Noteholder(s) under the related A/B Intercreditor Agreement, the Master Servicer, without the consent of the Special Servicer, shall be responsible for any request by a
Mortgagor for the consent or approval of the mortgagee with respect to:

               (i) approving routine leasing activity (including any
          subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B)
          20% of the related Mortgaged Property;

               (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are

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          delivered no less than quarterly and within 60 days of the end of the calendar quarter;

               (iii) approving annual budgets for the related Mortgaged
          Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the
          Cut-off Date);

               (iv) subject to other restrictions herein regarding Principal
          Prepayments, waiving any provision of a Serviced Loan requiring a specified number of days notice prior to a Principal Prepayment;

               (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master
          Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; and

               (vi) subject to Section 3.08(b), approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Serviced Loan to such easements or right-of-ways;

provided, however, in the case of any A-Note Mortgage Loan, the Master Servicer shall provide written notice of such action to the related B-Noteholder(s); and
provided, further that the Master Servicer shall promptly notify the Special
Servicer of any requests not subject to this Section 3.20(h) for which the
Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the
Special Servicer may reasonably request related thereto.

          (i) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the
Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

          (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it

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has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents)
from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

               (i) With respect to any Mortgaged Property that secures a
          Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all
          Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

               (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent (5%) of the then aggregate principal balance of all the Mortgage Loans or (B)
          $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

          (k) Notwithstanding anything to the contrary in this Agreement, any modification, extension, waiver or amendment of the payment terms of an A/B Loan
Combination shall be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related A/B
Intercreditor Agreement, such that neither the Trust as holder of the related
A-Note Mortgage Loan, on the one hand, nor the related B-Noteholder(s), on the other hand, gains a priority over the other that is not reflected in the loan documents and the related A/B Intercreditor Agreement. Furthermore, to the extent consistent with the Servicing Standard and the applicable A/B
Intercreditor Agreement (taking into account the extent to which the related
B-Note Loan(s) is subordinate to the corresponding A-Note Mortgage Loan): (i) no waiver, reduction or deferral of any particular amounts due on an A-Note
Mortgage Loan shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related B-Note Loan(s); and (ii)
no reduction of the Mortgage Rate on an A-Note Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the related B-Note Loan, to the maximum extent possible.

          SECTION 3.21 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

          (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer or Special Servicer, whichever made such determination, shall promptly notify the other such party and the
Trustee, and if the Master Servicer is not also the Special Servicer, the Master
Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the
Serviced Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by

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the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business
Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special
Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.
Notwithstanding the occurrence of a Servicing Transfer Event, the Master
Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

          Upon determining that a Specially Serviced Loan has become a Corrected
Loan and if the Master Servicer is not also the Special Servicer, the Special
Servicer shall immediately give notice thereof to the Master Servicer and, within five Business Days of the occurrence, shall return the related Mortgage
File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other
Person as may be directed by the Master Servicer). Upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Serviced Loan, and the Special Servicer's right to receive the
Special Servicing Fee with respect to such Serviced Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Serviced
Loan shall resume.

          (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Serviced Loan information, including correspondence with the related
Mortgagor.

          (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master
Servicer) describing, on a loan-by-loan and property-by-property basis, (1)
insofar as it relates to Specially Serviced Mortgage Loans and REO Properties,
the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage
Loan during the related Collection Period, and the amount of all REO Revenues,
Insurance Proceeds and Liquidation Proceeds received, and the amount of any
Realized Loss incurred, with respect to each REO Property during the related
Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related
Collection Period and (4) such additional information relating to the Specially
Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement.
Notwithstanding the foregoing provisions of this subsection (c), the Master
Servicer shall maintain ongoing payment records with respect to each of the
Specially Serviced Mortgage Loans and REO Properties and shall

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provide the Special Servicer with any information reasonably available to the
Master Servicer required by the Special Servicer to perform its duties under this Agreement.

          (d) No later than 45 days after a Serviced Loan becomes a Specially
Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the
Trustee, the Master Servicer and the Controlling Class Representative (and, in
the case of the Carolina Place Loan Combination, the Class CP Representative and
the Carolina Place B-Noteholders), a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset
Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Loan and negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the
          Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating
          statement available for the related Mortgaged Property;

               (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

               (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

               (vi) such other information as the Special Servicer deems
          relevant in light of the Servicing Standard.

          If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class
Representative (or, in the case of the Carolina Place Loan Combination, the
Carolina Place Controlling Party) is entitled to object under Section 6.11 (or, in the case of the Carolina Place Loan Combination, Section 6.12), the
Controlling Class Representative (or, in the case of the Carolina Place Loan
Combination, the Carolina Place Controlling Party) does not disapprove such
Asset Status Report in writing, then the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Serviced Loan documents. If the Controlling Class Representative (or, in the case of the
Carolina Place Loan Combination, the Carolina Place Controlling Party)
disapproves such Asset Status Report, the Special Servicer will revise such
Asset Status Report and deliver to the Controlling Class Representative (and, in the case of the Carolina Place Loan Combination, the Class CP Representative and
the Carolina Place B-Noteholders), the Rating Agencies and the Master Servicer a
new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

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          The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class
Representative (or, in the case of the Carolina Place Loan Combination, the
Carolina Place Controlling Party) shall fail to disapprove such revised Asset
Status Report in writing within ten (10) Business Days of receiving such revised
Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the
Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (as a collective whole)
and it has made a reasonable effort to contact the Controlling Class
Representative (or, in the case of the Carolina Place Loan Combination, the
Carolina Place Controlling Party), and (ii) in any case, shall determine whether any such affirmative disapproval is not in the best interest of all the
Certificateholders pursuant to the Servicing Standard.

          Upon making such determination in clause (ii) of the last sentence of the immediately preceding paragraph, the Special Servicer shall notify the
Trustee of such rejection and deliver to the Trustee a proposed notice to
Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 15 days of the Trustee's sending such notice, to reject such Asset Status Report, the
Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d)
and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices; provided, however, that an Asset Status
Report shall not be a substitute for the specified required approvals set forth in Section 6.11.

          The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report.
The Special Servicer shall not take any action inconsistent with the related
Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

          No direction of the Controlling Class Representative, the Carolina
Place Controlling Party or the majority of the Certificateholders pursuant to this Section 3.21(d) shall (a) require or cause the Master Servicer or the
Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Master Servicer's or the
Special Servicer's, as the case may be, obligation to act in accordance with the
Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b)
result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the

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Mortgage Loan Sellers, the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) materially expand the scope of the Master Servicer's, Trustee's or Special Servicer's responsibilities under this Agreement.

          SECTION 3.22 Sub-Servicing Agreements.

          (a) The Master Servicer and, subject to Section 3.22(f), the Special
Servicer (in the case of the Special Servicer, with the consent of the
Controlling Class Representative) may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the
Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than
Sections 7.01(a)(ix) through (xiii)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the
Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special
Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the
Certificateholders and, in the case of a Sub-Servicing Agreement relating to an
A/B Loan Combination, the related B-Noteholder(s), shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special
Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master
Servicer or Special Servicer, as the case may be, any B-Noteholder or any
Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased
Mortgage Loan at its option and without penalty; (v) with respect to any
Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section 3.18 hereof, and (vi)
does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing
Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Serviced Loan that becomes a Specially Serviced Loan. The Master Servicer and the Special Servicer
shall each deliver to the Trustee and to each other copies of all Sub-Servicing
Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the
Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may

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be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master
Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master
Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.
The Master Servicer hereby acknowledges that, with respect to certain of the
IXIS Mortgage Loans, a Sub-Servicing Agreement is in effect as of the Closing
Date between the Master Servicer and Midland.

          (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of an A/B Loan
Combination, also for the benefit of the related B-Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, such B-Noteholder(s) or the
Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the
Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Serviced Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer
may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

          (d) In the event of the resignation, removal or other termination of
Wachovia Bank, National Association or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-

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Servicing Agreement if an Event of Default (as defined in such Sub-Servicing
Agreement) has occurred and is continuing or otherwise in accordance with the
Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

          Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage
Loans if Moody's (i) reduces the rating assigned to one or more Classes of the
Certificates as a result of the sub-servicing of the Mortgage Loans by the
Sub-Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

          (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer
and the Special Servicer shall remain obligated and liable to the Trustee, the
Certificateholders and any affected B-Noteholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans or REO
Properties for which it is responsible. The Master Servicer and the Special
Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of Sub-Servicers retained by it.

          (f) The Special Servicer shall not enter into a Sub-Servicing
Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing
Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage
Loans previously sub-serviced pursuant to this Section) that represent less than
25% of the outstanding principal balance of all Specially Serviced Mortgage
Loans. The Special Servicer shall comply with the terms of each such
Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

          SECTION 3.23 Representations and Warranties of Master Servicer and
Special Servicer.

          (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal
Agent, the Depositor and the Special Servicer, as of the Closing Date, that:

               (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the
          Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master
          Servicer, and the performance and compliance with the terms of this
          Agreement by the Master Servicer, will not violate the Master
          Servicer's organizational

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          documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
          Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
          rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the
          Master Servicer.

               (vi) No litigation is pending or, to the best of the Master
          Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
          Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer (calculated, with respect to the initial Master Servicer, on a consolidated basis).

               (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

               (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than
          $15,000,000.

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               (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master
          Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (x) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (xi) The Master Servicer is on S&P's list of approved master servicers.

          (b) The Special Servicer hereby represents and warrants to the
Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Master Servicer, as of the Closing Date,
that:

               (i) The Special Servicer is a corporation duly organized under the laws of the State of Maryland, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this
          Agreement.

               (ii) The execution and delivery of this Agreement by the Special
          Servicer, and the performance and compliance with the terms of this
          Agreement by the Special Servicer, will not violate the Special
          Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this
          Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors'
          rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its
          execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special
          Servicer's good faith and reasonable judgment, is likely to affect materially and

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          adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the
          Special Servicer.

               (vi) No litigation is pending or, to the best of the Special
          Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the
          Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of
          Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the
          Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's list of approved special servicers.

          (c) The representations and warranties of the Master Servicer and the
Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

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          SECTION 3.24 Sub-Servicing Agreement Representation and Warranty.

          The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Special Servicer, as of the
Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

          SECTION 3.25 Designation of Controlling Class Representative and Class
CP Representative.

          (a) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including, without limitation, those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the
Trustee of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Voting
Rights allocated to the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry
Certificates, to the extent actually known to a Responsible Officer of the
Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a
Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of
Certificates representing more than 50% of the Voting Rights allocated to the
Controlling Class by a writing delivered to the Trustee. No appointment of any
Person as a Controlling Class Representative shall be effective until such
Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial
Controlling Class Representative shall be Cadim TACH inc. without need for further designation or notice.

          (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder
(or, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be

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entitled to conclusively rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the
Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable,
Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a
Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

          (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of
Book-Entry Certificates, Certificate Owner) of the Controlling Class. The
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Certificates representing more than 50% of the Voting Rights allocated to the
Controlling Class shall be entitled to remove any existing Controlling Class
Representative by giving written notice to the Trustee and to such existing
Controlling Class Representative.

          (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry
Certificates, the Certificate Owners) of Certificates representing more than 50%
of the Voting Rights allocated to the Controlling Class, by aggregate
Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in
writing, of the resignation or removal of such Controlling Class Representative.

          (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata according to their respective
Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the
Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had
acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the
Controlling Class Representative) the Special Servicer on behalf of the Trust
Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the
Controlling Class Representative.

          (f) The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Class CP Certificates representing more than 50% of the
Voting Rights allocated to

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the Class CP Certificates shall be entitled in accordance with this Section 3.25 to select a representative (the "Class CP Representative") having the rights and powers specified in this Agreement or to replace an existing Class CP
Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Class CP Representative from the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of Class CP Certificates
representing more than 50% of the Voting Rights allocated to the Class CP
Certificates or (ii) the resignation or removal of the Person acting as the
Class CP Representative, the Trustee shall promptly notify the Depositor and the
Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of
Class CP Certificates that they may select a Class CP Representative. Such notice shall set forth the process for selecting a Class CP Representative, which shall be the designation of such Class CP Representative by the Holders
(or, in the case of Book-Entry Certificates, the Certificate Owners) of Class CP
Certificates representing more than 50% of the Voting Rights allocated to the
Class CP Certificates by a writing delivered to the Trustee. No appointment of any Person as a Class CP Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such
Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). Except as otherwise agreed with the related Holders (or, in the case of Book-Entry Certificates, the Certificate
Owners) of the Class CP Certificates, no Class CP Representative shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any
Certificateholder.

          (g) Within ten (10) Business Days (or as soon thereafter as practicable if the Class CP Certificates are Book-Entry Certificates) of
receiving a request therefor from the Master Servicer or Special Servicer, the
Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class CP Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class CP
Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special
Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class CP Representative or any of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Class CP Certificates.
In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class CP Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the
Trustee in connection with obtaining information from the Depository or
Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to
Section 3.05(a).

          (h) A Class CP Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry
Certificates, each Certificate Owner) of the Class CP Certificates. The Holders
(or, in the case of Book-Entry Certificates, the Certificate Owners) of Class CP
Certificates representing more than 50% of the Voting Rights allocated to the
Class CP Certificates shall be entitled to remove any existing

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Class CP Representative by giving written notice to the Trustee and to such existing Class CP Representative.

          (i) Once a Class CP Representative has been selected pursuant to this
Section 3.25, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class CP
Certificates shall be entitled to rely on such selection unless the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of Class CP
Certificates representing more than 50% of the Voting Rights allocated to the
Class CP Certificates, by aggregate Certificate Principal Balance, or the Class
CP Representative, as applicable, shall have notified the Trustee and each other
Holder (or, in the case of Book-Entry Certificates, each other Certificate
Owner) of the Class CP Certificates, in writing, of the resignation or removal of the Class CP Representative.

          (j) Any and all expenses of a Class CP Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate Owners)
of the Class CP Certificates, pro rata, according to their respective Percentage
Interests in the Class CP Certificates, and not by the Trust. Notwithstanding
the foregoing, if a claim is made against a Class CP Representative by a
Mortgagor with respect to this Agreement or the Carolina Place Mortgage Loan, such Class CP Representative shall immediately notify the Master Servicer, the
Trustee and the Special Servicer, whereupon (if the Special Servicer or the
Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Class CP Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust
Fund to be an adverse party in such action as regards such Class CP
Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class CP
Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Class CP Representative.

          (k) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the Carolina Place Mortgage
Loan or any related REO Property to the Controlling Class Representative contained in this Agreement shall also apply to the Class CP Representative, and the Master Servicer and the Special Servicer shall also deliver or make available to the Class CP Representative such notices, reports, statements or other information with respect to the Carolina Place Mortgage Loan or any related REO Property that it delivers or makes available to the Controlling
Class Representative.

          SECTION 3.26 Servicing of and Certain Matters Regarding an A/B Loan
Combination.

          (a) Subject to the related A/B Intercreditor Agreement, each A/B Loan
Combination shall be serviced pursuant to this Agreement as Serviced Loans, and servicing and administration of the related B-Note Loan shall continue hereunder for so long as the related A-Note Mortgage Loan(s) or any related A/B REO
Property is part of the Trust Fund or for such longer period as any amounts payable by the related B-Noteholder(s) to or for the benefit of the Trust Fund or any party hereto in accordance with the related A/B Intercreditor Agreement

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remain due and owing; provided, however, if a B-Note Loan is securitized, the
Master Servicer's servicing obligations and duties with respect to such B-Note
Loan shall be limited to those obligations and duties described in the related
A/B Intercreditor Agreement and this Agreement. In addition, the obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the
Special Servicer, the Trustee and the Fiscal Agent shall terminate with respect to such B-Note Loan if, when and to the extent that (i) the related A-Note
Mortgage Loan has been paid in full or is no longer part of the Trust Fund and
(ii) no amounts payable by the related B-Noteholder to or for the benefit of the
Trust Fund or any party hereto in accordance with the related A/B Intercreditor
Agreement remain due and owing.

          (b) Notwithstanding the foregoing, the following considerations shall apply with respect to the servicing of a B-Note Loan:

               (i) none of the Master Servicer, the Special Servicer, the
     Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, a B-Note Loan; and

               (ii) the Master Servicer and the Special Servicer shall each consult with and obtain the consent of the related B-Noteholder(s) to the extent required by the related A/B Intercreditor Agreement.

          (c) Except in the case of the Carolina Place Loan Combination which is specifically addressed in Section 6.12, the Master Servicer shall timely provide to each B-Noteholder any reports or notices required to be delivered to such
B-Noteholder pursuant to the related A/B Intercreditor Agreement, and the
Special Servicer shall cooperate with the Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

          (d) Except in the case of the Carolina Place Loan Combination which is specifically addressed in Section 6.12, the parties hereto acknowledge that, with respect to an A-Note Mortgage Loan, the related B-Noteholder(s) have certain consent and direction rights as set forth in the related A/B
Intercreditor Agreement and agree to take such actions contemplated by the related A/B Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the related B-Noteholder(s) to exercise such rights.

          (e) The parties hereto acknowledge that a B-Noteholder shall not (1)
owe any fiduciary duty to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the
Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related A/B Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that a B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the
Certificateholders, (ii) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (iii)
may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against a B-Noteholder or any of its officers, directors,

                                      185

employees, principals or agents as a result of such special relationships or conflicts, (iv) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates, and (v)
shall not be liable by reason of its having acted or refrained from acting solely in the interests of a B-Noteholder or its affiliates.

          (f) The parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each
Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of a B-Noteholder, upon the occurrence of certain specified events under the related A/B Intercreditor Agreement, to purchase the related A-Note Mortgage
Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in the related A/B Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by such A/B
Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such B-Noteholder to purchase the related A-Note
Mortgage Loan from the Trust. Such purchase right of the related B-Noteholder(s)
shall be superior to the corresponding purchase options set forth in Section
3.18(c) and/or 3.18(d), as applicable.

          (g) In connection with any purchase of an A-Note Mortgage Loan, pursuant to or as contemplated by Section 3.26(f), the Master Servicer or the
Special Servicer shall (i) if it receives the applicable purchase price (as provided in the related A/B Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the
Master Servicer for deposit, as applicable, into the Certificate Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a
Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and
(ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of such A-Note Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

          (h) Each of the rights of a B-Noteholder under or contemplated by this
Section 3.26 shall be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent
are provided with written notice by the related B-Noteholder of such designation
(upon which such party may conclusively rely) and the contact details of the designee.

          (i) If a B-Noteholder purchases the related A-Note Mortgage Loan as contemplated by Section 3.26(g), or if any Person purchases such A-Note Mortgage
Loan as a Defaulted Mortgage Loan pursuant to Section 3.18, then (subject to the related A/B Intercreditor Agreement) the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the related B-Note Loan and that, pursuant to the related A/B Intercreditor Agreement, would otherwise have been payable out of future collections on such B-Note Loan. Notwithstanding anything herein to the contrary, but subject to the related A/B Intercreditor Agreement, any such purchase shall be subject to such reimbursements.

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          (j) Any reference to servicing any of the Mortgage Loans in accordance with any of the related loan documents (including the related Mortgage Note and
Mortgage) shall also mean, in the case of an A/B Loan Combination, in accordance with the related A/B Intercreditor Agreement.

          (k) The parties hereto recognize and acknowledge the respective rights of a B-Noteholder under the related A/B Intercreditor Agreement.

          (l) In the case of the Carolina Place Loan Combination, this Section
3.26 is in addition to the provisions of Section 6.12 that specifically relate to such A/B Loan Combination. In the event of any conflict between the terms of this Section 3.26 (insofar as it relates to the Carolina Place Loan Combination)
and the terms of the Carolina Place Co-Lender Agreement, the Carolina Place
Co-Lender Agreement shall control.

          SECTION 3.27 The Swap Agreement.

          (a) The Trustee is hereby authorized and directed, not in its individual capacity but solely as Trustee and on behalf, and for the benefit, of the Trust, to execute and deliver the Swap Agreement on the Closing Date and to perform obligations as described herein with respect to the Swap Agreement.
Furthermore, the Trustee is hereby authorized and directed to, and shall, perform all obligations on the part of the Trustee and/or the Trust under the
Swap Agreement; provided that (i) payments to be made to the Swap Counterparty pursuant to Section 3.27(d) shall be made out of amounts allocable as interest
(or, in the case of Class A-MFL Additional Fixed Swap Payments, Yield
Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-MFL REMIC II Regular Interest and (ii) any termination payment owing to the Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty in connection with entering into a replacement interest rate swap agreement with the Trust, and the Trustee shall not be responsible for using its own funds in making such payments. Upon the
Trustee entering into the Swap Agreement on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreement.

          (b) Notwithstanding anything to the contrary in this Agreement, (i) 13 days' of interest payable with respect to the Class A-MFL REMIC II Regular
Interest on the initial Distribution Date (such amount, the "Depositor's
Retained Amount") shall not be a part of the Class A-MFL Grantor Trust, but instead shall belong to the Depositor; and (ii) the Trustee, upon receipt on the initial Distribution Date of distributions on the Class A-MFL REMIC II Regular
Interest representing the Depositor's Retained Amount, shall promptly deliver the Depositor's Retained Amount to the Depositor in accordance with written instructions provided by the Depositor.

          (c) The Trustee shall act as "calculation agent" under the Swap
Agreement and shall timely perform all duties associated therewith.

          In addition, by 5:00 p.m. (New York time) on the Business Day prior to
(or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date,

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based on (in the case of items (ii) and (iii) below) the CMSA Loan Periodic
Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12, the Trustee shall notify the Swap Counterparty, as calculation agent under the Swap Agreement, in writing of (i) the Class
Principal Balance of the Class A-MFL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield
Maintenance Charges distributable with respect to the Class A-MFL REMIC II
Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-MFL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

          (d) On each Distribution Date, following all deposits to the Floating
Rate Account on or prior to that date pursuant to Section 3.04(c), the Trustee shall remit the Class A-MFL Net Fixed Swap Payment, the Class A-MFL Additional
Fixed Swap Payment and the Class A-MFL Fixed Payer Shortfall Reimbursement
Payment, in each case if any, to the Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable
Certificate Interest (or, in the case of the Class A-MFL Additional Fixed Swap
Payments, Yield Maintenance Charges and Prepayment Premiums) in respect of the
Class A-MFL REMIC II Regular Interest; provided that, during the continuation of a Swap Default of the nature described in clause (i) of the definition of "Swap
Default" while the Trustee is pursuing remedies under the Swap Agreement pursuant to Section 3.32, or following the termination of the Swap Agreement, the Trustee shall not make such payments to the Swap Counterparty. If by 3:00
p.m. New York City time on any Class A-MFL Swap Payment Date the Trustee has not
received any Class A-MFL Net Floating Swap Payment payable by the Swap
Counterparty on such date, the Trustee shall, consistent with the Swap
Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Swap Counterparty that the Trustee has not received such Class A-MFL Net Floating Swap Payment.

          (e) Subject to Section 8.02(iii), the Trustee shall at all times enforce the Trust's rights under the Swap Agreement. In the event of a Swap
Default, the Trustee shall (i) provide notice of such Swap Default on the date of such default to the Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-MFL Certificates and, subject to Section
8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-MFL
Certificates, to enforce the rights of the Trust under the Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any
Swap Termination Fees received from the Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event
(as defined in the Swap Agreement). If the costs attributable to entering into a replacement interest rate swap agreement would exceed the amount of any Swap
Termination Fees, a replacement interest rate swap agreement shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates on the immediately succeeding
Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement with the Trust, the Trustee shall distribute such fee: first, to the Swap
Counterparty in respect of the terminated Swap Agreement, up to the amount of any termination payment owing

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to the terminated Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Swap Counterparty in respect of the terminated Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Trustee in connection with enforcing the Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-MFL
Certificateholders.

          Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Trustee (or by the Holders or Certificate
Owners of Certificates representing at least 25% of the Class Principal Balance of the Class A-MFL Certificates) not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees to the Holders of the Class A-MFL Certificates. Any such Swap Default (or termination of the Swap
Agreement) and the consequent Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

          Upon any change in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a
Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap
Default, the Trustee shall promptly notify the Depository of the change in payment terms.

          SECTION 3.28 Controlling Class Representative Contact with Servicer.

          No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing
Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which the Master Servicer or the
Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the
Master Servicer of an agreement substantially in the form of Exhibit I-1). Any other Carolina Place Controlling Party shall, with respect to the Carolina Place
Loan Combination, have the same rights as are granted to the Controlling Class
Representative under this Section 3.28.

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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01 Distributions.

          (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group No. 1 Available Distribution Amount and/or the Loan Group No.
2 Available Distribution Amount, as applicable:

               (i) to make distributions of interest to the Holders of the Class
          A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, from the Loan Group No. 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;
          and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group No. 2 Available
          Distribution Amount in an amount equal to all Distributable
          Certificate Interest in respect of the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class XC and Class XP Certificates,
          from the Loan Group No. 1 Available Distribution Amount and/or the
          Loan Group No. 2 Available Distribution Amount, in an amount equal to, and pro rata as between those Classes of Class X Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution
          Dates; provided, however, that if the Loan Group No. 1 Available
          Distribution Amount and/or the Loan Group No. 2 Available Distribution
          Amount is insufficient to pay in full the Distributable Certificate
          Interest payable as described above in respect of any Class of Senior
          Certificates on such Distribution Date, then the entire Net Available
          Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among the respective Classes of Senior Certificates in accordance with, the Distributable
          Certificate Interest in respect of each such Class of Senior
          Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance
          (after taking

                                      190

          into account all Certificate Deferred Interest added thereto on such
          Distribution Date) is reduced to the Class A-SB Planned Principal
          Balance for such Distribution Date, and second, to the Holders of the
          Class A-1 Certificates, the Holders of the Class A-2 Certificates, the
          Holders of the Class A-3 Certificates, the Holders of the Class A-SB
          Certificates and the Holders of the Class A-4 Certificates, in that order, in each case until the related Class Principal Balance (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB
          Certificates pursuant to subclause first of this clause (ii), on such
          Distribution Date) is reduced to zero, in an aggregate amount for both subclauses first and second of this clause (ii) (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
          Certificates outstanding immediately prior to, together with all
          Certificate Deferred Interest with respect to those Classes of Senior
          Certificates for, such Distribution Date) equal to the Loan Group No.
          1 Principal Distribution Amount for such Distribution Date; and
          concurrently, to make distributions of principal to the Holders of the
          Class A-1A Certificates, in an amount (not to exceed the Class
          Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution
          Date) equal to the Loan Group No. 2 Principal Distribution Amount for
          such Distribution Date; provided that, if the portion of the Net
          Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Net Principal Distribution
          Amount for such Distribution Date, then the Holders of the Class A-1,
          Class A-2, Class A-3, Class A-SB and Class A-4 Certificates shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause
          (ii) out of the remaining portion of the Loan Group No. 1 Available
          Distribution Amount for such Distribution Date and the Holders of the
          Class A-1A Certificates shall have a prior right, relative to the
          Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class
          A-4 Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group No.
          2 Available Distribution Amount for such Distribution Date; and
          provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class A-MFL REMIC II
          Regular Interest and the Class A-M, Class A-J, Class B, Class C, Class
          D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
          Class M, Class N, Class O and Class P Certificates has previously been reduced to zero, or if the subject Distribution Date is the final
          Distribution Date, then distributions of principal will be made to the
          Holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4
          and Class A-1A Certificates pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior
          Certificates in accordance with, the Class Principal Balance of each such Class of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the subject Class of Senior Certificates for, such Distribution Date (and without

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          regard to Loan Groups or the Net Principal Distribution Amount for
          such Distribution Date);

               (iii) after the Class Principal Balance of the Class A-1A
          Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until related Class Principal Balance (after taking into account all
          Certificate Deferred Interest added thereto, and any distributions of principal made with respect to the Class A-SB Certificates pursuant to the immediately preceding clause (ii), on such Distribution Date) is reduced to the Class A-SB Planned Principal Balance for such
          Distribution Date, and second, to the Holders of the Class A-1
          Certificates, the Holders of the Class A-2 Certificates, the Holders
          of the Class A-3 Certificates, the Holders of the Class A-SB
          Certificates and the Holders of the Class A-4 Certificates, in that order, in each case until the related Class Principal Balance (after taking into account all Certificate Deferred Interest added thereto, and any distributions of principal in reduction thereof pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii), on such Distribution Date) is reduced to zero, up to an aggregate amount for both subclauses first and second of this clause
          (iii) (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to those
          Classes of Senior Certificates for, such Distribution Date, reduced by any distributions of principal made with respect to those Classes of
          Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A)
          the Loan Group No. 2 Principal Distribution Amount for such
          Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

               (iv) after the aggregate of the Class Principal Balances of the
          Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates
          has been reduced to zero, to make distributions of principal to the
          Holders of the Class A-1A Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1A Certificates for, such Distribution
          Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group
          No. 1 Principal Distribution Amount for such Distribution Date, over
          (B) the aggregate distributions of principal made with respect to the
          Class A-1, Class A-2, Class A-3, Class A-SB and/or Class A-4
          Certificates on such Distribution Date pursuant to clause (ii) above;

               (v) to make distributions to the Holders of the Class A-1
          Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
          the Class A-SB Certificates, the Class A-4 Certificates and the Class
          A-1A Certificates, up to an amount equal to, pro rata as among such
          Classes in accordance with, and in

                                      192

          reimbursement of, all Realized Losses and Additional Trust Fund
          Expenses, if any, previously allocated to each such Class of Senior
          Certificates and not previously reimbursed;

               (vi) to make distributions of interest to the Holders of the
          Class A-M Certificates and to the Floating Rate Account with respect to the Class A-MFL REMIC II Regular Interest, up to an amount equal to, and pro rata as between the Class A-M Certificates and the Class
          A-MFL REMIC II Regular Interest in accordance with, all Distributable
          Certificate Interest in respect thereof for such Distribution Date and, to the extent not previously paid, for all prior Distribution
          Dates, if any;

               (vii) after the Class Principal Balances of the Class A-1, Class
          A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates have been reduced to zero, to make distributions of principal to the
          Holders of the Class A-M Certificates and to the Floating Rate Account
          with respect to the Class A-MFL REMIC II Regular Interest, on a pro
          rata basis as between the Class A-M Certificates and the Class A-MFL
          REMIC II Regular Interest in accordance with the respective Class
          Principal Balances thereof, up to an aggregate amount (not to exceed the aggregate of the Class Principal Balance of the Class A-M
          Certificates and the Class A-MFL REMIC II Regular Interest outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-M Certificates and the Class A-MFL REMIC
          II Regular Interest for, such Distribution Date) equal to the entire
          Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the
          Holders of any Class of Senior Class A Certificates pursuant to any prior clause of this Section 4.01(a));

               (viii) to make distributions to the Holders of the Class A-M
          Certificates and to the Floating Rate Account with respect to the
          Class A-MFL REMIC II Regular Interest, up to an amount equal to, pro rata as between the Class A-M Certificates and the Class A-MFL REMIC
          II Regular Interest in accordance with, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-M Certificates and the Class A-MFL REMIC II
          Regular Interest, respectively, and not previously reimbursed;

               (ix) to make distributions of interest to the Holders of the
          Class A-J Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (x) after the Class Principal Balances of the Class A-M
          Certificates and the Class A-MFL REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the Class A-J Certificates, up to an amount (not to exceed the Class
          Principal Balance of the Class A-J Certificates

                                      193

          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class A-J Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xi) to make distributions to the Holders of the Class A-J
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class A-J Certificates and not previously reimbursed;

               (xii) to make distributions of interest to the Holders of the
          Class B Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xiii) after the Class Principal Balance of the Class A-J
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class B Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class B Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xiv) to make distributions to the Holders of the Class B
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

               (xv) to make distributions of interest to the Holders of the
          Class C Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of such Class of Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xvi) after the Class Principal Balance of the Class B
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class C Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class C Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date

                                      194

          to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-MFL
          REMIC II Regular Interest pursuant to any prior clause of this Section
          4.01(a));

               (xvii) to make distributions to the Holders of the Class C
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

               (xviii) to make distributions of interest to the Holders of the
          Class D Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class D Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xix) after the Class Principal Balance of the Class C
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class D Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class D Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xx) to make distributions to the Holders of the Class D
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

               (xxi) to make distributions of interest to the Holders of the
          Class E Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class E Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxii) after the Class Principal Balance of the Class D
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class E Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class E Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

                                      195

               (xxiii) to make distributions to the Holders of the Class E
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

               (xxiv) to make distributions of interest to the Holders of the
          Class F Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class F Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxv) after the Class Principal Balance of the Class E
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class F Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class F Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxvi) to make distributions to the Holders of the Class F
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

               (xxvii) to make distributions of interest to the Holders of the
          Class G Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class G Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxviii) after the Class Principal Balance of the Class F
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class G Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class G Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxix) to make distributions to the Holders of the Class G
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                                      196

               (xxx) to make distributions of interest to the Holders of Class H
          Certificates, up to an amount equal to all Distributable Certificate
          Interest in respect of the Class H Certificates for such Distribution
          Date and, to the extent not previously paid, for all prior
          Distribution Dates, if any;

               (xxxi) after the Class Principal Balance of the Class G
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class H Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class H Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxii) to make distributions to the Holders of the Class H
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

               (xxxiii) to make distributions of interest to the Holders of the
          Class J Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class J Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xxxiv) after the Class Principal Balance of the Class H
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class J Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class J Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxv) to make distributions to the Holders of the Class J
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

               (xxxvi) to make distributions of interest to the Holders of the
          Class K Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class K Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                                      197

               (xxxvii) after the Class Principal Balance of the Class J
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class K Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class K Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xxxviii) to make distributions to the Holders of the Class K
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

               (xxxix) to make distributions of interest to the Holders of the
          Class L Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class L Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xl) after the Class Principal Balance of the Class K
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class L Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class L Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xli) to make distributions to the Holders of the Class L
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

               (xlii) to make distributions of interest to the Holders of the
          Class M Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class M Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xliii) after the Class Principal Balance of the Class L
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class M Certificates
          outstanding immediately prior to, together with all

                                      198

          Certificate Deferred Interest with respect to the Class M Certificates for, such Distribution Date) equal to the entire Net Principal
          Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xliv) to make distributions to the Holders of the Class M
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

               (xlv) to make distributions of interest to the Holders of the
          Class N Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class N Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xlvi) after the Class Principal Balance of the Class M
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class N Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class N Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (xlvii) to make distributions to the Holders of the Class N
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

               (xlviii) to make distributions of interest to the Holders of the
          Class O Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class O Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (xlix) after the Class Principal Balance of the Class N
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class O Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class O Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class O Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the

                                      199

          Floating Rate Account with respect to the Class A-MFL REMIC II Regular
          Interest pursuant to any prior clause of this Section 4.01(a));

               (l) to make distributions to the Holders of the Class O
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class O Certificates and not previously reimbursed;

               (li) to make distributions of interest to the Holders of the
          Class P Certificates, up to an amount equal to all Distributable
          Certificate Interest in respect of the Class P Certificates for such
          Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (lii) after the Class Principal Balance of the Class O
          Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount
          (not to exceed the Class Principal Balance of the Class P Certificates
          outstanding immediately prior to, together with all Certificate
          Deferred Interest with respect to the Class P Certificates for, such
          Distribution Date) equal to the entire Net Principal Distribution
          Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other
          Class of Sequential Pay Certificates and/or to the Floating Rate
          Account with respect to the Class A-MFL REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

               (liii) to make distributions to the Holders of the Class P
          Certificates, up to an amount equal to, and in reimbursement of, all
          Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;
          and

               (liv) to make distributions to the Holders of the Class R
          Certificates, up to an amount equal to the excess, if any, of (A) the
          Net Available Distribution Amount for such Distribution Date, over (B)
          the aggregate distributions made in respect of the Regular
          Certificates (other than the Class CP Certificates) and the Class
          A-MFL REMIC II Regular Interest on such Distribution Date pursuant to clauses (i) through (liii) above.

          All distributions of interest made in respect of a Class of Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the various Class X Components of such
Class, pro rata in accordance with the respective amounts of Accrued Component
Interest in respect of such Class X Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

          On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from

                                      200

the Distribution Account in accordance with Section 3.05(b)(ii) through (viii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Class CP Available Distribution
Amount:

               (i) to make distributions of interest to the Holders of the Class
     CP-1 Certificates, up to an amount equal to all Distributable Certificate
     Interest in respect of such Class of Certificates for such Distribution
     Date and, to the extent not previously paid, for all prior Distribution
     Dates, if any;

               (ii) to make distributions of principal to the Holders of the
     Class CP-1 Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class CP-1 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     CP-1 Certificates for, such Distribution Date) equal to either (A) if no
     Class CP Payment Trigger Event exists, the product of (1) a fraction, the numerator of which is the Class Principal Balance of the Class CP-1
     Certificates outstanding immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of the Class CP-1, Class CP-2 and Class CP-3 Certificates outstanding immediately prior to such Distribution Date, multiplied by (2) the Class CP
     Principal Distribution Amount for such Distribution Date, or (B) if a Class
     CP Payment Trigger Event does exist, the entire Class CP Principal
     Distribution Amount for such Distribution Date;

               (iii) to make distributions to the Holders of the Class CP-1
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class CP-1 Certificates and not previously reimbursed;

               (iv) to make distributions of interest to the Holders of the
     Class CP-2 Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (v) to make distributions of principal to the Holders of the
     Class CP-2 Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class CP-2 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     CP-2 Certificates for, such Distribution Date) equal to either (A) if no
     Class CP Payment Trigger Event exists, the product of (1) a fraction, the numerator of which is the Class Principal Balance of the Class CP-2
     Certificates outstanding immediately prior to such Distribution Date, and the denominator of which is the aggregate of the Class Principal Balances of the Class CP-1, Class CP-2 and Class CP-3 Certificates outstanding immediately prior to such Distribution Date, multiplied by (2) the Class CP
     Principal Distribution Amount for such Distribution Date, or (B) if a Class
     CP Payment Trigger Event does exist, the entire Class CP Principal
     Distribution Amount for such Distribution Date (net of any portion thereof payable with respect to the Class CP-1 Certificates on such Distribution
     Date pursuant to clause (ii) above);

                                      201

               (vi) to make distributions to the Holders of the Class CP-2
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class CP-2 Certificates and not previously reimbursed;

               (vii) to make distributions of interest to the Holders of the
     Class CP-3 Certificates, up to an amount equal to all Distributable
     Certificate Interest in respect of such Class of Certificates for such
     Distribution Date and, to the extent not previously paid, for all prior
     Distribution Dates, if any;

               (viii) to make distributions of principal to the Holders of the
     Class CP-3 Certificates, up to an amount (not to exceed the Class Principal
     Balance of the Class CP-3 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class
     CP-3 Certificates for, such Distribution Date) equal to the entire Class CP
     Principal Distribution Amount for such Distribution Date (net of any portion thereof payable with respect to the Class CP-1 and/or Class CP-2
     Certificates on such Distribution Date pursuant to clause (ii) and/or clause (v) above); and

               (ix) to make distributions to the Holders of the Class CP-3
     Certificates, up to an amount equal to, and in reimbursement of, all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class CP-3 Certificates and not previously reimbursed.

          Distributions in reimbursement of Realized Losses and Additional Trust
Fund Expenses previously allocated to a Class of Principal Balance Certificates or the Class A-MFL REMIC II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal
Balance.

          (b) On each Distribution Date, the Trustee shall withdraw from the
Distribution Account any amounts that represent Prepayment Premiums and/or Yield
Maintenance Charges actually collected on the Mortgage Loans and any REO
Mortgage Loans during the related Collection Period and shall be deemed to distribute each such Prepayment Premium and/or Yield Maintenance Charge from
REMIC I to REMIC II in respect of REMIC I Regular Interest A-1-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such
Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

               (i) first, to the Holders of the respective Classes of Sequential
          Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date, pursuant to
          Section 4.01(a), with respect to the Loan Group that includes the prepaid Mortgage Loan or REO Mortgage Loan, as the case may be, and to the Floating Rate Account with respect to the Class A-MFL REMIC II
          Regular Interest (if distributions of principal are being made with respect thereto on such Distribution Date, pursuant to Section
          4.01(a), with respect to the Loan Group that includes the prepaid
          Mortgage Loan or REO Mortgage Loan, as the case may be), up to an amount equal to, and pro rata based

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          on, the Additional Yield Amounts for each such Class of Certificates and, if applicable, the Class A-MFL REMIC II Regular Interest for such
          Distribution Date with respect to the subject Prepayment Premium or
          Yield Maintenance Charge, as the case may be; and

               (ii) second, to the Holders of the Class XC Certificates, up to any remaining portion of such Yield Maintenance Charges and/or
          Prepayment Premiums.

          If the subject Yield Maintenance Charge or Prepayment Premium being distributed on any Distribution Date pursuant to the prior paragraph relates to the Carolina Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then (prior to such amount being deemed distributed from REMIC I to
REMIC II as provided above in this Section 4.01(b)) such Yield Maintenance
Charge or Prepayment Premium shall be deemed distributed from the Loan REMIC to
REMIC I in respect of the two Loan REMIC Regular Interests, on a pro rata basis in accordance with their respective Loan REMIC Principal Balances outstanding immediately prior to the subject Distribution Date.

          Any distributions of additional interest, in the form of Yield
Maintenance Charges and/or Prepayment Premiums, made with respect to the Class
XC Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Class X Components of such Class on a pro rata basis in accordance with the relative amounts by which their respective
Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such Distribution Date pursuant to
Section 4.01(i) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional
Amounts).

          On each Distribution Date, the Trustee shall withdraw from the
Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Mortgage
Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts to the Holders of the Class Y Certificates.

          (c) Subject to Section 3.27, on each Distribution Date, the Trustee shall apply amounts on deposit in the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-MFL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such
Distribution Date:

               (i) to make distributions of interest to the Holders of the Class
          A-MFL Certificates, up to the Class A-MFL Interest Distribution Amount
          for such Distribution Date;

               (ii) to make distributions of principal to the Holders of the
          Class A-MFL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-MFL Principal Distribution Amount for such
          Distribution Date, until such Class Principal Balance has been reduced to zero;

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               (iii) to reimburse the Holders of the Class A-MFL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full; and

               (iv) to make distributions to the Holders of the Class A-MFL
          Certificates of any remaining amount.

          For so long as the Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the Swap Counterparty, all
Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-MFL
REMIC II Regular Interest shall be payable to the Swap Counterparty pursuant to the terms of the Swap Agreement. However, during the occurrence of a payment default on the part of the Swap Counterparty under the Swap Agreement or if the
Swap Agreement is terminated and a replacement Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the
Floating Rate Account with respect to the Class A-MFL REMIC II Regular Interest shall be distributed by the Trustee to the Holders of the Class A-MFL
Certificates on the subject Distribution Date.

          (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Except as otherwise provided below, all such distributions with respect to each
Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance
Certificate, without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Certificate)
will be made in a like manner, but only upon presentation and surrender of such
Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized
Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the
Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the

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appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the
Trustee has not, after having taken such reasonable steps, located the related
Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R Certificates.

          (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer
shall have any responsibility therefor except as otherwise provided by this
Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

          (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Class of Certificates) will be made on the next
Distribution Date, the Trustee shall, as soon as reasonably possible (and, in any event, no later than five days after the related Determination Date), mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or
Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the

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account or accounts of the appropriate non-tendering Holder or Holders. If any
Certificates as to which notice has been given pursuant to this Section 4.01(g)
shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R Certificates all unclaimed funds and other assets which remain subject thereto.

          (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of
Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

          (i) All distributions made in respect of each Class of Principal
Balance Certificates (exclusive of the Class A-MFL Certificates) and the Class
A-MFL REMIC II Regular Interest on each Distribution Date (including the final
Distribution Date) pursuant to Section 4.01(a), Section 4.01(k) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest(s) for such Class of
Certificates or the Class A-MFL REMIC II Regular Interest, as the case may be;
and all distributions made with respect to each Class of Class X Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01 and allocable to any particular Class X Component of such Class, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC
I Regular Interest for such Class X Component. In each case, if such distribution on any Class of Regular Certificates or the Class A-MFL REMIC II
Regular Interest, as the case may be, was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated thereto, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to such REMIC I Regular Interest.

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          If a Class of Principal Balance Certificates has two or more
Corresponding REMIC I Regular Interests, then:

               (i) deemed distributions of accrued interest made on such
          Corresponding REMIC I Regular Interests on any Distribution Date shall be allocated between or among them, as applicable, on a pro rata basis in accordance with the respective amounts of Uncertificated
          Distributable Interests in respect of such Corresponding REMIC I
          Regular Interests for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates, if any;

               (ii) deemed distributions of principal made on such Corresponding
          REMIC I Regular Interests on any Distribution Date shall be allocated to them in numeric order (i.e., from lowest number to highest number)
          of the respective ending numbers of the respective alphanumeric designations for such Corresponding REMIC I Regular Interests, in each case up to an amount equal to the REMIC I Principal Balance of the subject Corresponding REMIC I Regular Interest outstanding immediately prior to, and any REMIC I Deferred Interest in respect of the subject
          Corresponding REMIC I Regular Interest for, such Distribution Date
          (such that no deemed distribution of principal will be made on any such Corresponding REMIC I Regular Interest until the REMIC I
          Principal Balance of each other such Corresponding REMIC I Regular
          Interest, if any, with an alphanumeric designation that ends in a lower number, has been paid in full; and

               (iii) deemed distributions made on such Corresponding REMIC I
          Regular Interests on any Distribution Date in reimbursement of
          Realized Losses and Additional Trust Fund Expenses previously allocated thereto shall be allocated to them in the same order that deemed distributions of principal made on such Corresponding REMIC I
          Regular Interests are allocated to then pursuant to subclause (ii) of this paragraph, in each case up to the amount of all unreimbursed
          Realized Losses and Additional Trust Fund Expenses previously allocated to the subject REMIC I Regular Interest.

          (j) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have made, out of the Carolina Place Available Distribution Amount for
such Distribution Date, the following distributions to REMIC I, in the following order of priority, in each case to the extent of the remaining portion of the
Carolina Place Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest CP-I, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed for all prior Distribution Dates, if any;

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          second, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest CP-I, up to the lesser of (i) the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest CP-I immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan REMIC
     Regular Interest CP-I for, such Distribution Date and (ii) either (A) if no
     Class CP Payment Trigger Event exists for such Distribution Date, the product of (1) a fraction, the numerator of which is the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest CP-I immediately prior to such Distribution Date, and the denominator of which is the aggregate Loan
     REMIC Principal Balance of Loan REMIC Regular Interest CP-I and Loan REMIC
     Regular Interest CP-II immediately prior to such Distribution Date, multiplied by (2) the Carolina Place Principal Distribution Amount for such
     Distribution Date, or (B) if a Class CP Payment Trigger Event exists for such Distribution Date, the entire Carolina Place Principal Distribution
     Amount for such Distribution Date;

          third, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     CP-I and not previously reimbursed;

          fourth, distributions to REMIC I of accrued interest with respect to
     Loan REMIC Regular Interest CP-II, up to an amount equal to all
     Uncertificated Distributable Interest with respect to such Loan REMIC
     Regular Interest for such Distribution Date and, to the extent not previously deemed distributed for all prior Distribution Dates, if any;

          fifth, distributions to REMIC I of principal with respect to Loan
     REMIC Regular Interest CP-II, up to the lesser of (i) the Loan REMIC
     Principal Balance of Loan REMIC Regular Interest CP-II immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan
     REMIC Regular Interest CP-II for, such Distribution Date and (ii) the excess, if any, of (A) the entire Carolina Place Principal Distribution
     Amount for such Distribution Date, over (B) the amount of principal deemed distributed to REMIC I with respect to Loan REMIC Regular Interest CP-I on such Distribution Date pursuant to clause second above; and

          sixth, reimbursements to REMIC I of any Realized Losses and Additional
     Trust Fund Expenses previously allocated to Loan REMIC Regular Interest
     CP-II and not previously reimbursed;

provided that, if any payments (or Advances in lieu thereof) or other collections on the Carolina Place Mortgage Loan or any related REO Property constituting part of the Carolina Place Available Distribution Amount for any
Distribution Date are applied to reimburse Nonrecoverable Advances or pay
Additional Trust Fund Expenses with respect to any other Mortgage Loans or REO
Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have first been distributed from the Loan REMIC to REMIC I with respect to Loan REMIC Regular Interest CP-I in payment of amounts deemed distributable to REMIC I with respect to such Loan REMIC Regular
Interest pursuant to clauses first, second and third above on the subject
Distribution Date.

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          (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (other than the Class
A-MFL Certificates) and to reimburse the Floating Rate Account with respect to the Class A-MFL REMIC II Regular Interest (in the same order of payment as provided for such reimbursements in Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated thereto and remaining unreimbursed after application of the Net
Available Distribution Amount for such Distribution Date. Amounts paid from the
Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest(s)
in reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Sequential Pay
Certificates and/or the Class A-MFL REMIC II Regular Interest with respect to which such distributions are being made. Any amounts remaining in the
Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R Certificateholders.

          SECTION 4.02 Statements to Certificateholders; CMSA Loan Periodic
Update File.

          (a) On each Distribution Date, the Trustee shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the
Special Servicer, the Fiscal Agent, each B-Noteholder, the Underwriters and each
Rating Agency, a statement substantially in the form attached hereto as Exhibit
F (a "Distribution Date Statement"), as to the distributions made on such
Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth, without limitation:

               (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-MFL
          Certificates allocable to principal;

               (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-MFL
          Certificates allocable to interest;

               (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-MFL
          Certificates allocable to Prepayment Premiums and/or Yield Maintenance
          Charges;

               (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates and the Class A-MFL
          Certificates in

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          reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

               (v) the Available Distribution Amount, the Net Available
          Distribution Amount, the Loan Group No. 1 Available Distribution
          Amount, the Loan Group No. 2 Available Distribution Amount and the
          Class CP Available Distribution Amount for such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to
          Section 4.03, including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination
          Date and the aggregate amount of interest accrued and payable to the
          Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (B) the aggregate amount of unreimbursed Servicing Advances as of the close of business on the related Determination Date and (C) the aggregate amount of all unreimbursed Nonrecoverable Advances as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage
          Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding as of the close of business on the related Determination Date
          (separately identifying the portion of the Carolina Place Mortgage
          Loan or any successor REO Mortgage Loan with respect thereto backing the Class CP Certificates);

               (viii) the aggregate Stated Principal Balance of the Mortgage
          Pool, Loan Group No. 1 and Loan Group No. 2, respectively, outstanding immediately before and immediately after such Distribution Date
          (separately identifying the portion of the Carolina Place Mortgage
          Loan or any successor REO Mortgage Loan with respect thereto backing the Class CP Certificates);

               (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
          Mortgage Loans as of the close of business on the related
          Determination Date;

               (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate
          Stated Principal Balance (immediately after such Distribution Date) of
          Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
          (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

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               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above, (A) the loan number thereof, (B) the Stated Principal
          Balance thereof immediately following such Distribution Date, and (C)
          a brief description of any executed loan modification;

               (xii) with respect to any Mortgage Loan as to which a Liquidation
          Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

               (xiii) with respect to any REO Property included in the Trust
          Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage
          Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
          (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Mortgage Loan in connection with such Final
          Recovery Determination;

               (xiv) the Accrued Certificate Interest and Distributable
          Certificate Interest in respect of each Class of Regular Certificates and the Class A-MFL REMIC II Regular Interest, as well as the Class
          A-MFL Interest Distribution Amount, for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates and the Class A-MFL REMIC II
          Regular Interest, as well as any unpaid portion of the Class A-MFL
          Interest Distribution Amount, after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of Regular
          Certificates, the Class A-MFL REMIC II Regular Interest and the Class
          A-MFL Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount, the Net Principal
          Distribution Amount, the Loan Group No. 1 Principal Distribution
          Amount, the Loan Group No. 2 Principal Distribution Amount and the
          Class CP Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

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               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
          incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust
          Fund Expenses that were allocated on such Distribution Date;

               (xx) the Class Principal Balance of each Class of Principal
          Balance Certificates and the Class Notional Amount of each Class of
          Class X Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust
          Fund Expenses on such Distribution Date;

               (xxi) the Certificate Factor for each Class of Regular
          Certificates and the Class A-MFL Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent with respect to the Mortgage Pool during the related Collection Period in accordance with Section 4.03(d);

               (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, the Fiscal Agent and the
          Special Servicer with respect to the Mortgage Pool during the related
          Collection Period in accordance with Section 3.03(d);

               (xxiv) the aggregate amount of (A) Servicing Fees paid to the
          Master Servicer and the Special Servicer and (B) Trustee Fees paid to the Trustee during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination
          Date;

               (xxvi) the current credit support levels for each Class of
          Regular Certificates and the Class A-MFL Certificates;

               (xxvii) the original and then-current ratings for each Class of
          Regular Certificates and the Class A-MFL Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield
          Maintenance Charges with respect to the Mortgage Pool and each Loan
          Group collected during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class Y Certificates or Class R Certificates on such Distribution
          Date;

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               (xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent
          Appraisal or other valuation; and

               (xxxi) all payments to and from the Swap Counterparty during the month of such Distribution Date and the respective components thereof.

          In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and
(xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special
Servicer.

          The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

          On each Distribution Date, the Trustee shall make available to each
Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related Distribution Date
Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA
Bond Level File, and CMSA Collateral Summary File, (iii) the Unrestricted
Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the
Depositor.

          In addition, on each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the Restricted
Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

          The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

          In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The
Trustee shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

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          Absent manifest error, none of the Master Servicer or the Special
Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a).
Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

          If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book-Entry
Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office
(accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the
Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

          The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master
Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master
Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

          (b) Not later than 1:00 p.m., New York City time, on the second
Business Day preceding each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by
electronic transmission (or in such other form to

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which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy (other than in the case of the Trustee) of such transmitted information to follow promptly, an accurate and complete CMSA Loan
Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each
Principal Prepayment received in the related Collection Period.

          In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master
Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing a complete CMSA Loan Periodic Update File caused by the
Special Servicer's failure to timely provide any report required under this
Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

          SECTION 4.03 P&I Advances.

          (a) On or before 1:30 p.m., New York City time, on each P&I Advance
Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution
Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the
Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York
City time, on any P&I Advance Date, the Master Servicer shall not have made any
P&I Advance required to be made on such date pursuant to this Section 4.03(a)
(and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I
Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to (704) 715-0036
(or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (704) 593-7768 or (704) 593-7782 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such
P&I Advance Date. If the Trustee does not receive the full amount of such P&I
Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee (or the Fiscal Agent on its

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behalf) shall, no later than 11:00 a.m., New York City time, on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

          (b) The aggregate amount of P&I Advances to be made by the Master
Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees and Special Servicing
Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans
(including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due
Dates during the related Collection Period to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided that, (x) if the Periodic Payment on any
Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the
Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and Special
Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any
Required Appraisal Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Mortgage Loan, the Master
Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Required Appraisal
Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction
Amount (or, in the case of the Carolina Place Mortgage Loan or any successor REO
Mortgage Loan with respect thereto, solely the portion of any Appraisal
Reduction Amount with respect to the Carolina Place Loan Combination that is allocable to such Mortgage Loan or REO Mortgage Loan, as the case may be, in accordance with the definition of "Appraisal Reduction Amount") and (2) the weighted average of the per annum Pass-Through Rates for such Distribution Date applicable to the respective Classes of Principal Balance Certificates to which such Appraisal Reduction Amount (or the applicable portion thereof) is allocated pursuant to Section 4.04(e) and, if any portion of such Appraisal Reduction
Amount is allocable thereto pursuant to Section 4.04(e), the Class A-MFL REMIC
II Regular Interest, weighted on the basis of the respective portions of such
Appraisal Reduction Amount allocable to such Classes and, if applicable, the
Class A-MFL

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REMIC II Regular Interest, and (B) the amount of the principal portion of the
P&I Advance that would otherwise be required without regard to this clause (y).

          (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master
Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I
Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent (if any), the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate
Account pursuant to Section 3.03(e)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust
Fund, that support such determination by the Master Servicer. In making a recoverability determination the applicable Person will be entitled, but not obligated, to consider (among other things) the obligations of the related
Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Property in its
"as is" or then current conditions and occupancies, as modified by such Person's reasonable assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged
Property, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 3.05(a). In addition, any such Person may update or change its recoverability determinations at any time, and the Master Servicer
(consistent with the Servicing Standard) and the Trustee each may obtain from the Special Servicer any Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes.

          On the fourth Business Day before each Distribution Date, the Special
Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous
Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a
Nonrecoverable P&I Advance. The Master Servicer, the Trustee and the Fiscal
Agent shall rely, conclusively, on such determination that a P&I Advance is or would be a Nonrecoverable P&I Advance, and may rely conclusively on such a determination that a P&I Advance is not or would not be a Nonrecoverable
Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee or the Fiscal Agent, as
applicable, shall rely on the Master Servicer's determination that the P&I
Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent, as
applicable, determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master

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Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by
Section 4.03(a) unless the Trustee or the Fiscal Agent, as applicable, in good faith, makes a determination prior to the times specified in Section 4.03(a)
that such P&I Advance would be a Nonrecoverable Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal Agent shall use its reasonable good faith judgment.

          (d) In connection with the recovery by the Master Servicer, the
Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account
pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and
Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in the Certificate Account;
provided, however, that if such P&I Advance was made with respect to an A-Note
Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related A/B Custodial Account in accordance with, and if available pursuant to, Section 3.05(g). Subject to the fourth paragraph of Section 3.05(a), the
Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master
Servicer, and in no event shall interest accrue in accordance with this Section
4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

          (e) In no event shall the Master Servicer, the Trustee or the Fiscal
Agent make a P&I Advance with respect to any B-Note Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses; Allocation of Mortgage Deferred Interest; Allocation of Appraisal
Reduction Amounts; and Allocation of Prepayment Interest Shortfalls.

          (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates (other than the Class A-MFL
Certificates) and the Class A-MFL REMIC II Regular Interest as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related
Collection Period and in any event that were not previously allocated pursuant to this Section

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4.04(a) on any prior Distribution Date and are not allocable to the Class CP
Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of
such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate
Stated Principal Balance of the Mortgage Pool (exclusive of the Loan REMIC
Principal Balance of Loan REMIC Regular Interest CP-II) that will be outstanding immediately following such Distribution Date: first, sequentially to the Class
P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class
F, Class E, Class D, Class C, Class B and Class A-J Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; second, pro rata (based on remaining Class Principal Balances)
to the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest,
until the respective remaining Class Principal Balances thereof are reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-SB Certificates, the Class A-4 Certificates and the Class A-1A
Certificates, until the respective remaining Class Principal Balances thereof are reduced to zero. Notwithstanding the foregoing, all Realized Losses and
Additional Trust Fund Expenses, if any, in respect of or related to the Carolina
Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto will be allocated on each Distribution Date: first, to the Class CP-3, Class CP-2 and
Class CP-1 Certificates, in that order, in each case until the remaining Class
Principal Balance thereof is reduced to zero (but, in the aggregate, only to the extent that the aggregate Certificate Principal Balance of the Class CP
Certificates exceeds the Loan REMIC Principal Balance of Loan REMIC Regular
Interest CP-II that will be outstanding immediately following such Distribution
Date); and thereafter will be allocated to the respective Classes of the
Sequential Pay Certificates and the Class A-MFL REMIC II Regular Interest (in
each case, to the extent and in reduction of their respective Class Principal
Balances) in the order above. Any allocation of Realized Losses and Additional
Trust Fund Expenses to a Class of Principal Balance Certificates (exclusive of the Class A-MFL Certificates) or the Class A-MFL REMIC II Regular Interest shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Realized Losses and Additional Trust Fund Expenses allocated to the Class A-MFL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-MFL Certificates. All Realized Losses and Additional Trust Fund
Expenses, if any, allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional
Trust Fund Expenses, if any, that have not been allocated to the Principal
Balance Certificates (exclusive of the Class A-MFL Certificates) and/or the
Class A-MFL REMIC II Regular Interest as of the Distribution Date on which the aggregate of the Class Principal Balances of such Principal Balance Certificates and the Class A-MFL REMIC II Regular Interest has been reduced to zero, shall be deemed allocated to the Class R Certificates.

          (b) If the Class Principal Balance of any Class of Principal Balance
Certificates (exclusive of the Class A-MFL Certificates) is reduced on any
Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal
Balance of such Class' Corresponding REMIC I Regular Interest (or, if applicable, the aggregate REMIC I Principal Balance of such Class' Corresponding
REMIC I Regular Interests) shall be deemed to have first been reduced by the exact same amount. If a Class of Principal Balance Certificates has two or more

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Corresponding REMIC I Regular Interests, then the respective REMIC I Principal
Balances of such Corresponding REMIC I Regular Interests shall be reduced as contemplated by the preceding sentence in the same sequential order that principal distributions are deemed made on such Corresponding REMIC I Regular
Interests pursuant to Section 4.01(i), such that no reduction shall be made in the REMIC I Principal Balance of any such Corresponding REMIC I Regular Interest pursuant to this Section 4.04(b) until the REMIC I Principal Balance of each other such Corresponding REMIC I Regular Interest, if any, with an alphanumeric designation that ends in a lower number, has been reduced to zero. If the Class
Principal Balance of the Class A-MFL REMIC II Regular Interest is reduced on any
Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal
Balance of REMIC I Regular Interest A-MFL shall be deemed to have first been reduced by the exact same amount. All such reductions in the REMIC I Principal
Balances of the respective REMIC I Regular Interests shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

          (c) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section
4.01(j), the Loan REMIC Principal Balance of Loan REMIC Regular Interest CP-I
(after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the Carolina Place
Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution
Date; and the Loan REMIC Principal Balance of REMIC Regular Interest CP-II
(after taking account of such deemed distributions pursuant to Section 4.01(j))
shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the Carolina Place Mortgage Loan or
any successor REO Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Loan REMIC Principal
Balance of Loan REMIC Regular Interest CP-I (after taking account of such deemed distributions pursuant to Section 4.01(j)). All such reductions in the Loan
REMIC Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund
Expenses.

          (d) On each Distribution Date, the amount of any Mortgage Deferred
Interest added to the unpaid principal balance of any Mortgage Loan during the related Collection Period will (except as provided below with respect to the
Carolina Place Mortgage Loan) be allocated as Certificate Deferred Interest to the respective Classes of Sequential Pay Certificates (exclusive of the Class
A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest as follows:
first, sequentially, to the Class P, Class O, Class N, Class M, Class L, Class
K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and
Class A-J Certificates, in that order, in each case up to the amount of the
Accrued Certificate Interest with respect to the subject Class of Certificates for such Distribution Date; second, to the Class A-M Certificates and the Class
A-MFL REMIC II Regular Interest, up to an amount equal to, and pro rata as between the Class A-M Certificates and the Class A-MFL REMIC II Regular Interest
in accordance with, the Accrued Certificate Interest in respect thereof for such
Distribution Date; and then, to the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4 and Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes of Certificates in accordance with, the Accrued Certificate
Interest in respect of each such Class of Certificates for such Distribution
Date. On each Distribution Date, any Mortgage Deferred Interest added to the unpaid principal balance of the

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Carolina Place Mortgage Loan during the related Collection Period will be allocated as Certificate Deferred Interest as follows: first, sequentially to the Class CP-3, Class CP-2 and Class CP-1 Certificates, in that order, in each case up to the amount of the Accrued Certificate Interest with respect to the subject Class of Certificates for such Distribution Date; and then, to the
Sequential Pay Certificates (exclusive of the Class A-MFL Certificates) and the
Class A-MFL REMIC II Regular Interest as described above. On each Distribution
Date, the Class Principal Balance of each Class of Principal Balance
Certificates to which Mortgage Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest with respect to such
Class for such Distribution Date. The amount of Mortgage Deferred Interest allocated to any Class of Principal Balance Certificates on any Distribution
Date shall be allocated as REMIC I Deferred Interest to, and will increase the
REMIC I Principal Balance(s) of such Class' Corresponding REMIC I Regular
Interest(s); provided that, with respect to any Class of Principal Balance
Certificates that has two or more Corresponding REMIC I Regular Interests, the allocation of such REMIC I Deferred Interest to such Corresponding REMIC I
Regular Interests shall be made in descending or reverse numeric order based on the last number of their respective alphanumeric designations, in each case up to the amount of Uncertificated Accrued Interest with respect to the subject
REMIC I Regular Interest for the relevant Distribution Date. The amount of
Mortgage Deferred Interest allocated to the Class CP Certificates on any
Distribution Date shall be allocated as Loan REMIC Deferred Interest to, and will increase the Loan REMIC Principal Balance of, Loan REMIC Regular Interest
CP-II; and the amount of Mortgage Deferred Interest in respect of the Carolina
Place Mortgage Loan allocated to the Sequential Pay Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest, as
a collective whole, on any Distribution Date shall be allocated as Loan REMIC
Deferred Interest to, and will increase the Loan REMIC Principal Balance of,
Loan REMIC Regular Interest CP-I. Mortgage Deferred Interest allocated to the
Class A-MFL REMIC II Regular Interest shall, in turn, be deemed allocated to the
Class A-MFL Certificates. The allocations provided for in this Section 4.04(d)
shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

          (e) Any Appraisal Reduction Amount shall be allocated, only for purposes of determining the amount of P&I Advances with respect to the related
Required Appraisal Mortgage Loan and as otherwise contemplated by the definition of "Voting Rights", as follows: first, to the Class P, Class O, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates, in that order, up to the amount of their respective Class Principal Balances, and then, to the Class A-MFL REMIC II
Regular Interest and the Class A-M Certificates, up to the amount of, and pro rata in accordance with, their respective Class Principal Balances; provided that, with respect to any Appraisal Reduction Amount relating to the Carolina
Place Mortgage Loan or any successor REO Mortgage Loan with respect thereto, such Appraisal Reduction Amount will be allocated to the Class CP-3, Class CP-2 and Class CP-1 Certificates, in that order, in each case up to the related Class
Principal Balance, prior to any allocation of such Appraisal Reduction Amount to the Sequential Pay Certificates (exclusive of the Class A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest. Any Appraisal Reduction Amount
allocated to the Class A-MFL REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-MFL Certificates. On any Distribution Date, an
Appraisal Reduction Amount that otherwise would be allocated to a Class of
Certificates shall be allocated to the next most subordinate Class to the extent that the

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Class Principal Balance on such Distribution Date for such Class of Certificates
(prior to taking the Appraisal Reduction Amount into account) is less than the
Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal
Reduction Amounts, and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the reductions in P&I Advances required by Section 4.03.

          (f) The Net Aggregate Prepayment Interest Shortfall for any
Distribution Date (exclusive of any portion thereof allocable to the Class CP
Certificates as provided below) shall be allocated to each Class of Regular
Certificates (other than the Class CP Certificates) and the Class A-MFL REMIC II
Regular Interest in an amount equal to the product of (i) the amount of such Net
Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the Class CP Certificates as provided below), multiplied by (ii) a fraction, the numerator of which is the Accrued Certificate Interest with respect to such Class of Regular Certificates or the Class A-MFL REMIC II
Regular Interest, as the case may be, for such Distribution Date (net, in the case of a Class of Sequential Pay Certificates or the Class A-MFL REMIC II
Regular Interest, as the case may be, of any Certificate Deferred Interest with respect to such Class of Sequential Pay Certificates or the Class A-MFL REMIC II
Regular Interest, as the case may be, for such Distribution Date), and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of Regular Certificates (other than the Class CP
Certificates) and the Class A-MFL REMIC II Regular Interest for such
Distribution Date (net of the aggregate Certificate Deferred Interest with respect to all the Classes of Sequential Pay Certificates (other than the Class
A-MFL Certificates) and the Class A-MFL REMIC II Regular Interest for such
Distribution Date). Any portion of the Net Aggregate Prepayment Interest
Shortfall for any Distribution Date that is so allocated to a Class of Class X
Certificates will, in turn, be allocated among the Class X Components for such
Class of Class X Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such Class X Components.
Any portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is so allocated to the Class A-MFL REMIC II Regular
Interest shall, in turn, be deemed allocated to the Class A-MFL Certificates.

          Any portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is attributable to the Carolina Place Mortgage Loan shall be allocated as follows: (a) to each Class of Class CP Certificates, in an amount equal to the product of (i) the total portion of such Net Aggregate
Prepayment Interest Shortfall that is attributable to the Carolina Place
Mortgage Loan, multiplied by (ii) a fraction, the numerator of which is the
Accrued Certificate Interest with respect to such Class of Class CP Certificates for such Distribution Date (net of any Certificate Deferred Interest with respect to such Class of Class CP Certificates for such Distribution Date), and the denominator of which is equal to the excess, if any, of (A) one-twelfth of the product of (1) the Net Mortgage Pass-Through Rate for the Carolina Place
Mortgage Loan for such Distribution Date, multiplied by (2) the Stated Principal
Balance of the Carolina Place Mortgage Loan immediately prior to such
Distribution Date, over (B) any Mortgage Deferred Interest added to the outstanding principal balance of the Carolina Place Mortgage Loan during the related Collection Period; and (b) to the respective Classes of the Regular
Certificates (other than the Class CP Certificates) and/or the Class A-MFL REMIC
II Regular Interest, as provided in the prior paragraph.

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          The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to any Class of Regular Certificates (and, more particularly, in the case of a Class of Class X Certificates, to a particular Class X Component thereof) shall be deemed to have first been allocated to such Class' (or, if applicable, to such Class X Component's)
Corresponding REMIC I Regular Interest(s); provided that, with respect to any
Class of Principal Balance Certificates that has two or more Corresponding REMIC
I Regular Interests, the allocation of such portion of such Net Aggregate
Prepayment Interest Shortfall to such Corresponding REMIC I Regular Interests shall be made on a pro rata basis in accordance with the respective amounts of
Uncertificated Accrued Interest with respect to such Corresponding REMIC I
Regular Interests for such Distribution Date (in each case, calculated at the related Adjusted REMIC I Remittance Rate for the relevant Distribution Date and net of any REMIC I Deferred Interest with respect to the subject REMIC I Regular
Interest for the relevant Distribution Date). The portion of the Net Aggregate
Prepayment Interest Shortfall for any Distribution Date that is allocable to the
Class A-MFL REMIC II Regular Interest shall be deemed to have first been allocated to REMIC I Regular Interest A-MFL.

          The portion, if any, of a Net Aggregate Prepayment Interest Shortfall
for any Distribution Date that is allocable to the Class CP Certificates, shall be deemed to have first been allocated to Loan REMIC Regular Interest CP-II.

          SECTION 4.05 Calculations.

          The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article
IX and the actual and deemed allocations of Realized Losses, Additional Trust
Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this
Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master
Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

          SECTION 4.06 Use of Agents.

          The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact
(other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and
3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

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                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01 The Certificates.

          (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, respectively;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the
Regular Certificates and the Class A-MFL Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular
Certificates and the Class A-MFL Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered
Certificates (other than the Class R, Class X and Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y and
Class R Certificates shall be issuable in minimum denominations representing
Percentage Interests in the subject Class of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the officers or authorized signatories of the
Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement, or be valid for any purpose, however, unless there appears on such
Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 5.02 Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is

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hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The
Certificate Registrar may appoint, by a written instrument delivered to the
Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the
Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, together with a written copy of the communication to be sent to those other Certificateholders, the Certificate Registrar shall promptly furnish such requesting Certificateholder with a list of the other
Certificateholders of record identified in the Certificate Register at the time of the request.

          (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

          If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the
Depositor, the Initial Purchaser or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a
successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate

                                      225

Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and
such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates does not, in connection with the subject Transfer, deliver to the
Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the denomination of the beneficial interest in such Class of
Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph of this Section 5.02(b),
(ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the
Depository to direct the Trustee to debit the account of a Depository
Participant by the denomination of the transferred interests in such Rule 144A
Global Certificate.

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Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

          Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate
Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 hereto certifying that such Transferee is not a United
States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of
Book-Entry Non-Registered Certificates may be held only through Euroclear or
Clearstream. The Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the
Depository.

          Notwithstanding the preceding paragraph, after the Regulation S
Release Date, any interest in the Regulation S Global Certificate for a Class of
Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of
Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the
Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Trustee to debit the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any
Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate
desiring to effect

                                      227

such a Transfer shall, and upon acquisition of such a Certificate or interest therein shall be deemed to have agreed to, indemnify the Trustee, the
Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          (c) No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective
Transferee would result in a violation of Section 406 or 407 of ERISA or Section
4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the
Non-Registered Certificates or the initial Transfer of a Non-Registered
Certificate or any interest therein by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03, any
Transfer of a Global Certificate to a successor Depository, the Certificate
Registrar shall refuse to register the Transfer of a Definitive Non-Registered
Certificate unless it has received from the prospective Transferee, and any
Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of a Class Y or Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of
Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of
Sections I and III of Department of Labor Prohibited Transaction Class Exemption
95-60; or (iii) alternatively, but only in the case of a Non-Registered
Certificate that is an Investment Grade Certificate (other than, if applicable, a Class Y or Class R Certificate) that is being acquired by or on behalf of a
Plan in reliance on the Exemption, a certification to the effect that such Plan
(X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B)
of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master
Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party,
the Swap Counterparty or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X)
and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such

                                      228

Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate
(including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing such
Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such
Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the
excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b)
of the Code.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (A)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the
               Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

          (B)  In connection with any proposed Transfer of any Ownership
               Interest in a Class R Certificate, the Certificate Registrar
               shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit
               I-1 (a "Transfer Affidavit and Agreement"), from the proposed
               Transferee, in form and substance satisfactory to the Certificate
               Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary,
               conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R
               Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted
               Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted
               Transferee, that it has historically paid its

                                      229

               debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

          (C)  Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (i)(B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted
               Transferee, the Certificate Registrar shall not register the
               Transfer of an Ownership Interest in the subject Class R
               Certificate to such proposed Transferee. In addition, if a
               Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          (D)  Each Person holding or acquiring any Ownership Interest in a
               Class R Certificate shall agree (1) to require a Transfer
               Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such
               Class R Certificate and (2) not to Transfer its Ownership
               Interest in such Class R Certificate unless it provides to the
               Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

          (E)  Each Person holding or acquiring an Ownership Interest in a Class
               R Certificate, by purchasing an Ownership Interest in such
               Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
               1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
               Interest in a Class R Certificate, if it is, or is holding an
               Ownership Interest in a Class R Certificate on behalf of, a
               "pass-through interest holder."

               (ii) (A) If any purported Transferee shall become a Holder of a
          Class R Certificate in violation of the provisions of this Section
          5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d)
          shall be restored, to the extent permitted by law, to all rights as
          Holder thereof retroactive to the date of registration of such
          Transfer of such Class R Certificate. None of the Trustee, the Master
          Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder

                                      230

          thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

          (B)  If any purported Transferee shall become a Holder of a Class R
               Certificate in violation of the restrictions in this Section
               5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to cause the transfer of such Class R Certificate to a Permitted
               Transferee on such terms as the Trustee may choose. Such
               purported Transferee shall promptly endorse and deliver such
               Class R Certificate in accordance with the instructions of the
               Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee. Any proceeds of such sale, net of the commissions (which may include commissions payable to the
               Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported
               Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
               Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

               (iii) The Tax Administrator shall make available to the Internal
          Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a
          Class R Certificate to any Person who is a Disqualified Organization
          or agent thereof, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master Servicer and the Special Servicer shall furnish to the Tax
          Administrator all information in its possession necessary for the Tax
          Administrator to discharge such obligation. The Transferor of such
          Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator, the Master Servicer and the
          Special Servicer for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Master
          Servicer the following:

          (A)  written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such
               provisions will not cause such Rating Agency to qualify,
               downgrade or withdraw its then-current rating of any Class of
               Certificates; and

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          (B)  an Opinion of Counsel, in form and substance satisfactory to the
               Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust
               Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R
               Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class
               R Certificate to a Person that is not a Permitted Transferee.

          (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new
Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar
shall dispose of such canceled Certificates in accordance with its standard procedures.

          (j) Upon request, the Certificate Registrar shall provide to the
Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

          (k) Each Person who has or who acquires any Ownership Interest in a
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of the intercreditor agreements affecting such Certificate.

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          SECTION 5.03 Book-Entry Certificates.

          (a) Each Class of Regular Certificates and the Class A-MFL
Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section
5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor
Depository that agrees to hold such Certificates for the respective Certificate
Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.02(b) and in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class XC, Class XP, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
CP-1, Class CP-2 and Class CP-3 Certificates initially sold to Qualified
Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the
Depository and registered in the name of Cede & Co. as nominee of the
Depository. The Class XC, Class XP, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class CP-1, Class CP-2 and
Class CP-3 Certificates initially sold in offshore transactions in reliance on
Regulation S shall, in the case of each such Class, be represented by the
Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede &
Co. as nominee of the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each
Certificate Owner is deemed, by virtue of its acquisition of an Ownership
Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

          (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

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          (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the
Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the
Depository's procedures require that the Depository Participants holding
Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the
Depositor additionally notifies those Depository Participants and those
Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected
Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

          Upon surrender to the Certificate Registrar of the Book-Entry
Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate
Owners identified in such instructions. None of the Depositor, the Master
Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions.
Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise
Voting Rights with respect to, and to transfer and exchange such Definitive
Certificates.

          (d) Notwithstanding any other provisions contained herein, neither the
Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate
(including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

          SECTION 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such
Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage
Interest. Upon the issuance of any new Certificate under this section, the
Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of

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the Trustee and the Certificate Registrar) connected therewith. Any replacement
Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.05 Persons Deemed Owners.

          Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar and any agent of any of them may treat the Person in whose name any
Certificate is registered as of the related Record Date as the owner of such
Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

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                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

          SECTION 6.01 Liability of Depositor, Master Servicer and Special
Servicer.

          The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

          SECTION 6.02 Merger, Consolidation or Conversion of Depositor or
Master Servicer or Special Servicer.

          Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the
Serviced Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

          The Depositor, the Master Servicer or the Special Servicer may be
merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, the Master Servicer or the Special Servicer shall be a party, or any
Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer,
as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving
Person shall succeed to the rights of the Master Servicer or the Special
Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

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          SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and
Special Servicer.

          None of the Depositor, the Master Servicer or the Special Servicer, or
any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B Loan Combination, the related B-Noteholder(s) for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or, with respect to any A/B
Loan Combination, the related B-Noteholder(s) for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder. The Depositor, the
Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The
Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the
Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this
Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i)
specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) that constitutes (A) amounts payable as compensation to any Sub-Servicer retained by the Master Servicer or the Special
Servicer or (B) expenses described in the last sentence of the definition of
Servicing Advances; (iii) incurred in connection with any breach of a representation or warranty made herein; or (iv) incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder; provided, however, that if and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). None of the Depositor, the Master Servicer
or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master
Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer and the Special
Servicer shall be entitled to be reimbursed therefor from the Certificate
Account as provided in Section 3.05(a); provided, however, that if

                                      237

and to the extent that any A/B Loan Combination and/or a related B-Noteholder is involved, such expenses and costs (to the extent reasonable and customary), and such liabilities shall be payable out of the related A/B Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to a B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

          SECTION 6.04 Resignation of Master Servicer and the Special Servicer.

          The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as
the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as
applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master
Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special
Servicer shall each have the right to resign at any other time; provided that
(i) a willing successor thereto has been found by the Master Servicer or Special
Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special
Servicer shall be permitted to resign except as contemplated above in this
Section 6.04.

          Consistent with the foregoing, neither the Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special
Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

                                      238

          SECTION 6.05 Rights of Depositor and Trustee in Respect of Master
Servicer and the Special Servicer.

          The Master Servicer and the Special Servicer shall each afford the
Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special
Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; and provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the
Special Servicer and is not obligated to supervise the performance of the Master
Servicer or the Special Servicer under this Agreement or otherwise.

          SECTION 6.06 Depositor, Master Servicer and Special Servicer to
Cooperate with Trustee.

          The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

          SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with
Master Servicer.

          The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Master Servicer in order to enable it to perform its duties hereunder.

          SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with
Special Servicer.

          The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the
Special Servicer in order to enable it to perform its duties hereunder.

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          SECTION 6.09 Designation of Special Servicer by the Controlling Class
Certificateholders; Designation of Carolina Place Special Servicer by Carolina
Place Controlling B-Noteholder or Class CP Majority Certificateholder.

          (a) Subject to the next paragraph, the Holder or Holders of the
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class may at any time and from time to time designate a Person to serve as Special Servicer hereunder and to replace any existing Special Servicer without cause or any Special Servicer that has resigned or otherwise ceased to serve in such capacity; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default; and provided, further, that, unless both a
Carolina Place B-Note Control Appraisal Event and a Class CP Control Appraisal
Event have occurred and are continuing, the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may not terminate or replace any Carolina Place Special Servicer appointed by the Carolina Place Controlling B-Noteholder or the Class CP Majority
Certificateholder(s) in accordance with Section 6.09(b). Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer, each B-Noteholder and the existing
Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit
J-1. If such Holders have not replaced a Special Servicer within 30 days of such
Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, and subject to the prior rights of the Carolina Place
Controlling B-Noteholder or the Class CP Majority Certificateholder(s), as the
case may be, to appoint a Carolina Place Special Servicer in accordance with
Section 6.09(b) while a Carolina Place B-Note Control Appraisal Event and a
Class CP Control Appraisal Event do not both exist, the Trustee shall designate a successor Special Servicer, subject to removal by the Holder or Holders of
Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class (or, to the extent so provided in Section 6.09(b), the
Carolina Place Controlling B-Noteholder or the Class CP Majority
Certificateholder(s), as the case may be) and appointment of a successor thereto pursuant to the terms of this Section 6.09. Subject to the provisos to the first sentence of this Section 6.09(a), any Person designated pursuant to this Section
6.09(a), whether designated by Holders of the Controlling Class or by the
Trustee, shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates;
provided that such confirmation need not be obtained from S&P if the designated
Person is on S&P's Select Servicer List as a U.S. Commercial Mortgage Special
Servicer. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed
Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated
Person shall be bound by the

                                      240

terms of this Agreement and, subject to customary limitations, that this
Agreement shall be enforceable against the designated Person in accordance with its terms. Subject to the provisos to the first sentence of this Section
6.09(a), any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the effective date of such resignation (including
Workout Fees earned on Specially Serviced Loans which became Corrected Loans prior to its resignation or are otherwise payable to the terminated or resigning
Special Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation.
Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning
Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account, an A/B Custodial Account, a Servicing Account, a Reserve Account or an REO
Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties.

          Notwithstanding the foregoing, if the Controlling Class of
Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

          (b) So long as no Carolina Place B-Note Control Appraisal Event has occurred and is continuing, the Carolina Place Controlling B-Noteholder (in its
capacity as the Carolina Place Directing Holder) may, in accordance with Section
17(c) of the Carolina Place Co-Lender Agreement, upon at least 10 Business Days prior notice to the Special Servicer, the Master Servicer and the Trustee, with or without cause, terminate the rights and obligations of the Special Servicer hereunder solely with respect to the Carolina Place Loan Combination or related
REO Property and designate a Person to serve as Carolina Place Special Servicer hereunder; provided that the Carolina Place Controlling B-Noteholder shall pay all reasonable and customary costs and expenses related thereto, to the extent provided under Section 17(c) of the Carolina Place Co-Lender Agreement. The
Carolina Place Controlling B-Noteholder shall so designate a Person to serve as replacement Carolina Place Special Servicer by the delivery to the Trustee, the
Master Servicer and the existing Carolina Place Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit J-1. If no Carolina Place
B-Note Control Appraisal Event has occurred and is continuing, and if the
Carolina Place Controlling B-Noteholder has not designated a replacement
Carolina Place Special Servicer within 30 days of the predecessor Carolina Place
Special Servicer having been terminated by the Carolina Place Controlling
B-Noteholder, then the Holder or Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class or the Trustee shall designate a successor Carolina Place Special Servicer in accordance with Section
6.09(a), subject to removal by the Carolina Place Controlling B-Noteholder or the Holder or Holders of Certificates evidencing a majority of the Voting Rights

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allocated to the Controlling Class, as applicable under the circumstances. Any
Person designated by the Carolina Place Controlling B-Noteholder to act as a
Carolina Place Special Servicer shall become the Carolina Place Special Servicer on the date as of which the Trustee shall have received all of the following:
(1) written confirmation from each Rating Agency that the appointment of such
Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates; (2) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit J-2 (modified to specifically relate to the Carolina Place Loan
Combination or any related REO Property), executed by the designated Person; and
(3) an Opinion of Counsel (at the expense of the Person designated to become the
Carolina Place Special Servicer) to the effect that the designation of such
Person as Carolina Place Special Servicer is in compliance with this Section
6.09 and all other applicable provisions of this Agreement, that, upon the execution and delivery of the Acknowledgment of Proposed Carolina Place Special
Servicer, the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing
Carolina Place Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Carolina Place Special Servicer hereunder; provided, however, that (i) the resigning Carolina Place Special
Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and (ii) the resigning Carolina Place Special Servicer shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. The outgoing
Carolina Place Special Servicer shall cooperate with the Trustee and the replacement Carolina Place Special Servicer in effecting the termination of the outgoing Carolina Place Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business
Days to the replacement Carolina Place Special Servicer for administration by it of all cash amounts relating to the Carolina Place Loan Combination or any related REO Property that shall at the time be or should have been credited by the Carolina Place Special Servicer to the Certificate Account, an A/B Custodial
Account, a Servicing Account, a Reserve Account or an REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to the Carolina Place Loan Combination and/or any related REO Property.
The Trustee shall notify the other parties hereto and the Certificateholders of any termination of the Carolina Place Special Servicer and appointment of a new
Carolina Place Special Servicer in accordance with this Section 6.09(b).
Notwithstanding anything herein to the contrary, neither of the Carolina Place
Non-Trust Mortgage Loan Noteholders shall have any right to terminate, replace or appoint any party as Special Servicer in respect of any Mortgage Loan or REO
Property other than the Carolina Place Loan Combination or any related REO
Property.

          Notwithstanding the foregoing, if and for so long as a Carolina Place
B-Note Control Appraisal Event exists, but a Class CP Control Appraisal Event does not exist, the rights of the Carolina Place Controlling B-Noteholder contemplated by this Section 6.09(b) shall instead be exercisable, subject to the same conditions and limitations, by the Class CP Majority
Certificateholder(s).

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          (c) As and to the extent provided in Section 17(d) of the Carolina
Place Co-Lender Agreement, the Carolina Place Controlling B-Noteholder may
designate a representative to exercise its rights under Section 6.09(b).

          (d) If a replacement special servicer is appointed with respect to the
Carolina Place Loan Combination or any related REO Property in accordance with
Section 6.09(b) such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the Carolina Place Special Servicer, insofar as such duties and obligations relate to the Carolina Place Loan Combination or any related REO
Property, and shall mean the General Special Servicer (as defined below), in all other cases (provided that, in Section 3.13, Section 3.14 and Section 3.15, the term "Special Servicer" shall mean each of the Carolina Place Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the Carolina Place Special
Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the Carolina Place Loan Combination or any related REO
Property, and shall mean the General Special Servicer, in all other cases; (iii)
when used in the context of granting the Special Servicer the right to purchase
Defaulted Mortgage Loans pursuant to Section 3.18, the term "Special Servicer"
shall mean the General Special Servicer only; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust Fund pursuant to Section 9.01, the term "Special Servicer" shall mean the General Special Servicer only; (v) when used in the context of the Special Servicer being replaced, pursuant to Section
6.09(a), by the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class, the term "Special Servicer" shall mean the General
Special Servicer or the Carolina Place Special Servicer, as applicable (provided that, for so long as a Carolina Place B-Note Control Appraisal Event and a Class
CP Control Appraisal Event have not both occurred and are continuing, the Holder or Holders of a majority of the Voting Rights allocated to the Controlling Class may not, in accordance with Section 6.09, terminate or replace any Carolina
Place Special Servicer with respect to the Carolina Place Loan Combination or any related REO Property that was appointed by the Carolina Place Controlling
B-Noteholder or the Class CP Majority Certificateholder(s), as applicable, in accordance with Section 6.09(b)); (vi) when used in the context of granting the
Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each of the
Carolina Place Special Servicer and the General Special Servicer; and (vii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the
Special Servicer responsible for any of the foregoing, the term "Special
Servicer" shall mean the Carolina Place Special Servicer or the General Special
Servicer, as applicable. References in this Section 6.09(d) to "General Special
Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of the Carolina Place Loan
Combination or any related REO Property, if a different Carolina Place Special
Servicer has been appointed with respect thereto).

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          SECTION 6.10 Master Servicer or Special Servicer as Owner of a
Certificate.

          The Master Servicer or an Affiliate of the Master Servicer or the
Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not the Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master
Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the
Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's
good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing
Standard, then the Master Servicer or the Special Servicer may (but need not)
seek the approval of the Certificateholders to such action by delivering to the
Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of
Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c)
describes in reasonable detail the action that the Master Servicer or the
Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the
Voting Rights of all Certificateholders (calculated without regard to the
Certificates beneficially owned by the Master Servicer or its Affiliates or the
Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the
Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing
Standard. The Trustee shall be entitled to reimbursement from the Master
Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

          SECTION 6.11 The Controlling Class Representative.

          (a) Subject to Section 6.12 of this Agreement and the terms of the
Carolina Place Co-Lender Agreement, in the case of the Carolina Place Loan
Combination or any related REO Property, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the
Controlling Class Representative

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has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification of a Monetary Term of a Mortgage Loan
          (other than late payment charge and Default Interest provisions) or a material non-monetary term of a Mortgage Loan, but excluding a modification consisting of the extension of the maturity date of a
          Mortgage Loan for one year or less;

               (iii) any proposed sale of an REO Property (other than in
          connection with the termination of the Trust Fund) for less than the related Purchase Price;

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous
          Materials located at an REO Property;

               (v) any release of collateral, or acceptance of substitute or additional collateral, for a Mortgage Loan unless required by the related Mortgage Loan documents and not conditioned on the Lender's discretionary consent and/or required by applicable law;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
          clause;

               (vii) any acceptance of an assumption agreement releasing a
          Mortgagor from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan Documents);

               (viii) any termination or replacement, or consent to the
          termination or replacement, of a property manager with respect to any
          Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

provided that the foregoing rights of the Controlling Class Representative shall not relate to the Carolina Place Mortgage Loan or any related REO Property, regarding which the rights and powers of the specified Persons set forth under
Section 6.12 are instead applicable.

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          In addition, the Controlling Class Representative may direct the
Special Servicer to take, or to refrain from taking, such other actions (other than with respect to the Carolina Place Loan Combination or any related REO
Property) as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may (and the Master Servicer or Special Servicer, as applicable, shall disregard any such direction or objection that would) require or cause the Master Servicer or Special Servicer to violate any applicable law, any provision of this Agreement or any Mortgage
Loan or the REMIC Provisions, including without limitation the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing
Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or
the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the
Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders. For the avoidance of doubt, the Master Servicer and/or the Special Servicer shall disregard any direction or objection of any party (including, without limitation, of the Controlling Class Representative) if such direction and or objection causes the Master Servicer or the Special Servicer to violate the
Servicing Standard, any applicable law, any provision of this Agreement or any
Mortgage Loan or the REMIC Provisions or expose the Master Servicer, the Special
Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or Special Servicer's responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master
Servicer or the Special Servicer is not in the best interest of the
Certificateholders or is inconsistent with the Servicing Standard.

          (b) The Controlling Class Representative will not have any liability to any Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the
Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a
Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the
Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class of Certificates, that the
Controlling Class Representative does not have any duties to the Holders of any
Class of Certificates other than the Controlling Class of Certificates, and that the Controlling Class Representative will not have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

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          SECTION 6.12 Certain Matters Regarding the Carolina Place Loan
Combination

          (a) Each of the Master Servicer and the Special Servicer shall consult with the Carolina Place Controlling Party before taking any Carolina Place Major
Action, and (except as expressly set forth in Section 6.12(b) and in Section
17(b) of the Carolina Place Co-Lender Agreement) will not take any Carolina
Place Major Action until it has been approved (or deemed approved in accordance with the terms of this Section 6.12 and Section 17 of the Carolina Place
Co-Lender Agreement) by the Carolina Place Controlling Party. The Carolina Place
Controlling Party shall provide the Master Servicer or Special Servicer, as applicable, with its response to any proposed Carolina Place Major Action within ten (10) Business Days after the Carolina Place Controlling Party's receipt of written notice of any such proposal (which notice shall, in any event, be sent to the Carolina Place B-Noteholders and shall include any information reasonably necessary for the Carolina Place Controlling Party to make an informed decision with respect to such proposal) and shall be deemed to have given its approval if no response is received by such servicer within such ten (10) Business Days
(provided such written notice contained the following words in bold-faced capital letters: "THIS NOTICE RELATES TO A "SECTION 17 ACTION" UNDER THE
CO-LENDER AGREEMENT. FAILURE TO RESPOND TO THIS NOTICE WITHIN TEN (10) BUSINESS
DAYS SHALL RESULT IN YOUR DEEMED APPROVAL OF THE ACTION PROPOSED HEREIN."

          (b) Notwithstanding the foregoing, if the Master Servicer or Special
Servicer, as applicable under the circumstances, reasonably determines in good faith in accordance with the Servicing Standard, that immediate action is necessary to protect the interests of the Certificateholders and the Carolina
Place B-Noteholders as a collective whole, it may take such action without waiting for the approval of the Carolina Place Controlling Party (the "Servicing
Override"). In addition, neither the Master Servicer nor the Special Servicer shall be required or permitted to take any action that in its reasonable good faith judgment would violate (and shall not refrain from taking any action that it determines in its reasonable good faith judgment is required in order to comply with) the Servicing Standard, this Agreement, the related loan documents or applicable law. Furthermore, subject to the terms of this Agreement, the
Special Servicer shall not be obligated to seek further approval from the
Carolina Place Controlling Party for any actions to be taken by the Master
Servicer or Special Servicer if:

               (i) the Special Servicer has notified the Carolina Place
     Controlling Party in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of the Carolina
     Place Loan Combination; and

               (ii) for sixty (60) days following the first such notice, the
     Carolina Place Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the Special
     Servicer in the exercise of its reasonable good faith judgment considers to be consistent with the Servicing Standard.

          (c) The parties hereto acknowledge that the Carolina Place Directing
Holder may designate, in writing, a representative to exercise its rights and powers under Section 17 of the Carolina Place Co-Lender Agreement or otherwise under that agreement (copies of such

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writing to be delivered to each of the other parties thereto). Any such designation shall remain in effect until it is revoked by the party entitled to so designate by a writing delivered to each of the other parties hereto. The
Carolina Place Directing Holder (or, if it appoints a representative as contemplated by the prior sentence, such representative) will constitute the
"Carolina Place Controlling Party". If the Trust, as holder of the Carolina
Place Mortgage Loan or any successor REO Loan with respect thereto, shall become the Carolina Place Directing Holder in accordance with the Carolina Place
Co-Lender Agreement, then (for so long as the Trust is the Carolina Place
Directing Holder) the appropriate party identified below shall be designated under the circumstances set forth below as the representative of the Trust for purposes of exercising the rights of the Carolina Place Directing Holder under
Section 17 of the Carolina Place Co-Lender Agreement and the rights of the
Carolina Place Controlling Party under Section 6.12(a) and Section 6.12(b)
above, and the Trustee shall take all actions necessary (including providing timely notice to the Carolina Place B-Noteholders) to effect such designation:

               (i) so long as no Class CP Control Appraisal Event exists, the
     Class CP Representative; and

               (ii) if and for so long as a Class CP Control Appraisal Event does exist, the Controlling Class Representative.

          (d) The Master Servicer shall give written notice to the Carolina
Place B-Noteholders and the Class CP Representative of any Appraisal Reduction
Amount calculated in accordance with the terms of this Agreement with respect to the Carolina Place Loan Combination and any proposed allocation thereof to the respective Serviced Loans (or any successor REO Loans with respect thereto)
comprising the Carolina Place Loan Combination. Any Appraisal Reduction Amount
with respect to the Carolina Place Loan Combination shall be allocated to the respective Carolina Place B-Note Loans (or any successor REO Loans with respect thereto) up to the outstanding amount thereof only for purposes of determining the identity of the Carolina Place Directing Holder. Upon allocation of an
Appraisal Reduction Amount that would result in a Carolina Place B-Note Control
Appraisal Event, the Carolina Place Controlling B-Noteholder shall have the right to require the Special Servicer, at the expense of the Carolina Place
Controlling B-Noteholder, to appoint an Independent Appraiser (reasonably acceptable to the Carolina Place Controlling B-Noteholder) to prepare a second
Appraisal of the Carolina Place Mortgaged Property. If the appraised value of the Carolina Place Mortgaged Property determined by the second Appraisal is not more than 10% higher than the appraised value in the first Appraisal, the appraised value of the first Appraisal shall be used to determine the Appraisal
Reduction Amount. If the appraised value of the Carolina Place Mortgaged
Property determined by the second Appraisal is more than 10% higher than the appraised value in the first Appraisal, then the Special Servicer shall direct the Independent Appraisers to jointly appoint a third Independent Appraiser
(reasonably acceptable to the Carolina Place Controlling B-Noteholder), at the
expense of the Carolina Place Controlling B-Noteholder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the Carolina Place Mortgaged Property for purposes of this Section 6.12(d) and Section 17(e) of the Carolina Place
Co-Lender Agreement until the preparation of a new Appraisal in accordance with the terms of this Agreement.

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          (e) Any Appraisal Reduction Amount with respect to the Carolina Place
Loan Combination that is in excess of the outstanding amount of the respective
Carolina Place B-Note Loans (or any successor REO Loans with respect thereto), shall be allocated to the Carolina Place Mortgage Loan (or any successor REO
Loan with respect thereto) for purposes of determining the identity of the
Carolina Place Controlling Party, as well as the amount of interest advances with respect thereto. Upon allocation of an Appraisal Reduction Amount that would result in a Class CP Control Appraisal Event, the Class CP Representative
shall have the right to require the Special Servicer, at the expense of the
Class CP Representative, to appoint an Independent Appraiser (reasonably acceptable to the Class CP Representative) to prepare a second Appraisal of the
Carolina Place Mortgaged Property. If the appraised value of the Carolina Place
Mortgaged Property determined by the second Appraisal is not more than 10%
higher than the appraised value in the first Appraisal, the appraised value of the first Appraisal shall be used to determine the Appraisal Reduction Amount.
If the appraised value of the Carolina Place Mortgaged Property determined by the second Appraisal is more than 10% higher than the appraised value in the first Appraisal, then the Special Servicer shall direct the Independent
Appraisers to jointly appoint a third Independent Appraiser (reasonably acceptable to the Class CP Representative), at the expense of the Class CP
Representative, to reconcile the differences between the appraised values determined under each Appraisal. The determination of such third Appraiser shall be the final and binding determination of the appraised value of the Carolina
Place Mortgaged Property for purposes of this Section 6.12(e) until the preparation of a new Appraisal in accordance with the terms of this Agreement.

          (f) The parties hereto recognize the right of the Carolina Place
Controlling B-Noteholder to avoid a Carolina Place B-Note Control Appraisal
Event by delivering Carolina Place Threshold Event Collateral in accordance with
Section 17(h) of the Carolina Place Co-Lender Agreement. The Special Servicer
shall hold all such Carolina Place Threshold Event Collateral (in an Eligible
Account, in the case of cash) in a manner that clearly identifies that it is being held for the benefit of the Certificateholders but, for federal income tax purposes, is beneficially owned by the Carolina Place Controlling B-Noteholder.
The Special Servicer shall take all actions reasonably necessary to maintain any perfected security interest on the part of the Trust in and to the Carolina
Place Threshold Event Collateral. In connection with the foregoing, if a letter of credit is furnished as Carolina Place Threshold Event Collateral, and if the
Carolina Place Controlling B-Noteholder fails to either renew such letter of credit at least thirty (30) days prior to the expiration thereof or replace such letter of credit with a substitute letter of credit or other Carolina Place
Threshold Event Collateral with an expiration date that is greater than forty-five (45) days from the date of substitution, then (unless requested to do so earlier in accordance with Section 17(f) of the Carolina Place Co-Lender
Agreement) the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as Carolina Place Threshold Event Collateral. Additionally,
if a letter of credit is furnished as Carolina Place Threshold Event Collateral and the issuer of such letter of credit at any time no longer satisfies the unsecured debt rating requirements set forth in the definition of "Threshold
Event Collateral" in the Carolina Place Co-Lender Agreement, then (unless requested to do so earlier in accordance with Section 17(f) of the Carolina
Place Co-Lender Agreement) the Special Servicer shall draw upon such letter of credit and hold the proceeds thereof as Carolina Place Threshold Event
Collateral. Upon a Final Recovery Determination with respect to the Carolina
Place Loan Combination, any Carolina Place Threshold Event Collateral held by the Special Servicer shall be available to

                                      249

reimburse the Trust for any realized loss of principal and/or interest incurred with respect to the Carolina Place Mortgage Loan (or any successor REO Loan with respect thereto), up to the maximum amount permitted under the Carolina Place
Co-Lender Agreement, together with all other amounts (including, without limitation, Additional Trust Fund Expenses related to the Carolina Place Loan
Combination or any related REO Property) reimbursable under the Carolina Place
Co-Lender Agreement and this Agreement. To the extent necessary to effect such reimbursement, the Special Servicer shall draw down upon or otherwise liquidate all non-cash Carolina Place Threshold Event Collateral and shall forward the reimbursement payment to the Master Servicer for deposit in the Certificate
Account. Such reimbursement of payment shall, except for purposes of Section
3.11 hereof, constitute "Liquidation Proceeds". The Special Servicer may not
release any Carolina Place Threshold Event Collateral to the Carolina Place
Controlling B-Noteholder, except as expressly required under Section 17(f) of the Carolina Place Co-Lender Agreement (including, in connection with a Final
Recovery Determination with respect to the Carolina Place Loan Combination, following the reimbursement of the Trust as contemplated above in this Section
3.12(f). The arrangement by which the Carolina Place Threshold Event Collateral is held shall constitute an "outside reserve fund" within the meaning of
Treasury Regulation Section 1.860G-2(h) and such property (and the right to reimbursement of any amounts with respect thereto) shall be beneficially owned by the Carolina Place Controlling B-Noteholder, who shall be taxed on all income with respect thereto.

          (g) The liability of any party exercising the rights of the Carolina
Place Directing Holder to the respective holders of the Mortgage Notes for the
Carolina Place Loan Combination shall be limited as set forth in Section 17(h)
of the Carolina Place Co-Lender Agreement. The Class CP Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this
Agreement, or for errors in judgment; provided, however, that the Class CP
Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Class CP Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the
Certificates, and that the Class CP Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Class CP Representative may act solely in the interests of the Holders of the Class CP Certificates, the Class CP
Representative does not have any duties to the Holders of any Class of
Certificates other than the Class CP Certificates, that the Class CP
Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Class CP
Certificates, and that the Class CP Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Class CP Representative or any director, officer, employee, agent or principal thereof for having so acted.

          (h) The Class CP Representative and each Carolina Place B-Noteholder shall be entitled to receive any and all reports, statements, documents and other information required to be delivered by any party hereto to the
Controlling Class Representative (other than any notices regarding the fair value of a Defaulted Mortgage Loan determined in accordance with

                                      250

Section 3.18), but only to the extent that such reports, statements, documents and other information relate to the Carolina Place Loan Combination or any related REO Property. In addition, the Special Servicer (if the Carolina Place
Mortgage Loan is a Specially Serviced Loan or has become an REO Loan) or otherwise the Master Servicer shall deliver to each Carolina Place B-Noteholder all reports, statements, documents and other information required to be delivered thereto pursuant to Section 10 of the Carolina Place Co-Lender
Agreement.

          (i) The parties hereto recognize and acknowledge the rights of each
Carolina Place B-Noteholder under the Carolina Place Co-Lender Agreement, including the right to: (i) purchase the Carolina Place Mortgage Loan under the circumstances contemplated by Section 9 of the Carolina Place Co-Lender
Agreement; and (ii) to cure defaults with respect to the Carolina Place Mortgage
Loan under the circumstances contemplated by Section 18 of the Carolina Place
Co-Lender Agreement. In connection with the foregoing, the Special Servicer (if the Carolina Place Mortgage Loan is a Specially Serviced Loan) or the Master
Servicer (otherwise), as applicable, shall take all actions required on the part of the holder of the Carolina Place Mortgage Loan or contemplated to be performed by a servicer, in any case under Section 9 or 18 of the Carolina Place
Co-Lender Agreement, including the delivery of all necessary notices on a timely basis and, in the case of Section 9 of the Carolina Place Co-Lender Agreement, the calculation of the applicable purchase price, as well as all other actions necessary and appropriate to effect the transfer of the Carolina Place Mortgage
Loan (in connection with the purchase thereof under the Carolina Place Co-Lender
Agreement) to the applicable Carolina Place B-Noteholder(s) and/or to permit the applicable Carolina Place B-Noteholder(s) to effectuate a cure of any defaults under the Carolina Place Mortgage Loan. Further in connection with the foregoing, the Special Servicer (if the Carolina Place Mortgage Loan is a
Specially Serviced Loan or has become an REO Loan) or the Master Servicer
(otherwise), as applicable, shall notify the Carolina Place B-Noteholder(s) (i)
of any applicable event of default with respect to the Carolina Place Mortgage
Loan in accordance with Section 18 of the Carolina Place Co-Lender Agreement, promptly after the applicable servicer has knowledge thereof and (ii) of any other event of default.

          The Special Servicer (if the Carolina Place Mortgage Loan is a
Specially Serviced Loan or has become an REO Loan) or the Master Servicer
(otherwise), as applicable, shall take all actions relating to the servicing and/or administration of, and the preparation and delivery of reports and other information with respect to, the Carolina Place Loan Combination or any related
REO Property required to be performed by the holder of the Carolina Place
Mortgage Loan or contemplated to be performed by a servicer, in any case pursuant to the Carolina Place Co-Lender Agreement and/or any related mezzanine intercreditor agreement.

          (j) In the event of a conflict between this Section 6.12 and the terms of the Carolina Place Co-Lender Agreement, the terms of the Carolina Place
Co-Lender Agreement shall control; and, notwithstanding anything herein to the contrary, neither the Master Servicer nor the Special Servicer shall take servicing action with respect to the Carolina Place Loan Combination or any related REO Property that would violate the terms of the Carolina Place
Co-Lender Agreement.

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                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01 Events of Default.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to deposit into the
          Certificate Account or an A/B Custodial Account, which failure continues unremedied for one Business Day after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Trustee for deposit into the Distribution
          Account any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00 a.m., New York City time on the related Distribution Date; provided, however, that to the extent the
          Master Servicer does not timely make such remittances to the Trustee, the Master Servicer shall pay the Trustee for the account of the
          Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

               (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the
          Master Servicer for deposit into, the Certificate Account or an A/B
          Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

               (iii) any failure by the Master Servicer to timely make any
          Servicing Advance required to be made by it hereunder, which Servicing
          Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.03(c); or

               (iv) any failure on the part of the Master Servicer or the
          Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master
          Servicer or the Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be
          (with a copy to each other party hereto), by the Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special
          Servicer, as the case may be, shall have an additional cure period of
          30 days to effect such cure so long as the Master Servicer or the
          Special Servicer, as the case

                                      252

          may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (v) any breach on the part of the Master Servicer or the Special
          Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of
          Certificateholders and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be
          (with a copy to each other party hereto), by the Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special
          Servicer, as the case may be, shall have an additional cure period of
          30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special
          Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than
          $15,000,000; or

                                      253

               (x) the Master Servicer or the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B)
          placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses
          (A) or (B), citing servicing concerns with the Master Servicer or the
          Special Servicer, as applicable, as the sole or material factor in such rating action; or

               (xi) the Master Servicer or the Special Servicer, as the case may be, is no longer listed on S&P's Select Servicer List as a U.S.
          Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage
          Special Servicer, as applicable, and the Master Servicer or the
          Special Servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom; or

               (xii) the Master Servicer shall fail to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made;
          or

               (xiii) the Special Servicer fails to be rated at least "CSS2" by
          Fitch, Inc.

          (b) If any Event of Default shall occur with respect to the Master
Servicer or the Special Servicer (in either case, for purposes of this Section
7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations
(but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each
B-Note Loan, other than its rights as a Certificateholder hereunder or as holder of a B-Note Loan. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Serviced Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer

                                      254

and endorsement or assignment of the Serviced Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor
Master Servicer or Special Servicer to assume the Master Servicer's or Special
Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special
Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master
Servicer to the Certificate Account, the Distribution Account, any A/B Custodial
Account, a Servicing Account or a Reserve Account (if the Master Servicer is the
Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special
Servicer to an REO Account, the Certificate Account, any A/B Custodial Account,
a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the
Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this
Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses
(i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the
Certificates, the Trust Fund or this Agreement.

          (c) If the Master Servicer receives a notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x) or
(xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after receipt of such termination notice, then the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided the Trustee has requested the
Master Servicer to continue to serve as the Master Servicer during such period.
Upon receipt of the "request for proposal" materials, the Trustee shall promptly thereafter (using such "request for proposal"

                                      255

materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Serviced Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a
"Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders;
provided that, at the Trustee's request, the Master Servicer to be terminated pursuant to Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Serviced Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Serviced
Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Serviced Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.0 basis points per Serviced Loan serviced (each, a "Servicing-Retained Bid") and
(ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a
"Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing
Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this
Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing
Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the receipt of notice of termination by the Master Servicer to be terminated pursuant to Section 7.01(b).

          Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the
Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and
(ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer
and each terminated Sub-Servicer its respective Bid Allocation. In connection with such remittance, the Trustee is entitled to be reimbursed by the Master
Servicer to be terminated pursuant to Section 7.01(b) for the Trustee's
"out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing as contemplated by this paragraph and by the definition of "Bid Allocation".

          If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Master Servicer to be terminated pursuant to Section 7.01(b) received notice of such termination, or if no Successful Bidder was identified within such 45-day period, the Master
Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the
Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c).

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The Trustee thereafter may act or may select a successor to act as Master
Servicer hereunder in accordance with Section 7.02.

          SECTION 7.02 Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the
Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I
Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the
Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master
Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of
Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02
(including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. No appointment of a successor to the Master
Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the
Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In

                                      257

connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Loans and REO Properties as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          SECTION 7.03 Notification to Certificateholders and Others.

          (a) Upon any resignation of the Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of the Master Servicer or the
Special Servicer pursuant to Section 7.01, any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent known to the Trustee, each B-Noteholder.

          (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the Certificateholders, the Rating
Agencies and, to the extent known to the Trustee, each B-Noteholder (if affected thereby) notice of such occurrence, unless such default shall have been cured.

          (c) If and when necessary under this Section 7.03 or under Section
11.01(d) hereof, the Trustee shall seek to establish the identity of a
B-Noteholder by contacting the Master Servicer and the Special Servicer. Upon
such request, the Master Servicer shall promptly provide the identity of the
B-Noteholder to the Trustee. The Trustee may conclusively rely upon such determination by the Master Servicer.

          SECTION 7.04 Waiver of Events of Default.

          The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clause (i), (ii), (x), (xi) or (xii) of Section 7.01(a) may be
waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

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          SECTION 7.05 Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

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                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

          SECTION 8.01 Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.
The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special
Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
          Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                                      260

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of
          Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (iv) the protections, immunities and indemnities afforded to the
          Trustee hereunder shall also be available to the Authenticating Agent,
          Certificate Registrar, Tax Administrator and Custodian.

          SECTION 8.02 Certain Matters Affecting Trustee.

          Except as otherwise provided in Section 8.01 and Article X:

               (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
          Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this
          Agreement, unless such Certificateholders shall have offered to the
          Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the
          Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

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               (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
          Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) the Trustee may execute any of the trusts or powers
          hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

               (vii) the Trustee shall not be responsible for any act or
          omission of the Master Servicer or the Special Servicer (unless the
          Trustee is acting as Master Servicer or the Special Servicer) or the
          Depositor; and

               (viii) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate
          Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and
          Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the
          Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

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          SECTION 8.03 Trustee and Fiscal Agent Not Liable for Validity or
Sufficiency of Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II, Section
8.15, Section 8.18 and Section 11.07 and the signature of the Certificate
Registrar and the Authenticating Agent set forth on each outstanding
Certificate, shall be taken as the statements of the Depositor or the Master
Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.18, the Trustee and the Fiscal Agent
make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal
Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee. The Trustee and the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee or the Fiscal Agent, as the case may be, in good faith, pursuant to this
Agreement.

          SECTION 8.04 Trustee and Fiscal Agent May Own Certificates.

          The Trustee, the Fiscal Agent or any agent of the Trustee or the
Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the
Trustee, the Fiscal Agent or such agent.

          SECTION 8.05 Fees and Expenses of Trustee; Indemnification of Trustee.

          (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section
3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate. Except as contemplated by Section 3.06, the
Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

          (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Certificate Account (and, to the extent that any A/B Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related B-Noteholder(s), first out of the related A/B

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Custodial Account, and then out of the Certificate Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any
act of the Master Servicer or the Special Servicer taken on behalf of the
Trustee as provided for herein; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the
Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2)
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section
8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          SECTION 8.06 Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with (a) a long-term unsecured debt rating of at least "A+" from S&P and "Aa3" from Moody's and a short-term unsecured debt rating of at least "A-1" from S&P, (b) a long-term unsecured debt rating of at least "A-" from S&P and "A3" from Moody's, if a
Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (c) in the case of either Rating Agency, such other rating(s) therefrom as shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the
Certificates by any Rating Agency as confirmed in writing. In addition, the
Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the
Investment Company Act of 1940, as amended. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to)
each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to

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qualify, downgrade or withdraw any rating assigned thereby to any Class of
Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and
their respective Affiliates but, except to the extent permitted or required by
Section 7.02, shall not be an "Affiliate" (as such term is defined in Section
III of PTE 2000-58) of the Master Servicer, the Special Servicer, any
sub-servicer, the Underwriters, the Depositor, or any obligor with respect to
Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

          SECTION 8.07 Resignation and Removal of Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any
time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating
Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the
Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the
Certificateholders by the Depositor.

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          (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

          (d) In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and the Fiscal Agent).

          (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08 Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the
Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the
Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder

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to the Depositor, the Master Servicer, the Special Servicer, the
Certificateholders and each B-Noteholder.

          SECTION 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

          Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which the Trustee or the Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder;
provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10 Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master
Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given

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to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          SECTION 8.11 Appointment of Custodians.

          The Trustee may appoint at the Trustee's expense one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan
Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as
Custodian, the Trustee agrees to act in such capacity in accordance herewith.
The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require

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that such notice, information or documents also be provided to the Trustee. Any
Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

          SECTION 8.12 Appointment of Authenticating Agents.

          (a) The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other
Person appointed in accordance herewith acting as Authenticating Agent, the
Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank National Association shall be the initial Authenticating
Agent. If LaSalle Bank National Association is removed as Trustee, then it shall also be terminated as Authenticating Agent. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the
Trustee.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least
30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master
Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any
Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor
Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the
Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided,

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however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating
Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No
Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.13 Access to Certain Information.

          The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate
Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate
Owner, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC
and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

          SECTION 8.14 Appointment of Tax Administrators.

          (a) The Trustee may appoint at the Trustee's expense, one or more Tax
Administrators, which shall be authorized to act on behalf of the Trustee in performing the obligations and duties of the Tax Administrator set forth herein.
The Trustee shall cause any such Tax Administrator to execute and deliver to the
Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a
Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Tax Administrator. Each Tax Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the
United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank
National Association shall be the initial Tax Administrator. If LaSalle Bank
National Association is removed as Trustee, then it shall also be terminated as
Tax Administrator.

          (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax
Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax
Administrator.

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          (c) Any Tax Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate
Registrar, the Master Servicer, the Special Servicer and the Depositor. The
Trustee may at any time terminate the agency of any Tax Administrator by giving written notice of termination to such Tax Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Tax
Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall given written notice of such appointment to the
Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator. No Tax Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          SECTION 8.15 Representations, Warranties and Covenants of Trustee.

          (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Fiscal Agent, and for the benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United
          States.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and

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          other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (viii) The Trustee is eligible to act hereunder in accordance with Section 8.06 and is a "Qualified Trustee" under the Carolina
          Place Co-Lender Agreement.

          (b) The representations and warranties of the Trustee set forth in
Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

          SECTION 8.16 Reports to the Securities and Exchange Commission.

          (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. The Trustee and the Master Servicer shall each monitor

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for (and, to the extent it has actual knowledge thereof, notify the Depositor
of) any and all events with respect to the Trust that occur during the Reporting
Period that should be reported pursuant to a Form 8-K or other relevant form to be filed with the Commission. The Trustee shall prepare on behalf of the Trust
Fund any Forms 8-K and 10-K customary for securities similar to the Registered
Certificates as are required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via EDGAR)
such reports on behalf of the Depositor, with respect to: (i) in the case of
Form 8-K, distributions and other events relating to the Trust Fund and the
Registered Certificates that occur during the Reporting Period; and (ii) in the case of Form 10-K, fiscal years of the Trust that occur during the Reporting
Period. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the
Trustee shall prepare such Form 10-K to be signed by the Depositor and the
Depositor shall sign such form.

          (b) A Form 8-K shall be filed by the Trustee within 15 days after each
Distribution Date during the Reporting Period, and shall include a copy of the
Distribution Date Statement for such Distribution Date as an exhibit thereto.
Within 90 days following the end of each fiscal year of the Trust during the
Reporting Period (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission thereunder), commencing in 2006 with respect to fiscal year 2005, the Trustee shall file a Form 10-K, in form and substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under
Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the
Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the
Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the
"Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization.

          Although it is the parties' intent that compliance by the parties with provisions of this Section 8.16 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the
"Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.16 to comply with such change or additional guidance. Notwithstanding any other provision herein, no consent of any
Certificateholder or, with respect to any A/B Loan Combination, the related
B-Noteholder(s) shall be required to make any such modification or amendment to this Section 8.16 to make such changes as are described above. In addition, in no event shall the provisions

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set forth in this Section 8.16(b) limit the ability of, or impose an obligation on, the Trustee or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

          (c) The Trustee shall sign a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the
Form 10-K), and the Master Servicer shall sign a certification (in the form attached hereto as Exhibit Q-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit Q-2) for the benefit of the Depositor and the Master Servicer and their officers, directors and
Affiliates. Each such certification shall be delivered to the Depositor, the
Trustee and the Master Servicer, if applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The
Certification shall be delivered to the Trustee for filing by March 29th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(c), and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the
Trustee and, in the case of the Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations, as the case may be, under this Section 8.16 or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the Master
Servicer or the Special Servicer, as the case may be, pursuant to the first sentence of this Section 8.16(c). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the
Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this
Section 8.16(c), (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master
Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Master Servicer pursuant to the first sentence of this Section 8.16(c) and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a

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result of the losses, claims, damages or liabilities of the Depositor or the
Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special
Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(c).

          (d) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.16(a) is required to comply with the Section
302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

          (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special
Servicer a copy of any such executed report, statement or information.

          (f) In performing its obligations under this Agreement, including, but not limited to, this Section 8.16, none of the Trustee or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

          SECTION 8.17 The Fiscal Agent.

          (a) If the initial Fiscal Agent resigns or is removed, then the
Trustee may at any time, including for purposes of satisfying the eligibility requirements of Section 8.06, appoint at its own expense a Fiscal Agent. Any
Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto (with a copy to each Rating Agency) a written agreement to assume and perform the duties of Fiscal Agent set forth in this Agreement; provided that no such Person shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(b) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the appointment of such proposed fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency. The appointment of any Person as Fiscal Agent shall also be subject to receipt by the Depositor, the Master Servicer, the Special Servicer and each Rating Agency of an Opinion of Counsel (at the expense of the Trustee or the Person designated to become the Fiscal Agent) to the effect that the designation of such Person to serve as Fiscal Agent is in compliance with this Section 8.17(a) and all other applicable provisions of this Agreement, that upon the execution and delivery of the applicable appointment agreement the designated Person shall be bound by the terms of this Agreement,

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and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms.

          (b) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal
Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3"
from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the
Rating Agency, as confirmed in writing by such Rating Agency.

          (c) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the
Fiscal Agent shall make such Advance when and as required by the terms of this
Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the
Trustee under this Agreement in respect of such Advance shall be satisfied.
Notwithstanding anything contained in this Agreement to the contrary, the Fiscal
Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the
Trustee.

          (d) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the
Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the
Depositor, the Master Servicer or the Special Servicer.

          (e) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of the Fiscal
Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

          (f) The Trustee shall promptly notify the other parties hereto and the
Certificateholders in writing of the appointment, resignation or removal of a
Fiscal Agent.

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          SECTION 8.18 Representations and Warranties of Fiscal Agent.

          (a) The Fiscal Agent hereby represents and warrants to the Master
Servicer, the Special Servicer, the Depositor and the Trustee and for the
benefit of the Certificateholders, as of the Closing Date, that:

               (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Fiscal
          Agent, and the performance and compliance with the terms of this
          Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
          under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

               (iii) The Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal
          Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vi) No litigation is pending or, to the best of the Fiscal
          Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal
          Agent from entering into this

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          Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal
          Agent with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (viii) The Fiscal Agent is eligible to act hereunder in
          accordance with Section 8.17.

          (b) The representations and warranties of the Fiscal Agent set forth in Section 8.17(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

          (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

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                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 Termination Upon Repurchase or Liquidation of All
Mortgage Loans.

          Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the
Distribution Date following the earlier to occur of (A) the purchase by the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder of all Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of an A/B
Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the
Trustee, minus (3) if the purchaser is the Master Servicer or the Special
Servicer, the aggregate amount of unreimbursed Advances made by the Master
Servicer or the Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing
Fees or Special Servicing Fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer or
Special Servicer, as applicable, in connection with such purchase), (B) the exchange by all the Certificateholders (exclusive of the Class R and Class Y
Certificateholders) of their respective Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property, the
Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class
A-1A, Class A-MFL, Class A-M, Class A-J, Class B, Class C and Class D
Certificates is reduced to zero, all the remaining Certificateholders (exclusive of the Class R and Class Y Certificateholders), acting together (each having agreed in writing to so act, a copy of which writing shall be delivered to the
Trustee), shall have the right, with the consent of the Master Servicer, to exchange all of the

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Certificates (exclusive of the Class R and Class Y Certificates) for all of the
Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01, by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that all the Certificateholders (exclusive of the
Class R and Class Y Certificateholders) elect (as evidenced by a writing signed by each such Certificateholder and delivered to the Trustee) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, the Certificateholders (exclusive of the Class R and Class Y
Certificateholders), not later than the fifth Business Day preceding the
Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the
Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, on the P&I Advance
Date relating to the final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the
Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates (exclusive of the Class R Certificates) on the final
Distribution Date, the Trustee shall release or cause to be released to a designee of all the Certificateholders (exclusive of the Class R and Class Y
Certificateholders) (each such Certificateholder having agreed to such designation in a writing delivered to the Trustee), the Mortgage Files for the remaining Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Certificateholders
(exclusive of the Class R and Class Y Certificates) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the
Trust Fund. Any transfer of Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

          The Master Servicer, the Special Servicer or the Majority Controlling
Class Certificateholder may at its option elect to purchase all of the Mortgage
Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(A) of the second preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balances of all the Mortgage Loans originally included in the Trust Fund, (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer or the
Majority Controlling Class Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in Trust
Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class Certificateholder shall not have the right to effect such a purchase if, within 30 days following the
Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the

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Master Servicer's, the Special Servicer's or the Majority Controlling Class
Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, then the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, as applicable, shall deposit, or deliver to the Master Servicer for deposit, in the Certificate Account (or, to the extent allocable to any A/B REO Property, in the related A/B Custodial
Account) not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. On the
P&I Advance Date relating to such final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the
Special Servicer, the Majority Controlling Class Certificateholder, as
applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling
Class Certificateholder's purchase of the Mortgage Loans and each REO Property
(or, in the case of an A/B Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the
15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate
Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the
time such notice is given to Certificateholders.

          Upon presentation and surrender of the Certificates (exclusive of the
Class Y Certificates) by the applicable Certificateholders on the final
Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's
Percentage Interest of that portion of the amounts then on deposit in the
Distribution Account (or, if applicable, the Floating Rate Account) that, in accordance with Section 4.01, are allocable to payments on the Class of
Certificates so presented and surrendered. Amounts on deposit in the
Distribution Account, as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses
(ii) through (viii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be deemed distributed in respect of the REMIC I Regular

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Interests in accordance with Section 4.01(i) and, to the extent related to the
Carolina Place Mortgage Loan or any related REO Property, deemed distributed in respect of the Loan REMIC Regular Interests pursuant to Section 4.01(j) (or, in the case of Prepayment Premiums and Yield Maintenance Charges, Section 4.01(b)).

          Upon presentation and surrender of the Class Y Certificates by the applicable Certificateholders on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its
Class Y Certificates such Certificateholder's Percentage Interest of any
Additional Interest then on deposit in the Additional Interest Account that was paid on an ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

          Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law.
The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

          SECTION 9.02 Additional Termination Requirements.

          (a) If the Master Servicer, the Special Servicer or the Majority
Controlling Class Certificateholder purchases, or the Certificateholders
(exclusive of the Class R and Class Y Certificateholders) exchange their
Certificates for, all of the Mortgage Loans and each REO Property (or, in the case of an A/B Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the
Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel,
addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

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               (i) the Trustee shall specify the first day in the 90-day
          liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulations section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall either (A) sell all of the assets of REMIC I and, if applicable, the Loan REMIC to the Master Servicer, the Special Servicer or the
          Majority Controlling Class Certificateholder, as applicable, for cash or (B) exchange all the assets of REMIC I and, if applicable, the Loan
          REMIC for the Certificates (exclusive of the Class R and Class Y
          Certificates); and

               (iii) at the time of the making of the final payment on the
          Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
          Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

          (b) In the event the Trust Fund is to be terminated while the Swap
Agreement is still in effect, the Trustee shall promptly notify the Swap
Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of the Swap Agreement will be reduced to zero on such date. Based on the date of termination, the Trustee, prior to any final distributions to the Holders of the Class A-MFL Certificates pursuant to Section
9.01, shall pay the Class A-MFL Net Fixed Swap Payment, if any, to the Swap
Counterparty.

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each
REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

          SECTION 10.01 REMIC Administration.

          (a) The Tax Administrator shall elect to treat each REMIC Pool as a
REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax
Returns for the taxable year ending December 31, 2005, in the case of each REMIC
Pool.

          (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests
and the Regular Certificates/Class A-MFL REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC, REMIC I and REMIC II, respectively; provided that each Class of the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2)
of the Code) in each REMIC Pool. None of the Master Servicer, the Special
Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of
Treasury regulations section 1.860D-1(b)(1)).

          (c) The Closing Date is hereby designated as the "startup day" of each
REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Loan REMIC Regular Interests, the REMIC I Regular
Interests and the Regular Certificates/Class A-MFL REMIC II Regular Interest
(or, in the case of each Class of the Class X Certificates, the "regular interests" in REMIC II evidenced thereby) for purposes of the REMIC Provisions shall be the Rated Final Distribution Date.

          (d) The Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters
Person for each REMIC Pool in the performance of its duties as such.

          (e) Except as otherwise provided in Section 3.17(a) and subsections
(h) and (i) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

          (f) Within 30 days after the Closing Date, the Tax Administrator shall acquire taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue

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Service Forms SS-4 or otherwise obtain them and shall prepare and file (if not previously prepared and filed) with the Internal Revenue Service Form 8811,
"Information Return for Real Estate Mortgage Investment Conduits (REMIC) and
Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the
Tax Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of each REMIC Pool. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each
REMIC Pool as is in its possession and reasonably requested by the Tax
Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax
Administrator for tax purposes, as to the valuations and Issue Prices of the
Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (g) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and
Local Taxes, any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Class R
Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R
Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

          (h) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions
(and the Trustee, the Master Servicer and the Special Servicer shall assist the
Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator,
Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to

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take such action or to refrain from acting for the benefit of the
Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Tax Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the
Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC
Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special
Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither the Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Tax
Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the Tax
Administrator. At all times as may be required by the Code, the Tax
Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

          (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in
Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws
(other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses
(including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Tax
Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special
Servicer, if such tax arises out of or results from a breach by the Special
Servicer of any of its obligations under Article III or this Article X; (iii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee if such tax arises out of or results from a breach by the
Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the Trust constitute a "qualified mortgage" as defined in Section
860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the respective portions thereof constituting the Grantor Trusts, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)
shall be charged to and paid by the Trust Fund. Any such amounts payable by the
Trust Fund

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shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the
Available Distribution Amount pursuant to Section 3.05(b), subject to Section
3.05(c).

          (j) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

          (k) Following the Startup Day, none of the Trustee, the Master
Servicer or the Special Servicer shall accept any contributions of assets to any
REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) None of the Trustee, the Master Servicer or the Special Servicer
shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C)
the termination of each REMIC Pool pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or
III of this Agreement); (ii) the sale or disposition of any investments in the
Certificate Account, the Distribution Account or any REO Account for gain; or
(iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a
Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute
Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, any A/B Custodial Account, the Distribution Account or any REO Account); in any
event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (m) Except as permitted by Section 3.17(a), none of the Trustee, the
Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

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          SECTION 10.02 Grantor Trust Administration.

          (a) The Tax Administrator shall treat each Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the related Grantor Trust Assets as separate assets of such Grantor Trust, and not of any REMIC Pool, as permitted by Treasury regulations section
1.860G-2(i)(1). The Class Y Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Y, and the Class A-MFL
Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust A-MFL.

          (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the
Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Tax
Administrator from the Trust Fund unless otherwise provided in Section 10.02(e)
or 10.02(f)).

          (c) The Tax Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of each Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax
Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the
Depositor that is necessary to permit the Tax Administrator to perform such obligations.

          (d) The Tax Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate or a Class A-MFL Certificate, as
applicable, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the related Grantor Trust at the time and in the manner required under the Code, and shall perform on behalf of each Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the
Grantor Trust Provisions or other compliance guidance issued by the Internal
Revenue Service or any state or local taxing authority.

          (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each Grantor Trust as a grantor trust under the Grantor
Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer
shall assist the Tax Administrator to the extent reasonably requested by the Tax
Administrator and to the extent of information within the Trustee's, the Master
Servicer's or the Special Servicer's possession or control). None of the Tax
Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or

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cause either Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of either Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Tax
Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax
Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of
Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to a Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor
Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee. Under no circumstances may the Tax Administrator vary the assets of a Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates or Class A-MFL
Certificates, as applicable.

          (f) If any tax is imposed on either Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax
Administrator, if such tax arises out of or results from a breach by the Tax
Administrator of any of its obligations under this Section 10.02; (ii) the
Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Section
10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting such
Grantor Trust in all other instances.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01 Amendment.

          (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent, without the consent of any of the
Certificateholders or, with respect to any A/B Loan Combination, any related
B-Noteholder: (i) to cure any ambiguity; (ii) to correct any error or to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the Prospectus; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the
Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor Trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or
Grantor Trust; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (vii) to modify Section 8.16, as contemplated by Section 8.16(b); or (viii) to otherwise modify or delete any existing provisions of this Agreement; provided that such action (except any amendment described in clause (i), (ii), (v), (vi) or (vii)
above) shall not, as evidenced by an Opinion of Counsel (at the expense of the
Trust Fund, in the case of any amendment requested by the Master Servicer or
Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent, adversely affect in any material respect the interests of any Certificateholder or any B-Noteholder; and
provided, further, that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust
(insofar as such change would adversely affect the status of the Trust as a
"qualifying special-purpose entity" under FASB 140).

          (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated

                                      290

to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Serviced Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate or that are required to be distributed to any B-Noteholder, without the consent of such B-Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or in the
interests of any B-Noteholder in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all
Certificates of such Class or the consent of such B-Noteholder, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the
Holders of all Certificates then outstanding and the consent of each affected
B-Noteholder, (iv) modify the provisions of Section 3.20 or the definition of
Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of each affected B-Noteholder, (v)
modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FASB 140)
without the consent of the Holders entitled to at least 51% of all the Voting
Rights (without regard to Certificates held by the Depositor or any of the
Depositor's Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such
Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

          (c) Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the
Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Fiscal Agent, the Master Servicer or the Special
Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on a Grantor Trust or cause any REMIC Pool to fail to qualify as a REMIC or a Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

          (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder, the Swap Counterparty and, to the extent known to the Trustee, each B-Noteholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such

                                      291

consents and of evidencing the authorization of the execution thereof by
Certificateholders shall be subject to such reasonable regulations as the
Trustee may prescribe.

          (f) Each of the Master Servicer, the Special Servicer, the Trustee and
the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee
or the Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section
11.01(a) or (c) shall be payable out of the Certificate Account, any A/B
Custodial Account or the Distribution Account pursuant to Sections 3.05.

          (h) Notwithstanding anything to the contrary contained in this Section
11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparty and (ii) this
Agreement may not be amended in any manner that has a material adverse effect on the Swap Counterparty without first obtaining the written consent of the Swap
Counterparty. The Trustee may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of the Swap Counterparty (or at the expense of the Trust if the Trustee is the party seeking such amendment and such amendment benefits the
Certificateholders).

          SECTION 11.02 Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more B-Noteholders, such B-Noteholders, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a) or, to the extent that it benefits one or more B-Noteholders, out of the related A/B
Custodial Account(s) pursuant to Section 3.05(g), to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders and/or one or more B-Noteholders; provided, however, that the
Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                                      292

          SECTION 11.03 Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting
Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04 Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                      293

          SECTION 11.05 Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup
Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York,
New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii)
in the case of the Master Servicer, Wachovia Bank, National Association, NC
1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention:
Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3, facsimile number: (704) 715-0036; (iii) in the case of the Special Servicer, Allied Capital Corporation, 1919 Pennsylvania
Avenue N.W., Washington, D.C. 20006, Attention: Doug Cooper, Citigroup
Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3, facsimile number: (202) 466-1834; (iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street,
Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust
Services Group - CGCMT 2005-C3, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Citigroup Commercial Mortgage Trust 2005-C3, facsimile number: (312)
904-2084; (v) in the case of the Underwriters, to each of Citigroup Global
Markets Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013,
Attention: Angela Vleck, facsimile number: (212) 816-8307; IXIS Securities North
America Inc., 9 West 57th Street, 36th Floor, New York, New York 10019,
Attention: Greg Murphy, facsimile number: (212) 891-3454, with a copy to Anna
Glick, facsimile number: (212) 504-6666; Deutsche Bank Securities Inc., 60 Wall
Street, New York, New York 10005, Attention: Lainie Kaye, facsimile number:
(212) 797-4488; and Wachovia Capital Markets, LLC, 301 South College Street,
Charlotte, North Carolina 28288-1075, Attention: Mr. William J. Cohane,
facsimile number: (704) 383-7639; (vi) in the case of the Rating Agencies, (A)
Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attention: CMBS Surveillance Group; and (B) Standard & Poor's Ratings Services,
55 Water Street, New York, New York 10041-0003, Attention: CMBS Surveillance
Group, facsimile number 212-438-2662; and (vii) in the case of the initial
Controlling Class Representative, Cadim TACH inc. c/o CDP Capital Real Estate
Advisors, CDP Capital Center, 1000 Jean-Paul Rjopelle Place, Suite A-300,
Montreal, Quebec H2Z 2B6, Canada, Attention: Corporate Secretary, with a copy to
CWCapital Investments, LLC, 5000 Birch Street, East Wing, Suite 150, Newport
Beach, California 92660, Attention: Tom Nolan and CWCapital Investments, LLC,
5956 Sherry Lane, Suite 1201, Dallas, Texas, Attention: Nancy Bennett; or as to
each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

          SECTION 11.06 Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements,

                                      294

provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the
Certificates or the rights of the Holders thereof.

          SECTION 11.07 Grant of a Security Interest.

          The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage
Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

          SECTION 11.08 Streit Act.

          Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail; provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

          SECTION 11.09 Successors and Assigns; Beneficiaries.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This
Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided that each B-Noteholder is an intended third party beneficiary hereunder with respect to those provisions of this Agreement affecting its interest in the related A/B
Loan Combination and the Swap Counterparty is an intended third party beneficiary hereunder.

          SECTION 11.10 Article and Section Headings.

          The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                                      295

          SECTION 11.11 Notices to Rating Agencies.

          (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any
B-Noteholder known to the Trustee) with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation or termination of the Trustee, the Fiscal
          Agent, the Master Servicer or the Special Servicer;

               (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan
          Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

               (v) any change in the location of the Distribution Account;

               (vi) the final payment to any Class of Certificateholders; and

               (vii) any sale or disposition of any Mortgage Loan or REO
          Property.

          (b) The Master Servicer shall promptly provide notice to each Rating
Agency (and, if affected thereby, any B-Noteholder) with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee or the Fiscal
          Agent; and

               (ii) any change in the location of the Certificate Account or an
          A/B Custodial Account.

          (c) The Special Servicer shall furnish each Rating Agency and the
Controlling Class Representative (and, with respect to an A/B Loan Combination, the related B-Noteholder(s)) with respect to a non-performing or defaulted
Serviced Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to an A/B Loan Combination, the related
B-Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

          (d) To the extent applicable, each of the Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

               (i) each of its annual statements as to compliance described in
          Section 3.13;

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                                      296

               (iii) any Officer's Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08(a); and

               (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and
          3.12(d).

          (e) The Trustee shall (i) make available to each Rating Agency and the
Controlling Class Representative, upon reasonable notice, the items described in
Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the
Controlling Class Representative a copy of any notices given pursuant to Section
7.03(a) or Section 7.03(b).

          (f) Each of the Trustee, the Master Servicer and the Special Servicer
shall provide to each Rating Agency such other information with respect to the
Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

          (g) Notwithstanding any provision herein to the contrary each of the
Master Servicer, the Special Servicer or the Trustee shall deliver to any
Underwriter any report prepared by such party hereunder upon request.

          SECTION 11.12 Complete Agreement.

          This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      297

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                        CITIGROUP COMMERCIAL MORTGAGE SECURITIES
                                           INC. Depositor

                                        By: /s/ Angela Vleck
                                            ------------------------------------
                                        Name: Angela Vleck
                                        Title: Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION
                                           Master Servicer

                                        By: /s/ Scott Rossbach
                                            ------------------------------------
                                        Name: Scott Rossbach
                                        Title: Vice President

                                        ALLIED CAPITAL CORPORATION
                                           Special Servicer

                                        By: /s/ Doug Cooper
                                            ------------------------------------
                                        Name: Doug Cooper
                                        Title: Managing Director

                                        LASALLE BANK NATIONAL ASSOCIATION
                                           Trustee

                                        By: /s/ Alyssa C. Stahl
                                            ------------------------------------
                                        Name: Alyssa C. Stahl
                                        Title: First Vice President

                                        ABN AMRO BANK N.V. Fiscal Agent

                                        By: /s/ Alyssa C. Stahl
                                            ------------------------------------
                                        Name: Alyssa C. Stahl
                                        Title: First Vice President

                                        By: /s/ Cynthia Reis
                                            ------------------------------------
                                        Name: Cynthia Reis
                                        Title:  Senior Vice President

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

          On the 23rd day of June 2005, before me, a notary public in and for said State, personally appeared Angela Vleck, known to me to be a Vice President of Citigroup Commercial Mortgage Securities Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[Notarial Seal]

STATE OF NORTH CAROLINA )
                        ) ss.:
COUNTY OF MECKLENBURG   )

          On the 22nd day of June 2005, before me, a notary public in and for said State, personally appeared Scott Rossbach, known to me to be a Vice
President of Wachovia Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Lindsey Bass Dill
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

DISTRICT OF COLUMBIA )
                     ) ss.:

          On the 27th day of June 2005, before me, a notary public in and for said State, personally appeared Doug Cooper, known to me to be a Managing
Director of Allied Capital Corporation, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Kelly L. Hayden
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF COOK    )

          On the 25th day of June 2005, before me, a notary public in and for said State, personally appeared Alyssa C. Stahl, known to me to be a First Vice
President of LaSalle Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Ethel Franklin
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

STATE OF ILLINOIS )
                  ) ss.:
COUNTY OF COOK    )

          On the 28th day of June 2005, before me, a notary public in and for said State, personally appeared Alyssa C. Stahl and Cynthia Reis, known to me to be a First Vice President and Senior Vice President, respectively of ABN AMRO
Bank N.V., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        /s/ Ethel Franklin
                                        ----------------------------------------
                                        Notary Public

[Notarial Seal]

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                      I-1



          MORTGAGE    LOAN
   LOAN     LOAN     GROUP
  NUMBER   SELLER    NUMBER                LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

     1       CGM        1     Carolina Place                                  11025 Carolina Place Parkway
     2       CGM        1     Novo Nordisk Headquarters                       100 & 150 College Road West
     3       CGM        1     270 Technology Park                             270 Technology Park
     4      IXIS        1     Penn Mar Shopping Center                        3000 Donnell Dr.
     5       CGM        1     250 West Pratt                                  250 West Pratt Street
     6      IXIS        1     Abilene Mall                                    4310 Buffalo Gap Road
------------------------------------------------------------------------------------------------------------------------------------
                              United Supermarket Portfolio
     7       CGM        1     United # 526- Amarillo                          2530 South Georgia Street
     8       CGM        1     United # 517- Wichita Falls                     4590 Kell Boulevard
     9       CGM        1     United # 549- Snyder                            3500 College Avenue
    10       CGM        1     United #515- Burkburnett                        311 South Avenue D
    11       CGM        1     United # 513- Vernon                            2900 Wilbarger Street
    12       CGM        1     United # 501- Lubbock                           2630 Parkway Drive
    13       CGM        1     United # 509- Levelland                         511 College Avenue
    14       CGM        1     United # 527- Amarillo                          1501 East Amarillo Boulevard
    15       CGM        1     United # 522- Amarillo                          4701 Washington Street
    16       CGM        1     United # 533- Amarillo                          3400 River Road
    17       CGM        1     United # 525- Perryton                          2802 Highway 83 South
    18       CGM        1     United # 518- Childress                         2105  Avenue F Northwest
------------------------------------------------------------------------------------------------------------------------------------
                              EDR Portfolio I
    19       CGM        2     Jefferson Commons - University of Missouri      2500 Old Highway 63 South
    20       CGM        2     Jefferson Commons - Texas Tech                  1002 Frankford Avenue
------------------------------------------------------------------------------------------------------------------------------------
    21      IXIS        1     The Plaza at Huntington Beach                   17011 Beach Blvd.
    22       CGM        1     Alamo Plaza                                     1401 17th Street
------------------------------------------------------------------------------------------------------------------------------------
                              EDR Portfolio II
    23       CGM        2     Jefferson Commons - Purdue                      2243 U.S. Highway 52
    24       CGM        2     Jefferson Commons - Ohio State University       1150 Kinnear Road
------------------------------------------------------------------------------------------------------------------------------------
    25       CGM        1     Home Depot Shopping Center                      75 Mystic Avenue
    26       CGM        1     Preferred Exchange Tower                        3111 North University Drive
    27       CGM        1     Wilsonville Town Center                         8299 Southwest Wilsonville Road
    28      IXIS        1     Regency Square                                  301 Cox Creek Parkway
    29      IXIS        1     Olympic Collection                              11301 W. Olympic Boulevard
    30       CGM        2     Jefferson Commons                               5800 Jefferson Commons Drive
    31      IXIS        1     Iverson Mall                                    3701-3899 Branch Street
    32       CGM        1     North Atlanta Physicians MOB IV (R400 Building) 975 Johnson Ferry Road
    33       CGM        1     Daniel Burnham Court                            1 Daniel Burnham Court
    34       CGM        1     Sierra Sun Apartments                           12400 Sunrise Boulevard East
    35       CGM        2     Glendale Park Apartments                        8801 Gustine Lane
    36       CGM        2     Governor's Point Apartments                     3230 Stream Side Road
    37       CGM        1     Crossroads Shopping Center                      1505-1575 U.S. Route 41
    38       CGM        2     South Park Lofts                                816 South Grand Avenue
------------------------------------------------------------------------------------------------------------------------------------
    39      IXIS        1     Inip Drive Industrial
    39a                       95 Inip Drive                                   95 Inip Drive
    39b                       475 Doughty Blvd.                               475 Doughty Blvd.
    39c                       41 Inip Drive                                   41 Inip Drive
    39d                       90 Inip Drive                                   90 Inip Drive
------------------------------------------------------------------------------------------------------------------------------------
    40       CGM        1     Mount Kisco Commons                             195 North Bedford Road
    41       CGM        1     Speedway Shopping Center                        13632 Highway 99
    42       CGM        1     Unisource Distribution Center                   4501 Westport Drive
    43       CGM        1     Thousand Oaks Self Storage                      3425 Old Conejo Road
    44       CGM        2     Arbors at Centennial Park                       289-375 East Arbor Circle West, 377-471 East Arbor
                                                                              Circle East and 401-547 East Centennial Drive
    45       CGM        1     Northridge Center I and II                      365 & 375 Northridge Road
    46      IXIS        1     Cleveland Mall                                  2001 East Dixon Boulevard
    47       CGM        1     Park View Office Building                       5821 Fairview Road
    48       CGM        1     Yale New Haven Medical Center                   111 Goose Lane
    49      IXIS        1     9309-9359 Foothill Boulevard                    9309-9359 Foothill Boulevard
    50       CGM        1     Tracy Corners Shopping Center                   3225 North Tracy Boulevard
    51       CGM        1     Grand Retail                                    1717 North Bayshore Drive
    52      IXIS        1     Sam's Club                                      1851 E. Butler Ave
    53       CGM        1     Richmond City Center                            1100 MacDonald Avenue
    54      IXIS        1     Potomac Festival II                             14500-14650 Potomac Mills Road
    55       CGM        1     Ranch Lake Shopping Center                      8750 East State Road 70
    56      IXIS        2     Reno Cascade                                    3805 Clear Acres Lane
    57      IXIS        1     Anchor Plaza                                    6260 103rd Street
    58       CGM        1     Parkway Commons                                 5068 West Plano Parkway
    59       CGM        2     Governours Square Apartments                    3314 Wickslow Road
    60       CGM        2     Brookstone Apartments                           1401 North Lamb Boulevard
    61       CGM        1     Camino Del Rio                                  2650 Camino Del Rio North
    62       CGM        1     Commerce Center at Buena Park                   6545 Caballero Boulevard
    63      IXIS        2     Bent Tree Brooks                                4820 Westgrove
    64       CGM        1     National City Shopping Center                   2525 & 2531 East Plaza Boulevard and 901 Euclid Avenue
    65       CGM        2     Corner House Lofts                              205 South State Street
    66       CGM        2     Copper Run at Reserve                           2200 Great Northern Avenue
    67       CGM        1     Lake George Plaza                               1424 State Route 9
    68       CGM        1     711 Madison Avenue                              711 Madison Avenue
    69       CGM        1     Kirkwood Shopping Center                        11890 and 11990 Westheimer Road
    70       CGM        1     Roxy Stadium 14                                 85 Santa Rosa Avenue
    71       CGM        1     Spring Valley International Place               4801 Spring Valley Road
    72       CGM        2     Stone Creek Apartments                          5005 Southwest Murray Boulevard
    73       CGM        2     Villa del Rio Apartments                        3800 South Nellis Boulevard
    74       CGM        1     Orillia Station                                 18129 - 18230 East Valley Highway
    75       CGM        2     North Bay Residences                            76, 80, 81, 87, 90 & 95 Park Street
    76      IXIS        1     Fullerton Promenade                             211-225 N. Harbour Blvd & 116-120 W. Wilshire Avenue,
                                                                              104-108 W. Wilshire Avenue/217-225 N Harbor Boulevard
    77      IXIS        2     Bent Tree Oaks                                  4815 Westgrove Drive
    78       CGM        1     Corporate Woods Office Park                     5029 & 5041 Corporate Woods Drive
    79      IXIS        2     Windsong                                        17717 Vail Drive
    80      IXIS        2     Bent Tree Fountains                             16400 Ledgemont Lane
    81       CGM        1     Rancho San Diego Plaza                          2731-2739 Via Orange Way
    82       CGM        1     Things Remembered                               500 South Bailey Road
    83       CGM        2     Crest Club Apartments                           100 Crest Club Circle
    84       CGM        1     Avondale Fiesta                                 11425 West Buckeye Road
    85       CGM        1     Liberty Northwest Center                        14711-14719 Northeast 29th Place
    86      IXIS        1     Desert Breeze Plaza                             8665 West Flamingo Road
    87       CGM        1     Intech Eleven Office Building                   6625 Network Way
    88      IXIS        1     Belair Edison Crossing                          2401-2501 Belair Road
    89       CGM        1     Marshall's - Swampscott, MA                     465 Paradise Road
    90       CGM        1     Riverview Commons                               19010-19220 Fort Street
    91       CGM        2     Gentry's Walk Apartments                        328 Bedford Road
    92      IXIS        1     Hauppauge Square                                110 Marcus Boulevard and 35 Arkay Drive
    93       CGM        1     Mariner's Center                                149, 177, 191 Riverside Avenue
    94       CGM        2     Little Creek Apartments                         195-465 Northeast 36th Street
    95       CGM        1     Westview Shopping Center                        3415 Olton Road
    96      IXIS        1     Harriman Place                                  Harriman Pl @ I-10
    97       CGM        1     Stage Road Commons                              7986 Stage Road
    98       CGM        1     East Mesa Medical Center                        6550 East Broadway Road and 6553 East Baywood Avenue
    99      IXIS        1     Shaw Village                                    424-498 W. Shaw Avenue
    100      CGM        1     Central Self Storage-4200 Highway               4200 Highway 1
    101      CGM        2     Palm Vista                                      3726-3748 Central Avenue
    102      CGM        1     Landmark Shopping Center                        2400-2484 West Victory Boulevard
    103      CGM        1     Foothill Farms                                  5401-5445 Auburn Boulevard
    104      CGM        1     Southland Landing                               24345 Southland Drive
    105      CGM        1     Bayport Self Storage                            709 Church Street
    106      CGM        1     465 Cleveland Avenue                            465 Cleveland Avenue
    107      CGM        1     Fry's Shopping Center                           2632 and 2620 South 83rd Avenue
    108      CGM        1     Plymouth Green Technology Center                3600 Green Court
    109      CGM        1     Family Village Shopping Center                  3806-3816 Tongass Avenue
    110      CGM        1     1733 Ocean Avenue                               1733 Ocean Avenue
    111     IXIS        1     Oakwood Village Apartments                      1521 North 37th Street
    112     IXIS        1     Storage One                                     3925 South Buffalo Drive
    113     IXIS        1     939 4th Avenue                                  939 & 945 4th Avenue
    114      CGM        2     Tremont Village Apartments                      611 Pineview Drive
    115      CGM        1     Eckerd Plaza-Slane Portfolio                    50-15 Roosevelt Avenue
    116     IXIS        1     CVS OK City                                     201 South Mustang Avenue
    117      CGM        1     Fiesta Mexicana Market                          263-275 East 9th Street
    118      CGM        1     Eckerd Drug Store-Kutztown                      23 North Elm Street
    119      CGM        2     Winthrop Court Apartments                       441 Winthrop Street
    120      CGM        2     Woodruff Court Apartments                       33 Woodruff Street
    121      CGM        1     University Commons                              2975 University Parkway
    122     IXIS        1     Forest Point Apartments                         2605 Kennedy Lane
    123      CGM        2     Brookgate Apartments                            451 Harwinton Avenue
    124      CGM        2     Holly House Apartments                          23-24 Holly House Court

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b       CGM         NAP     Carolina Place (non-pooled portion)




                                                                                                                        MASTER
   LOAN                                                      CUT-OFF DATE         CROSS COLLATERALIZED     MORTGAGE    SERVICING
  NUMBER           CITY           STATE      ZIP CODE      PRINCIPAL BALANCE     (MORTGAGE LOAN GROUP)       RATE      FEE RATE
----------------------------------------------------------------------------------------------------------------------------------

     1      Pineville              NC         28134      114,200,000.00 (Note 1)           No              4.5975%      0.0100%
     2      Princeton              NJ         08540               53,000,000.00            No              5.4000%      0.0200%
     3      Frederick              MD         21703               51,200,000.00            No              5.4000%      0.0200%
     4      Forestville            MD         20747               38,877,977.42            No              5.3000%      0.0200%
     5      Baltimore              MD         21201               37,000,000.00            No              5.2850%      0.0200%
     6      Abilene                TX         79606               37,000,000.00            No              5.7225%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------

     7      Amarillo               TX         79109                6,183,761.42         Yes (C1)           5.4000%      0.0200%
     8      Wichita Falls          TX         76309                4,554,364.16         Yes (C1)           5.4000%      0.0200%
     9      Snyder                 TX         79549                3,839,018.99         Yes (C1)           5.4000%      0.0200%
    10      Burkburnett            TX         76354                3,497,243.00         Yes (C1)           5.4000%      0.0200%
    11      Vernon                 TX         76384                3,203,156.65         Yes (C1)           5.4000%      0.0200%
    12      Lubbock                TX         79403                2,893,173.71         Yes (C1)           5.4000%      0.0200%
    13      Levelland              TX         79336                2,869,328.89         Yes (C1)           5.4000%      0.0200%
    14      Amarillo               TX         79107                2,225,518.26         Yes (C1)           5.4000%      0.0200%
    15      Amarillo               TX         79110                2,217,569.96         Yes (C1)           5.4000%      0.0200%
    16      Amarillo               TX         79107                2,169,880.32         Yes (C1)           5.4000%      0.0200%
    17      Perryton               TX         79070                  961,741.81         Yes (C1)           5.4000%      0.0200%
    18      Childress              TX         79201                  818,672.81         Yes (C1)           5.4000%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------

    19      Columbia               MO         65201               19,400,000.00         Yes (C2)           5.4800%      0.0200%
    20      Lubbock                TX         79416               14,500,000.00         Yes (C2)           5.4800%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------
    21      Huntington Beach       CA         92647               33,500,000.00            No              5.4090%      0.0200%
    22      Denver                 CO         80202               31,500,000.00            No              5.3950%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------

    23      West Lafayette         IN         47906               14,800,000.00         Yes (C3)           5.4800%      0.0200%
    24      Columbus               OH         43212               14,700,000.00         Yes (C3)           5.4800%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------
    25      Somerville             MA         02145               27,000,000.00            No              5.1360%      0.0200%
    26      Coral Springs          FL         33065               25,000,000.00            No              5.4500%      0.0200%
    27      Wilsonville            OR         97070               22,893,898.48            No              5.2600%      0.0200%
    28      Florence               AL         35360               22,452,623.54            No              5.6260%      0.0200%
    29      Los Angeles            CA         90064               21,953,043.85            No              5.6400%      0.0200%
    30      Kalamazoo              MI         49009               21,600,000.00            No              5.4800%      0.0200%
    31      Hillcrest Heights      MD         20748               20,899,174.79            No              5.3500%      0.0200%
    32      Atlanta                GA         30342               19,900,000.00            No              5.6900%      0.0200%
    33      San Francisco          CA         94109               17,980,368.56            No              5.8200%      0.0200%
    34      Puyallup               WA         98374               17,660,000.00            No              5.2125%      0.0200%
    35      Houston                TX         77031               17,250,000.00            No              5.3200%      0.0200%
    36      Raleigh                NC         27613               16,240,000.00            No              5.3800%      0.0200%
    37      Schererville           IN         46375               16,000,000.00            No              5.4000%      0.0200%
    38      Los Angeles            CA         90017               15,250,000.00            No              4.9400%      0.0200%
----------------------------------------------------------------------------------------------------------------------------------
    39                                                            14,974,961.79            No              5.2100%      0.0200%
    39a     Inwood                 NY         11096
    39b     Inwood                 NY         11096
    39c     Inwood                 NY         11096
    39d     Inwood                 NY         11096
----------------------------------------------------------------------------------------------------------------------------------
    40      Mount Kisco            NY         10549               14,433,849.01            No              5.3200%      0.0200%
    41      Lynnwood               WA         98037               14,200,000.00            No              5.3300%      0.0200%
    42      Mechanicsburg          PA         17055               14,184,552.42            No              5.5200%      0.0200%
    43      Thousand Oaks          CA         91320               14,108,009.69            No              5.3900%      0.0200%
    44      Oak Creek              WI         53154               14,000,000.00            No              5.2000%      0.0200%
    45      Atlanta                GA         30350               13,740,000.00            No              5.4800%      0.0200%
    46      Shelby                 NC         28152               13,671,153.00            No              5.6260%      0.0200%
    47      Charlotte              NC         28209               13,525,000.00            No              5.5600%      0.0200%
    48      Guilford               CT         06437               13,400,000.00            No              5.5500%      0.0200%
    49      Rancho Cucamonga       CA         91730               12,500,000.00            No              5.4972%      0.0200%
    50      Tracy                  CA         95376               12,200,000.00            No              5.5100%      0.0200%
    51      Miami                  FL         33132               12,109,896.58            No              5.5500%      0.0200%
    52      Flagstaff              AZ         86001               10,839,807.24            No              5.5100%      0.0200%
    53      Richmond               CA         94801               10,800,000.00            No              5.7200%      0.0200%
    54      Woodbridge             VA         22192               10,600,000.00            No              5.4500%      0.0200%
    55      Bradenton              FL         34202               10,416,348.78            No              5.1700%      0.0200%
    56      Reno                   NV         89512               10,250,000.00            No              4.9000%      0.0200%
    57      Jacksonville           FL         32210               10,220,900.57            No              5.3200%      0.0200%
    58      Plano                  TX         75093               10,160,000.00            No              5.4400%      0.0200%
    59      Wilmington             NC         28412               10,120,000.00            No              5.0600%      0.0200%
    60      Las Vegas              NV         89110                9,936,909.65            No              5.5200%      0.0200%
    61      San Diego              CA         92108                9,634,273.03            No              5.3440%      0.0200%
    62      Buena Park             CA         90620                9,500,000.00            No              5.4500%      0.0200%
    63      Addison                TX         75001                9,278,452.63            No              4.9000%      0.0200%
    64      National City          CA         91950                9,000,000.00            No              5.2300%      0.0200%
    65      Ann Arbor              MI         48104                9,000,000.00            No              5.4300%      0.0200%
    66      Missoula               MT         59808                8,944,432.47            No              4.7800%      0.0200%
    67      Lake George            NY         12845                8,872,398.33            No              5.8500%      0.0200%
    68      New York               NY         10021                8,744,707.02            No              5.5400%      0.0200%
    69      Houston                TX         77077                8,400,000.00            No              5.3700%      0.0200%
    70      Santa Rosa             CA         95404                8,375,377.76            No              6.2100%      0.0200%
    71      Farmers Branch         TX         75244                8,320,000.00            No              5.5300%      0.0200%
    72      Beaverton              OR         97005                8,272,853.93            No              5.1050%      0.0200%
    73      Las Vegas              NV         89121                8,105,618.66            No              5.4300%      0.0200%
    74      Kent                   WA         98032                7,920,000.00            No              5.4500%      0.0200%
    75      Lynn                   MA         01905                7,800,000.00            No              5.4800%      0.0200%
    76      Fullerton              CA         92832                7,800,000.00            No              5.6700%      0.0200%
    77      Addison                TX         75001                7,557,449.32            No              4.9000%      0.0200%
    78      Virginia Beach         VA         23462                7,543,780.54            No              5.5200%      0.0200%
    79      Dallas                 TX         75287                7,432,738.94            No              4.9000%      0.0200%
    80      Addison                TX         75001                7,357,912.70            No              4.9000%      0.0200%
    81      Spring Valley          CA         91978                6,992,362.66            No              5.6500%      0.0200%
    82      North Jackson          OH         44451                6,991,340.70            No              5.3800%      0.0200%
    83      Valley                 AL         36854                6,952,134.72            No              5.2400%      0.0200%
    84      Avondale               AZ         85323                6,950,000.00            No              5.5400%      0.0200%
    85      Bellevue               WA         98007                6,900,000.00            No              5.6100%      0.0200%
    86      Las Vegas              NV         89147                6,900,000.00            No              5.5210%      0.0200%
    87      Indianapolis           IN         46278                6,788,701.50            No              5.5500%      0.0200%
    88      Baltimore              MD         21213                6,681,322.54            No              5.8100%      0.0200%
    89      Swampscott             MA         01907                6,450,000.00            No              5.4500%      0.0200%
    90      Riverview              MI         48192                6,450,000.00            No              5.5500%      0.0200%
    91      Bedford                TX         76022                6,425,000.00            No              5.0400%      0.0200%
    92      Hauppauge              NY         11788                6,237,240.51            No              5.5000%      0.0200%
    93      Newport Beach          CA         92659                6,200,000.00            No              5.2800%      0.0200%
    94      Newport                OR         97365                6,183,319.84            No              5.0200%      0.0200%
    95      Plainview              TX         79072                6,081,748.21            No              5.5000%      0.0200%
    96      San Bernardino         CA         92408                5,994,151.14            No              5.3600%      0.0200%
    97      Bartlett               TN         38133                5,972,829.52            No              5.3600%      0.0200%
    98      Mesa                   AZ         85206                5,890,000.00            No              5.5900%      0.0200%
    99      Clovis                 CA         93612                5,654,509.50            No              5.3800%      0.0200%
    100     Rehoboth Beach         DE         19971                5,625,942.80            No              5.6900%      0.0200%
    101     Fort Myers             FL         33901                5,000,000.00            No              5.5900%      0.0200%
    102     Burbank                CA         91506                5,000,000.00            No              5.4200%      0.0200%
    103     Sacramento             CA         95841                5,000,000.00            No              5.2200%      0.0200%
    104     Hayward                CA         94545                4,989,550.90            No              5.3910%      0.0200%
    105     Bayport                NY         11705                4,650,000.00            No              5.5100%      0.0200%
    106     Westerville            OH         43082                4,500,000.00            No              5.5700%      0.0200%
    107     Phoenix                AZ         85043                4,480,000.00            No              5.5900%      0.0200%
    108     Ann Arbor              MI         48105                4,464,879.23            No              5.4200%      0.0200%
    109     Ketchikan              AK         99901                4,340,000.00            No              5.6600%      0.0200%
    110     Santa Monica           CA         90401                4,100,000.00            No              4.8850%      0.0200%
    111     Orange                 TX         77630                4,050,000.00            No              4.8900%      0.0200%
    112     Las Vegas              NV         89117                4,000,000.00            No              5.2200%      0.0200%
    113     San Diego              CA         92101                3,975,000.00            No              6.2000%      0.0200%
    114     Valdosta               GA         31602                3,952,182.43            No              5.6550%      0.0200%
    115     Woodside               NY         11377                3,896,681.85            No              5.9000%      0.0200%
    116     Oklahoma City          OK         73099                3,841,674.16            No              5.2300%      0.0200%
    117     San Bernardino         CA         92410                3,581,998.38            No              5.8600%      0.0200%
    118     Kutztown               PA         19530                3,230,497.35            No              6.0200%      0.0200%
    119     Torrington             CT         06790                2,921,000.00            No              4.9700%      0.0200%
    120     Litchfield             CT         06759                2,818,000.00            No              4.9700%      0.0200%
    121     Sarasota               FL         34243                2,652,289.54            No              5.6400%      0.0200%
    122     Texarkana              TX         75503                2,290,662.83            No              5.9400%      0.0200%
    123     Torrington             CT         06790                2,290,000.00            No              4.9700%      0.0200%
    124     Litchfield             CT         06759                1,386,000.00            No              4.9700%      0.0200%

    1b                                                            15,800,000.00            No              4.5975%      0.0100%




                                                                                                                          INTEREST
            PRIMARY                                                         ADDITIONAL                                    RESERVE
 LOAN      SERVICING   ARD LOAN                                           INTEREST RATE                                MORTGAGE LOAN
NUMBER     FEE RATE    (YES/NO)?      ARD                                   AFTER ARD                                    (YES/NO)?
------------------------------------------------------------------------------------------------------------------------------------

   1        0.0000%                                                                                                         Yes
   2        0.0300%                                                                                                         Yes
   3        0.0200%                                                                                                         Yes
   4        0.0200%                                                                                                         Yes
   5        0.0400%                                                                                                         Yes
   6        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

   7        0.0200%                                                                                                         Yes
   8        0.0200%                                                                                                         Yes
   9        0.0200%                                                                                                         Yes
  10        0.0200%                                                                                                         Yes
  11        0.0200%                                                                                                         Yes
  12        0.0200%                                                                                                         Yes
  13        0.0200%                                                                                                         Yes
  14        0.0200%                                                                                                         Yes
  15        0.0200%                                                                                                         Yes
  16        0.0200%                                                                                                         Yes
  17        0.0200%                                                                                                         Yes
  18        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

  19        0.0200%                                                                                                         Yes
  20        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------
  21        0.0200%                                                                                                         Yes
  22        0.0250%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

  23        0.0200%                                                                                                         Yes
  24        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------
  25        0.0200%                                                                                                         Yes
  26        0.0400%                                                                                                         Yes
  27        0.0300%                                                                                                         Yes
  28        0.0200%                                                                                                         Yes
  29        0.0600%                                                                                                         Yes
  30        0.0200%                                                                                                         Yes
  31        0.0200%                                                                                                          No
  32        0.0200%                                                                                                         Yes
  33        0.0200%                                                                                                         Yes
  34        0.0300%                                                                                                         Yes
  35        0.1000%                                                                                                         Yes
  36        0.0200%                                                                                                         Yes
  37        0.0200%                                                                                                         Yes
  38        0.0600%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------
  39        0.0200%                                                                                                         Yes
  39a
  39b
  39c
  39d
------------------------------------------------------------------------------------------------------------------------------------
  40        0.0200%                                                                                                         Yes
  41        0.0400%                                                                                                         Yes
  42        0.0200%       Yes       12/11/10   The greater of (i) 7.52%, and (ii) 3% plus annualized US Treasury yield      Yes
  43        0.0200%                                                                                                         Yes
  44        0.0200%                                                                                                         Yes
  45        0.0600%                                                                                                         Yes
  46        0.0200%                                                                                                         Yes
  47        0.0200%                                                                                                         Yes
  48        0.0200%                                                                                                         Yes
  49        0.0200%                                                                                                         Yes
  50        0.0800%                                                                                                         Yes
  51        0.1000%                                                                                                         Yes
  52        0.0200%                                                                                                         Yes
  53        0.0200%                                                                                                         Yes
  54        0.0400%                                                                                                         Yes
  55        0.0400%                                                                                                         Yes
  56        0.0200%                                                                                                         Yes
  57        0.0200%                                                                                                         Yes
  58        0.0200%                                                                                                         Yes
  59        0.0200%                                                                                                         Yes
  60        0.0200%                                                                                                         Yes
  61        0.0200%                                                                                                         Yes
  62        0.0200%       Yes       11/11/14           Greater of 2% plus Rate or 3% plus annualized yield                  Yes
  63        0.0200%                                                                                                         Yes
  64        0.0200%                                                                                                         Yes
  65        0.0200%                                                                                                         Yes
  66        0.0200%                                                                                                         Yes
  67        0.0500%                                                                                                         Yes
  68        0.0200%                                                                                                         Yes
  69        0.0800%                                                                                                         Yes
  70        0.0700%                                                                                                         Yes
  71        0.0200%                                                                                                         Yes
  72        0.0400%                                                                                                         Yes
  73        0.0200%                                                                                                         Yes
  74        0.0200%                                                                                                         Yes
  75        0.0200%                                                                                                         Yes
  76        0.0200%                                                                                                         Yes
  77        0.0200%                                                                                                         Yes
  78        0.0800%                                                                                                         Yes
  79        0.0200%                                                                                                         Yes
  80        0.0200%                                                                                                         Yes
  81        0.0200%                                                                                                         Yes
  82        0.0200%       Yes       01/11/10                           2% plus initial rate                                 Yes
  83        0.0200%                                                                                                         Yes
  84        0.0500%                                                                                                         Yes
  85        0.0200%                                                                                                         Yes
  86        0.0200%                                                                                                         Yes
  87        0.0800%                                                                                                         Yes
  88        0.0200%                                                                                                         Yes
  89        0.0200%                                                                                                         Yes
  90        0.0200%                                                                                                         Yes
  91        0.0200%                                                                                                         Yes
  92        0.0200%                                                                                                         Yes
  93        0.0200%                                                                                                         Yes
  94        0.0500%                                                                                                         Yes
  95        0.0400%                                                                                                         Yes
  96        0.0700%                                                                                                         Yes
  97        0.0400%                                                                                                         Yes
  98        0.0500%                                                                                                         Yes
  99        0.0200%                                                                                                         Yes
  100       0.0200%                                                                                                         Yes
  101       0.1200%                                                                                                         Yes
  102       0.0200%                                                                                                         Yes
  103       0.0200%                                                                                                         Yes
  104       0.0200%                                                                                                         Yes
  105       0.0200%                                                                                                         Yes
  106       0.0800%                                                                                                         Yes
  107       0.0500%                                                                                                         Yes
  108       0.0200%                                                                                                         Yes
  109       0.0800%                                                                                                         Yes
  110       0.0200%                                                                                                         Yes
  111       0.0200%                                                                                                         Yes
  112       0.0200%                                                                                                         Yes
  113       0.0200%                                                                                                         Yes
  114       0.0700%                                                                                                         Yes
  115       0.0200%                                                                                                         Yes
  116       0.0200%                                                                                                         Yes
  117       0.0200%                                                                                                         Yes
  118       0.0200%                                                                                                         Yes
  119       0.0200%                                                                                                         Yes
  120       0.0200%                                                                                                         Yes
  121       0.0800%                                                                                                         Yes
  122       0.0200%                                                                                                         Yes
  123       0.0200%                                                                                                         Yes
  124       0.0200%                                                                                                         Yes

  1b        0.0000%                                                                                                         Yes




                                                                                                      PERIODIC          ORIGINAL
                                                                                                  PAYMENT ON FIRST      TERM TO
   LOAN                                                                         SCHEDULED          DUE DATE AFTER    MATURITY / ARD
  NUMBER              LOAN TYPE                    GRACE PERIOD (DAYS)        MATURITY DATE           CLOSING           (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------

     1                 Balloon                2 (for 1st and 2nd occurence)      01/11/10        589,033.92 (Note 1)       55
     2              Interest Only                           0                    03/11/10                241,812.50        60
     3            Partial IO/Balloon                        0                    04/11/15                230,400.00       120
     4                 Balloon                              0                    03/07/15                216,568.81       120
     5            Partial IO/Balloon                        0                    01/11/15                162,954.17       120
     6            Partial IO/Balloon                        0                    02/05/15                176,443.75       120
------------------------------------------------------------------------------------------------------------------------------------

     7                 Balloon                              0                    12/11/14                 34,949.68       120
     8                 Balloon                              0                    12/11/14                 25,740.57       120
     9                 Balloon                              0                    12/11/14                 21,697.55       120
    10                 Balloon                              0                    12/11/14                 19,765.88       120
    11                 Balloon                              0                    12/11/14                 18,103.75       120
    12                 Balloon                              0                    12/11/14                 16,351.78       120
    13                 Balloon                              0                    12/11/14                 16,217.01       120
    14                 Balloon                              0                    12/11/14                 12,578.29       120
    15                 Balloon                              0                    12/11/14                 12,533.37       120
    16                 Balloon                              0                    12/11/14                 12,263.83       120
    17                 Balloon                              0                    12/11/14                  5,435.62       120
    18                 Balloon                              0                    12/11/14                  4,627.01       120
------------------------------------------------------------------------------------------------------------------------------------

    19            Partial IO/Balloon                        0                    07/07/09                 88,593.33        60
    20            Partial IO/Balloon                        0                    07/07/09                 66,216.67        60
------------------------------------------------------------------------------------------------------------------------------------
    21            Partial IO/Balloon                        0                    03/05/15                151,001.25       120
    22            Partial IO/Balloon                        0                    03/11/15                141,618.75       120
------------------------------------------------------------------------------------------------------------------------------------

    23            Partial IO/Balloon                        0                    07/07/09                 67,586.67        60
    24            Partial IO/Balloon                        0                    07/07/09                 67,130.00        60
------------------------------------------------------------------------------------------------------------------------------------
    25            Partial IO/Balloon                        0                    12/11/14                115,560.00       120
    26            Partial IO/Balloon                        0                    04/11/15                113,541.67       120
    27                 Balloon                              0                    02/11/15                127,149.35       120
    28                 Balloon                              0                    05/05/15                156,380.21       120
    29                 Balloon                              0                    04/09/15                128,540.36       120
    30            Partial IO/Balloon                        0                    07/07/09                 98,640.00        60
    31                 Balloon                              0                    03/05/15                127,084.01       120
    32            Partial IO/Balloon                        0                    04/11/15                 94,359.17       120
    33                 Balloon                              0                    05/11/15                105,821.39       120
    34            Partial IO/Balloon                        0                    01/11/15                 76,710.63       120
    35                 Balloon                              0                    06/11/15                 96,004.41       120
    36              Interest Only                           0                    04/11/10                 73,820.57        60
    37            Partial IO/Balloon                        0                    11/11/14                 72,000.00       120
    38            Partial IO/Balloon                        0                    03/11/10                 62,779.17        60
------------------------------------------------------------------------------------------------------------------------------------
    39                 Balloon                              0                    02/05/15                121,869.96       120
    39a
    39b
    39c
    39d
------------------------------------------------------------------------------------------------------------------------------------
    40                 Balloon                              0                    02/11/15                 80,699.36       120
    41            Partial IO/Balloon                        0                    03/11/15                 63,071.67       120
    42                   ARD                                0                    12/11/24                 99,080.70        72
    43                 Balloon                              0                    12/11/11                 79,648.76        84
    44            Partial IO/Balloon                        0                    01/11/15                 60,666.67       120
    45            Partial IO/Balloon                        0                    02/11/12                 62,746.00        84
    46                 Balloon                              0                    05/05/15                 95,218.17       120
    47            Partial IO/Balloon                        0                    12/11/14                 62,665.83       120
    48            Partial IO/Balloon                        0                    04/11/15                 61,975.00       120
    49            Partial IO/Balloon                        0                    05/05/15                 57,262.50       120
    50            Partial IO/Balloon                        0                    03/11/15                 56,018.33       120
    51                 Balloon                              0                    11/11/14                 69,653.46       120
    52                 Balloon                              0                    05/05/15                 61,673.00       120
    53            Partial IO/Balloon                        0                    04/11/15                 51,480.00       120
    54            Partial IO/Balloon                        0                    03/07/15                 48,141.67       120
    55                 Balloon                              0                    11/11/11                 57,462.21        84
    56            Partial IO/Balloon                        0                    03/05/15                 41,854.17       120
    57                 Balloon                              0                    04/05/15                 60,713.76       120
    58            Partial IO/Balloon                        0                    03/11/15                 46,058.67       120
    59            Partial IO/Balloon                        0                    04/11/15                 42,672.67       120
    60                 Balloon                              0                    12/11/14                 56,904.45       120
    61                 Balloon                              0                    11/11/14                 54,180.12       120
    62              Partial IO/ARD                          0                    11/11/34                 43,145.83       120
    63                 Balloon                              0                    04/05/15                 49,357.59       120
    64            Partial IO/Balloon                        0                    11/11/14                 39,225.00       120
    65            Partial IO/Balloon                        0                    05/11/12                 40,725.00        84
    66                 Balloon                              0                    01/11/12                 47,111.14        84
    67                 Balloon                              0                    12/11/14                 52,652.23       120
    68                 Balloon                              0                    12/11/14                 50,186.51       120
    69            Partial IO/Balloon                        0                    04/11/15                 37,590.00       120
    70             Fully Amortizing                         0                    11/11/24                 61,930.89       240
    71            Partial IO/Balloon                        0                    04/11/15                 38,341.33       120
    72                 Balloon                              0                    12/11/14                 45,253.31       120
    73                 Balloon                              0                    01/11/15                 45,917.50       120
    74            Partial IO/Balloon                        0                    10/11/14                 35,970.00       120
    75            Partial IO/Balloon                        0                    11/11/14                 35,620.00       120
    76            Partial IO/Balloon                        0                    05/05/15                 36,855.00       120
    77                 Balloon                              0                    04/05/15                 40,202.55       120
    78                 Balloon                              0                    01/11/12                 43,158.36        84
    79                 Balloon                              0                    04/05/15                 39,539.14       120
    80                 Balloon                              0                    04/05/15                 39,141.10       120
    81                 Balloon                              0                    10/11/14                 40,695.12       120
    82                   ARD                                0                    01/11/35                 39,387.89        60
    83                 Balloon                              0                    03/11/12                 47,130.00        84
    84            Partial IO/Balloon                        0                    12/11/14                 32,085.83       120
    85            Partial IO/Balloon                        0                    01/11/15                 32,257.50       120
    86            Partial IO/Balloon                        0                    03/05/15                 31,745.75       120
    87                 Balloon                              0                    01/11/12                 38,965.98        84
    88                 Balloon                              0                    03/05/15                 39,355.13       120
    89            Partial IO/Balloon                        0                    03/11/15                 29,293.75       120
    90            Partial IO/Balloon                        0                    04/11/15                 29,831.25       120
    91            Partial IO/Balloon                        0                    02/11/15                 26,985.00       120
    92                 Balloon                              0                    04/05/15                 35,486.81       120
    93            Partial IO/Balloon                        0                    03/11/15                 27,280.00       120
    94                 Balloon                              0                    01/11/15                 33,466.37       120
    95                 Balloon                              0                    03/11/15                 34,635.13       120
    96                 Balloon                              0                    05/05/15                 33,542.19       120
    97                 Balloon                              0                    02/11/15                 33,542.19       120
    98            Partial IO/Balloon                        0                    02/11/15                 27,437.58       120
    99                 Balloon                              0                    05/05/15                 31,712.02       120
    100                Balloon                              0                    02/11/15                 32,756.83       120
    101           Partial IO/Balloon                        0                    04/11/10                 23,291.67        60
    102           Partial IO/Balloon                        0                    01/11/15                 22,583.33       120
    103           Partial IO/Balloon                        0                    01/11/15                 21,750.00       120
    104                Balloon                              0                    04/11/15                 28,048.46       120
    105             Interest Only                           0                    02/11/10                 21,647.80        60
    106           Partial IO/Balloon                        0                    01/11/15                 20,887.50       120
    107           Partial IO/Balloon                        0                    11/11/14                 20,869.33       120
    108                Balloon                              0                    01/11/15                 27,419.36       120
    109           Partial IO/Balloon                        0                    05/11/15                 20,470.33       120
    110             Interest Only                           0                    04/11/15                 16,922.23       120
    111           Partial IO/Balloon                        0                    02/05/12                 16,503.75        83
    112           Partial IO/Balloon                        0                    04/05/12                 17,400.00        84
    113           Partial IO/Balloon                        0                    05/05/10                 20,537.50        60
    114                Balloon                              0                    04/11/15                 22,871.06       120
    115                Balloon                              0                    05/11/15                 23,132.32       120
    116                Balloon                              0                    04/05/15                 21,212.18       120
    117                Balloon                              0                    01/11/15                 21,260.86       120
    118            Fully Amortizing                         0                    04/11/25                 23,278.47       240
    119           Partial IO/Balloon                        0                    03/11/12                 12,097.81        84
    120           Partial IO/Balloon                        0                    03/11/12                 11,671.22        84
    121                Balloon                              0                    03/11/15                 15,337.66       120
    122                Balloon                              0                    03/05/15                 14,734.69       120
    123           Partial IO/Balloon                        0                    03/11/12                  9,484.42        84
    124           Partial IO/Balloon                        0                    03/11/12                  5,740.35        84

    1b                 Balloon                2 (for 1st and 2nd occurence)      01/11/10        670,528.98 (Note 3)       55




                     STATED           REMAINING             STATED
                    ORIGINAL           TERM TO            REMAINING
     LOAN         AMORTIZATION     MATURITY / ARD       AMORTIZATION          DEFEASANCE         BORROWER'S        PROPERTY
    NUMBER       TERM (MONTHS)        (MONTHS)          TERM (MONTHS)       LOAN (YES/NO)?        INTEREST           SIZE
----------------------------------------------------------------------------------------------------------------------------------

      1               355                55                  355                  Yes            Fee Simple            595,869
      2          Interest Only           57             Interest Only             Yes            Fee Simple            225,651
      3               360                118                 360                  Yes            Fee Simple            449,289
      4               360                117                 357                  Yes            Fee Simple            381,933
      5               360                115                 360                  Yes            Fee Simple            355,186
      6               312                116                 312                  Yes            Fee Simple            333,621
----------------------------------------------------------------------------------------------------------------------------------

      7               360                114                 354                  Yes            Fee Simple             71,468
      8               360                114                 354                  Yes             Leasehold             60,000
      9               360                114                 354                  Yes            Fee Simple             43,900
      10              360                114                 354                  Yes            Fee Simple             43,130
      11              360                114                 354                  Yes            Fee Simple             43,130
      12              360                114                 354                  Yes            Fee Simple             39,293
      13              360                114                 354                  Yes            Fee Simple             42,800
      14              360                114                 354                  Yes            Fee Simple             35,699
      15              360                114                 354                  Yes            Fee Simple             36,985
      16              360                114                 354                  Yes            Fee Simple             36,168
      17              360                114                 354                  Yes            Fee Simple             32,800
      18              360                114                 354                  Yes            Fee Simple             32,800
----------------------------------------------------------------------------------------------------------------------------------

      19              360                49                  360                  Yes            Fee Simple                260
      20              360                49                  360                  Yes            Fee Simple                243
----------------------------------------------------------------------------------------------------------------------------------
      21              336                117                 336                  Yes            Fee Simple            275,341
      22              360                117                 360                  Yes            Fee Simple            191,151
----------------------------------------------------------------------------------------------------------------------------------

      23              360                49                  360                  Yes            Fee Simple                336
      24              360                49                  360                  Yes            Fee Simple                166
----------------------------------------------------------------------------------------------------------------------------------
      25              324                114                 324                  Yes            Fee Simple            157,912
      26              360                118                 360                  Yes            Fee Simple            202,107
      27              360                116                 356                  Yes            Fee Simple            152,076
      28              240                119                 239                  Yes            Fee Simple            531,260
      29              348                118                 346                  Yes            Fee Simple             64,538
      30              360                49                  360                  Yes            Fee Simple                324
      31              300                117                 297                  Yes            Fee Simple            618,972
      32              360                118                 360                  Yes            Fee Simple            100,457
      33              360                119                 359                  Yes            Fee Simple             97,538
      34              360                115                 360                  Yes            Fee Simple                150
      35              360                120                 360                  Yes            Fee Simple                810
      36         Interest Only           58             Interest Only             Yes            Fee Simple                344
      37              360                113                 360                  Yes            Fee Simple            152,134
      38              360                57                  360                  No             Fee Simple                 49
----------------------------------------------------------------------------------------------------------------------------------
      39              180                116                 176                  No                                   277,303
     39a                                                                                         Fee Simple            136,200
     39b                                                                                         Fee Simple             77,751
     39c                                                                                         Fee Simple             38,352
     39d                                                                                         Fee Simple             25,000
----------------------------------------------------------------------------------------------------------------------------------
      40              360                116                 356                  Yes            Fee Simple     71,404 (Note 2)
      41              360                117                 360                  Yes            Fee Simple             90,273
      42              240                66                  234                  Yes            Fee Simple            502,440
      43              360                78                  354                  Yes            Fee Simple            137,264
      44              360                115                 360                  Yes            Fee Simple                140
      45              360                80                  360                  Yes            Fee Simple            188,009
      46              240                119                 239                  Yes            Fee Simple            350,319
      47              360                114                 360                  Yes            Fee Simple            125,256
      48              360                118                 360                  Yes            Fee Simple             79,259
      49              300                119                 300                  Yes            Fee Simple             87,695
      50              360                117                 360                  Yes            Fee Simple             86,180
      51              360                113                 353                  Yes            Fee Simple             66,651
      52              360                119                 359                  Yes            Fee Simple            133,336
      53              360                118                 360                  Yes            Fee Simple             73,892
      54              360                117                 360                  Yes            Fee Simple             86,819
      55              360                77                  353                  Yes            Fee Simple             85,565
      56              360                117                 360                  Yes            Fee Simple                245
      57              312                118                 310                  Yes            Fee Simple            162,637
      58              360                117                 360                  No             Fee Simple            101,377
      59              360                118                 360                  Yes            Fee Simple                219
      60              360                114                 354                  Yes            Fee Simple                193
      61              360                113                 353                  Yes            Fee Simple             71,320
      62              360                113                 360                  Yes            Fee Simple            167,217
      63              360                118                 358                  Yes            Fee Simple                248
      64              360                113                 360                  Yes            Fee Simple             53,504
      65              360                83                  360                  Yes            Fee Simple                 56
      66              360                79                  355                  Yes            Fee Simple                192
      67              360                114                 354                  No             Fee Simple             62,400
      68              360                114                 354                  Yes            Fee Simple             10,000
      69              360                118                 360                  No             Fee Simple             80,337
      70              240                233                 233                  No             Fee Simple             66,718
      71              360                118                 360                  Yes            Fee Simple            169,399
      72              360                114                 354                  Yes            Fee Simple                192
      73              360                115                 355                  Yes            Fee Simple                168
      74              360                112                 360                  Yes            Fee Simple             47,062
      75              360                113                 360                  Yes            Fee Simple                138
      76              360                119                 360                  Yes            Fee Simple             51,754
      77              360                118                 358                  Yes            Fee Simple                196
      78              360                79                  355                  Yes            Fee Simple            106,019
      79              360                118                 358                  Yes            Fee Simple                264
      80              360                118                 358                  Yes            Fee Simple                184
      81              360                112                 352                  Yes            Fee Simple             94,545
      82              360                55                  355                  No             Fee Simple            209,835
      83              240                81                  237                  Yes            Fee Simple                208
      84              360                114                 360                  Yes            Fee Simple             34,127
      85              360                115                 360                  Yes            Fee Simple             66,605
      86              324                117                 324                  Yes            Fee Simple             45,620
      87              360                79                  355                  Yes            Fee Simple             89,521
      88              360                117                 357                  Yes            Fee Simple            205,607
      89              360                117                 360                  No             Fee Simple             53,872
      90              360                118                 360                  Yes            Fee Simple             93,026
      91              360                116                 360                  Yes            Fee Simple                266
      92              360                118                 358                  Yes             Leasehold             58,216
      93              360                117                 360                  Yes            Fee Simple             24,205
      94              360                115                 355                  Yes            Fee Simple                180
      95              360                117                 357                  Yes            Fee Simple            126,113
      96              360                119                 359                  Yes            Fee Simple             20,200
      97              360                116                 356                  Yes            Fee Simple             78,297
      98              360                116                 360                  Yes            Fee Simple             56,348
      99              360                119                 359                  Yes            Fee Simple             80,520
     100              360                116                 356                  Yes            Fee Simple             94,197
     101              360                58                  360                  Yes            Fee Simple                136
     102              360                115                 360                  Yes            Fee Simple             28,119
     103              360                115                 360                  Yes            Fee Simple             64,813
     104              360                118                 358                  Yes            Fee Simple             13,465
     105         Interest Only           56             Interest Only             No             Fee Simple             61,370
     106              360                115                 360                  Yes            Fee Simple             44,797
     107              360                113                 360                  Yes            Fee Simple             19,680
     108              300                115                 295                  Yes            Fee Simple             62,375
     109              360                119                 360                  Yes            Fee Simple             40,135
     110         Interest Only           118            Interest Only             Yes            Fee Simple             29,006
     111              360                80                  360                  Yes            Fee Simple                188
     112              360                82                  360                  Yes            Fee Simple             82,972
     113              360                59                  360                  No             Fee Simple             23,578
     114              360                118                 358                  Yes            Fee Simple                 69
     115              360                119                 359                  Yes             Leasehold             20,445
     116              360                118                 358                  Yes            Fee Simple             13,813
     117              360                115                 355                  Yes            Fee Simple             59,936
     118              240                238                 238                  Yes            Fee Simple             13,824
     119              360                81                  360                  Yes            Fee Simple                 60
     120              360                81                  360                  Yes            Fee Simple                 36
     121              360                117                 357                  Yes            Fee Simple             11,000
     122              300                117                 297                  Yes            Fee Simple                104
     123              360                81                  360                  Yes            Fee Simple                 54
     124              360                81                  360                  Yes            Fee Simple                 22

      1b              355                55                  355                  Yes            Fee Simple




     LOAN          PROPERTY
    NUMBER        SIZE TYPE                                                   LOCKBOX (YES/NO)?
------------------------------------------------------------------------------------------------------------------------------------

      1               SF        Yes, In-Place Hard, Spring Cash Management: Upon default or failure of a 1.20x DSCR
      2               SF        Yes, In-Place Hard: Day 1
      3               SF        Yes, In-Place Hard: Day 1
      4               SF        Yes, In-Place Hard: Day 1
      5               SF        Yes, In-Place Hard: Day 1
      6               SF        Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------

      7               SF        No
      8               SF        No
      9               SF        No
      10              SF        No
      11              SF        No
      12              SF        No
      13              SF        No
      14              SF        No
      15              SF        No
      16              SF        No
      17              SF        No
      18              SF        No
------------------------------------------------------------------------------------------------------------------------------------

      19            Units       Yes, In-Place Hard: Day 1
      20            Units       Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------
      21              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default, less than 95% of the rents deposited into the Clearing Account for any calendar month or failure of Borrower, after the
                                end of a calendar quarter, to maintain the Debt
                                Service Coverage Ratio of at least 1.05:1.
      22              SF        Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------

      23            Units       Yes, In-Place Hard: Day 1
      24            Units       Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------
      25              SF        No
      26              SF        Yes, In-Place Hard: Day 1
      27              SF        Yes, Springing Hard: (i) If Thriftway does not exercise its extension option on or prior to the date that is 1 year prior to the expiration of the current lease, or (ii) Rite Aid does not exercise its extension option on or prior to the date 6 months prior to expiration of lease.
      28              SF        Yes, In-Place Hard: Day 1
      29              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default, a
                                draw on the Debt Service Reserve or failure of
                                Borrower, after the end of a calendar quarter,
                                to maintain the Debt Service Coverage Ratio of
                                at least 1.00:1.
      30            Units       Yes, In-Place Hard: Day 1
      31              SF        No
      32              SF        No
      33              SF        Yes, Springing Hard: Upon Borrower not occupying Suites 205, 205C, 210 and 315 within 90 days of closing
      34            Units       No
      35            Units       No
      36            Units       No
      37              SF        No
      38            Units       No
------------------------------------------------------------------------------------------------------------------------------------
      39              SF        Yes, In-Place Hard: Day 1
     39a              SF
     39b              SF
     39c              SF
     39d              SF
------------------------------------------------------------------------------------------------------------------------------------
      40              SF        No
      41              SF        Yes, Springing Hard: Cash sweep commences 12 months prior to the expiration of the Bartell Drugs lease. The sweep is thereafter terminated
                                (a) if Bartell renews for a period of 5 years or
                                is replaced by a tenant acceptable to Lender and
                                (b) the subject must maintain at least a 1.20x
                                coverage at a 7.0% constant for a consecutive
                                period of six months.
      42              SF        Yes, Springing Hard: ARD (12/11/09) and the sweep is in conjunction with the tenant's right to terminate the lease at the end of the 6th year of the lease (2/11/11).  The tenant must exercise this option 365 days prior
                                (2/11/10).  If the tenant does exercise this option, the sweep will remain in-place and all excess cash flow will be collected by Lender estimated to be $690,000.  Lender will also collect the $2,150,000 termination fee due by the tenant.  If the tenant does not exercise the termination option on or about 2/11/10, and written confirmation has been provided to
                                Lender, the cash flow sweep will be eliminated and any cash flow collected from the sweep will be released to the Borrower.
      43              SF        Yes, Springing Hard: If the debt service coverage ratio falls below 1.05x to 1.00x on a 7.25% loan constant for a period of sixty (60) days.
      44            Units       No
      45              SF        Yes, In-Place Hard: Day 1
      46              SF        Yes, In-Place Hard: Day 1
      47              SF        No
      48              SF        Yes, Springing Soft: Cash Flow Sweep six months prior to Yale lease expirations (for leases expiring in 2014) if tenant does not renew its lease for at least an additional five years.
      49              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default or
                                failure of Borrower, after the end of a calendar quarter, to maintain the
                                Debt Service Coverage Ratio of at least 1.05:1.
      50              SF        Yes, Springing Hard: Cash sweep commences, and springing hard lockbox triggers into place six months prior to expiration of Food-4-Less lease.  If sweep commences, it is then terminated if Food-4-Less lease is renewed or tenant is replaced with alternative acceptable to Lender.
                                Cash sweep also commences, and springing hard lockbox triggers into place twelve months prior to expiration of Walgreens lease.  If sweep commences, it is then terminated if the space is leased to a tenant acceptable to Lender with a lease expiration beyond 12/31/2015.
      51              SF        No
      52              SF        Yes, Springing Hard: DSCR falls below 1.05:1 in a calandar quarter or Sam's Club credit rating falling below BBB-.
      53              SF        Yes, Springing Hard: Triggered on or prior to one year prior to the FoodCo lease maturity date, if borrower does not
                                deliver a $400,000 LOC in the event that FoodCo
                                does not renew their lease.
      54              SF        Yes, In-Place Hard: Day 1
      55              SF        Yes, In-Place Hard: Day 1
      56            Units       Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of 3 consequtive calendar quarters, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
      57              SF        Yes, Springing Hard: Upon Default or Event of Default or the occurrence of a Food Lion Trigger  event.  Food Lion Trigger Event shall occur when
                                Food Lion, a Tenant at the Property, ceases operating or gives notice of intent to cease operation at the Property.
      58              SF        Yes, Springing Hard: Earlier of: (i) 06/30/11, (ii) upon notice NDES does not intend to extend its lease at least five years, or (iii) a Cure Event
      59            Units       No
      60            Units       No
      61              SF        No
      62              SF        Yes, Springing Hard: One month before ARD (11/11/14)
      63            Units       Yes, Springing Hard: Occurrence of an Event of Default
      64              SF        Yes, Springing Hard: Upon failure of Borrower to deliver 400,000 letter of credit on or prior to the date which is 6 months prior to the expiration of
                                Ralph's Lease
      65            Units       No
      66            Units       No
      67              SF        No
      68              SF        Yes, Springing Hard: From and after 03/01/10 through an occurrence of a
                                Cure Event (earlier of (i) Cavalli renewal or (ii) replacement tenant acceptable to Lender provides an estoppel.)
      69              SF        No
      70              SF        No
      71              SF        Yes, In-Place Hard: Day 1
      72            Units       No
      73            Units       No
      74              SF        No
      75            Units       No
      76              SF        Yes, Springing Hard: Occurrence of a Default or an Event of Default or failure of
                                Borrower, after the end of a calendar quarter, to maintain the Debt Service
                                Coverage Ratio of at least 1.05:1.
      77            Units       Yes, Springing Hard: Occurrence of an Event of Default
      78              SF        Yes, In-Place Hard: Day 1
      79            Units       Yes, Springing Hard: Occurrence of an Event of Default
      80            Units       Yes, Springing Hard: Occurrence of an Event of Default
      81              SF        No
      82              SF        Yes, In-Place Hard: Day 1
      83            Units       No
      84              SF        Yes, In-Place Hard: Day 1
      85              SF        No
      86              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of
                                Borrower, after the end of a calendar quarter, to maintain the Debt Service
                                Coverage Ratio of at least 1.05:1.
      87              SF        Yes, In-Place Hard: Day 1
      88              SF        Yes, Springing Hard: Occurance of (i) an Event of Default; (ii) failure of
                                Borrower or Owner, after the end of a calendar quarter to maintain a Debt
                                Service coverage Ratio of at least 1.05:1 or (iii) a Forman Mills Trigger
                                Event has occurred and is continuing.  A "Forman Mills Trigger Event"
                                means Forman Mills, a Tenant at the Property, either (i) goes dark or (ii)
                                fails to renew its Lease on terms therein provided for the first renewal term no later one (1) year prior to the current Lease expiration date.
                                Notwithstanding the foregoing, the one (1) year period referenced in the preceding sentence shall be reduced to six (6) months if Borrower or
                                Owner provides Lender with a $100,000 letter of credit from a bank and in form wholly acceptable to Lender.  Additionally, if the one (1) year period is reduced to six (6) months as described above, a Cash Management
                                Period shall not commence if Borrower or Owner provides an additional acceptable letter of credit in the amount of $100,000.
      89              SF        Yes, Springing Hard: On 12/31/13, unless a) Marshalls has exercised its right to renew its lease or b) Lender receives an estoppel from a replacement tenant acceptable to Lender.
      90              SF        No
      91            Units       No
      92              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default
      93              SF        Yes, Springing Hard: Upon: Post Office vacates or does not opt to exercise extension rights for at least 5 years on or before 11/10/13
      94            Units       No
      95              SF        Yes, Springing Hard: After 07/31/09, if United Lease is not extended upon terms acceptable to Lender to 10/31/15 or later
      96              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt
                                Service Coverage Ratio of at least 1.05:1.
      97              SF        No
      98              SF        Yes, In-Place Hard: Day 1
      99              SF        No
     100              SF        No
     101            Units       No
     102              SF        No
     103              SF        Yes, Springing Hard: Failure to provide $250,000 LOC 1 year prior to Albertson's rollover
     104              SF        No
     105              SF        Yes, Springing Soft: Upon Event of Default
     106              SF        Yes, In-Place Hard: Day 1
     107              SF        Yes, Springing Hard: 6 months prior to the lease expiration of Blockbuster
     108              SF        No
     109              SF        Yes, Springing Hard: One year prior to the expiration of the A&P Market Lease
     110              SF        No
     111            Units       Yes, Springing Hard: Occurrence of a Default or Event of Default
     112              SF        Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar
                                quarter, to maintain the Debt Service Coverage
                                Ratio of at least 1.05:1.
     113              SF        Yes, Springing Hard: Occurrence of an Event of Default or failure of
                                Borrower, after the end of a calendar quarter, to maintain the Debt Service
                                Coverage Ratio of at least 1.05:1.
     114            Units       No
     115              SF        No
     116              SF        Yes, Springing Hard: Occurrence of an Event of Default or failure of
                                Borrower, after the end of a calendar quarter, to maintain the Debt Service
                                Coverage Ratio of at least 1.05:1.
     117              SF        No
     118              SF        No
     119            Units       No
     120            Units       No
     121              SF        No
     122            Units       Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt
                                Service Coverage Ratio of at least 1.05:1.
     123            Units       No
     124            Units       No

      1b




                                                             ESCROWED
                                           ESCROWED        REPLACEMENT
            ESCROWED       ESCROWED       REPLACEMENT        RESERVES        ESCROWED TI/LC
 LOAN      ANNUAL REAL      ANNUAL     RESERVES INITIAL   CURRENT ANNUAL    RESERVES INITIAL         ESCROWED TI/LC RESERVES
NUMBER    ESTATE TAXES    INSURANCE         DEPOSIT          DEPOSIT            DEPOSIT              CURRENT ANNUAL DEPOSIT
------------------------------------------------------------------------------------------------------------------------------------

  1                0            0                   0                0                  0                                         0
  2          945,599      101,617                   0           33,848                  0                                         0
  3          553,762       50,909                   0           67,393          3,700,000                                         0
  4          329,196       37,956                   0           57,290             65,000                                   250,000
  5        1,210,228       57,418                   0           71,264          6,183,512     296,929.80 (2005), 415,712.16 (2006),
                                                                                              296,929.80 (2007), 112,832.76 (2008),
                                                                                              481,026.84 (2009), 534,481.56 (2010),
                                                                                                    356,321.04 (2011 and thereafter)
  6          970,800      102,000           1,500,000           69,600                  0                                   300,000
------------------------------------------------------------------------------------------------------------------------------------

  7                0            0                   0                0                  0                                         0
  8                0            0                   0                0                  0                                         0
  9                0            0                   0                0                  0                                         0
  10               0            0                   0                0                  0                                         0
  11               0            0                   0                0                  0                                         0
  12               0            0                   0                0                  0                                         0
  13               0            0                   0                0                  0                                         0
  14               0            0                   0                0                  0                                         0
  15               0            0                   0                0                  0                                         0
  16               0            0                   0                0                  0                                         0
  17               0            0                   0                0                  0                                         0
  18               0            0                   0                0                  0                                         0
------------------------------------------------------------------------------------------------------------------------------------

  19         157,982            0               7,042           84,504                NAP                                       NAP
  20         283,044            0               7,677           92,124                NAP                                       NAP
------------------------------------------------------------------------------------------------------------------------------------
  21         388,800      138,000                   0           44,055                  0                                   300,000
  22         421,722       37,572                   0           38,230          4,225,890              100,000 (2010 and thereafter)
------------------------------------------------------------------------------------------------------------------------------------

  23         312,168            0              10,000          120,000                NAP                                       NAP
  24         324,504            0               5,229           62,748                NAP                                       NAP
------------------------------------------------------------------------------------------------------------------------------------
  25               0            0                   0            9,480                  0                                         0
  26         548,252      149,415             239,128           40,421          1,800,000                                         0
  27         271,363       50,680                   0                0                  0                                         0
  28         151,056       96,660                   0          116,321                  0                                   120,000
  29          78,708       31,452                   0            9,681            105,000                                   100,684
  30         463,872            0               9,125          109,500                NAP                                       NAP
  31               0            0                   0                0                  0                                         0
  32         173,705       23,430                   0           20,091            500,000                                   150,686
  33         222,235       53,284                   0           19,497            100,000                                   146,228
  34         128,067       35,640                   0           37,500                NAP                                       NAP
  35         185,001      171,948                   0          202,500                NAP                                       NAP
  36         210,445       62,436                   0           86,000                NAP                                       NAP
  37         231,954            0                   0            9,128                  0                                    24,341
  38          71,237       24,151                   0           12,250                NAP                                       NAP
------------------------------------------------------------------------------------------------------------------------------------
  39         718,188       59,604                   0           29,286                  0                                         0
 39a
 39b
 39c
 39d
------------------------------------------------------------------------------------------------------------------------------------
  40         520,945       65,266                   0            3,096                  0                                         0
  41         153,993       14,510                   0                0                  0                                         0
  42               0            0                   0           50,244          2,189,698                                         0
  43          63,555       23,203                   0           15,382                NAP                                       NAP
  44         274,627       22,152                   0           35,000                NAP                                       NAP
  45         271,112       64,105                   0           47,002            100,000                                   189,716
  46         123,468       55,704                   0           84,732                  0                                    84,000
  47         174,748       49,088                   0           21,294                  0                                   169,096
  48         439,115       30,911                   0           11,889                  0                                    55,481
  49         115,200       52,800                   0           19,200                  0                                         0
  50         126,974        8,666                   0           12,927                  0                                    41,073
  51         134,685        5,662                   0            9,998                  0                                    33,361
  52               0            0              78,081           22,503                  0                                         0
  53         244,377       30,414                   0           16,256                  0                                         0
  54         146,484       15,228             900,000           13,023            500,000                                    40,000
  55         143,841       45,604                   0           12,835                  0                                    21,391
  56               0            0                   0                0                NAP                                       NAP
  57         162,972       44,136                   0           24,240                  0                                    75,000
  58         245,502       16,777                   0           20,274            225,000                                   125,292
  59          69,278       58,783                   0           54,750                NAP                                       NAP
  60         101,576       39,934                   0           49,215                NAP                                       NAP
  61         139,815       15,208                   0           19,156                  0                                    71,763
  62          74,566        6,480                   0           16,722            890,000                                    33,588
  63         248,760       75,876                   0           62,000                NAP                                       NAP
  64         105,545       15,823                   0            8,496                NAP                                         0
  65         237,254       22,747                   0           14,336                NAP                                       NAP
  66          92,938       25,782                   0           48,000                NAP                                       NAP
  67          63,809       46,975                   0            9,984                  0                                    32,256
  68         326,957       24,653                   0            3,100                NAP                                    24,228
  69         154,405       32,075                   0           17,674             50,000                                    40,169
  70               0            0                   0                0                  0                                         0
  71         222,850       20,935                   0           42,144                  0                                    99,060
  72         155,991       25,359                   0           51,456                NAP                                       NAP
  73          86,664       36,900                   0           43,176                NAP                                       NAP
  74          57,606       15,464                   0            7,059                  0                                    23,531
  75         101,827       67,201                   0           38,220                NAP                                       NAP
  76         113,850       15,128                   0           11,388            100,000                                    51,600
  77         184,524       58,860                   0           49,000                NAP                                       NAP
  78         105,385       31,625                   0           55,130                  0                                   132,524
  79         246,228       57,012                   0           73,920                NAP                                       NAP
  80         196,824       57,672                   0           46,000                NAP                                       NAP
  81         117,003            0                   0           19,100                  0                                    47,751
  82               0            0                   0           20,984            240,000                                         0
  83          72,922       42,000                   0           52,000                NAP                                       NAP
  84          85,568       10,165              50,000                0            150,000                                         0
  85          83,089       11,939                   0           13,182                  0                                    66,329
  86          52,800       13,200                   0            3,600                  0                                         0
  87         143,489       20,794                   0           17,904                  0                                   134,282
  88         121,536       39,552                   0           30,839            257,856                                    40,000
  89               0            0                   0            5,331                  0                                    22,388
  90         121,808       31,329                   0           15,814                  0                                    46,513
  91         139,885            0                   0           66,500                NAP                                       NAP
  92          68,148      102,456                   0            8,732            100,000                                    48,000
  93          21,090       16,696                   0            3,702                  0                                    35,081
  94          98,791       25,164                   0           49,140                NAP                                       NAP
  95          58,796       29,742                   0           18,917                  0                                    40,158
  96         101,292       10,044                   0            3,030            402,863                                    24,461
  97         115,581       22,037                   0           11,745                  0                                    38,649
  98         116,489        6,703                   0           11,270            100,000                                    45,000
  99         116,350       14,885                   0           18,228                  0                                         0
 100          19,739        9,921                   0            9,400                NAP                                       NAP
 101          80,820       55,876                   0           44,744                NAP                                       NAP
 102          70,832        8,612                   0            5,624                  0                                    14,060
 103          68,750       20,209                   0           10,380                NAP                                         0
 104          74,457        7,603                   0            2,020            207,070                                    13,465
 105          94,749       18,049                   0            6,137                NAP                                       NAP
 106          33,281       12,898                   0            8,959            285,000                                    55,000
 107          49,200        9,073                   0                0                  0                                         0
 108         166,274       16,272                   0            9,533                  0                                    91,692
 109          52,923       19,346             128,125            6,020                  0                                    26,903
 110               0            0                 NAP              NAP                  0                                         0
 111         130,702       46,056                   0           48,000                NAP                                       NAP
 112               0            0                   0                0                  0                                         0
 113          63,250       14,971                   0            4,716                  0                                    50,000
 114          37,348       10,339                   0           17,250                NAP                                       NAP
 115         130,901       24,744                   0            3,067                  0                                     5,111
 116               0            0                   0                0                  0                                         0
 117          45,611       31,582                   0            8,813                  0                                         0
 118               0        1,925                   0                0                  0                                         0
 119          54,990       17,723                   0           15,000                NAP                                       NAP
 120          29,986        8,521                   0            9,000                NAP                                       NAP
 121          13,885       16,184                   0            1,650                  0                                    11,167
 122          62,244       66,900                   0           26,000                NAP                                       NAP
 123          37,092       16,368                   0           13,500                NAP                                       NAP
 124          17,113        5,798                   0            5,500                NAP                                       NAP

  1b




                INITIAL DEFERRED           INITIAL
     LOAN         MAINTENANCE          ENVIRONMENTAL
    NUMBER          DEPOSIT               DEPOSIT                               HOLDBACK RESERVE
------------------------------------------------------------------------------------------------------------------------------------

      1                         0                    0
      2                     1,875                    0
      3                         0                    0
      4                    29,000                    0     $175,854, Additional Collateral Reserve Refund to borrower upon receipt of each estoppel in the following proportions: $52,187 for Staples,
                                                           $99,667 for Petco and $24,000 for Red Parrot.
      5                    14,638                    0
      6                   350,000                  625     $2,150,000, Accretive Leasing Holdback of $2.15M.
------------------------------------------------------------------------------------------------------------------------------------

      7                         0                    0
      8                         0                    0
      9                         0                    0
      10                        0                    0
      11                        0                    0
      12                        0                    0
      13                        0                    0
      14                        0                    0
      15                        0                    0
      16                        0                    0
      17                        0                    0
      18                        0                    0
------------------------------------------------------------------------------------------------------------------------------------

      19                   42,725                    0
      20                   48,780                    0
------------------------------------------------------------------------------------------------------------------------------------
      21                   60,374                3,125     $1,500,000, Occupancy Reserve
      22                  107,429                    0
------------------------------------------------------------------------------------------------------------------------------------

      23                    1,500                    0
      24                   26,875                    0
------------------------------------------------------------------------------------------------------------------------------------
      25                        0                    0
      26                    5,000                1,500
      27                        0                    0
      28                        0                6,875
      29                        0                    0
      30                        0                    0
      31                        0                  625
      32                        0                    0
      33                   19,375                    0     $2,800,000, Three (3) years to achieve release, and up to three (3)
                                                           partial releases (including final release and minimum draw of
                                                           $500,000) allowed. Release conditioned on property achieving DSCR of
                                                           1.2 to 1.0.

      34                        0                    0     $2,998,000, Release Conditions: (a) no Event of Default shall exist, and (b) (i) Full Release Conditions: The Deposit shall be released if and only if, at any time on or before December 31, 2007 ("Outside
                                                           Date"), the full loan amount of Seventeen Million Six Hundred Sixty
                                                           Thousand and 00/100 Dollars ($17,660,000.00) results in a "Debt
                                                           Service Coverage Ratio" of not less than 1:20:1. "Debt Service
                                                           Coverage Ratio" means the ratio of (a) Lender's estimated net underwritable cash flow from the Property over a trailing six (6)
                                                           month period (as determined by Lender and in accordance with the requirements of any rating agency selected by Lender in its sole discretion) adjusted, if necessary, to reflect the results of an audit of the Property cash flows, over (b) the sum of six (6)
                                                           regularly scheduled principal and interest payments on the Loan); or
                                                           (ii) Partial Release Conditions: A portion of the Deposit shall be released by Lender to Borrower, up to three times (provided there can only be three requests by Borrower for the full or partial release of the Deposit), on or before the Outside Date, such that the resulted funded portion of the Loan, after the release of a portion of the
                                                           Deposit, has a Debt Service Coverage Ratio of not less than 1:20:1.
                                                           ~~UNCF Calculation:~-As of the date of determination, Gross Potential
                                                           Income will be determined by annualizing the current month rent roll, with vacant units grossed to then market rates and in-place above market rents marked to market. Other income based on lesser of T-1 or amount used at initial underwriting. A bad debt/ vacancy/ concession factor equal to the greater of actual (as verified by bank statements), underwritten or market will be applied to Gross
                                                           Potential Income (including "Other Income" subject to vacancy).
                                                           Following the initial funding, Underwritten EGI to be determined based on the lesser of T-1 and T-3 collections. ~~-Expenses will be based upon the greater of trailing six months (annualized), borrower's budget, market or initial underwritten expenses. In any event, a 4% management fee will be applied and a $250 per/unit replacement and repair reserve will be applied. Lender reserves the right to make reasonable adjustments to UNCF.

      35                  316,250                    0
      36                        0                    0
      37                   68,063                    0
      38                    1,250                1,000     $1,150,000, The lender shall disburse the entire Holdback Reserve
                                                           Funds to Borrower upon the satisfaction of each of the following conditions:~~(i) No event of Default shall exist, nor shall any condition exist which with the giving of notice or the passage of time, shall constitute an Event of Default, and Borrower shall have provided to Lender a written certificate certifying such
                                                           matters.~~(ii) The request for disbursement must occur no later than three (3) years from date hereof, and within said three (3) years,
                                                           Borrower shall only be entitled to make three (3) such requests for the disbursement of the Holdback Reserve Funds.~~(iii) Borrower shall have provided evidence satisfactory to Lender that the property has achieved a Debt Service Coverage Ratio (as defined below) of at least
                                                           1.20x to 1.00x in aggregate based on the following definitions:~ (a)
                                                           "Debt Service Coverage Ratio" means the ratio of Adjusted Actual
                                                           Property Net Cash Flow to Adjusted Debt Service~ (b) "Adjusted Actual
                                                           Property Net Cash Flow" to be calculated as sum of: [ (i) base rents and monthly recoveries and (ii) any other income] minus Project expenses allocable to such time period.~ (c) "Adjusted Debt Service"
                                                           will be determined on a product of (i) the greater of the then current interest rate on the Loan, as set forth in the Note, and
                                                           6.50% multiplied by (ii) the outstanding principal balance of the loan.
------------------------------------------------------------------------------------------------------------------------------------
      39                        0               10,000
     39a
     39b
     39c
     39d
------------------------------------------------------------------------------------------------------------------------------------
      40                    2,500                    0     $1,470,000, Lender held back $1,470,000, which will be released if
                                                           1) one or more of the three currently vacant retail spaces are leased; 2) all tenant improvement work have been completed on the
                                                           Holdback Tenant Space and fully paid for on a lien-free basis;
                                                           3) tenants have unconditionally accepted and taken occupancy of the
                                                           Holdback Tenant Space, and open for business and commenced paying rent according the terms of the lease(s), and all free rent periods have ended and all amounts due to tenants have been satisfied, 3) no default exists under the leases. Furthermore, property must achieve a
                                                           1.20x DCR at a 7.25 constant, which equates to 1.30x on the actual constant. The current DCR is 1.18x, and we expect the proforma DCR to reach 1.32x.

      41                    4,581                    0
      42                    6,250                    0
      43                        0                    0
      44                        0                    0     $1,020,000, Reserve released when property achieves a 1.20x DSCR at a
                                                           7% constant (1.27x on a the actual 6.59% constant) in accordance with the terms of the Holdback Reserve and Security Agreement executed at closing.

      45                        0                    0
      46                        0                  625
      47                    5,000              300,000
      48                        0                    0     $330,000, At closing, Borrower deposited an amount of $330,000 for the Holdback Reserve. Borrower has three opportunities in first three years of loan to request release (in minimums of $50,000.00) of DSCR
                                                           Holdback when DSCR is not less than 1.20x, calculated using: (A) the greater of (1) a constant of 6.96%, or (2) actual annual P&I payments; and the Net Cash Flow from the Property (defined as
                                                           Revenues less (W) actual annualized operating expenses, (X) the greater of (I) 4% of gross revenues, or (II) the actual management fee paid, and (Y) underwritten TILC and replacement reserves, calculated as $67,370.28 per year ("Revenues" defined as rents and scheduled recoveries received from tenants at the property, adjusted to accommodate an assumed vacancy rate of 5%). A DCR of 1.22x at the actual constant is required to qualify for the release and of the holdback.

      49                   13,125                    0     Accretive Leasing Holdback of $250,000.
      50                        0                    0
      51                        0                    0
      52                        0                    0
      53                    4,375                    0
      54                        0                    0     $33,120, International Grocery Occupancy Holdback
      55                        0                    0
      56                   32,706                2,500
      57                        0                  375
      58                   16,713                    0
      59                   42,969                    0
      60                        0                    0
      61                   42,144                    0
      62                        0                    0
      63                  120,280                  625
      64                        0                    0
      65                        0                    0     $250,000, Funds released upon satisfaction of (i) EGI shall be a minimum of 1,267,144 (ii) DSCR at least 1.20x. Release, if it is to occur, must occur within three (3) years of closing date.

      66                        0                9,550
      67                        0                    0
      68                        0                    0
      69                      469                    0
      70                        0                    0
      71                   23,438                    0
      72                        0                    0
      73                        0                    0
      74                        0                    0
      75                   11,188                    0
      76                    3,750                    0     $50,000, Back Alley Tenant Reserve Holdback
      77                   54,120                  625
      78                        0                    0
      79                  224,137                    0
      80                   78,127                    0
      81                        0                    0
      82                    5,313                    0
      83                        0                    0
      84                    3,750                    0
      85                    1,575                    0
      86                   50,000                    0
      87                   12,563                    0
      88                   13,500                    0     $56,000, Release based on estoppel for GSA
      89                        0                3,750
      90                   25,889                1,450
      91                        0                    0
      92                        0                    0
      93                    3,125                    0
      94                        0                    0
      95                    3,750                    0
      96                    2,750                    0     $253,266, Debt Service Reserve to be released based upon Occupancy and lease estoppel.
      97                   31,384                    0
      98                        0                    0
      99                   22,500                    0
     100                    3,375                    0
     101                   22,275                    0     Lender collected $150,000 at closing. The reserve qualifies for release when (1) the property achieves DSCR of 1.2 to 1.0 as supported by cash collections for the then past six (6) months at higher of 7.0% and the actual constant (2) no event of default exists; and (3) the reserve of $322,366.86 for the casualty holdback has been released.

     102                      688                    0
     103                        0                    0
     104                        0                    0
     105                        0                    0
     106                        0                    0
     107                        0                    0
     108                        0                    0
     109                        0                    0
     110                        0                    0
     111                        0                  938
     112                        0                    0
     113                        0                    0
     114                        0                    0
     115                   21,875                    0
     116                        0                    0
     117                    3,975                    0
     118                        0                    0
     119                        0                    0
     120                        0                    0
     121                        0                    0
     122                   29,875                  625
     123                        0                    0
     124                        0                    0

      1b




     LOAN                                                        ENVIRONMENTAL
    NUMBER                         LOC                          INSURANCE POLICY
------------------------------------------------------------------------------------------------------------

      1
      2
      3        $3,700,000 LOC for Wells Fargo Lease TI/LC
      4
      5
      6
------------------------------------------------------------------------------------------------------------

      7                                                    Yes, Pollution Liability Policy
      8                                                    Yes, Pollution Liability Policy
      9                                                    Yes, Pollution Liability Policy
      10                                                   Yes, Pollution Liability Policy
      11                                                   Yes, Pollution Liability Policy
      12                                                   Yes, Pollution Liability Policy
      13                                                   Yes, Pollution Liability Policy
      14                                                   Yes, Pollution Liability Policy
      15                                                   Yes, Pollution Liability Policy
      16                                                   Yes, Pollution Liability Policy
      17                                                   Yes, Pollution Liability Policy
      18                                                   Yes, Pollution Liability Policy
------------------------------------------------------------------------------------------------------------

      19
      20
------------------------------------------------------------------------------------------------------------
      21
      22
------------------------------------------------------------------------------------------------------------

      23
      24
------------------------------------------------------------------------------------------------------------
      25
      26
      27
      28
      29
      30
      31
      32
      33
      34
      35
      36
      37
      38
------------------------------------------------------------------------------------------------------------
      39
     39a
     39b
     39c
     39d
------------------------------------------------------------------------------------------------------------
      40
      41
      42
      43
      44
      45
      46
      47
      48
      49
      50
      51
      52
      53
      54
      55
      56
      57
      58
      59
      60
      61
      62
      63
      64
      65
      66
      67
      68
      69
      70
      71
      72
      73
      74
      75
      76
      77
      78
      79
      80
      81
      82
      83
      84
      85
      86
      87
      88
      89
      90
      91
      92
      93
      94
      95
      96
      97
      98
      99
     100
     101
     102
     103
     104
     105
     106
     107
     108
     109
     110
     111
     112
     113
     114
     115
     116
     117
     118
     119
     120
     121
     122
     123
     124

      1b




         MORTGAGE   LOAN
 LOAN     LOAN      GROUP
NUMBER   SELLER    NUMBER                 LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1       CGM        1      Carolina Place                                  11025 Carolina Place Parkway
   2       CGM        1      Novo Nordisk Headquarters                       100 & 150 College Road West
   3       CGM        1      270 Technology Park                             270 Technology Park
   5       CGM        1      250 West Pratt                                  250 West Pratt Street
------------------------------------------------------------------------------------------------------------------------------------
                             United Supermarket Portfolio
   7       CGM        1      United # 526- Amarillo                          2530 South Georgia Street
   8       CGM        1      United # 517- Wichita Falls                     4590 Kell Boulevard
   9       CGM        1      United # 549- Snyder                            3500 College Avenue
  10       CGM        1      United #515- Burkburnett                        311 South Avenue D
  11       CGM        1      United # 513- Vernon                            2900 Wilbarger Street
  12       CGM        1      United # 501- Lubbock                           2630 Parkway Drive
  13       CGM        1      United # 509- Levelland                         511 College Avenue
  14       CGM        1      United # 527- Amarillo                          1501 East Amarillo Boulevard
  15       CGM        1      United # 522- Amarillo                          4701 Washington Street
  16       CGM        1      United # 533- Amarillo                          3400 River Road
  17       CGM        1      United # 525- Perryton                          2802 Highway 83 South
  18       CGM        1      United # 518- Childress                         2105  Avenue F Northwest
------------------------------------------------------------------------------------------------------------------------------------
                             EDR Portfolio I
  19       CGM        2      Jefferson Commons - University of Missouri      2500 Old Highway 63 South
  20       CGM        2      Jefferson Commons - Texas Tech                  1002 Frankford Avenue
------------------------------------------------------------------------------------------------------------------------------------
  22       CGM        1      Alamo Plaza                                     1401 17th Street
------------------------------------------------------------------------------------------------------------------------------------
                             EDR Portfolio II
  23       CGM        2      Jefferson Commons - Purdue                      2243 U.S. Highway 52
  24       CGM        2      Jefferson Commons - Ohio State University       1150 Kinnear Road
------------------------------------------------------------------------------------------------------------------------------------
  25       CGM        1      Home Depot Shopping Center                      75 Mystic Avenue
  26       CGM        1      Preferred Exchange Tower                        3111 North University Drive
  27       CGM        1      Wilsonville Town Center                         8299 Southwest Wilsonville Road
  30       CGM        2      Jefferson Commons                               5800 Jefferson Commons Drive
  32       CGM        1      North Atlanta Physicians MOB IV (R400 Building) 975 Johnson Ferry Road
  33       CGM        1      Daniel Burnham Court                            1 Daniel Burnham Court
  34       CGM        1      Sierra Sun Apartments                           12400 Sunrise Boulevard East
  35       CGM        2      Glendale Park Apartments                        8801 Gustine Lane
  36       CGM        2      Governor's Point Apartments                     3230 Stream Side Road
  37       CGM        1      Crossroads Shopping Center                      1505-1575 U.S. Route 41
  38       CGM        2      South Park Lofts                                816 South Grand Avenue
  40       CGM        1      Mount Kisco Commons                             195 North Bedford Road
  41       CGM        1      Speedway Shopping Center                        13632 Highway 99
  42       CGM        1      Unisource Distribution Center                   4501 Westport Drive
  43       CGM        1      Thousand Oaks Self Storage                      3425 Old Conejo Road
  44       CGM        2      Arbors at Centennial Park                       289-375 East Arbor Circle West, 377-471 East
                                                                             Arbor Circle East and 401-547 East Centennial Drive
  45       CGM        1      Northridge Center I and II                      365 & 375 Northridge Road
  47       CGM        1      Park View Office Building                       5821 Fairview Road
  48       CGM        1      Yale New Haven Medical Center                   111 Goose Lane
  50       CGM        1      Tracy Corners Shopping Center                   3225 North Tracy Boulevard
  51       CGM        1      Grand Retail                                    1717 North Bayshore Drive
  53       CGM        1      Richmond City Center                            1100 MacDonald Avenue
  55       CGM        1      Ranch Lake Shopping Center                      8750 East State Road 70
  58       CGM        1      Parkway Commons                                 5068 West Plano Parkway
  59       CGM        2      Governours Square Apartments                    3314 Wickslow Road
  60       CGM        2      Brookstone Apartments                           1401 North Lamb Boulevard
  61       CGM        1      Camino Del Rio                                  2650 Camino Del Rio North
  62       CGM        1      Commerce Center at Buena Park                   6545 Caballero Boulevard
  64       CGM        1      National City Shopping Center                   2525 & 2531 East Plaza Boulevard and 901 Euclid Avenue
  65       CGM        2      Corner House Lofts                              205 South State Street
  66       CGM        2      Copper Run at Reserve                           2200 Great Northern Avenue
  67       CGM        1      Lake George Plaza                               1424 State Route 9
  68       CGM        1      711 Madison Avenue                              711 Madison Avenue
  69       CGM        1      Kirkwood Shopping Center                        11890 and 11990 Westheimer Road
  70       CGM        1      Roxy Stadium 14                                 85 Santa Rosa Avenue
  71       CGM        1      Spring Valley International Place               4801 Spring Valley Road
  72       CGM        2      Stone Creek Apartments                          5005 Southwest Murray Boulevard
  73       CGM        2      Villa del Rio Apartments                        3800 South Nellis Boulevard
  74       CGM        1      Orillia Station                                 18129 - 18230 East Valley Highway
  75       CGM        2      North Bay Residences                            76, 80, 81, 87, 90 & 95 Park Street
  78       CGM        1      Corporate Woods Office Park                     5029 & 5041 Corporate Woods Drive
  81       CGM        1      Rancho San Diego Plaza                          2731-2739 Via Orange Way
  82       CGM        1      Things Remembered                               500 South Bailey Road
  83       CGM        2      Crest Club Apartments                           100 Crest Club Circle
  84       CGM        1      Avondale Fiesta                                 11425 West Buckeye Road
  85       CGM        1      Liberty Northwest Center                        14711-14719 Northeast 29th Place
  87       CGM        1      Intech Eleven Office Building                   6625 Network Way
  89       CGM        1      Marshall's - Swampscott, MA                     465 Paradise Road
  90       CGM        1      Riverview Commons                               19010-19220 Fort Street
  91       CGM        2      Gentry's Walk Apartments                        328 Bedford Road
  93       CGM        1      Mariner's Center                                149, 177, 191 Riverside Avenue
  94       CGM        2      Little Creek Apartments                         195-465 Northeast 36th Street
  95       CGM        1      Westview Shopping Center                        3415 Olton Road
  97       CGM        1      Stage Road Commons                              7986 Stage Road
  98       CGM        1      East Mesa Medical Center                        6550 East Broadway Road and 6553 East Baywood Avenue
  100      CGM        1      Central Self Storage-4200 Highway               4200 Highway 1
  101      CGM        2      Palm Vista                                      3726-3748 Central Avenue
  102      CGM        1      Landmark Shopping Center                        2400-2484 West Victory Boulevard
  103      CGM        1      Foothill Farms                                  5401-5445 Auburn Boulevard
  104      CGM        1      Southland Landing                               24345 Southland Drive
  105      CGM        1      Bayport Self Storage                            709 Church Street
  106      CGM        1      465 Cleveland Avenue                            465 Cleveland Avenue
  107      CGM        1      Fry's Shopping Center                           2632 and 2620 South 83rd Avenue
  108      CGM        1      Plymouth Green Technology Center                3600 Green Court
  109      CGM        1      Family Village Shopping Center                  3806-3816 Tongass Avenue
  110      CGM        1      1733 Ocean Avenue                               1733 Ocean Avenue
  114      CGM        2      Tremont Village Apartments                      611 Pineview Drive
  115      CGM        1      Eckerd Plaza-Slane Portfolio                    50-15 Roosevelt Avenue
  117      CGM        1      Fiesta Mexicana Market                          263-275 East 9th Street
  118      CGM        1      Eckerd Drug Store-Kutztown                      23 North Elm Street
  119      CGM        2      Winthrop Court Apartments                       441 Winthrop Street
  120      CGM        2      Woodruff Court Apartments                       33 Woodruff Street
  121      CGM        1      University Commons                              2975 University Parkway
  123      CGM        2      Brookgate Apartments                            451 Harwinton Avenue
  124      CGM        2      Holly House Apartments                          23-24 Holly House Court

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE
NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE NON-POOLED PORTION
IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

  1b       CGM      NAP      Carolina Place (non-pooled portion)




                                                                                                                           MASTER
   LOAN                                                  CUT-OFF DATE          CROSS COLLATERALIZED        MORTGAGE       SERVICING
  NUMBER           CITY       STATE      ZIP CODE      PRINCIPAL BALANCE       (MORTGAGE LOAN GROUP)         RATE         FEE RATE
------------------------------------------------------------------------------------------------------------------------------------

     1      Pineville          NC         28134      114,200,000.00 (Note 1)            No                  4.5975%        0.0100%
     2      Princeton          NJ         08540               53,000,000.00             No                  5.4000%        0.0200%
     3      Frederick          MD         21703               51,200,000.00             No                  5.4000%        0.0200%
     5      Baltimore          MD         21201               37,000,000.00             No                  5.2850%        0.0200%
------------------------------------------------------------------------------------------------------------------------------------

     7      Amarillo           TX         79109                6,183,761.42          Yes (C1)               5.4000%        0.0200%
     8      Wichita Falls      TX         76309                4,554,364.16          Yes (C1)               5.4000%        0.0200%
     9      Snyder             TX         79549                3,839,018.99          Yes (C1)               5.4000%        0.0200%
    10      Burkburnett        TX         76354                3,497,243.00          Yes (C1)               5.4000%        0.0200%
    11      Vernon             TX         76384                3,203,156.65          Yes (C1)               5.4000%        0.0200%
    12      Lubbock            TX         79403                2,893,173.71          Yes (C1)               5.4000%        0.0200%
    13      Levelland          TX         79336                2,869,328.89          Yes (C1)               5.4000%        0.0200%
    14      Amarillo           TX         79107                2,225,518.26          Yes (C1)               5.4000%        0.0200%
    15      Amarillo           TX         79110                2,217,569.96          Yes (C1)               5.4000%        0.0200%
    16      Amarillo           TX         79107                2,169,880.32          Yes (C1)               5.4000%        0.0200%
    17      Perryton           TX         79070                  961,741.81          Yes (C1)               5.4000%        0.0200%
    18      Childress          TX         79201                  818,672.81          Yes (C1)               5.4000%        0.0200%
------------------------------------------------------------------------------------------------------------------------------------

    19      Columbia           MO         65201               19,400,000.00          Yes (C2)               5.4800%        0.0200%
    20      Lubbock            TX         79416               14,500,000.00          Yes (C2)               5.4800%        0.0200%
------------------------------------------------------------------------------------------------------------------------------------
    22      Denver             CO         80202               31,500,000.00             No                  5.3950%        0.0200%
------------------------------------------------------------------------------------------------------------------------------------

    23      West Lafayette     IN         47906               14,800,000.00          Yes (C3)               5.4800%        0.0200%
    24      Columbus           OH         43212               14,700,000.00          Yes (C3)               5.4800%        0.0200%
------------------------------------------------------------------------------------------------------------------------------------
    25      Somerville         MA         02145               27,000,000.00             No                  5.1360%        0.0200%
    26      Coral Springs      FL         33065               25,000,000.00             No                  5.4500%        0.0200%
    27      Wilsonville        OR         97070               22,893,898.48             No                  5.2600%        0.0200%
    30      Kalamazoo          MI         49009               21,600,000.00             No                  5.4800%        0.0200%
    32      Atlanta            GA         30342               19,900,000.00             No                  5.6900%        0.0200%
    33      San Francisco      CA         94109               17,980,368.56             No                  5.8200%        0.0200%
    34      Puyallup           WA         98374               17,660,000.00             No                  5.2125%        0.0200%
    35      Houston            TX         77031               17,250,000.00             No                  5.3200%        0.0200%
    36      Raleigh            NC         27613               16,240,000.00             No                  5.3800%        0.0200%
    37      Schererville       IN         46375               16,000,000.00             No                  5.4000%        0.0200%
    38      Los Angeles        CA         90017               15,250,000.00             No                  4.9400%        0.0200%
    40      Mount Kisco        NY         10549               14,433,849.01             No                  5.3200%        0.0200%
    41      Lynnwood           WA         98037               14,200,000.00             No                  5.3300%        0.0200%
    42      Mechanicsburg      PA         17055               14,184,552.42             No                  5.5200%        0.0200%
    43      Thousand Oaks      CA         91320               14,108,009.69             No                  5.3900%        0.0200%
    44      Oak Creek          WI         53154               14,000,000.00             No                  5.2000%        0.0200%
    45      Atlanta            GA         30350               13,740,000.00             No                  5.4800%        0.0200%
    47      Charlotte          NC         28209               13,525,000.00             No                  5.5600%        0.0200%
    48      Guilford           CT         06437               13,400,000.00             No                  5.5500%        0.0200%
    50      Tracy              CA         95376               12,200,000.00             No                  5.5100%        0.0200%
    51      Miami              FL         33132               12,109,896.58             No                  5.5500%        0.0200%
    53      Richmond           CA         94801               10,800,000.00             No                  5.7200%        0.0200%
    55      Bradenton          FL         34202               10,416,348.78             No                  5.1700%        0.0200%
    58      Plano              TX         75093               10,160,000.00             No                  5.4400%        0.0200%
    59      Wilmington         NC         28412               10,120,000.00             No                  5.0600%        0.0200%
    60      Las Vegas          NV         89110                9,936,909.65             No                  5.5200%        0.0200%
    61      San Diego          CA         92108                9,634,273.03             No                  5.3440%        0.0200%
    62      Buena Park         CA         90620                9,500,000.00             No                  5.4500%        0.0200%
    64      National City      CA         91950                9,000,000.00             No                  5.2300%        0.0200%
    65      Ann Arbor          MI         48104                9,000,000.00             No                  5.4300%        0.0200%
    66      Missoula           MT         59808                8,944,432.47             No                  4.7800%        0.0200%
    67      Lake George        NY         12845                8,872,398.33             No                  5.8500%        0.0200%
    68      New York           NY         10021                8,744,707.02             No                  5.5400%        0.0200%
    69      Houston            TX         77077                8,400,000.00             No                  5.3700%        0.0200%
    70      Santa Rosa         CA         95404                8,375,377.76             No                  6.2100%        0.0200%
    71      Farmers Branch     TX         75244                8,320,000.00             No                  5.5300%        0.0200%
    72      Beaverton          OR         97005                8,272,853.93             No                  5.1050%        0.0200%
    73      Las Vegas          NV         89121                8,105,618.66             No                  5.4300%        0.0200%
    74      Kent               WA         98032                7,920,000.00             No                  5.4500%        0.0200%
    75      Lynn               MA         01905                7,800,000.00             No                  5.4800%        0.0200%
    78      Virginia Beach     VA         23462                7,543,780.54             No                  5.5200%        0.0200%
    81      Spring Valley      CA         91978                6,992,362.66             No                  5.6500%        0.0200%
    82      North Jackson      OH         44451                6,991,340.70             No                  5.3800%        0.0200%
    83      Valley             AL         36854                6,952,134.72             No                  5.2400%        0.0200%
    84      Avondale           AZ         85323                6,950,000.00             No                  5.5400%        0.0200%
    85      Bellevue           WA         98007                6,900,000.00             No                  5.6100%        0.0200%
    87      Indianapolis       IN         46278                6,788,701.50             No                  5.5500%        0.0200%
    89      Swampscott         MA         01907                6,450,000.00             No                  5.4500%        0.0200%
    90      Riverview          MI         48192                6,450,000.00             No                  5.5500%        0.0200%
    91      Bedford            TX         76022                6,425,000.00             No                  5.0400%        0.0200%
    93      Newport Beach      CA         92659                6,200,000.00             No                  5.2800%        0.0200%
    94      Newport            OR         97365                6,183,319.84             No                  5.0200%        0.0200%
    95      Plainview          TX         79072                6,081,748.21             No                  5.5000%        0.0200%
    97      Bartlett           TN         38133                5,972,829.52             No                  5.3600%        0.0200%
    98      Mesa               AZ         85206                5,890,000.00             No                  5.5900%        0.0200%
    100     Rehoboth Beach     DE         19971                5,625,942.80             No                  5.6900%        0.0200%
    101     Fort Myers         FL         33901                5,000,000.00             No                  5.5900%        0.0200%
    102     Burbank            CA         91506                5,000,000.00             No                  5.4200%        0.0200%
    103     Sacramento         CA         95841                5,000,000.00             No                  5.2200%        0.0200%
    104     Hayward            CA         94545                4,989,550.90             No                  5.3910%        0.0200%
    105     Bayport            NY         11705                4,650,000.00             No                  5.5100%        0.0200%
    106     Westerville        OH         43082                4,500,000.00             No                  5.5700%        0.0200%
    107     Phoenix            AZ         85043                4,480,000.00             No                  5.5900%        0.0200%
    108     Ann Arbor          MI         48105                4,464,879.23             No                  5.4200%        0.0200%
    109     Ketchikan          AK         99901                4,340,000.00             No                  5.6600%        0.0200%
    110     Santa Monica       CA         90401                4,100,000.00             No                  4.8850%        0.0200%
    114     Valdosta           GA         31602                3,952,182.43             No                  5.6550%        0.0200%
    115     Woodside           NY         11377                3,896,681.85             No                  5.9000%        0.0200%
    117     San Bernardino     CA         92410                3,581,998.38             No                  5.8600%        0.0200%
    118     Kutztown           PA         19530                3,230,497.35             No                  6.0200%        0.0200%
    119     Torrington         CT         06790                2,921,000.00             No                  4.9700%        0.0200%
    120     Litchfield         CT         06759                2,818,000.00             No                  4.9700%        0.0200%
    121     Sarasota           FL         34243                2,652,289.54             No                  5.6400%        0.0200%
    123     Torrington         CT         06790                2,290,000.00             No                  4.9700%        0.0200%
    124     Litchfield         CT         06759                1,386,000.00             No                  4.9700%        0.0200%

    1b                                                        15,800,000.00             No                  4.5975%        0.0100%




                                                                                                                         INTEREST
            PRIMARY                                                                                                      RESERVE
 LOAN      SERVICING   ARD LOAN                                                                                        MORTGAGE LOAN
NUMBER     FEE RATE    (YES/NO)?      ARD                        ADDITIONAL INTEREST RATE AFTER ARD                      (YES/NO)?
------------------------------------------------------------------------------------------------------------------------------------

   1        0.0000%                                                                                                         Yes
   2        0.0300%                                                                                                         Yes
   3        0.0200%                                                                                                         Yes
   5        0.0400%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

   7        0.0200%                                                                                                         Yes
   8        0.0200%                                                                                                         Yes
   9        0.0200%                                                                                                         Yes
  10        0.0200%                                                                                                         Yes
  11        0.0200%                                                                                                         Yes
  12        0.0200%                                                                                                         Yes
  13        0.0200%                                                                                                         Yes
  14        0.0200%                                                                                                         Yes
  15        0.0200%                                                                                                         Yes
  16        0.0200%                                                                                                         Yes
  17        0.0200%                                                                                                         Yes
  18        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

  19        0.0200%                                                                                                         Yes
  20        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------
  22        0.0250%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------

  23        0.0200%                                                                                                         Yes
  24        0.0200%                                                                                                         Yes
------------------------------------------------------------------------------------------------------------------------------------
  25        0.0200%                                                                                                         Yes
  26        0.0400%                                                                                                         Yes
  27        0.0300%                                                                                                         Yes
  30        0.0200%                                                                                                         Yes
  32        0.0200%                                                                                                         Yes
  33        0.0200%                                                                                                         Yes
  34        0.0300%                                                                                                         Yes
  35        0.1000%                                                                                                         Yes
  36        0.0200%                                                                                                         Yes
  37        0.0200%                                                                                                         Yes
  38        0.0600%                                                                                                         Yes
  40        0.0200%                                                                                                         Yes
  41        0.0400%                                                                                                         Yes
  42        0.0200%       Yes       12/11/10   The greater of (i) 7.52%, and (ii) 3% plus annualized US Treasury yield      Yes
  43        0.0200%                                                                                                         Yes
  44        0.0200%                                                                                                         Yes
  45        0.0600%                                                                                                         Yes
  47        0.0200%                                                                                                         Yes
  48        0.0200%                                                                                                         Yes
  50        0.0800%                                                                                                         Yes
  51        0.1000%                                                                                                         Yes
  53        0.0200%                                                                                                         Yes
  55        0.0400%                                                                                                         Yes
  58        0.0200%                                                                                                         Yes
  59        0.0200%                                                                                                         Yes
  60        0.0200%                                                                                                         Yes
  61        0.0200%                                                                                                         Yes
  62        0.0200%       Yes       11/11/14            Greater of 2% plus Rate or 3% plus annualized yield                 Yes
  64        0.0200%                                                                                                         Yes
  65        0.0200%                                                                                                         Yes
  66        0.0200%                                                                                                         Yes
  67        0.0500%                                                                                                         Yes
  68        0.0200%                                                                                                         Yes
  69        0.0800%                                                                                                         Yes
  70        0.0700%                                                                                                         Yes
  71        0.0200%                                                                                                         Yes
  72        0.0400%                                                                                                         Yes
  73        0.0200%                                                                                                         Yes
  74        0.0200%                                                                                                         Yes
  75        0.0200%                                                                                                         Yes
  78        0.0800%                                                                                                         Yes
  81        0.0200%                                                                                                         Yes
  82        0.0200%       Yes       01/11/10                            2% plus initial rate                                Yes
  83        0.0200%                                                                                                         Yes
  84        0.0500%                                                                                                         Yes
  85        0.0200%                                                                                                         Yes
  87        0.0800%                                                                                                         Yes
  89        0.0200%                                                                                                         Yes
  90        0.0200%                                                                                                         Yes
  91        0.0200%                                                                                                         Yes
  93        0.0200%                                                                                                         Yes
  94        0.0500%                                                                                                         Yes
  95        0.0400%                                                                                                         Yes
  97        0.0400%                                                                                                         Yes
  98        0.0500%                                                                                                         Yes
  100       0.0200%                                                                                                         Yes
  101       0.1200%                                                                                                         Yes
  102       0.0200%                                                                                                         Yes
  103       0.0200%                                                                                                         Yes
  104       0.0200%                                                                                                         Yes
  105       0.0200%                                                                                                         Yes
  106       0.0800%                                                                                                         Yes
  107       0.0500%                                                                                                         Yes
  108       0.0200%                                                                                                         Yes
  109       0.0800%                                                                                                         Yes
  110       0.0200%                                                                                                         Yes
  114       0.0700%                                                                                                         Yes
  115       0.0200%                                                                                                         Yes
  117       0.0200%                                                                                                         Yes
  118       0.0200%                                                                                                         Yes
  119       0.0200%                                                                                                         Yes
  120       0.0200%                                                                                                         Yes
  121       0.0800%                                                                                                         Yes
  123       0.0200%                                                                                                         Yes
  124       0.0200%                                                                                                         Yes

  1b        0.0000%                                                                                                         Yes




                                                                                       PERIODIC PAYMENT      ORIGINAL TERM
   LOAN                                                                SCHEDULED      ON FIRST DUE DATE      TO MATURITY /
  NUMBER         LOAN TYPE              GRACE PERIOD (DAYS)          MATURITY DATE      AFTER CLOSING        ARD (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------

     1            Balloon          2 (for 1st and 2nd occurence)       01/11/10         589,033.92 (Note 1)       55
     2         Interest Only                     0                     03/11/10                 241,812.50        60
     3       Partial IO/Balloon                  0                     04/11/15                 230,400.00        120
     5       Partial IO/Balloon                  0                     01/11/15                 162,954.17        120
-----------------------------------------------------------------------------------------------------------------------------

     7            Balloon                        0                     12/11/14                  34,949.68        120
     8            Balloon                        0                     12/11/14                  25,740.57        120
     9            Balloon                        0                     12/11/14                  21,697.55        120
    10            Balloon                        0                     12/11/14                  19,765.88        120
    11            Balloon                        0                     12/11/14                  18,103.75        120
    12            Balloon                        0                     12/11/14                  16,351.78        120
    13            Balloon                        0                     12/11/14                  16,217.01        120
    14            Balloon                        0                     12/11/14                  12,578.29        120
    15            Balloon                        0                     12/11/14                  12,533.37        120
    16            Balloon                        0                     12/11/14                  12,263.83        120
    17            Balloon                        0                     12/11/14                   5,435.62        120
    18            Balloon                        0                     12/11/14                   4,627.01        120
-----------------------------------------------------------------------------------------------------------------------------

    19       Partial IO/Balloon                  0                     07/07/09                  88,593.33        60
    20       Partial IO/Balloon                  0                     07/07/09                  66,216.67        60
-----------------------------------------------------------------------------------------------------------------------------
    22       Partial IO/Balloon                  0                     03/11/15                 141,618.75        120
-----------------------------------------------------------------------------------------------------------------------------

    23       Partial IO/Balloon                  0                     07/07/09                  67,586.67        60
    24       Partial IO/Balloon                  0                     07/07/09                  67,130.00        60
-----------------------------------------------------------------------------------------------------------------------------
    25       Partial IO/Balloon                  0                     12/11/14                 115,560.00        120
    26       Partial IO/Balloon                  0                     04/11/15                 113,541.67        120
    27            Balloon                        0                     02/11/15                 127,149.35        120
    30       Partial IO/Balloon                  0                     07/07/09                  98,640.00        60
    32       Partial IO/Balloon                  0                     04/11/15                  94,359.17        120
    33            Balloon                        0                     05/11/15                 105,821.39        120
    34       Partial IO/Balloon                  0                     01/11/15                  76,710.63        120
    35            Balloon                        0                     06/11/15                  96,004.41        120
    36         Interest Only                     0                     04/11/10                  73,820.57        60
    37       Partial IO/Balloon                  0                     11/11/14                  72,000.00        120
    38       Partial IO/Balloon                  0                     03/11/10                  62,779.17        60
    40            Balloon                        0                     02/11/15                  80,699.36        120
    41       Partial IO/Balloon                  0                     03/11/15                  63,071.67        120
    42              ARD                          0                     12/11/24                  99,080.70        72
    43            Balloon                        0                     12/11/11                  79,648.76        84
    44       Partial IO/Balloon                  0                     01/11/15                  60,666.67        120
    45       Partial IO/Balloon                  0                     02/11/12                  62,746.00        84
    47       Partial IO/Balloon                  0                     12/11/14                  62,665.83        120
    48       Partial IO/Balloon                  0                     04/11/15                  61,975.00        120
    50       Partial IO/Balloon                  0                     03/11/15                  56,018.33        120
    51            Balloon                        0                     11/11/14                  69,653.46        120
    53       Partial IO/Balloon                  0                     04/11/15                  51,480.00        120
    55            Balloon                        0                     11/11/11                  57,462.21        84
    58       Partial IO/Balloon                  0                     03/11/15                  46,058.67        120
    59       Partial IO/Balloon                  0                     04/11/15                  42,672.67        120
    60            Balloon                        0                     12/11/14                  56,904.45        120
    61            Balloon                        0                     11/11/14                  54,180.12        120
    62         Partial IO/ARD                    0                     11/11/34                  43,145.83        120
    64       Partial IO/Balloon                  0                     11/11/14                  39,225.00        120
    65       Partial IO/Balloon                  0                     05/11/12                  40,725.00        84
    66            Balloon                        0                     01/11/12                  47,111.14        84
    67            Balloon                        0                     12/11/14                  52,652.23        120
    68            Balloon                        0                     12/11/14                  50,186.51        120
    69       Partial IO/Balloon                  0                     04/11/15                  37,590.00        120
    70        Fully Amortizing                   0                     11/11/24                  61,930.89        240
    71       Partial IO/Balloon                  0                     04/11/15                  38,341.33        120
    72            Balloon                        0                     12/11/14                  45,253.31        120
    73            Balloon                        0                     01/11/15                  45,917.50        120
    74       Partial IO/Balloon                  0                     10/11/14                  35,970.00        120
    75       Partial IO/Balloon                  0                     11/11/14                  35,620.00        120
    78            Balloon                        0                     01/11/12                  43,158.36        84
    81            Balloon                        0                     10/11/14                  40,695.12        120
    82              ARD                          0                     01/11/35                  39,387.89        60
    83            Balloon                        0                     03/11/12                  47,130.00        84
    84       Partial IO/Balloon                  0                     12/11/14                  32,085.83        120
    85       Partial IO/Balloon                  0                     01/11/15                  32,257.50        120
    87            Balloon                        0                     01/11/12                  38,965.98        84
    89       Partial IO/Balloon                  0                     03/11/15                  29,293.75        120
    90       Partial IO/Balloon                  0                     04/11/15                  29,831.25        120
    91       Partial IO/Balloon                  0                     02/11/15                  26,985.00        120
    93       Partial IO/Balloon                  0                     03/11/15                  27,280.00        120
    94            Balloon                        0                     01/11/15                  33,466.37        120
    95            Balloon                        0                     03/11/15                  34,635.13        120
    97            Balloon                        0                     02/11/15                  33,542.19        120
    98       Partial IO/Balloon                  0                     02/11/15                  27,437.58        120
    100           Balloon                        0                     02/11/15                  32,756.83        120
    101      Partial IO/Balloon                  0                     04/11/10                  23,291.67        60
    102      Partial IO/Balloon                  0                     01/11/15                  22,583.33        120
    103      Partial IO/Balloon                  0                     01/11/15                  21,750.00        120
    104           Balloon                        0                     04/11/15                  28,048.46        120
    105        Interest Only                     0                     02/11/10                  21,647.80        60
    106      Partial IO/Balloon                  0                     01/11/15                  20,887.50        120
    107      Partial IO/Balloon                  0                     11/11/14                  20,869.33        120
    108           Balloon                        0                     01/11/15                  27,419.36        120
    109      Partial IO/Balloon                  0                     05/11/15                  20,470.33        120
    110        Interest Only                     0                     04/11/15                  16,922.23        120
    114           Balloon                        0                     04/11/15                  22,871.06        120
    115           Balloon                        0                     05/11/15                  23,132.32        120
    117           Balloon                        0                     01/11/15                  21,260.86        120
    118       Fully Amortizing                   0                     04/11/25                  23,278.47        240
    119      Partial IO/Balloon                  0                     03/11/12                  12,097.81        84
    120      Partial IO/Balloon                  0                     03/11/12                  11,671.22        84
    121           Balloon                        0                     03/11/15                  15,337.66        120
    123      Partial IO/Balloon                  0                     03/11/12                   9,484.42        84
    124      Partial IO/Balloon                  0                     03/11/12                   5,740.35        84

    1b            Balloon          2 (for 1st and 2nd occurence)       01/11/10         670,528.98 (Note 3)       55




                                 REMAINING             STATED
           STATED ORIGINAL        TERM TO            REMAINING         DEFEASANCE
 LOAN        AMORTIZATION      MATURITY / ARD      AMORTIZATION           LOAN          BORROWER'S         PROPERTY       PROPERTY
NUMBER      TERM (MONTHS)         (MONTHS)         TERM (MONTHS)       (YES/NO)?         INTEREST            SIZE         SIZE TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1             355                 55                 355               Yes           Fee Simple               595,869     SF
   2        Interest Only            57            Interest Only          Yes           Fee Simple               225,651     SF
   3             360                118                 360               Yes           Fee Simple               449,289     SF
   5             360                115                 360               Yes           Fee Simple               355,186     SF
------------------------------------------------------------------------------------------------------------------------------------

   7             360                114                 354               Yes           Fee Simple                71,468     SF
   8             360                114                 354               Yes           Leasehold                 60,000     SF
   9             360                114                 354               Yes           Fee Simple                43,900     SF
  10             360                114                 354               Yes           Fee Simple                43,130     SF
  11             360                114                 354               Yes           Fee Simple                43,130     SF
  12             360                114                 354               Yes           Fee Simple                39,293     SF
  13             360                114                 354               Yes           Fee Simple                42,800     SF
  14             360                114                 354               Yes           Fee Simple                35,699     SF
  15             360                114                 354               Yes           Fee Simple                36,985     SF
  16             360                114                 354               Yes           Fee Simple                36,168     SF
  17             360                114                 354               Yes           Fee Simple                32,800     SF
  18             360                114                 354               Yes           Fee Simple                32,800     SF
------------------------------------------------------------------------------------------------------------------------------------

  19             360                 49                 360               Yes           Fee Simple                   260    Units
  20             360                 49                 360               Yes           Fee Simple                   243    Units
------------------------------------------------------------------------------------------------------------------------------------
  22             360                117                 360               Yes           Fee Simple               191,151     SF
------------------------------------------------------------------------------------------------------------------------------------

  23             360                 49                 360               Yes           Fee Simple                   336    Units
  24             360                 49                 360               Yes           Fee Simple                   166    Units
------------------------------------------------------------------------------------------------------------------------------------
  25             324                114                 324               Yes           Fee Simple               157,912     SF
  26             360                118                 360               Yes           Fee Simple               202,107     SF
  27             360                116                 356               Yes           Fee Simple               152,076     SF
  30             360                 49                 360               Yes           Fee Simple                   324    Units
  32             360                118                 360               Yes           Fee Simple               100,457     SF
  33             360                119                 359               Yes           Fee Simple                97,538     SF
  34             360                115                 360               Yes           Fee Simple                   150    Units
  35             360                120                 360               Yes           Fee Simple                   810    Units
  36        Interest Only            58            Interest Only          Yes           Fee Simple                   344    Units
  37             360                113                 360               Yes           Fee Simple               152,134     SF
  38             360                 57                 360                No           Fee Simple                    49    Units
  40             360                116                 356               Yes           Fee Simple        71,404 (Note 2)    SF
  41             360                117                 360               Yes           Fee Simple                90,273     SF
  42             240                 66                 234               Yes           Fee Simple               502,440     SF
  43             360                 78                 354               Yes           Fee Simple               137,264     SF
  44             360                115                 360               Yes           Fee Simple                   140    Units
  45             360                 80                 360               Yes           Fee Simple               188,009     SF
  47             360                114                 360               Yes           Fee Simple               125,256     SF
  48             360                118                 360               Yes           Fee Simple                79,259     SF
  50             360                117                 360               Yes           Fee Simple                86,180     SF
  51             360                113                 353               Yes           Fee Simple                66,651     SF
  53             360                118                 360               Yes           Fee Simple                73,892     SF
  55             360                 77                 353               Yes           Fee Simple                85,565     SF
  58             360                117                 360                No           Fee Simple               101,377     SF
  59             360                118                 360               Yes           Fee Simple                   219    Units
  60             360                114                 354               Yes           Fee Simple                   193    Units
  61             360                113                 353               Yes           Fee Simple                71,320     SF
  62             360                113                 360               Yes           Fee Simple               167,217     SF
  64             360                113                 360               Yes           Fee Simple                53,504     SF
  65             360                 83                 360               Yes           Fee Simple                    56    Units
  66             360                 79                 355               Yes           Fee Simple                   192    Units
  67             360                114                 354                No           Fee Simple                62,400     SF
  68             360                114                 354               Yes           Fee Simple                10,000     SF
  69             360                118                 360                No           Fee Simple                80,337     SF
  70             240                233                 233                No           Fee Simple                66,718     SF
  71             360                118                 360               Yes           Fee Simple               169,399     SF
  72             360                114                 354               Yes           Fee Simple                   192    Units
  73             360                115                 355               Yes           Fee Simple                   168    Units
  74             360                112                 360               Yes           Fee Simple                47,062     SF
  75             360                113                 360               Yes           Fee Simple                   138    Units
  78             360                 79                 355               Yes           Fee Simple               106,019     SF
  81             360                112                 352               Yes           Fee Simple                94,545     SF
  82             360                 55                 355                No           Fee Simple               209,835     SF
  83             240                 81                 237               Yes           Fee Simple                   208    Units
  84             360                114                 360               Yes           Fee Simple                34,127     SF
  85             360                115                 360               Yes           Fee Simple                66,605     SF
  87             360                 79                 355               Yes           Fee Simple                89,521     SF
  89             360                117                 360                No           Fee Simple                53,872     SF
  90             360                118                 360               Yes           Fee Simple                93,026     SF
  91             360                116                 360               Yes           Fee Simple                   266    Units
  93             360                117                 360               Yes           Fee Simple                24,205     SF
  94             360                115                 355               Yes           Fee Simple                   180    Units
  95             360                117                 357               Yes           Fee Simple               126,113     SF
  97             360                116                 356               Yes           Fee Simple                78,297     SF
  98             360                116                 360               Yes           Fee Simple                56,348     SF
  100            360                116                 356               Yes           Fee Simple                94,197     SF
  101            360                 58                 360               Yes           Fee Simple                   136    Units
  102            360                115                 360               Yes           Fee Simple                28,119     SF
  103            360                115                 360               Yes           Fee Simple                64,813     SF
  104            360                118                 358               Yes           Fee Simple                13,465     SF
  105       Interest Only            56            Interest Only           No           Fee Simple                61,370     SF
  106            360                115                 360               Yes           Fee Simple                44,797     SF
  107            360                113                 360               Yes           Fee Simple                19,680     SF
  108            300                115                 295               Yes           Fee Simple                62,375     SF
  109            360                119                 360               Yes           Fee Simple                40,135     SF
  110       Interest Only           118            Interest Only          Yes           Fee Simple                29,006     SF
  114            360                118                 358               Yes           Fee Simple                    69    Units
  115            360                119                 359               Yes           Leasehold                 20,445     SF
  117            360                115                 355               Yes           Fee Simple                59,936     SF
  118            240                238                 238               Yes           Fee Simple                13,824     SF
  119            360                 81                 360               Yes           Fee Simple                    60    Units
  120            360                 81                 360               Yes           Fee Simple                    36    Units
  121            360                117                 357               Yes           Fee Simple                11,000     SF
  123            360                 81                 360               Yes           Fee Simple                    54    Units
  124            360                 81                 360               Yes           Fee Simple                    22    Units

  1b             355                 55                 355               Yes           Fee Simple




     LOAN
    NUMBER                                                   LOCKBOX (YES/NO)?
------------------------------------------------------------------------------------------------------------------------------------

      1        Yes, In-Place Hard, Spring Cash Management: Upon default or failure of a 1.20x DSCR
      2        Yes, In-Place Hard: Day 1
      3        Yes, In-Place Hard: Day 1
      5        Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------

      7        No
      8        No
      9        No
      10       No
      11       No
      12       No
      13       No
      14       No
      15       No
      16       No
      17       No
      18       No
------------------------------------------------------------------------------------------------------------------------------------

      19       Yes, In-Place Hard: Day 1
      20       Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------
      22       Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------

      23       Yes, In-Place Hard: Day 1
      24       Yes, In-Place Hard: Day 1
------------------------------------------------------------------------------------------------------------------------------------
      25       No
      26       Yes, In-Place Hard: Day 1
      27       Yes, Springing Hard: (i) If Thriftway does not exercise its extension option on or prior to the date that is 1 year prior to the expiration of the current lease, or (ii) Rite Aid does not exercise its extension option on or prior to the date 6 months prior to expiration of lease.
      30       Yes, In-Place Hard: Day 1
      32       No
      33       Yes, Springing Hard: Upon Borrower not occupying Suites 205, 205C, 210 and 315 within 90 days of closing
      34       No
      35       No
      36       No
      37       No
      38       No
      40       No
      41       Yes, Springing Hard: Cash sweep commences 12 months prior to the expiration of the Bartell Drugs lease. The sweep is thereafter terminated (a) if Bartell renews for a period of 5 years or is replaced by a tenant acceptable to Lender and (b) the subject must maintain at least a 1.20x coverage at a 7.0% constant for a consecutive period of six months.
      42       Yes, Springing Hard: ARD (12/11/09) and the sweep is in conjunction with the tenant's right to terminate the lease at the end of the 6th year of the lease (2/11/11). The tenant must exercise this option 365 days prior (2/11/10). If the tenant does exercise this option, the sweep will remain in-place and all excess cash flow will be collected by Lender estimated to be $690,000. Lender will also collect the $2,150,000 termination fee due by the tenant. If the tenant does not exercise the termination option on or about 2/11/10, and written confirmation has been provided to Lender, the cash flow sweep will be eliminated and any cash flow collected from the sweep will be released to the Borrower.
      43       Yes, Springing Hard: If the debt service coverage ratio falls below 1.05x to 1.00x on a 7.25% loan constant for a period of sixty (60) days.
      44       No
      45       Yes, In-Place Hard: Day 1
      47       No
      48       Yes, Springing Soft: Cash Flow Sweep six months prior to Yale lease expirations (for leases expiring in 2014) if tenant does not renew its lease for at least an additional five years.
      50       Yes, Springing Hard: Cash sweep commences, and springing hard lockbox triggers into place six months prior to expiration of Food-4-Less lease. If sweep commences, it is then terminated if Food-4-Less lease is renewed or tenant is replaced with alternative acceptable to Lender. Cash sweep also commences, and springing hard lockbox triggers into place twelve months prior to expiration of Walgreens lease. If sweep commences, it is then terminated if the space is leased to a tenant acceptable to Lender with a lease expiration beyond 12/31/2015.
      51       No
      53       Yes, Springing Hard: Triggered on or prior to one year prior to the FoodCo lease maturity date, if borrower does not deliver a $400,000 LOC in the event that FoodCo does not renew their lease.
      55       Yes, In-Place Hard: Day 1
      58       Yes, Springing Hard: Earlier of: (i) 06/30/11, (ii) upon notice NDES does not intend to extend its lease at least five years, or (iii) a Cure Event
      59       No
      60       No
      61       No
      62       Yes, Springing Hard: One month before ARD (11/11/14)
      64       Yes, Springing Hard: Upon failure of Borrower to deliver 400,000 letter of credit on or prior to the date which is 6 months prior to the expiration of Ralph's Lease
      65       No
      66       No
      67       No
      68       Yes, Springing Hard: From and after 03/01/10 through an occurrence of a Cure Event (earlier of (i) Cavalli renewal or
               (ii) replacement tenant acceptable to Lender provides an estoppel.)
      69       No
      70       No
      71       Yes, In-Place Hard: Day 1
      72       No
      73       No
      74       No
      75       No
      78       Yes, In-Place Hard: Day 1
      81       No
      82       Yes, In-Place Hard: Day 1
      83       No
      84       Yes, In-Place Hard: Day 1
      85       No
      87       Yes, In-Place Hard: Day 1
      89       Yes, Springing Hard: On 12/31/13, unless a) Marshalls has exercised its right to renew its lease or b) Lender receives an estoppel from a replacement tenant acceptable to Lender.
      90       No
      91       No
      93       Yes, Springing Hard: Upon: Post Office vacates or does not opt to exercise extension rights for at least 5 years on or before 11/10/13
      94       No
      95       Yes, Springing Hard: After 07/31/09, if United Lease is not extended upon terms acceptable to Lender to 10/31/15 or later
      97       No
      98       Yes, In-Place Hard: Day 1
     100       No
     101       No
     102       No
     103       Yes, Springing Hard: Failure to provide $250,000 LOC 1 year prior to Albertson's rollover
     104       No
     105       Yes, Springing Soft: Upon Event of Default
     106       Yes, In-Place Hard: Day 1
     107       Yes, Springing Hard: 6 months prior to the lease expiration of Blockbuster
     108       No
     109       Yes, Springing Hard: One year prior to the expiration of the A&P Market Lease
     110       No
     114       No
     115       No
     117       No
     118       No
     119       No
     120       No
     121       No
     123       No
     124       No

      1b




                                                          ESCROWED
                                         ESCROWED       REPLACEMENT
          ESCROWED       ESCROWED       REPLACEMENT       RESERVES       ESCROWED TI/LC
 LOAN    ANNUAL REAL      ANNUAL     RESERVES INITIAL  CURRENT ANNUAL   RESERVES INITIAL         ESCROWED TI/LC RESERVES
NUMBER  ESTATE TAXES     INSURANCE        DEPOSIT         DEPOSIT           DEPOSIT              CURRENT ANNUAL DEPOSIT
--------------------------------------------------------------------------------------------------------------------------------

  1                0             0               0                0                  0                                        0
  2          945,599       101,617               0           33,848                  0                                        0
  3          553,762        50,909               0           67,393          3,700,000                                        0
  5        1,210,228        57,418               0           71,264          6,183,512    296,929.80 (2005), 415,712.16 (2006),
                                                                                          296,929.80 (2007), 112,832.76 (2008),
                                                                                          481,026.84 (2009), 534,481.56 (2010),
                                                                                                356,321.04 (2011 and thereafter)
--------------------------------------------------------------------------------------------------------------------------------

  7                0             0               0                0                  0                                        0
  8                0             0               0                0                  0                                        0
  9                0             0               0                0                  0                                        0
  10               0             0               0                0                  0                                        0
  11               0             0               0                0                  0                                        0
  12               0             0               0                0                  0                                        0
  13               0             0               0                0                  0                                        0
  14               0             0               0                0                  0                                        0
  15               0             0               0                0                  0                                        0
  16               0             0               0                0                  0                                        0
  17               0             0               0                0                  0                                        0
  18               0             0               0                0                  0                                        0
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

  19         157,982             0           7,042           84,504                NAP                                      NAP
  20         283,044             0           7,677           92,124                NAP                                      NAP
--------------------------------------------------------------------------------------------------------------------------------
  22         421,722        37,572               0           38,230          4,225,890             100,000 (2010 and thereafter)
--------------------------------------------------------------------------------------------------------------------------------

  23         312,168             0          10,000          120,000                NAP                                      NAP
  24         324,504             0           5,229           62,748                NAP                                      NAP
--------------------------------------------------------------------------------------------------------------------------------
  25               0             0               0            9,480                  0                                        0
  26         548,252       149,415         239,128           40,421          1,800,000                                        0
  27         271,363        50,680               0                0                  0                                        0
  30         463,872             0           9,125          109,500                NAP                                      NAP
  32         173,705        23,430               0           20,091            500,000                                  150,686
  33         222,235        53,284               0           19,497            100,000                                  146,228
  34         128,067        35,640               0           37,500                NAP                                      NAP
  35         185,001       171,948               0          202,500                NAP                                      NAP
  36         210,445        62,436               0           86,000                NAP                                      NAP
  37         231,954             0               0            9,128                  0                                   24,341
  38          71,237        24,151               0           12,250                NAP                                      NAP
  40         520,945        65,266               0            3,096                  0                                        0
  41         153,993        14,510               0                0                  0                                        0
  42               0             0               0           50,244          2,189,698                                        0
  43          63,555        23,203               0           15,382                NAP                                      NAP
  44         274,627        22,152               0           35,000                NAP                                      NAP
  45         271,112        64,105               0           47,002            100,000                                  189,716
  47         174,748        49,088               0           21,294                  0                                  169,096
  48         439,115        30,911               0           11,889                  0                                   55,481
  50         126,974         8,666               0           12,927                  0                                   41,073
  51         134,685         5,662               0            9,998                  0                                   33,361
  53         244,377        30,414               0           16,256                  0                                        0
  55         143,841        45,604               0           12,835                  0                                   21,391
  58         245,502        16,777               0           20,274            225,000                                  125,292
  59          69,278        58,783               0           54,750                NAP                                      NAP
  60         101,576        39,934               0           49,215                NAP                                      NAP
  61         139,815        15,208               0           19,156                  0                                   71,763
  62          74,566         6,480               0           16,722            890,000                                   33,588
  64         105,545        15,823               0            8,496                NAP                                        0
  65         237,254        22,747               0           14,336                NAP                                      NAP
  66          92,938        25,782               0           48,000                NAP                                      NAP
  67          63,809        46,975               0            9,984                  0                                   32,256
  68         326,957        24,653               0            3,100                NAP                                   24,228
  69         154,405        32,075               0           17,674             50,000                                   40,169
  70               0             0               0                0                  0                                        0
  71         222,850        20,935               0           42,144                  0                                   99,060
  72         155,991        25,359               0           51,456                NAP                                      NAP
  73          86,664        36,900               0           43,176                NAP                                      NAP
  74          57,606        15,464               0            7,059                  0                                   23,531
  75         101,827        67,201               0           38,220                NAP                                      NAP
  78         105,385        31,625               0           55,130                  0                                  132,524
  81         117,003             0               0           19,100                  0                                   47,751
  82               0             0               0           20,984            240,000                                        0
  83          72,922        42,000               0           52,000                NAP                                      NAP
  84          85,568        10,165          50,000                0            150,000                                        0
  85          83,089        11,939               0           13,182                  0                                   66,329
  87         143,489        20,794               0           17,904                  0                                  134,282
  89               0             0               0            5,331                  0                                   22,388
  90         121,808        31,329               0           15,814                  0                                   46,513
  91         139,885             0               0           66,500                NAP                                      NAP
  93          21,090        16,696               0            3,702                  0                                   35,081
  94          98,791        25,164               0           49,140                NAP                                      NAP
  95          58,796        29,742               0           18,917                  0                                   40,158
  97         115,581        22,037               0           11,745                  0                                   38,649
  98         116,489         6,703               0           11,270            100,000                                   45,000
 100          19,739         9,921               0            9,400                NAP                                      NAP
 101          80,820        55,876               0           44,744                NAP                                      NAP
 102          70,832         8,612               0            5,624                  0                                   14,060
 103          68,750        20,209               0           10,380                NAP                                        0
 104          74,457         7,603               0            2,020            207,070                                   13,465
 105          94,749        18,049               0            6,137                NAP                                      NAP
 106          33,281        12,898               0            8,959            285,000                                   55,000
 107          49,200         9,073               0                0                  0                                        0
 108         166,274        16,272               0            9,533                  0                                   91,692
 109          52,923        19,346         128,125            6,020                  0                                   26,903
 110               0             0             NAP              NAP                  0                                        0
 114          37,348        10,339               0           17,250                NAP                                      NAP
 115         130,901        24,744               0            3,067                  0                                    5,111
 117          45,611        31,582               0            8,813                  0                                        0
 118               0         1,925               0                0                  0                                        0
 119          54,990        17,723               0           15,000                NAP                                      NAP
 120          29,986         8,521               0            9,000                NAP                                      NAP
 121          13,885        16,184               0            1,650                  0                                   11,167
 123          37,092        16,368               0           13,500                NAP                                      NAP
 124          17,113         5,798               0            5,500                NAP                                      NAP

  1b




           INITIAL DEFERRED       INITIAL
   LOAN      MAINTENANCE       ENVIRONMENTAL
  NUMBER       DEPOSIT            DEPOSIT                                  HOLDBACK RESERVE
------------------------------------------------------------------------------------------------------------------------------------

     1                 0                  0
     2             1,875                  0
     3                 0                  0
     5            14,638                  0
------------------------------------------------------------------------------------------------------------------------------------

     7                 0                  0
     8                 0                  0
     9                 0                  0
    10                 0                  0
    11                 0                  0
    12                 0                  0
    13                 0                  0
    14                 0                  0
    15                 0                  0
    16                 0                  0
    17                 0                  0
    18                 0                  0
------------------------------------------------------------------------------------------------------------------------------------

    19            42,725                  0
    20            48,780                  0
------------------------------------------------------------------------------------------------------------------------------------
    22           107,429                  0
------------------------------------------------------------------------------------------------------------------------------------

    23             1,500                  0
    24            26,875                  0
------------------------------------------------------------------------------------------------------------------------------------
    25                 0                  0
    26             5,000              1,500
    27                 0                  0
    30                 0                  0
    32                 0                  0
    33            19,375                  0   $2,800,000, Three (3) years to achieve release, and up to three (3) partial releases (including final release and minimum draw of $500,000) allowed. Release conditioned on property achieving DSCR of 1.2 to 1.0.
    34                 0                  0   $2,998,000, Release Conditions: (a) no Event of Default shall exist, and (b) (i)
                                              Full Release Conditions: The Deposit shall be released if and only if, at any time on or before December 31, 2007 ("Outside Date"), the full loan amount of Seventeen
                                              Million Six Hundred Sixty Thousand and 00/100 Dollars ($17,660,000.00) results in a "Debt Service Coverage Ratio" of not less than 1:20:1. "Debt Service Coverage
                                              Ratio" means the ratio of (a) Lender's estimated net underwritable cash flow from the Property over a trailing six (6) month period (as determined by Lender and in accordance with the requirements of any rating agency selected by Lender in its sole discretion) adjusted, if necessary, to reflect the results of an audit of the
                                              Property cash flows, over (b) the sum of six (6) regularly scheduled principal and interest payments on the Loan); or (ii) Partial Release Conditions: A portion of the Deposit shall be released by Lender to Borrower, up to three times (provided there can only be three requests by Borrower for the full or partial release of the Deposit), on or before the Outside Date, such that the resulted funded portion of the Loan, after the release of a portion of the Deposit, has a Debt Service
                                              Coverage Ratio of not less than 1:20:1. ~~UNCF Calculation:~-As of the date of determination, Gross Potential Income will be determined by annualizing the current month rent roll, with vacant units grossed to then market rates and in-place above market rents marked to market. Other income based on lesser of T-1 or amount used at initial underwriting. A bad debt/ vacancy/ concession factor equal to the greater of actual (as verified by bank statements), underwritten or market will be applied to Gross Potential Income (including "Other Income" subject to vacancy). Following the initial funding, Underwritten EGI to be determined based on the lesser of T-1 and T-3 collections. ~~-Expenses will be based upon the greater of trailing six months (annualized), borrower's budget, market or initial underwritten expenses. In any event, a 4% management fee will be applied and a
                                              $250 per/unit replacement and repair reserve will be applied. Lender reserves the right to make reasonable adjustments to UNCF.
    35           316,250                  0
    36                 0                  0
    37            68,063                  0
    38             1,250              1,000   $1,150,000, The lender shall disburse the entire Holdback Reserve Funds to
                                              Borrower upon the satisfaction of each of the following conditions:~~(i) No event of Default shall exist, nor shall any condition exist which with the giving of notice or the passage of time, shall constitute an Event of Default, and Borrower shall have provided to Lender a written certificate certifying such matters.~~(ii)
                                              The request for disbursement must occur no later than three (3) years from date hereof, and within said three (3) years, Borrower shall only be entitled to make three (3) such requests for the disbursement of the Holdback Reserve Funds.~~(iii)
                                              Borrower shall have provided evidence satisfactory to Lender that the property has achieved a Debt Service Coverage Ratio (as defined below) of at least 1.20x to
                                              1.00x in aggregate based on the following definitions:~ (a) "Debt Service Coverage
                                              Ratio" means the ratio of Adjusted Actual Property Net Cash Flow to Adjus
    40             2,500                  0   $1,470,000, Lender held back $1,470,000, which will be released if 1) one or more of the three currently vacant retail spaces are leased; 2) all tenant improvement work have been completed on the Holdback Tenant Space and fully paid for on a lien-free basis; 3) tenants have unconditionally accepted and taken occupancy of the Holdback Tenant Space, and open for business and commenced paying rent according the terms of the lease(s), and all free rent periods have ended and all amounts due to tenants have been satisfied, 3) no default exists under the leases.
                                              Furthermore, property must achieve a 1.20x DCR at a 7.25 constant, which equates to 1.30x on the actual constant. The current DCR is 1.18x, and we expect the proforma DCR to reach 1.32x.
    41             4,581                  0
    42             6,250                  0
    43                 0                  0
    44                 0                  0   $1,020,000, Reserve released when property achieves a 1.20x DSCR at a 7% constant
                                              (1.27x on a the actual 6.59% constant) in accordance with the terms of the
                                              Holdback Reserve and Security Agreement executed at closing.
    45                 0                  0
    47             5,000            300,000
    48                 0                  0   $330,000, At closing, Borrower deposited an amount of $330,000 for the Holdback
                                              Reserve. Borrower has three opportunities in first three years of loan to request release (in minimums of $50,000.00) of DSCR Holdback when DSCR is not less than
                                              1.20x, calculated using: (A) the greater of (1) a constant of 6.96%, or (2) actual annual P&I payments; and the Net Cash Flow from the Property (defined as Revenues less (W) actual annualized operating expenses, (X) the greater of (I) 4% of gross revenues, or (II) the actual management fee paid, and (Y) underwritten TILC and replacement reserves, calculated as $67,370.28 per year ("Revenues" defined as rents and scheduled recoveries received from tenants at the property, adjusted to accommodate an assumed vacancy rate of 5%). A DCR of 1.22x at the actual constant is required to qualify for the release and of the holdback.
    50                 0                  0
    51                 0                  0
    53             4,375                  0
    55                 0                  0
    58            16,713                  0
    59            42,969                  0
    60                 0                  0
    61            42,144                  0
    62                 0                  0
    64                 0                  0
    65                 0                  0   $250,000, Funds released upon satisfaction of (i) EGI shall be a minimum of
                                              1,267,144 (ii) DSCR at least 1.20x. Release, if it is to occur, must occur within three (3) years of closing date.
    66                 0              9,550
    67                 0                  0
    68                 0                  0
    69               469                  0
    70                 0                  0
    71            23,438                  0
    72                 0                  0
    73                 0                  0
    74                 0                  0
    75            11,188                  0
    78                 0                  0
    81                 0                  0
    82             5,313                  0
    83                 0                  0
    84             3,750                  0
    85             1,575                  0
    87            12,563                  0
    89                 0              3,750
    90            25,889              1,450
    91                 0                  0
    93             3,125                  0
    94                 0                  0
    95             3,750                  0
    97            31,384                  0
    98                 0                  0
    100            3,375                  0
    101           22,275                  0   Lender collected $150,000 at closing. The reserve qualifies for release when (1)
                                              the property achieves DSCR of 1.2 to 1.0 as supported by cash collections for the then past six (6) months at higher of 7.0% and the actual constant (2) no event of default exists; and (3) the reserve of $322,366.86 for the casualty holdback has been released.
    102              688                  0
    103                0                  0
    104                0                  0
    105                0                  0
    106                0                  0
    107                0                  0
    108                0                  0
    109                0                  0
    110                0                  0
    114                0                  0
    115           21,875                  0
    117            3,975                  0
    118                0                  0
    119                0                  0
    120                0                  0
    121                0                  0
    123                0                  0
    124                0                  0

    1b




                                                                ENVIRONMENTAL
   LOAN                                                           INSURANCE
  NUMBER                       LOC                                 POLICY
------------------------------------------------------------------------------------------------

     1
     2
     3      $3,700,000 LOC for Wells Fargo Lease TI/LC
     5
------------------------------------------------------------------------------------------------

     7                                                   Yes, Pollution Liability Policy
     8                                                   Yes, Pollution Liability Policy
     9                                                   Yes, Pollution Liability Policy
    10                                                   Yes, Pollution Liability Policy
    11                                                   Yes, Pollution Liability Policy
    12                                                   Yes, Pollution Liability Policy
    13                                                   Yes, Pollution Liability Policy
    14                                                   Yes, Pollution Liability Policy
    15                                                   Yes, Pollution Liability Policy
    16                                                   Yes, Pollution Liability Policy
    17                                                   Yes, Pollution Liability Policy
    18                                                   Yes, Pollution Liability Policy
------------------------------------------------------------------------------------------------

    19
    20
------------------------------------------------------------------------------------------------
    22
------------------------------------------------------------------------------------------------

    23
    24
------------------------------------------------------------------------------------------------
    25
    26
    27
    30
    32
    33
    34
    35
    36
    37
    38
    40
    41
    42
    43
    44
    45
    47
    48
    50
    51
    53
    55
    58
    59
    60
    61
    62
    64
    65
    66
    67
    68
    69
    70
    71
    72
    73
    74
    75
    78
    81
    82
    83
    84
    85
    87
    89
    90
    91
    93
    94
    95
    97
    98
    100
    101
    102
    103
    104
    105
    106
    107
    108
    109
    110
    114
    115
    117
    118
    119
    120
    121
    123
    124

    1b





             MORTGAGE      LOAN
   LOAN        LOAN       GROUP
  NUMBER      SELLER      NUMBER      LOAN / PROPERTY NAME                           PROPERTY ADDRESS
-------------------------------------------------------------------------------------------------------------------------------

    4          IXIS         1     Penn Mar Shopping Center        3000 Donnell Dr.
    6          IXIS         1     Abilene Mall                    4310 Buffalo Gap Road
    21         IXIS         1     The Plaza at Huntington Beach   17011 Beach Blvd.
    28         IXIS         1     Regency Square                  301 Cox Creek Parkway
    29         IXIS         1     Olympic Collection              11301 W. Olympic Boulevard
    31         IXIS         1     Iverson Mall                    3701-3899 Branch Street
-------------------------------------------------------------------------------------------------------------------------------
    39         IXIS         1     Inip Drive Industrial
   39a                            95 Inip Drive                   95 Inip Drive
   39b                            475 Doughty Blvd.               475 Doughty Blvd.
   39c                            41 Inip Drive                   41 Inip Drive
   39d                            90 Inip Drive                   90 Inip Drive
-------------------------------------------------------------------------------------------------------------------------------
    46         IXIS         1     Cleveland Mall                  2001 East Dixon Boulevard
    49         IXIS         1     9309-9359 Foothill Boulevard    9309-9359 Foothill Boulevard
    52         IXIS         1     Sam's Club                      1851 E. Butler Ave
    54         IXIS         1     Potomac Festival II             14500-14650 Potomac Mills Road
    56         IXIS         2     Reno Cascade                    3805 Clear Acres Lane
    57         IXIS         1     Anchor Plaza                    6260 103rd Street
    63         IXIS         2     Bent Tree Brooks                4820 Westgrove
    76         IXIS         1     Fullerton Promenade             211-225 N. Harbour Blvd & 116-120 W. Wilshire Avenue,
                                                                  104-108 W. Wilshire Avenue/217-225 N Harbor Boulevard
    77         IXIS         2     Bent Tree Oaks                  4815 Westgrove Drive
    79         IXIS         2     Windsong                        17717 Vail Drive
    80         IXIS         2     Bent Tree Fountains             16400 Ledgemont Lane
    86         IXIS         1     Desert Breeze Plaza             8665 West Flamingo Road
    88         IXIS         1     Belair Edison Crossing          2401-2501 Belair Road
    92         IXIS         1     Hauppauge Square                110 Marcus Boulevard and 35 Arkay Drive
    96         IXIS         1     Harriman Place                  Harriman Pl @ I-10
    99         IXIS         1     Shaw Village                    424-498 W. Shaw Avenue
   111         IXIS         1     Oakwood Village Apartments      1521 North 37th Street
   112         IXIS         1     Storage One                     3925 South Buffalo Drive
   113         IXIS         1     939 4th Avenue                  939 & 945 4th Avenue
   116         IXIS         1     CVS OK City                     201 South Mustang Avenue
   122         IXIS         1     Forest Point Apartments         2605 Kennedy Lane





                                                                            CROSS
                                                     CUT-OFF DATE      COLLATERALIZED               MASTER     PRIMARY
   LOAN                                   ZIP          PRINCIPAL          (MORTGAGE     MORTGAGE  SERVICING   SERVICING
  NUMBER           CITY         STATE     CODE          BALANCE          LOAN GROUP)      RATE     FEE RATE   FEE RATE
-------------------------------------------------------------------------------------------------------------------------

    4      Forestville            MD     20747       38,877,977.42           No         5.3000%    0.0200%     0.0200%
    6      Abilene                TX     79606       37,000,000.00           No         5.7225%    0.0200%     0.0200%
    21     Huntington Beach       CA     92647       33,500,000.00           No         5.4090%    0.0200%     0.0200%
    28     Florence               AL     35360       22,452,623.54           No         5.6260%    0.0200%     0.0200%
    29     Los Angeles            CA     90064       21,953,043.85           No         5.6400%    0.0200%     0.0600%
    31     Hillcrest Heights      MD     20748       20,899,174.79           No         5.3500%    0.0200%     0.0200%
-------------------------------------------------------------------------------------------------------------------------
    39                                               14,974,961.79           No         5.2100%    0.0200%     0.0200%
   39a     Inwood                 NY     11096
   39b     Inwood                 NY     11096
   39c     Inwood                 NY     11096
   39d     Inwood                 NY     11096
-------------------------------------------------------------------------------------------------------------------------
    46     Shelby                 NC     28152       13,671,153.00           No         5.6260%    0.0200%     0.0200%
    49     Rancho Cucamonga       CA     91730       12,500,000.00           No         5.4972%    0.0200%     0.0200%
    52     Flagstaff              AZ     86001       10,839,807.24           No         5.5100%    0.0200%     0.0200%
    54     Woodbridge             VA     22192       10,600,000.00           No         5.4500%    0.0200%     0.0400%
    56     Reno                   NV     89512       10,250,000.00           No         4.9000%    0.0200%     0.0200%
    57     Jacksonville           FL     32210       10,220,900.57           No         5.3200%    0.0200%     0.0200%
    63     Addison                TX     75001        9,278,452.63           No         4.9000%    0.0200%     0.0200%
    76     Fullerton              CA     92832        7,800,000.00           No         5.6700%    0.0200%     0.0200%
    77     Addison                TX     75001        7,557,449.32           No         4.9000%    0.0200%     0.0200%
    79     Dallas                 TX     75287        7,432,738.94           No         4.9000%    0.0200%     0.0200%
    80     Addison                TX     75001        7,357,912.70           No         4.9000%    0.0200%     0.0200%
    86     Las Vegas              NV     89147        6,900,000.00           No         5.5210%    0.0200%     0.0200%
    88     Baltimore              MD     21213        6,681,322.54           No         5.8100%    0.0200%     0.0200%
    92     Hauppauge              NY     11788        6,237,240.51           No         5.5000%    0.0200%     0.0200%
    96     San Bernardino         CA     92408        5,994,151.14           No         5.3600%    0.0200%     0.0700%
    99     Clovis                 CA     93612        5,654,509.50           No         5.3800%    0.0200%     0.0200%
   111     Orange                 TX     77630        4,050,000.00           No         4.8900%    0.0200%     0.0200%
   112     Las Vegas              NV     89117        4,000,000.00           No         5.2200%    0.0200%     0.0200%
   113     San Diego              CA     92101        3,975,000.00           No         6.2000%    0.0200%     0.0200%
   116     Oklahoma City          OK     73099        3,841,674.16           No         5.2300%    0.0200%     0.0200%
   122     Texarkana              TX     75503        2,290,662.83           No         5.9400%    0.0200%     0.0200%




                                              INTEREST
                                               RESERVE                                                           PERIODIC
                               ADDITIONAL     MORTGAGE                                           SCHEDULED       PAYMENT ON
   LOAN     ARD LOAN          INTEREST RATE     LOAN                          GRACE PERIOD       MATURITY      FIRST DUE DATE
  NUMBER    (YES/NO)?   ARD     AFTER ARD    (YES/NO)?       LOAN TYPE           (DAYS)            DATE        AFTER CLOSING
--------------------------------------------------------------------------------------------------------------------------------

    4                                           Yes           Balloon              0             03/07/15         216,568.81
    6                                           Yes     Partial IO/Balloon         0             02/05/15         176,443.75
    21                                          Yes     Partial IO/Balloon         0             03/05/15         151,001.25
    28                                          Yes           Balloon              0             05/05/15         156,380.21
    29                                          Yes           Balloon              0             04/09/15         128,540.36
    31                                           No           Balloon              0             03/05/15         127,084.01
--------------------------------------------------------------------------------------------------------------------------------
    39                                          Yes           Balloon              0             02/05/15         121,869.96
   39a
   39b
   39c
   39d
--------------------------------------------------------------------------------------------------------------------------------
    46                                          Yes           Balloon              0             05/05/15          95,218.17
    49                                          Yes     Partial IO/Balloon         0             05/05/15          57,262.50
    52                                          Yes           Balloon              0             05/05/15          61,673.00
    54                                          Yes     Partial IO/Balloon         0             03/07/15          48,141.67
    56                                          Yes     Partial IO/Balloon         0             03/05/15          41,854.17
    57                                          Yes           Balloon              0             04/05/15          60,713.76
    63                                          Yes           Balloon              0             04/05/15          49,357.59
    76                                          Yes     Partial IO/Balloon         0             05/05/15          36,855.00
    77                                          Yes           Balloon              0             04/05/15          40,202.55
    79                                          Yes           Balloon              0             04/05/15          39,539.14
    80                                          Yes           Balloon              0             04/05/15          39,141.10
    86                                          Yes     Partial IO/Balloon         0             03/05/15          31,745.75
    88                                          Yes           Balloon              0             03/05/15          39,355.13
    92                                          Yes           Balloon              0             04/05/15          35,486.81
    96                                          Yes           Balloon              0             05/05/15          33,542.19
    99                                          Yes           Balloon              0             05/05/15          31,712.02
   111                                          Yes     Partial IO/Balloon         0             02/05/12          16,503.75
   112                                          Yes     Partial IO/Balloon         0             04/05/12          17,400.00
   113                                          Yes     Partial IO/Balloon         0             05/05/10          20,537.50
   116                                          Yes           Balloon              0             04/05/15          21,212.18
   122                                          Yes           Balloon              0             03/05/15          14,734.69




            ORIGINAL       STATED      REMAINING      STATED
             TERM TO      ORIGINAL      TERM TO     REMAINING
            MATURITY/   AMORTIZATION   MATURITY/   AMORTIZATION   DEFEASANCE
   LOAN        ARD          TERM          ARD          TERM          LOAN      BORROWER'S     PROPERTY   PROPERTY
  NUMBER    (MONTHS)      (MONTHS)     (MONTHS)      (MONTHS)     (YES/NO)?     INTEREST        SIZE     SIZE TYPE
-------------------------------------------------------------------------------------------------------------------

    4          120           360          117          357           Yes       Fee Simple      381,933     SF
    6          120           312          116          312           Yes       Fee Simple      333,621     SF
    21         120           336          117          336           Yes       Fee Simple      275,341     SF
    28         120           240          119          239           Yes       Fee Simple      531,260     SF
    29         120           348          118          346           Yes       Fee Simple       64,538     SF
    31         120           300          117          297           Yes       Fee Simple      618,972     SF
-------------------------------------------------------------------------------------------------------------------
    39         120           180          116          176           No                        277,303     SF
   39a                                                                         Fee Simple      136,200     SF
   39b                                                                         Fee Simple       77,751     SF
   39c                                                                         Fee Simple       38,352     SF
   39d                                                                         Fee Simple       25,000     SF
-------------------------------------------------------------------------------------------------------------------
    46         120           240          119          239           Yes       Fee Simple      350,319     SF
    49         120           300          119          300           Yes       Fee Simple       87,695     SF
    52         120           360          119          359           Yes       Fee Simple      133,336     SF
    54         120           360          117          360           Yes       Fee Simple       86,819     SF
    56         120           360          117          360           Yes       Fee Simple          245    Units
    57         120           312          118          310           Yes       Fee Simple      162,637     SF
    63         120           360          118          358           Yes       Fee Simple          248    Units
    76         120           360          119          360           Yes       Fee Simple       51,754     SF
    77         120           360          118          358           Yes       Fee Simple          196    Units
    79         120           360          118          358           Yes       Fee Simple          264    Units
    80         120           360          118          358           Yes       Fee Simple          184    Units
    86         120           324          117          324           Yes       Fee Simple       45,620     SF
    88         120           360          117          357           Yes       Fee Simple      205,607     SF
    92         120           360          118          358           Yes        Leasehold       58,216     SF
    96         120           360          119          359           Yes       Fee Simple       20,200     SF
    99         120           360          119          359           Yes       Fee Simple       80,520     SF
   111         83            360          80           360           Yes       Fee Simple          188    Units
   112         84            360          82           360           Yes       Fee Simple       82,972     SF
   113         60            360          59           360           No        Fee Simple       23,578     SF
   116         120           360          118          358           Yes       Fee Simple       13,813     SF
   122         120           300          117          297           Yes       Fee Simple          104    Units





   LOAN
  NUMBER                                                   LOCKBOX (YES/NO)?
------------------------------------------------------------------------------------------------------------------------------------

    4      Yes, In-Place Hard: Day 1
    6      Yes, In-Place Hard: Day 1
    21     Yes, Springing Hard: Occurrence of a Default or Event of Default, less than 95% of the rents deposited into the Clearing
           Account for any calendar month or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service
           Coverage Rati
    28     Yes, In-Place Hard: Day 1
    29     Yes, Springing Hard: Occurrence of a Default or Event of Default, a draw on the Debt Service Reserve or failure of
           Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.00:1.
    31     No
------------------------------------------------------------------------------------------------------------------------------------
    39     Yes, In-Place Hard: Day 1
   39a
   39b
   39c
   39d
------------------------------------------------------------------------------------------------------------------------------------
    46     Yes, In-Place Hard: Day 1
    49     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
    52     Yes, Springing Hard: DSCR falls below 1.05:1 in a calandar quarter or Sam's Club credit rating falling below BBB-.
    54     Yes, In-Place Hard: Day 1
    56     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of 3 consequtive calendar quarters, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
    57     Yes, Springing Hard: Upon Default or Event of Default or the occurrence of a Food Lion Trigger event. Food Lion Trigger
           Event shall occur when Food Lion, a Tenant at the Property, ceases operating or gives notice of intent to cease operation at the Prop
    63     Yes, Springing Hard: Occurrence of an Event of Default
    76     Yes, Springing Hard: Occurrence of a Default or an Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
    77     Yes, Springing Hard: Occurrence of an Event of Default
    79     Yes, Springing Hard: Occurrence of an Event of Default
    80     Yes, Springing Hard: Occurrence of an Event of Default
    86     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
    88     Yes, Springing Hard: Occurance of (i) an Event of Default; (ii) failure of Borrower or Owner, after the end of a calendar quarter to maintain a Debt Service coverage Ratio of at least 1.05:1 or (iii) a Forman Mills Trigger Event has occurred and is contin
    92     Yes, Springing Hard: Occurrence of a Default or Event of Default
    96     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
    99     No
   111     Yes, Springing Hard: Occurrence of a Default or Event of Default
   112     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
   113     Yes, Springing Hard: Occurrence of an Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
   116     Yes, Springing Hard: Occurrence of an Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.
   122     Yes, Springing Hard: Occurrence of a Default or Event of Default or failure of Borrower, after the end of a calendar quarter, to maintain the Debt Service Coverage Ratio of at least 1.05:1.




                                                             ESCROWED                    ESCROWED
                                                           REPLACEMENT     ESCROWED       TI/LC
             ESCROWED                       ESCROWED         RESERVES        TI/LC       RESERVES      INITIAL
              ANNUAL       ESCROWED       REPLACEMENT        CURRENT       RESERVES      CURRENT       DEFERRED        INITIAL
   LOAN    REAL ESTATE      ANNUAL         RESERVES           ANNUAL        INITIAL       ANNUAL     MAINTENANCE    ENVIRONMENTAL
  NUMBER      TAXES       INSURANCE     INITIAL DEPOSIT      DEPOSIT        DEPOSIT      DEPOSIT        DEPOSIT        DEPOSIT
----------------------------------------------------------------------------------------------------------------------------------

    4          329,196         37,956                 0       57,290          65,000     250,000         29,000             0
    6          970,800        102,000         1,500,000       69,600               0     300,000        350,000           625
    21         388,800        138,000                 0       44,055               0     300,000         60,374         3,125
    28         151,056         96,660                 0      116,321               0     120,000              0         6,875
    29          78,708         31,452                 0        9,681         105,000     100,684              0             0
    31               0              0                 0            0               0           0              0           625
----------------------------------------------------------------------------------------------------------------------------------
    39         718,188         59,604                 0       29,286               0           0              0        10,000
   39a
   39b
   39c
   39d
----------------------------------------------------------------------------------------------------------------------------------
    46         123,468         55,704                 0       84,732               0      84,000              0           625
    49         115,200         52,800                 0       19,200               0           0         13,125             0
    52               0              0            78,081       22,503               0           0              0             0
    54         146,484         15,228           900,000       13,023         500,000      40,000              0             0
    56               0              0                 0            0             NAP         NAP         32,706         2,500
    57         162,972         44,136                 0       24,240               0      75,000              0           375
    63         248,760         75,876                 0       62,000             NAP         NAP        120,280           625
    76         113,850         15,128                 0       11,388         100,000      51,600          3,750             0
    77         184,524         58,860                 0       49,000             NAP         NAP         54,120           625
    79         246,228         57,012                 0       73,920             NAP         NAP        224,137             0
    80         196,824         57,672                 0       46,000             NAP         NAP         78,127             0
    86          52,800         13,200                 0        3,600               0           0         50,000             0
    88         121,536         39,552                 0       30,839         257,856      40,000         13,500             0
    92          68,148        102,456                 0        8,732         100,000      48,000              0             0
    96         101,292         10,044                 0        3,030         402,863      24,461          2,750             0
    99         116,350         14,885                 0       18,228               0           0         22,500             0
   111         130,702         46,056                 0       48,000             NAP         NAP              0           938
   112               0              0                 0            0               0           0              0             0
   113          63,250         14,971                 0        4,716               0      50,000              0             0
   116               0              0                 0            0               0           0              0             0
   122          62,244         66,900                 0       26,000             NAP         NAP         29,875           625





                                                                                                                    ENVIRONMENTAL
   LOAN                                                                                                               INSURANCE
  NUMBER                               HOLDBACK RESERVE                                               LOC               POLICY
------------------------------------------------------------------------------------------------------------------------------------

    4      $175,854, Additional Collateral Reserve Refund to borrower upon receipt of each estoppel in the following proportions: $52,187 for Staples, $99,667 for Petco and $24,000 for Red Parrot.
    6      $2,150,000, Accretive Leasing Holdback of $2.15M.
    21     $1,500,000, Occupancy Reserve
    28
    29
    31
------------------------------------------------------------------------------------------------------------------------------------
    39
   39a
   39b
   39c
   39d
------------------------------------------------------------------------------------------------------------------------------------
    46
    49     Accretive Leasing Holdback of $250,000.
    52
    54     $33,120, International Grocery Occupancy Holdback
    56
    57
    63
    76     $50,000, Back Alley Tenant Reserve Holdback
    77
    79
    80
    86
    88     $56,000, Release based on estoppel for GSA
    92
    96     $253,266, Debt Service Reserve to be released based upon Occupancy and lease estoppel.
    99
   111
   112
   113
   116
   122



                             FOOTNOTES TO SCHEDULE I

(1)  Cut-off Date Principal Balance and Monthly Debt Service Payment represent only the Carolina Place Pooled Portion. The principal balance of the
     Carolina Place Mortgage Loan is $130,000,000, which consists of the
     $114,200,000 pooled portion and the $15,800,000 non-pooled portion.

(2)  Property Size includes the tenant A&P (50,760 SF) and Applebee's (5,411 SF)
     which are on a ground leases.

(3)  Monthly Debt Service Payment is calculated on the Carolina Place Mortgage
     Loan balance, including both the Carolina Place Pooled Portion and the
     Carolina Place Non-Pooled Portion.

                                   SCHEDULE II

                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                                      II-1



-----------------------------------------------------------------------------------------------------------------
LASALLE FILEID  CLIENT REF. NUM                                        BORROWER
-----------------------------------------------------------------------------------------------------------------

332-0148-000                     INIP ACQUISITION I, LLC
332-0148-000                     INIP ACQUISITION I, LLC
332-0148-000                     INIP ACQUISITION I, LLC
332-0148-000                     INIP ACQUISITION I, LLC
332-0148-000                     INIP ACQUISITION I, LLC
332-0149-000                     GG&A ABILENE, LLC, MAI INVESTORS LIMITED PARTNERSHIP, MPI INVESTORS LIMITED PART
332-0149-000                     GG&A ABILENE, LLC, MAI INVESTORS LIMITED PARTNERSHIP, MPI INVESTORS LIMITED PART
332-0149-000                     GG&A ABILENE, LLC, MAI INVESTORS LIMITED PARTNERSHIP, MPI INVESTORS LIMITED PART
332-0150-000                     FIRST HUNTINGTON CAPITAL, L.P.
332-0152-000                     MPM PROPERTIES, LLC
332-0152-000                     MPM PROPERTIES, LLC
332-0152-000                     MPM PROPERTIES, LLC
332-0153-000                     RENO CASCADE, LLC
332-0153-000                     RENO CASCADE, LLC
332-0153-000                     RENO CASCADE, LLC
332-0154-000                     12142 OXNARD, LLC, RK EQUITY GROUP, LLC, DESERT BREEZE PLAZA, LLC, AND JAF INVES
332-0154-000                     12142 OXNARD, LLC, RK EQUITY GROUP, LLC, DESERT BREEZE PLAZA, LLC, AND JAF INVES
332-0154-000                     12142 OXNARD, LLC, RK EQUITY GROUP, LLC, DESERT BREEZE PLAZA, LLC, AND JAF INVES
332-0155-000                     BALTIMORE BELAIR, LLC
332-0155-000                     BALTIMORE BELAIR, LLC
332-0155-000                     BALTIMORE BELAIR, LLC
332-0155-000                     BALTIMORE BELAIR, LLC
332-0155-000                     BALTIMORE BELAIR, LLC
332-0157-000                     POTOMAC FESTIVAL II, LLC
332-0158-000                     PENN MAR ASSOCIATES, LLC
332-0158-000                     PENN MAR ASSOCIATES, LLC
332-0158-000                     PENN MAR ASSOCIATES, LLC
332-0158-000                     PENN MAR ASSOCIATES, LLC
332-0158-000                     PENN MAR ASSOCIATES, LLC
332-0162-000                     HART CENTERS VI, LTD
332-0162-000                     HART CENTERS VI, LTD
332-0162-000                     HART CENTERS VI, LTD
332-0162-000                     HART CENTERS VI, LTD
332-0162-000                     HART CENTERS VI, LTD
332-0163-000                     SHARON OKLAHOMA REALTY, LLC
332-0163-000                     SHARON OKLAHOMA REALTY, LLC
332-0163-000                     SHARON OKLAHOMA REALTY, LLC
332-0163-000                     SHARON OKLAHOMA REALTY, LLC
332-0163-000                     SHARON OKLAHOMA REALTY, LLC
332-0164-000                     TRQ OAKWOOD VILLAGE, LP
332-0165-000                     110 MARCUS BLVD. REALTY LLC
332-0165-000                     110 MARCUS BLVD. REALTY LLC
332-0165-000                     110 MARCUS BLVD. REALTY LLC
332-0165-000                     110 MARCUS BLVD. REALTY LLC
332-0165-000                     110 MARCUS BLVD. REALTY LLC
332-0166-000                     IVERSON MALL LIMITED PARTNERSHIP
332-0166-000                     IVERSON MALL LIMITED PARTNERSHIP
332-0166-000                     IVERSON MALL LIMITED PARTNERSHIP
332-0169-000                     BENT TREE BROOKS PROPERTIES, LTD
332-0170-000                     LENTON PROPERTIES, INC.
332-0171-000                     WINDSONG APARTMENT PROPERTIES, LTD
332-0172-000                     BENT TREE FOUNTAINS PROPERTIES, LTD
332-0173-000                     BENT TREE OAKS PROPERTIES, LTD
332-0174-000                     BUFFALO STORAGE 1 LLC, BUFFALO STORAGE 2 LLC AND TRANSWESTERN INVESTMENT HOLDING
332-0174-000                     BUFFALO STORAGE 1 LLC, BUFFALO STORAGE 2 LLC AND TRANSWESTERN INVESTMENT HOLDING
332-0174-000                     BUFFALO STORAGE 1 LLC, BUFFALO STORAGE 2 LLC AND TRANSWESTERN INVESTMENT HOLDING
332-0174-000                     BUFFALO STORAGE 1 LLC, BUFFALO STORAGE 2 LLC AND TRANSWESTERN INVESTMENT HOLDING
332-0174-000                     BUFFALO STORAGE 1 LLC, BUFFALO STORAGE 2 LLC AND TRANSWESTERN INVESTMENT HOLDING
332-0175-000                     H/S FLORENCE, LLC
332-0175-000                     H/S FLORENCE, LLC
332-0175-000                     H/S FLORENCE, LLC
332-0175-000                     H/S FLORENCE, LLC
332-0175-000                     H/S FLORENCE, LLC
332-0176-000                     SHELBY MALL, LLC
332-0176-000                     SHELBY MALL, LLC
332-0176-000                     SHELBY MALL, LLC
332-0176-000                     SHELBY MALL, LLC
332-0176-000                     SHELBY MALL, LLC
332-0178-000                     939 GASLAMP LLC, 92009 KING BABAR, LLC, 92009 RMZB PROPERTIES
                                 LLC. AND 92009 RE
332-0179-000                     TAMKIN FLAGSTAFF CORPORATION
332-0180-000                     VENTURA GATEWAY ASSOCIATES, LP, FOOTHILL INDUSTRIAL
                                 PARK, LP, PACIFIC PLAZA AUTO
332-0181-000                     A & A TARZANA PLAZA, LP
332-0185-000                     R.J.O.M.D. LLC
994-0840-000    7010921          MISSION VALLEY CORPORATE CENTER LTD.,
994-0840-000    7010921          MISSION VALLEY CORPORATE CENTER LTD.,

-----------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                      FILE NAME                     LOAN AMOUNT                  DOCUMENT CATEGORY
-----------------------------------------------------------------------------------------------------------------------------

332-0148-000    INIP DRIVE                                       $15,200,000.00  Mortgage
332-0148-000    INIP DRIVE                                       $15,200,000.00  Final Assignment of Mortgage
332-0148-000    INIP DRIVE                                       $15,200,000.00  Assign of Leases & Rents
332-0148-000    INIP DRIVE                                       $15,200,000.00  Final Assignment of Assign of Leases & Rents
332-0148-000    INIP DRIVE                                       $15,200,000.00  General Assignment
332-0149-000    MALL OF ABILENE                                  $37,000,000.00  Final Assignment of Mortgage
332-0149-000    MALL OF ABILENE                                  $37,000,000.00  Final Assignment of Assign of Leases & Rents
332-0149-000    MALL OF ABILENE                                  $37,000,000.00  General Assignment
332-0150-000    PLAZA AT HUNTINGTON                              $33,500,000.00  General Assignment
332-0152-000    FOREST POINT APARTMENTS                           $2,300,000.00  Final Assignment of Mortgage
332-0152-000    FOREST POINT APARTMENTS                           $2,300,000.00  Final Assignment of Assign of Leases & Rents
332-0152-000    FOREST POINT APARTMENTS                           $2,300,000.00  General Assignment
332-0153-000    RENO CASCADE MOBILE HOME PARK                    $10,250,000.00  Final Assignment of Mortgage
332-0153-000    RENO CASCADE MOBILE HOME PARK                    $10,250,000.00  Final Assignment of Assign of Leases & Rents
332-0153-000    RENO CASCADE MOBILE HOME PARK                    $10,250,000.00  General Assignment
332-0154-000    DESERT BREEZE                                     $6,900,000.00  Final Assignment of Mortgage
332-0154-000    DESERT BREEZE                                     $6,900,000.00  Final Assignment of Assign of Leases & Rents
332-0154-000    DESERT BREEZE                                     $6,900,000.00  General Assignment
332-0155-000    BELAIR EDISON                                     $6,700,000.00  Mortgage
332-0155-000    BELAIR EDISON                                     $6,700,000.00  Final Assignment of Mortgage
332-0155-000    BELAIR EDISON                                     $6,700,000.00  Assign of Leases & Rents
332-0155-000    BELAIR EDISON                                     $6,700,000.00  Final Assignment of Assign of Leases & Rents
332-0155-000    BELAIR EDISON                                     $6,700,000.00  General Assignment
332-0157-000    POTOMAC FESTIVAL CENTER II                       $10,600,000.00  General Assignment
332-0158-000    PENN MARR SHOPPING CENTER                        $39,000,000.00  Mortgage
332-0158-000    PENN MARR SHOPPING CENTER                        $39,000,000.00  Final Assignment of Mortgage
332-0158-000    PENN MARR SHOPPING CENTER                        $39,000,000.00  Assign of Leases & Rents
332-0158-000    PENN MARR SHOPPING CENTER                        $39,000,000.00  Final Assignment of Assign of Leases & Rents
332-0158-000    PENN MARR SHOPPING CENTER                        $39,000,000.00  General Assignment
332-0162-000    ANCHOR PLAZA SHOPPING CENTER                     $10,250,000.00  Mortgage
332-0162-000    ANCHOR PLAZA SHOPPING CENTER                     $10,250,000.00  Final Assignment of Mortgage
332-0162-000    ANCHOR PLAZA SHOPPING CENTER                     $10,250,000.00  Assign of Leases & Rents
332-0162-000    ANCHOR PLAZA SHOPPING CENTER                     $10,250,000.00  Final Assignment of Assign of Leases & Rents
332-0162-000    ANCHOR PLAZA SHOPPING CENTER                     $10,250,000.00  General Assignment
332-0163-000    CVS OKLAHOMA CITY                                 $3,850,000.00  Mortgage
332-0163-000    CVS OKLAHOMA CITY                                 $3,850,000.00  Final Assignment of Mortgage
332-0163-000    CVS OKLAHOMA CITY                                 $3,850,000.00  Assign of Leases & Rents
332-0163-000    CVS OKLAHOMA CITY                                 $3,850,000.00  Final Assignment of Assign of Leases & Rents
332-0163-000    CVS OKLAHOMA CITY                                 $3,850,000.00  General Assignment
332-0164-000    OAKWOOD VILLAGE                                   $4,050,000.00  General Assignment
332-0165-000    HAUPPAUGE SQUARE OFFICE BUILDING                  $6,250,000.00  Mortgage
332-0165-000    HAUPPAUGE SQUARE OFFICE BUILDING                  $6,250,000.00  Final Assignment of Mortgage
332-0165-000    HAUPPAUGE SQUARE OFFICE BUILDING                  $6,250,000.00  Assign of Leases & Rents
332-0165-000    HAUPPAUGE SQUARE OFFICE BUILDING                  $6,250,000.00  Final Assignment of Assign of Leases & Rents
332-0165-000    HAUPPAUGE SQUARE OFFICE BUILDING                  $6,250,000.00  General Assignment
332-0166-000    IVERSON MALL                                     $21,000,000.00  Final Assignment of Mortgage
332-0166-000    IVERSON MALL                                     $21,000,000.00  Final Assignment of Assign of Leases & Rents
332-0166-000    IVERSON MALL                                     $21,000,000.00  General Assignment
332-0169-000    BENT TREE BROOKS APARTMENTS (HALL PORTFOLIO)                     General Assignment
332-0170-000    OLYMPIC COLLECTION                               $22,000,000.00  General Assignment
332-0171-000    WINDSONG APARTMENTS (HALL PORTFOLIO)              $7,450,000.00  General Assignment
332-0172-000    BENT TREE FOUNTAIN APARTMENTS (HALL PORTFOLIO)    $7,375,000.00  General Assignment
332-0173-000    BENT TREE OAKS APARTMENTS (HALL PORTFOLIO)        $7,575,000.00  General Assignment
332-0174-000    STORAGE ONE, LAS VEGAS                            $4,000,000.00  Mortgage
332-0174-000    STORAGE ONE, LAS VEGAS                            $4,000,000.00  Final Assignment of Mortgage
332-0174-000    STORAGE ONE, LAS VEGAS                            $4,000,000.00  Assign of Leases & Rents
332-0174-000    STORAGE ONE, LAS VEGAS                            $4,000,000.00  Final Assignment of Assign of Leases & Rents
332-0174-000    STORAGE ONE, LAS VEGAS                            $4,000,000.00  General Assignment
332-0175-000    REGENCY MALL                                     $22,500,000.00  Mortgage
332-0175-000    REGENCY MALL                                     $22,500,000.00  Final Assignment of Mortgage
332-0175-000    REGENCY MALL                                     $22,500,000.00  Assign of Leases & Rents
332-0175-000    REGENCY MALL                                     $22,500,000.00  Final Assignment of Assign of Leases & Rents
332-0175-000    REGENCY MALL                                     $22,500,000.00  General Assignment
332-0176-000    CLEVELAND MALL                                   $13,700,000.00  Mortgage
332-0176-000    CLEVELAND MALL                                   $13,700,000.00  Final Assignment of Mortgage
332-0176-000    CLEVELAND MALL                                   $13,700,000.00  Assign of Leases & Rents
332-0176-000    CLEVELAND MALL                                   $13,700,000.00  Final Assignment of Assign of Leases & Rents
332-0176-000    CLEVELAND MALL                                   $13,700,000.00  General Assignment
332-0178-000    939 4TH AVENUE                                    $3,975,000.00  General Assignment
332-0179-000    SAM'S CLUB                                       $10,850,000.00  General Assignment
332-0180-000    FULLERTON PROMENADE                               $7,800,000.00  General Assignment
332-0181-000    SHAW VILLAGE                                      $5,660,000.00  General Assignment
332-0185-000    HARRIMAN PLACE                                    $6,000,000.00  General Assignment
994-0840-000    RANCHO SAN DIEGO PLAZA                            $7,050,000.00  Mortgage
994-0840-000    RANCHO SAN DIEGO PLAZA                            $7,050,000.00  Assign of Leases & Rents

-----------------------------------------------------------------------------------------------------
LASALLE FILEID                   TO:                    EVIDENCE OF RECORDING          SIGNATURE
-----------------------------------------------------------------------------------------------------

332-0148-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0148-000    {BLANK}                               Document Not Received     Document Not Received
332-0148-000    IXIS REAL ESTATE CAPITAL INC.         Original Recorders Stamp  Original Signature
332-0148-000    {BLANK}                               Document Not Received     Document Not Received
332-0148-000    {TRUST}                               Document Not Received     Document Not Received
332-0149-000    {BLANK}                               Document Not Received     Document Not Received
332-0149-000    {BLANK}                               Document Not Received     Document Not Received
332-0149-000    {TRUST}                               Document Not Received     Document Not Received
332-0150-000    {TRUST}                               Document Not Received     Document Not Received
332-0152-000    {BLANK}                               Document Not Received     Document Not Received
332-0152-000    {BLANK}                               Document Not Received     Document Not Received
332-0152-000    {TRUST}                               Document Not Received     Document Not Received
332-0153-000    {BLANK}                               Document Not Received     Document Not Received
332-0153-000    {BLANK}                               Document Not Received     Document Not Received
332-0153-000    {TRUST}                               Document Not Received     Document Not Received
332-0154-000    {BLANK}                               Document Not Received     Document Not Received
332-0154-000    {BLANK}                               Document Not Received     Document Not Received
332-0154-000    {TRUST}                               Document Not Received     Document Not Received
332-0155-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0155-000    {BLANK}                               Document Not Received     Document Not Received
332-0155-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0155-000    {BLANK}                               Document Not Received     Document Not Received
332-0155-000    {TRUST}                               Document Not Received     Document Not Received
332-0157-000    {TRUST}                               Document Not Received     Document Not Received
332-0158-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0158-000    {BLANK}                               Document Not Received     Document Not Received
332-0158-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0158-000    {BLANK}                               Document Not Received     Document Not Received
332-0158-000    {TRUST}                               Document Not Received     Document Not Received
332-0162-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0162-000    {BLANK}                               Document Not Received     Document Not Received
332-0162-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0162-000    {BLANK}                               Document Not Received     Document Not Received
332-0162-000    {TRUST}                               Document Not Received     Document Not Received
332-0163-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Copy of Signature
332-0163-000    {BLANK}                               Document Not Received     Document Not Received
332-0163-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Copy of Signature
332-0163-000    {BLANK}                               Document Not Received     Document Not Received
332-0163-000    {TRUST}                               Document Not Received     Document Not Received
332-0164-000    {TRUST}                               Document Not Received     Document Not Received
332-0165-000    IXIS REAL ESTATE CAPITAL INC.                                   Original Signature
332-0165-000    {BLANK}                                                         Document Not Received
332-0165-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0165-000    {BLANK}                                                         Document Not Received
332-0165-000    {TRUST}                               Document Not Received     Document Not Received
332-0166-000    {BLANK}                                                         Document Not Received
332-0166-000    {BLANK}                                                         Document Not Received
332-0166-000    {TRUST}                               Document Not Received     Document Not Received
332-0169-000    {TRUST}                               Document Not Received     Document Not Received
332-0170-000    {TRUST}                               Document Not Received     Document Not Received
332-0171-000    {TRUST}                               Document Not Received     Document Not Received
332-0172-000    {TRUST}                               Document Not Received     Document Not Received
332-0173-000    {TRUST}                               Document Not Received     Document Not Received
332-0174-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0174-000    {BLANK}                                                         Document Not Received
332-0174-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0174-000    {BLANK}                                                         Document Not Received
332-0174-000    {TRUST}                               Document Not Received     Document Not Received
332-0175-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0175-000    {BLANK}                                                         Document Not Received
332-0175-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0175-000    {BLANK}                                                         Document Not Received
332-0175-000    {TRUST}                               Document Not Received     Document Not Received
332-0176-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0176-000    {BLANK}                                                         Document Not Received
332-0176-000    IXIS REAL ESTATE CAPITAL INC.         No Evidence of Recording  Original Signature
332-0176-000    {BLANK}                                                         Document Not Received
332-0176-000    {TRUST}                               Document Not Received     Document Not Received
332-0178-000    {TRUST}                               Document Not Received     Document Not Received
332-0179-000    {TRUST}                               Document Not Received     Document Not Received
332-0180-000    {TRUST}                               Document Not Received     Document Not Received
332-0181-000    {TRUST}                               Document Not Received     Document Not Received
332-0185-000    {TRUST}                               Document Not Received     Document Not Received
994-0840-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0840-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature

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LASALLE FILEID                EXCEPTION           CLEARED DATE  CONDITION MEMO
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332-0148-000      EVIDENCE OF RECORDING REQUIRED
332-0148-000      ORIGINAL DOCUMENT REQUIRED
332-0148-000      EVIDENCE OF RECORDING REQUIRED
332-0148-000      ORIGINAL DOCUMENT REQUIRED
332-0148-000      ORIGINAL DOCUMENT REQUIRED
332-0149-000      ORIGINAL DOCUMENT REQUIRED
332-0149-000      ORIGINAL DOCUMENT REQUIRED
332-0149-000      ORIGINAL DOCUMENT REQUIRED
332-0150-000      ORIGINAL DOCUMENT REQUIRED
332-0152-000      ORIGINAL DOCUMENT REQUIRED
332-0152-000      ORIGINAL DOCUMENT REQUIRED
332-0152-000      ORIGINAL DOCUMENT REQUIRED
332-0153-000      ORIGINAL DOCUMENT REQUIRED
332-0153-000      ORIGINAL DOCUMENT REQUIRED
332-0153-000      ORIGINAL DOCUMENT REQUIRED
332-0154-000      ORIGINAL DOCUMENT REQUIRED
332-0154-000      ORIGINAL DOCUMENT REQUIRED
332-0154-000      ORIGINAL DOCUMENT REQUIRED
332-0155-000      EVIDENCE OF RECORDING REQUIRED
332-0155-000      ORIGINAL DOCUMENT REQUIRED
332-0155-000      EVIDENCE OF RECORDING REQUIRED
332-0155-000      ORIGINAL DOCUMENT REQUIRED
332-0155-000      ORIGINAL DOCUMENT REQUIRED
332-0157-000      ORIGINAL DOCUMENT REQUIRED
332-0158-000      EVIDENCE OF RECORDING REQUIRED
332-0158-000      ORIGINAL DOCUMENT REQUIRED
332-0158-000      EVIDENCE OF RECORDING REQUIRED
332-0158-000      ORIGINAL DOCUMENT REQUIRED
332-0158-000      ORIGINAL DOCUMENT REQUIRED
332-0162-000      EVIDENCE OF RECORDING REQUIRED
332-0162-000      ORIGINAL DOCUMENT REQUIRED
332-0162-000      EVIDENCE OF RECORDING REQUIRED
332-0162-000      ORIGINAL DOCUMENT REQUIRED
332-0162-000      ORIGINAL DOCUMENT REQUIRED
332-0163-000      EVIDENCE OF RECORDING REQUIRED
332-0163-000      ORIGINAL DOCUMENT REQUIRED
332-0163-000      EVIDENCE OF RECORDING REQUIRED
332-0163-000      ORIGINAL DOCUMENT REQUIRED
332-0163-000      ORIGINAL DOCUMENT REQUIRED
332-0164-000      ORIGINAL DOCUMENT REQUIRED
332-0165-000      EVIDENCE OF RECORDING REQUIRED
332-0165-000      ORIGINAL DOCUMENT REQUIRED
332-0165-000      EVIDENCE OF RECORDING REQUIRED
332-0165-000      ORIGINAL DOCUMENT REQUIRED
332-0165-000      ORIGINAL DOCUMENT REQUIRED
332-0166-000      ORIGINAL DOCUMENT REQUIRED
332-0166-000      ORIGINAL DOCUMENT REQUIRED
332-0166-000      ORIGINAL DOCUMENT REQUIRED
332-0169-000      ORIGINAL DOCUMENT REQUIRED
332-0170-000      ORIGINAL DOCUMENT REQUIRED
332-0171-000      ORIGINAL DOCUMENT REQUIRED
332-0172-000      ORIGINAL DOCUMENT REQUIRED
332-0173-000      ORIGINAL DOCUMENT REQUIRED
332-0174-000      EVIDENCE OF RECORDING REQUIRED
332-0174-000      ORIGINAL DOCUMENT REQUIRED
332-0174-000      EVIDENCE OF RECORDING REQUIRED
332-0174-000      ORIGINAL DOCUMENT REQUIRED
332-0174-000      ORIGINAL DOCUMENT REQUIRED
332-0175-000      EVIDENCE OF RECORDING REQUIRED
332-0175-000      ORIGINAL DOCUMENT REQUIRED
332-0175-000      EVIDENCE OF RECORDING REQUIRED
332-0175-000      ORIGINAL DOCUMENT REQUIRED
332-0175-000      ORIGINAL DOCUMENT REQUIRED
332-0176-000      EVIDENCE OF RECORDING REQUIRED
332-0176-000      ORIGINAL DOCUMENT REQUIRED
332-0176-000      EVIDENCE OF RECORDING REQUIRED
332-0176-000      ORIGINAL DOCUMENT REQUIRED
332-0176-000      ORIGINAL DOCUMENT REQUIRED
332-0178-000      ORIGINAL DOCUMENT REQUIRED
332-0179-000      ORIGINAL DOCUMENT REQUIRED
332-0180-000      ORIGINAL DOCUMENT REQUIRED
332-0181-000      ORIGINAL DOCUMENT REQUIRED
332-0185-000      ORIGINAL DOCUMENT REQUIRED
994-0840-000      EVIDENCE OF RECORDING REQUIRED
994-0840-000      EVIDENCE OF RECORDING REQUIRED

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LASALLE FILEID                                 MEMO                                   MEMO2         RECORDING INFO
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332-0148-000
332-0148-000
332-0148-000
332-0148-000
332-0148-000
332-0149-000
332-0149-000
332-0149-000
332-0150-000
332-0152-000
332-0152-000
332-0152-000
332-0153-000
332-0153-000
332-0153-000
332-0154-000
332-0154-000
332-0154-000
332-0155-000
332-0155-000
332-0155-000
332-0155-000
332-0155-000
332-0157-000
332-0158-000
332-0158-000
332-0158-000
332-0158-000
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332-0162-000
332-0162-000
332-0162-000
332-0162-000
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332-0163-000
332-0163-000
332-0163-000
332-0163-000
332-0163-000
332-0164-000
332-0165-000                                                                                 Jurisdiction: SUFFOLK, NY,
332-0165-000
332-0165-000
332-0165-000
332-0165-000
332-0166-000
332-0166-000
332-0166-000
332-0169-000
332-0170-000
332-0171-000
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332-0173-000
332-0174-000
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332-0174-000
332-0174-000
332-0174-000
332-0175-000
332-0175-000
332-0175-000
332-0175-000
332-0175-000
332-0176-000
332-0176-000
332-0176-000
332-0176-000
332-0176-000
332-0178-000
332-0179-000
332-0180-000
332-0181-000
332-0185-000
994-0840-000
994-0840-000

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LASALLE FILEID  DOCUMENT CLASS            POSITION                             DOCUMENT TITLE                      DOC STAT  DOC AMT
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332-0148-000    Mortgage                  Source
332-0148-000    Mortgage                  Final
332-0148-000    Assign of Leases & Rents  Source
332-0148-000    Assign of Leases & Rents  Final
332-0148-000    General Assignment        Source
332-0149-000    Mortgage                  Final
332-0149-000    Assign of Leases & Rents  Final
332-0149-000    General Assignment        Source
332-0150-000    General Assignment        Source
332-0152-000    Mortgage                  Final
332-0152-000    Assign of Leases & Rents  Final
332-0152-000    General Assignment        Source
332-0153-000    Mortgage                  Final
332-0153-000    Assign of Leases & Rents  Final
332-0153-000    General Assignment        Source
332-0154-000    Mortgage                  Final
332-0154-000    Assign of Leases & Rents  Final
332-0154-000    General Assignment        Source
332-0155-000    Mortgage                  Source
332-0155-000    Mortgage                  Final
332-0155-000    Assign of Leases & Rents  Source
332-0155-000    Assign of Leases & Rents  Final
332-0155-000    General Assignment        Source
332-0157-000    General Assignment        Source
332-0158-000    Mortgage                  Source
332-0158-000    Mortgage                  Final
332-0158-000    Assign of Leases & Rents  Source
332-0158-000    Assign of Leases & Rents  Final
332-0158-000    General Assignment        Source
332-0162-000    Mortgage                  Source        RECEIPT FOR FUTURE ADVANCE AND AMENDED AND RESTATED
                                                        MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY
                                                        AGREEMENT
332-0162-000    Mortgage                  Final
332-0162-000    Assign of Leases & Rents  Source
332-0162-000    Assign of Leases & Rents  Final
332-0162-000    General Assignment        Source
332-0163-000    Mortgage                  Source
332-0163-000    Mortgage                  Final
332-0163-000    Assign of Leases & Rents  Source
332-0163-000    Assign of Leases & Rents  Final
332-0163-000    General Assignment        Source
332-0164-000    General Assignment        Source
332-0165-000    Mortgage                  Source        SUBORDINATED FEE AND LEASEHOLD MORTGAGE, ASSIGNMENT OF
                                                        LEASES AND RENTS AND SECURITY AGREEMENT
332-0165-000    Mortgage                  Final
332-0165-000    Assign of Leases & Rents  Source
332-0165-000    Assign of Leases & Rents  Final
332-0165-000    General Assignment        Source
332-0166-000    Mortgage                  Final
332-0166-000    Assign of Leases & Rents  Final
332-0166-000    General Assignment        Source
332-0169-000    General Assignment        Source
332-0170-000    General Assignment        Source
332-0171-000    General Assignment        Source
332-0172-000    General Assignment        Source
332-0173-000    General Assignment        Source
332-0174-000    Mortgage                  Source
332-0174-000    Mortgage                  Final
332-0174-000    Assign of Leases & Rents  Source
332-0174-000    Assign of Leases & Rents  Final
332-0174-000    General Assignment        Source
332-0175-000    Mortgage                  Source
332-0175-000    Mortgage                  Final
332-0175-000    Assign of Leases & Rents  Source
332-0175-000    Assign of Leases & Rents  Final
332-0175-000    General Assignment        Source
332-0176-000    Mortgage                  Source
332-0176-000    Mortgage                  Final
332-0176-000    Assign of Leases & Rents  Source
332-0176-000    Assign of Leases & Rents  Final
332-0176-000    General Assignment        Source
332-0178-000    General Assignment        Source
332-0179-000    General Assignment        Source
332-0180-000    General Assignment        Source
332-0181-000    General Assignment        Source
332-0185-000    General Assignment        Source
994-0840-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0840-000    Assign of Leases & Rents  Source

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LASALLE FILEID  DOCTYPE CODE       DOC KEY  FILE STAT   CLOSED    RATE  MATURITY       PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

332-0148-000    3.SRC-MORT          905257    Active   01/27/05  5.220   2/5/15
332-0148-000    3.FIN-MORT          905258    Active   01/27/05  5.220   2/5/15
332-0148-000    4.SRC-ALR           905259    Active   01/27/05  5.220   2/5/15
332-0148-000    4.FIN-ALR           905260    Active   01/27/05  5.220   2/5/15
332-0148-000    11.SRC-GENASN       971761    Active   01/27/05  5.220   2/5/15
332-0149-000    3.FIN-MORT          905342    Active   01/19/05  4.673            MALL OF ABILENE
332-0149-000    4.FIN-ALR           905344    Active   01/19/05  4.673            MALL OF ABILENE
332-0149-000    14.SRC-GENASN       971789    Active   01/19/05  4.673            MALL OF ABILENE
332-0150-000    12.SRC-GENASN       971822    Active   02/10/05  5.409   3/5/15   1701 BEACH BOULEVARD
332-0152-000    2.FIN-MORT          923482    Active   03/04/05  5.940   3/5/15
332-0152-000    3.FIN-ALR           923484    Active   03/04/05  5.940   3/5/15
332-0152-000    9.SRC-GENASN        971825    Active   03/04/05  5.940   3/5/15
332-0153-000    2.FIN-MORT          923501    Active   03/01/05  4.900   3/5/15   3805 CLEAR ACRE LANE
332-0153-000    3.FIN-ALR           923503    Active   03/01/05  4.900   3/5/15   3805 CLEAR ACRE LANE
332-0153-000    9.SRC-GENASN        971829    Active   03/01/05  4.900   3/5/15   3805 CLEAR ACRE LANE
332-0154-000    3.FIN-MORT          923665    Active   02/25/05  5.521   3/5/15   8665 W FLAMINGO ROAD
332-0154-000    4.FIN-ALR           923667    Active   02/25/05  5.521   3/5/15   8665 W FLAMINGO ROAD
332-0154-000    10.SRC-GENASN       971834    Active   02/25/05  5.521   3/5/15   8665 W FLAMINGO ROAD
332-0155-000    3.SRC-MORT          923689    Active   03/03/05  5.810   3/5/15   2401 BELAIR ROAD
332-0155-000    3.FIN-MORT          923690    Active   03/03/05  5.810   3/5/15   2401 BELAIR ROAD
332-0155-000    4.SRC-ALR           923691    Active   03/03/05  5.810   3/5/15   2401 BELAIR ROAD
332-0155-000    4.FIN-ALR           923692    Active   03/03/05  5.810   3/5/15   2401 BELAIR ROAD
332-0155-000    9.SRC-GENASN        971836    Active   03/03/05  5.810   3/5/15   2401 BELAIR ROAD
332-0157-000    9.SRC-GENASN        971837    Active   03/04/05  5.450   3/7/15
332-0158-000    3.SRC-MORT          924180    Active   03/01/05  5.300   3/7/15   3000-4000 DONNELL DRIVE
332-0158-000    3.FIN-MORT          924181    Active   03/01/05  5.300   3/7/15   3000-4000 DONNELL DRIVE
332-0158-000    4.SRC-ALR           924182    Active   03/01/05  5.300   3/7/15   3000-4000 DONNELL DRIVE
332-0158-000    4.FIN-ALR           924183    Active   03/01/05  5.300   3/7/15   3000-4000 DONNELL DRIVE
332-0158-000    9.SRC-GENASN        971842    Active   03/01/05  5.300   3/7/15   3000-4000 DONNELL DRIVE
332-0162-000    3.SRC-MORT          927515    Active   03/11/04  5.320   4/5/15
332-0162-000    3.FIN-MORT          927516    Active   03/11/04  5.320   4/5/15
332-0162-000    4.SRC-ALR           927517    Active   03/11/04  5.320   4/5/15
332-0162-000    4.FIN-ALR           927518    Active   03/11/04  5.320   4/5/15
332-0162-000    10.SRC-GENASN       971846    Active   03/11/04  5.320   4/5/15
332-0163-000    3.SRC-MORT          927578    Active   03/09/05  5.230   4/5/15   SOUTH MUSTANG ROAD
332-0163-000    3.FIN-MORT          927579    Active   03/09/05  5.230   4/5/15   SOUTH MUSTANG ROAD
332-0163-000    4.SRC-ALR           927580    Active   03/09/05  5.230   4/5/15   SOUTH MUSTANG ROAD
332-0163-000    4.FIN-ALR           927581    Active   03/09/05  5.230   4/5/15   SOUTH MUSTANG ROAD
332-0163-000    9.SRC-GENASN        971852    Active   03/09/05  5.230   4/5/15   SOUTH MUSTANG ROAD
332-0164-000    9.SRC-GENASN        971854    Active   02/28/05  4.890   2/5/12   1521 37TH STREET
332-0165-000    3.SRC-MORT          929993    Active   03/07/05  5.500   4/5/15
332-0165-000    3.FIN-MORT          929994    Active   03/07/05  5.500   4/5/15
332-0165-000    4.SRC-ALR           929995    Active   03/07/05  5.500   4/5/15
332-0165-000    4.FIN-ALR           929996    Active   03/07/05  5.500   4/5/15
332-0165-000    11.SRC-GENASN       971859    Active   03/07/05  5.500   4/5/15
332-0166-000    3.FIN-MORT          930047    Active   03/02/05  5.350   3/5/15
332-0166-000    4.FIN-ALR           930049    Active   03/02/05  5.350   3/5/15
332-0166-000    9.SRC-GENASN        971862    Active   03/02/05  5.350   3/5/15
332-0169-000    9.SRC-GENASN        971874    Active                              4820 WESTGROVE DRIVE
332-0170-000    9.SRC-GENASN        971877    Active   03/22/05  5.640   4/9/15
332-0171-000    9.SRC-GENASN        971881    Active   04/01/05  4.900   4/5/15   17717 VAIL DRIVE
332-0172-000    9.SRC-GENASN        971883    Active   04/01/05  4.900   4/5/15   16400 LEDGEMONT
332-0173-000    9.SRC-GENASN        971905    Active   04/01/05  4.900   4/5/15   4815 WESTGROVE DRIVE
332-0174-000    3.SRC-MORT          935097    Active   04/04/05  5.220   4/5/12   2935 SOUTH BUFFALO DRIVE
332-0174-000    3.FIN-MORT          935098    Active   04/04/05  5.220   4/5/12   2935 SOUTH BUFFALO DRIVE
332-0174-000    4.SRC-ALR           935099    Active   04/04/05  5.220   4/5/12   2935 SOUTH BUFFALO DRIVE
332-0174-000    4.FIN-ALR           935100    Active   04/04/05  5.220   4/5/12   2935 SOUTH BUFFALO DRIVE
332-0174-000    9.SRC-GENASN        971908    Active   04/04/05  5.220   4/5/12   2935 SOUTH BUFFALO DRIVE
332-0175-000    3.SRC-MORT          936182    Active   04/08/05  5.626   5/5/15
332-0175-000    3.FIN-MORT          936183    Active   04/08/05  5.626   5/5/15
332-0175-000    4.SRC-ALR           936184    Active   04/08/05  5.626   5/5/15
332-0175-000    4.FIN-ALR           936185    Active   04/08/05  5.626   5/5/15
332-0175-000    9.SRC-GENASN        971915    Active   04/08/05  5.626   5/5/15
332-0176-000    3.SRC-MORT          936215    Active   04/08/05  5.626   5/5/15
332-0176-000    3.FIN-MORT          936216    Active   04/08/05  5.626   5/5/15
332-0176-000    4.SRC-ALR           936217    Active   04/08/05  5.626   5/5/15
332-0176-000    4.FIN-ALR           936218    Active   04/08/05  5.626   5/5/15
332-0176-000    9.SRC-GENASN        971918    Active   04/08/05  5.626   5/5/15
332-0178-000    9.SRC-GENASN        971921    Active   04/12/05          5/5/10
332-0179-000    9.SRC-GENASN        971927    Active   04/14/05  5.510   5/5/15   1351 E. BUTLER AVENUE
332-0180-000    9.SRC-GENASN        971931    Active   04/14/05  5.670   5/5/15   211-215, 217-225 NORTH HARBOR BLVD
332-0181-000    9.SRC-GENASN        971935    Active                              424-498 SHAW AVENUE
332-0185-000    9.SRC-GENASN        971945    Active   04/29/05  5.360   5/5/15
994-0840-000    3.SRC-MORT          862365    Active   09/28/04                   2731-39 VIA ORGANE WAY
994-0840-000    4.SRC-ALR           862415    Active   09/28/04                   2731-39 VIA ORGANE WAY

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LASALLE FILEID  PROPERTY CITY     JURISDICTION     ST.   ZIP          LAW FIRM
----------------------------------------------------------------------------------------------------------

332-0148-000    INWOOD            NASSAU            NY         KILPATRICK STOCKTON LLP
332-0148-000    INWOOD            NASSAU            NY         KILPATRICK STOCKTON LLP
332-0148-000    INWOOD            NASSAU            NY         KILPATRICK STOCKTON LLP
332-0148-000    INWOOD            NASSAU            NY         KILPATRICK STOCKTON LLP
332-0148-000    INWOOD            NASSAU            NY         KILPATRICK STOCKTON LLP
332-0149-000    ABILENE                             TX         SOLOMON & WEINBERG
332-0149-000    ABILENE                             TX         SOLOMON & WEINBERG
332-0149-000    ABILENE                             TX         SOLOMON & WEINBERG
332-0150-000    HUNTINGTON BEACH                    CA         KILPATRICK STOCKTON LLP
332-0152-000    TEXARKANA         BOWIE             TX         KILPATRICK STOCKTON LLP
332-0152-000    TEXARKANA         BOWIE             TX         KILPATRICK STOCKTON LLP
332-0152-000    TEXARKANA         BOWIE             TX         KILPATRICK STOCKTON LLP
332-0153-000    RENO                                NV
332-0153-000    RENO                                NV
332-0153-000    RENO                                NV
332-0154-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0154-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0154-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0155-000    BALTIMORE                           MD         KILPATRICK STOCKTON LLP
332-0155-000    BALTIMORE                           MD         KILPATRICK STOCKTON LLP
332-0155-000    BALTIMORE                           MD         KILPATRICK STOCKTON LLP
332-0155-000    BALTIMORE                           MD         KILPATRICK STOCKTON LLP
332-0155-000    BALTIMORE                           MD         KILPATRICK STOCKTON LLP
332-0157-000    WOODBRIDGE        PRINCE WILLIAM    VA         KILPATRICK STOCKTON LLP
332-0158-000    FORESTVILLE       PRINCE GEORGE'S   MD  20747  KILPATRICK STOCKTON LLP
332-0158-000    FORESTVILLE       PRINCE GEORGE'S   MD  20747  KILPATRICK STOCKTON LLP
332-0158-000    FORESTVILLE       PRINCE GEORGE'S   MD  20747  KILPATRICK STOCKTON LLP
332-0158-000    FORESTVILLE       PRINCE GEORGE'S   MD  20747  KILPATRICK STOCKTON LLP
332-0158-000    FORESTVILLE       PRINCE GEORGE'S   MD  20747  KILPATRICK STOCKTON LLP
332-0162-000    JACKSONVILLE      DUVAL             FL         KILPATRICK STOCKTON LLP
332-0162-000    JACKSONVILLE      DUVAL             FL         KILPATRICK STOCKTON LLP
332-0162-000    JACKSONVILLE      DUVAL             FL         KILPATRICK STOCKTON LLP
332-0162-000    JACKSONVILLE      DUVAL             FL         KILPATRICK STOCKTON LLP
332-0162-000    JACKSONVILLE      DUVAL             FL         KILPATRICK STOCKTON LLP
332-0163-000    CANADIAN          CANADIAN          OK         KILPATRICK STOCKTON LLP
332-0163-000    CANADIAN          CANADIAN          OK         KILPATRICK STOCKTON LLP
332-0163-000    CANADIAN          CANADIAN          OK         KILPATRICK STOCKTON LLP
332-0163-000    CANADIAN          CANADIAN          OK         KILPATRICK STOCKTON LLP
332-0163-000    CANADIAN          CANADIAN          OK         KILPATRICK STOCKTON LLP
332-0164-000    ORANGE                              TX         KILPATRICK STOCKTON LLP
332-0165-000    HAUPPAUGE         SUFFOLK           NY         KILPATRICK STOCKTON LLP
332-0165-000    HAUPPAUGE         SUFFOLK           NY         KILPATRICK STOCKTON LLP
332-0165-000    HAUPPAUGE         SUFFOLK           NY         KILPATRICK STOCKTON LLP
332-0165-000    HAUPPAUGE         SUFFOLK           NY         KILPATRICK STOCKTON LLP
332-0165-000    HAUPPAUGE         SUFFOLK           NY         KILPATRICK STOCKTON LLP
332-0166-000    SILVER HILL       PRINCE GEORGE'S   MD         KILPATRICK STOCKTON LLP
332-0166-000    SILVER HILL       PRINCE GEORGE'S   MD         KILPATRICK STOCKTON LLP
332-0166-000    SILVER HILL       PRINCE GEORGE'S   MD         KILPATRICK STOCKTON LLP
332-0169-000    ADDISON           DALLAS            TX         KILPATRICK STOCKTON LLP
332-0170-000    LOS ANGELES                         CA         KILPATRICK STOCKTON LLP
332-0171-000    DALLAS            DENTON            TX         KILPATRICK STOCKTON LLP
332-0172-000    ADDISON           DALLAS            TX         KILPATRICK STOCKTON LLP
332-0173-000    ADDISON           DALLAS            TX         KILPATRICK STOCKTON LLP
332-0174-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0174-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0174-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0174-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0174-000    LAS VEGAS                           NV         KILPATRICK STOCKTON LLP
332-0175-000    FLORENCE                            AL         SOLOMON & WEINBERG
332-0175-000    FLORENCE                            AL         SOLOMON & WEINBERG
332-0175-000    FLORENCE                            AL         SOLOMON & WEINBERG
332-0175-000    FLORENCE                            AL         SOLOMON & WEINBERG
332-0175-000    FLORENCE                            AL         SOLOMON & WEINBERG
332-0176-000    SHELBY                              NC         SOLOMON & WEINBERG
332-0176-000    SHELBY                              NC         SOLOMON & WEINBERG
332-0176-000    SHELBY                              NC         SOLOMON & WEINBERG
332-0176-000    SHELBY                              NC         SOLOMON & WEINBERG
332-0176-000    SHELBY                              NC         SOLOMON & WEINBERG
332-0178-000    SAN DIEGO                           CA         KILPATRICK STOCKTON LLP
332-0179-000    FLAGSTAFF         COCONINO          AZ         KILPATRICK STOCKTON LLP
332-0180-000    FULLERTON                           CA         KILPATRICK STOCKTON LLP
332-0181-000    CLOVIS                              CA         KILPATRICK STOCKTON LLP
332-0185-000    SAN BERNARDINO                      CA         KILPATRICK STOCKTON LLP
994-0840-000    SPRING VALLEY                       CA         PIRCHER NICHOLS & MEEKS
994-0840-000    SPRING VALLEY                       CA         PIRCHER NICHOLS & MEEKS

-----------------------------------------------------------------------------------
LASALLE FILEID  MERS   ISSUEID  CONTROL NUM.  CONTRIBUTOR
-----------------------------------------------------------------------------------

332-0148-000          CCMT05C3                IXIS
332-0148-000          CCMT05C3                IXIS
332-0148-000          CCMT05C3                IXIS
332-0148-000          CCMT05C3                IXIS
332-0148-000          CCMT05C3                IXIS
332-0149-000          CCMT05C3                IXIS
332-0149-000          CCMT05C3                IXIS
332-0149-000          CCMT05C3                IXIS
332-0150-000          CCMT05C3                IXIS
332-0152-000          CCMT05C3                IXIS
332-0152-000          CCMT05C3                IXIS
332-0152-000          CCMT05C3                IXIS
332-0153-000          CCMT05C3                IXIS
332-0153-000          CCMT05C3                IXIS
332-0153-000          CCMT05C3                IXIS
332-0154-000          CCMT05C3                IXIS
332-0154-000          CCMT05C3                IXIS
332-0154-000          CCMT05C3                IXIS
332-0155-000          CCMT05C3                IXIS
332-0155-000          CCMT05C3                IXIS
332-0155-000          CCMT05C3                IXIS
332-0155-000          CCMT05C3                IXIS
332-0155-000          CCMT05C3                IXIS
332-0157-000          CCMT05C3                IXIS
332-0158-000          CCMT05C3                IXIS
332-0158-000          CCMT05C3                IXIS
332-0158-000          CCMT05C3                IXIS
332-0158-000          CCMT05C3                IXIS
332-0158-000          CCMT05C3                IXIS
332-0162-000          CCMT05C3                IXIS
332-0162-000          CCMT05C3                IXIS
332-0162-000          CCMT05C3                IXIS
332-0162-000          CCMT05C3                IXIS
332-0162-000          CCMT05C3                IXIS
332-0163-000          CCMT05C3                IXIS
332-0163-000          CCMT05C3                IXIS
332-0163-000          CCMT05C3                IXIS
332-0163-000          CCMT05C3                IXIS
332-0163-000          CCMT05C3                IXIS
332-0164-000          CCMT05C3                IXIS
332-0165-000          CCMT05C3                IXIS
332-0165-000          CCMT05C3                IXIS
332-0165-000          CCMT05C3                IXIS
332-0165-000          CCMT05C3                IXIS
332-0165-000          CCMT05C3                IXIS
332-0166-000          CCMT05C3                IXIS
332-0166-000          CCMT05C3                IXIS
332-0166-000          CCMT05C3                IXIS
332-0169-000          CCMT05C3                IXIS
332-0170-000          CCMT05C3                IXIS
332-0171-000          CCMT05C3                IXIS
332-0172-000          CCMT05C3                IXIS
332-0173-000          CCMT05C3                IXIS
332-0174-000          CCMT05C3                IXIS
332-0174-000          CCMT05C3                IXIS
332-0174-000          CCMT05C3                IXIS
332-0174-000          CCMT05C3                IXIS
332-0174-000          CCMT05C3                IXIS
332-0175-000          CCMT05C3                IXIS
332-0175-000          CCMT05C3                IXIS
332-0175-000          CCMT05C3                IXIS
332-0175-000          CCMT05C3                IXIS
332-0175-000          CCMT05C3                IXIS
332-0176-000          CCMT05C3                IXIS
332-0176-000          CCMT05C3                IXIS
332-0176-000          CCMT05C3                IXIS
332-0176-000          CCMT05C3                IXIS
332-0176-000          CCMT05C3                IXIS
332-0178-000          CCMT05C3                IXIS
332-0179-000          CCMT05C3                IXIS
332-0180-000          CCMT05C3                IXIS
332-0181-000          CCMT05C3                IXIS
332-0185-000          CCMT05C3                IXIS
994-0840-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0840-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.




-----------------------------------------------------------------------------------------------------------------
LASALLE FILEID  CLIENT REF. NUM                                        BORROWER
-----------------------------------------------------------------------------------------------------------------

994-0841-000    7011419          EAST VALLEY HIGHWAY PROPERTIES, LLC, EAST VALLEY HIGHWAY PROPERTIES 2, LLC, & EA
994-0841-000    7011419          EAST VALLEY HIGHWAY PROPERTIES, LLC, EAST VALLEY HIGHWAY PROPERTIES 2, LLC, & EA
994-0845-000    7011299          CROSSROADS IMPROVEMENTS, LLC
994-0845-000    7011299          CROSSROADS IMPROVEMENTS, LLC
994-0845-000    7011299          CROSSROADS IMPROVEMENTS, LLC
994-0848-000    7009425          EDR LUBBOCK, LP
994-0848-000    7009425          EDR LUBBOCK, LP
994-0849-000    7010712          EDR WABASH, LP
994-0850-000    7010736          JEFFERSON COMMONS-WESTERN MICHIGAN L.P.
994-0850-000    7010736          JEFFERSON COMMONS-WESTERN MICHIGAN L.P.
994-0850-000    7010736          JEFFERSON COMMONS-WESTERN MICHIGAN L.P.
994-0851-000    7010711          EDR COLUMBIA, LP
994-0854-000    7010708          EDR COLUMBUS, LP
994-0858-000    7011707          210 INVESTMENTS, LLC
994-0858-000    7011707          210 INVESTMENTS, LLC
994-0867-000    7011272          GEMINI RANCH LAKE, LLC
994-0867-000    7011272          GEMINI RANCH LAKE, LLC
994-0874-000    7011594          WEST HARRISBURG, LLC
994-0874-000    7011594          WEST HARRISBURG, LLC
994-0887-000                     CAROLINA PLACE LLC
994-0887-000                     CAROLINA PLACE LLC
994-0887-000                     CAROLINA PLACE LLC
994-0887-000                     CAROLINA PLACE LLC
994-0887-000                     CAROLINA PLACE LLC
994-0890-000    7011505          CABOT 465 CLEVELAND AVENUE 1, LLC ET AL.
994-0890-000    7011505          CABOT 465 CLEVELAND AVENUE 1, LLC ET AL.
994-0890-000    7011505          CABOT 465 CLEVELAND AVENUE 1, LLC ET AL.
994-0890-000    7011505          CABOT 465 CLEVELAND AVENUE 1, LLC ET AL.
994-0891-000    7011518          BEHRINGER HARVARD PRATT H, LLC ET AL.,
994-0893-000    7011697          GAM VENTURE ONE, LLC
994-0893-000    7011697          GAM VENTURE ONE, LLC
994-0895-000    7011699          FAMILY PLACE ONE, LTD
994-0895-000    7011699          FAMILY PLACE ONE, LTD
994-0896-000    7010373          SIERRA SUNRISE, LLC
994-0897-000    7011036          9TH & WATERMAN, SAN BERNARDINO, LLC
994-0897-000    7011036          9TH & WATERMAN, SAN BERNARDINO, LLC
994-0900-001    7012334          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-001    7012334          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-002    7012335          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-002    7012335          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-003    7012336          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-003    7012336          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-004    7012337          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-004    7012337          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-005    7012338          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-005    7012338          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-006    7012339          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-006    7012339          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-007    7012340          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-007    7012340          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-008    7012341          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-008    7012341          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP

-----------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                      FILE NAME                     LOAN AMOUNT                  DOCUMENT CATEGORY
-----------------------------------------------------------------------------------------------------------------------------

994-0841-000    ORILLIA STATION                                   $7,920,000.00  Mortgage
994-0841-000    ORILLIA STATION                                   $7,920,000.00  Assign of Leases & Rents
994-0845-000    THE CROSSROADS SHOPPING CENTER                   $16,000,000.00  Mortgage
994-0845-000    THE CROSSROADS SHOPPING CENTER                   $16,000,000.00  Assign of Leases & Rents
994-0845-000    THE CROSSROADS SHOPPING CENTER                   $16,000,000.00  General Assignment
994-0848-000    JPI-LUBBOCK                                      $18,395,000.00  Mortgage
994-0848-000    JPI-LUBBOCK                                      $18,395,000.00  Assign of Leases & Rents
994-0849-000    JPI-PURDUE                                       $18,410,000.00  General Assignment
994-0850-000    JPI-KALAMAZOO                                    $25,814,000.00  Final Assignment of Mortgage
994-0850-000    JPI-KALAMAZOO                                    $25,814,000.00  Final Assignment of Assign of Leases & Rents
994-0850-000    JPI-KALAMAZOO                                    $25,814,000.00  General Assignment
994-0851-000    JPI-COLUMBIA                                     $20,720,000.00  General Assignment
994-0854-000    JPI-OHIO STATE UNIVERSITY                        $16,720,000.00  General Assignment
994-0858-000    2650 CAMINO DEL RIO NORTH                         $9,709,000.00  Mortgage
994-0858-000    2650 CAMINO DEL RIO NORTH                         $9,709,000.00  Assign of Leases & Rents
994-0867-000    RANCH LAKE SHOPPING CENTER                       $10,500,000.00  Mortgage
994-0867-000    RANCH LAKE SHOPPING CENTER                       $10,500,000.00  Assign of Leases & Rents
994-0874-000    UNISOURCE DISTRIBUTION CENTER                    $14,380,000.00  Mortgage
994-0874-000    UNISOURCE DISTRIBUTION CENTER                    $14,380,000.00  Assign of Leases & Rents
994-0887-000    CAROLINA PLACE                                  $169,000,000.00  Mortgage
994-0887-000    CAROLINA PLACE                                  $169,000,000.00  Final Assignment of Mortgage
994-0887-000    CAROLINA PLACE                                  $169,000,000.00  Assign of Leases & Rents
994-0887-000    CAROLINA PLACE                                  $169,000,000.00  Final Assignment of Assign of Leases & Rents
994-0887-000    CAROLINA PLACE                                  $169,000,000.00  General Assignment
994-0890-000    465 CLEVELAND AVENUE                              $4,500,000.00  Mortgage
994-0890-000    465 CLEVELAND AVENUE                              $4,500,000.00  Modification #1 of Mortgage
994-0890-000    465 CLEVELAND AVENUE                              $4,500,000.00  Assign of Leases & Rents
994-0890-000    465 CLEVELAND AVENUE                              $4,500,000.00  General Assignment
994-0891-000    250 WEST PRATT                                   $37,000,000.00  General Assignment
994-0893-000    LANDMARK SHOPPING CENTER                          $5,000,000.00  Mortgage
994-0893-000    LANDMARK SHOPPING CENTER                          $5,000,000.00  Assign of Leases & Rents
994-0895-000    LIBERTY NORTHWEST                                 $6,900,000.00  Mortgage
994-0895-000    LIBERTY NORTHWEST                                 $6,900,000.00  Assign of Leases & Rents
994-0896-000    SIERRA SUNRISE, LLC                              $17,660,000.00  Mortgage
994-0897-000    FIESTA MEXICANA MARKET LP                         $3,600,000.00  Mortgage
994-0897-000    FIESTA MEXICANA MARKET LP                         $3,600,000.00  Assign of Leases & Rents
994-0900-001    UNITED SUPERMARKETS #527                         $37,600,000.00  Mortgage
994-0900-001    UNITED SUPERMARKETS #527                         $37,600,000.00  Assign of Leases & Rents
994-0900-002    UNITED SUPERMARKETS # 533                        $37,600,000.00  Mortgage
994-0900-002    UNITED SUPERMARKETS # 533                        $37,600,000.00  Assign of Leases & Rents
994-0900-003    UNITED SUPERMARKETS #522                         $37,600,000.00  Mortgage
994-0900-003    UNITED SUPERMARKETS #522                         $37,600,000.00  Assign of Leases & Rents
994-0900-004    UNITED SUPERMARKET #515                          $37,600,000.00  Mortgage
994-0900-004    UNITED SUPERMARKET #515                          $37,600,000.00  Assign of Leases & Rents
994-0900-005    UNITED SUPERMARKETS #509                         $37,600,000.00  Mortgage
994-0900-005    UNITED SUPERMARKETS #509                         $37,600,000.00  Assign of Leases & Rents
994-0900-006    UNITED SUPERMARKETS #501                         $37,600,000.00  Mortgage
994-0900-006    UNITED SUPERMARKETS #501                         $37,600,000.00  Assign of Leases & Rents
994-0900-007    UNITED SUPERMARKET #513                          $37,600,000.00  Mortgage
994-0900-007    UNITED SUPERMARKET #513                          $37,600,000.00  Assign of Leases & Rents
994-0900-008    UNITED SUPERMARKETS #517                         $37,600,000.00  Mortgage
994-0900-008    UNITED SUPERMARKETS #517                         $37,600,000.00  Assign of Leases & Rents

-----------------------------------------------------------------------------------------------------
LASALLE FILEID                   TO:                    EVIDENCE OF RECORDING          SIGNATURE
-----------------------------------------------------------------------------------------------------

994-0841-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0841-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0845-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0845-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0845-000    {TRUST}                               Document Not Received     Document Not Received
994-0848-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0848-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0849-000    {TRUST}                               Document Not Received     Document Not Received
994-0850-000    {BLANK}                               No Evidence of Recording  Original Signature
994-0850-000    {BLANK}                               No Evidence of Recording  Original Signature
994-0850-000    {TRUST}                               Document Not Received     Document Not Received
994-0851-000    {TRUST}                               Document Not Received     Document Not Received
994-0854-000    {TRUST}                               Document Not Received     Document Not Received
994-0858-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0858-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0867-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0867-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0874-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0874-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0887-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0887-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0887-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0887-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0887-000    {TRUST}                               Document Not Received     Document Not Received
994-0890-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0890-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0890-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0890-000    {TRUST}                               Document Not Received     Document Not Received
994-0891-000    {TRUST}                               Document Not Received     Document Not Received
994-0893-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0893-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0895-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0895-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0896-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0897-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0897-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-001    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-001    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-002    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-002    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-003    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-003    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-004    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-004    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-005    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-005    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-006    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-006    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-007    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-007    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-008    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-008    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature

------------------------------------------------------------------------------
LASALLE FILEID                EXCEPTION           CLEARED DATE  CONDITION MEMO
------------------------------------------------------------------------------

994-0841-000      EVIDENCE OF RECORDING REQUIRED
994-0841-000      EVIDENCE OF RECORDING REQUIRED
994-0845-000      EVIDENCE OF RECORDING REQUIRED
994-0845-000      EVIDENCE OF RECORDING REQUIRED
994-0845-000      ORIGINAL DOCUMENT REQUIRED
994-0848-000      EVIDENCE OF RECORDING REQUIRED
994-0848-000      EVIDENCE OF RECORDING REQUIRED
994-0849-000      ORIGINAL DOCUMENT REQUIRED
994-0850-000      EVIDENCE OF RECORDING REQUIRED
994-0850-000      EVIDENCE OF RECORDING REQUIRED
994-0850-000      ORIGINAL DOCUMENT REQUIRED
994-0851-000      ORIGINAL DOCUMENT REQUIRED
994-0854-000      ORIGINAL DOCUMENT REQUIRED
994-0858-000      EVIDENCE OF RECORDING REQUIRED
994-0858-000      EVIDENCE OF RECORDING REQUIRED
994-0867-000      EVIDENCE OF RECORDING REQUIRED
994-0867-000      EVIDENCE OF RECORDING REQUIRED
994-0874-000      EVIDENCE OF RECORDING REQUIRED
994-0874-000      EVIDENCE OF RECORDING REQUIRED
994-0887-000      EVIDENCE OF RECORDING REQUIRED
994-0887-000      EVIDENCE OF RECORDING REQUIRED
994-0887-000      EVIDENCE OF RECORDING REQUIRED
994-0887-000      EVIDENCE OF RECORDING REQUIRED
994-0887-000      ORIGINAL DOCUMENT REQUIRED
994-0890-000      EVIDENCE OF RECORDING REQUIRED
994-0890-000      EVIDENCE OF RECORDING REQUIRED
994-0890-000      EVIDENCE OF RECORDING REQUIRED
994-0890-000      ORIGINAL DOCUMENT REQUIRED
994-0891-000      ORIGINAL DOCUMENT REQUIRED
994-0893-000      EVIDENCE OF RECORDING REQUIRED
994-0893-000      EVIDENCE OF RECORDING REQUIRED
994-0895-000      EVIDENCE OF RECORDING REQUIRED
994-0895-000      EVIDENCE OF RECORDING REQUIRED
994-0896-000      EVIDENCE OF RECORDING REQUIRED
994-0897-000      EVIDENCE OF RECORDING REQUIRED
994-0897-000      EVIDENCE OF RECORDING REQUIRED
994-0900-001      EVIDENCE OF RECORDING REQUIRED
994-0900-001      EVIDENCE OF RECORDING REQUIRED
994-0900-002      EVIDENCE OF RECORDING REQUIRED
994-0900-002      EVIDENCE OF RECORDING REQUIRED
994-0900-003      EVIDENCE OF RECORDING REQUIRED
994-0900-003      EVIDENCE OF RECORDING REQUIRED
994-0900-004      EVIDENCE OF RECORDING REQUIRED
994-0900-004      EVIDENCE OF RECORDING REQUIRED
994-0900-005      EVIDENCE OF RECORDING REQUIRED
994-0900-005      EVIDENCE OF RECORDING REQUIRED
994-0900-006      EVIDENCE OF RECORDING REQUIRED
994-0900-006      EVIDENCE OF RECORDING REQUIRED
994-0900-007      EVIDENCE OF RECORDING REQUIRED
994-0900-007      EVIDENCE OF RECORDING REQUIRED
994-0900-008      EVIDENCE OF RECORDING REQUIRED
994-0900-008      EVIDENCE OF RECORDING REQUIRED

------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                                 MEMO                                   MEMO2         RECORDING INFO
------------------------------------------------------------------------------------------------------------------------

994-0841-000
994-0841-000
994-0845-000
994-0845-000
994-0845-000
994-0848-000
994-0848-000
994-0849-000
994-0850-000
994-0850-000
994-0850-000
994-0851-000
994-0854-000
994-0858-000
994-0858-000
994-0867-000    ADDITIONAL BORROWERS=GEMINI RANCH LAKE 1-GEMINI RANCH LAKE 10, LLC
994-0867-000    ADDITIONAL BORROWERS=GEMINI RANCH LAKE 1-GEMINI RANCH LAKE 10, LLC
994-0874-000
994-0874-000
994-0887-000
994-0887-000
994-0887-000
994-0887-000
994-0887-000
994-0890-000
994-0890-000    VARIOUS TENANTS IN COMMON
994-0890-000
994-0890-000
994-0891-000
994-0893-000
994-0893-000
994-0895-000
994-0895-000
994-0896-000
994-0897-000
994-0897-000
994-0900-001
994-0900-001
994-0900-002
994-0900-002
994-0900-003
994-0900-003
994-0900-004
994-0900-004
994-0900-005
994-0900-005
994-0900-006
994-0900-006
994-0900-007
994-0900-007
994-0900-008
994-0900-008

------------------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCUMENT CLASS            POSITION                             DOCUMENT TITLE                      DOC STAT  DOC AMT
------------------------------------------------------------------------------------------------------------------------------------

994-0841-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0841-000    Assign of Leases & Rents  Source
994-0845-000    Mortgage                  Source        MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0845-000    Assign of Leases & Rents  Source
994-0845-000    General Assignment        Source
994-0848-000    Mortgage                  Source        DEED OF TRUST AND SECURITY AGREEMENT
994-0848-000    Assign of Leases & Rents  Source
994-0849-000    General Assignment        Source
994-0850-000    Mortgage                  Final         ASSIGNMENT OF MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS
994-0850-000    Assign of Leases & Rents  Final         ASSIGNMENT OF MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS
994-0850-000    General Assignment        Source
994-0851-000    General Assignment        Source
994-0854-000    General Assignment        Source
994-0858-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0858-000    Assign of Leases & Rents  Source
994-0867-000    Mortgage                  Source        MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0867-000    Assign of Leases & Rents  Source
994-0874-000    Mortgage                  Source        OPEN-END MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY
                                                        AGREEMENT (PENNSYLVANIA)
994-0874-000    Assign of Leases & Rents  Source
994-0887-000    Mortgage                  Source        DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
994-0887-000    Mortgage                  Final         ASSIGNMENT OF DEED OF TRUST, SECURITY AGREEMENT AND
                                                        FIXTURE FILING
994-0887-000    Assign of Leases & Rents  Source
994-0887-000    Assign of Leases & Rents  Final
994-0887-000    General Assignment        Source
994-0890-000    Mortgage                  Source        MORTGAGE, ASSIGNMENTS OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT, AND FIXTURE FILING
994-0890-000    Mortgage                  Modification  AMENDMENT TO MORTGAGE, ASSIGNMENT OF LESES AND RENTS,
                                                        SECURITY AGREEMENT AND FIXTURE FILING
994-0890-000    Assign of Leases & Rents  Source
994-0890-000    General Assignment        Source
994-0891-000    General Assignment        Source
994-0893-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0893-000    Assign of Leases & Rents  Source
994-0895-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0895-000    Assign of Leases & Rents  Source
994-0896-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND
                                                        SECURITY AGREEMENT
994-0897-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0897-000    Assign of Leases & Rents  Source
994-0900-001    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-001    Assign of Leases & Rents  Source
994-0900-002    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-002    Assign of Leases & Rents  Source
994-0900-003    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-003    Assign of Leases & Rents  Source
994-0900-004    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF SECURITY AGREEMENT
994-0900-004    Assign of Leases & Rents  Source
994-0900-005    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-005    Assign of Leases & Rents  Source
994-0900-006    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-006    Assign of Leases & Rents  Source
994-0900-007    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-007    Assign of Leases & Rents  Source
994-0900-008    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-008    Assign of Leases & Rents  Source

----------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCTYPE CODE       DOC KEY  FILE STAT   CLOSED    RATE  MATURITY       PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

994-0841-000    3.SRC-MORT          862458    Active   09/27/04                   18129 EAST VALLEY HIGHWAY
994-0841-000    4.SRC-ALR           862461    Active   09/27/04                   18129 EAST VALLEY HIGHWAY
994-0845-000    3.SRC-MORT          866359    Active   10/13/04                   US HWY 41 AT US HWY 30
994-0845-000    4.SRC-ALR           866365    Active   10/13/04                   US HWY 41 AT US HWY 30
994-0845-000    12.SRC-GENASN       970229    Active   10/13/04                   US HWY 41 AT US HWY 30
994-0848-000    4.SRC-MORT          866679    Active   06/30/04                   1002 FRANKFORD
994-0848-000    5.SRC-ALR           866685    Active   06/30/04                   1002 FRANKFORD
994-0849-000    16.SRC-GENASN       969699    Active   06/30/04                   2243 US 52 WEST
994-0850-000    4.FIN+MORT          866956    Active   06/30/04                   5724 WEST KL AVE.,
994-0850-000    5.FIN+ALR           866956    Active   06/30/04                   5724 WEST KL AVE.,
994-0850-000    14.SRC-GENASN       969389    Active   06/30/04                   5724 WEST KL AVE.,
994-0851-000    16.SRC-GENASN       969696    Active   06/30/04                   2500 OLD HIGHWAY 63 SOUTH
994-0854-000    16.SRC-GENASN       969703    Active   06/30/04                   1150, 1160 & 1170 KINNEAR RD.,
994-0858-000    3.SRC-MORT          874018    Active   10/28/04                   2650 CAMINO DEL RIO NORTH
994-0858-000    4.SRC-ALR           874022    Active   10/28/04                   2650 CAMINO DEL RIO NORTH
994-0867-000    3.SRC-MORT          876392    Active   10/29/04                   8764 E. STATE ROAD 70
994-0867-000    4.SRC-ALR           876400    Active   10/29/04                   8764 E. STATE ROAD 70
994-0874-000    3.SRC-MORT          880972    Active   11/12/04                   4501 WESTPORT DRIVE
994-0874-000    4.SRC-ALR           880978    Active   11/12/04                   4501 WESTPORT DRIVE
994-0887-000    4.SRC-MORT          895109    Active   12/14/04
994-0887-000    4.FIN-MORT          969234    Active   12/14/04
994-0887-000    5.SRC-ALR           895111    Active   12/14/04
994-0887-000    5.FIN-ALR           969237    Active   12/14/04
994-0887-000    15.SRC-GENASN       969249    Active   12/14/04
994-0890-000    3.SRC-MORT          895546    Active   12/23/04                   465 CLEVELAND AVENUE
994-0890-000    3.MOD1-MORT         943049    Active   12/23/04                   465 CLEVELAND AVENUE
994-0890-000    4.SRC-ALR           895547    Active   12/23/04                   465 CLEVELAND AVENUE
994-0890-000    9.SRC-GENASN        969907    Active   12/23/04                   465 CLEVELAND AVENUE
994-0891-000    10.SRC-GENASN       969745    Active   12/17/04                   250 WEST PRATT STREET
994-0893-000    3.SRC-MORT          899963    Active   12/20/04
994-0893-000    4.SRC-ALR           899971    Active   12/20/04
994-0895-000    3.SRC-MORT          900309    Active   12/13/04                   14711-14719 NE 29TH PL
994-0895-000    4.SRC-ALR           900318    Active   12/13/04                   14711-14719 NE 29TH PL
994-0896-000    3.SRC-MORT          900440    Active   12/27/04
994-0897-000    3.SRC-MORT          900618    Active   12/21/04
994-0897-000    4.SRC-ALR           900621    Active   12/21/04
994-0900-001    3.SRC-MORT          901632    Active   12/01/04                   1501 AMARILLO BOULEVARD EAST
994-0900-001    5.SRC-ALR           901636    Active   12/01/04                   1501 AMARILLO BOULEVARD EAST
994-0900-002    3.SRC-MORT          901680    Active   12/01/04                   3400 RIVER ROAD
994-0900-002    5.SRC-ALR           901688    Active   12/01/04                   3400 RIVER ROAD
994-0900-003    3.SRC-MORT          901724    Active   12/01/04                   4701WASHINGTON STREET
994-0900-003    5.SRC-ALR           901729    Active   12/01/04                   4701WASHINGTON STREET
994-0900-004    3.SRC-MORT          901755    Active   12/01/04                   311 SOUTH AVENUE D
994-0900-004    5.SRC-ALR           901757    Active   12/01/04                   311 SOUTH AVENUE D
994-0900-005    3.SRC-MORT          901799    Active   12/01/04                   511 COLLEGE DRIVE
994-0900-005    5.SRC-ALR           901804    Active   12/01/04                   511 COLLEGE DRIVE
994-0900-006    3.SRC-MORT          901831    Active   12/01/04                   2630 PARKWAY DRIVE
994-0900-006    5.SRC-ALR           901843    Active   12/01/04                   2630 PARKWAY DRIVE
994-0900-007    3.SRC-MORT          902158    Active   12/01/04                   2900 WILBARGER STREET
994-0900-007    5.SRC-ALR           902165    Active   12/01/04                   2900 WILBARGER STREET
994-0900-008    3.SRC-MORT          901949    Active   12/01/04                   4590 KELL BOULEVARD
994-0900-008    5.SRC-ALR           901952    Active   12/01/04                   4590 KELL BOULEVARD

----------------------------------------------------------------------------------------------------------
LASALLE FILEID  PROPERTY CITY     JURISDICTION     ST.   ZIP                    LAW FIRM
----------------------------------------------------------------------------------------------------------

994-0841-000    KENT              KINGS COUNTY      WA         PIRCHER, NICHOLS & MEEKS
994-0841-000    KENT              KINGS COUNTY      WA         PIRCHER, NICHOLS & MEEKS
994-0845-000    SCHEREVILLE                         IN         SIDLEY AUSTIN BROWN & WOOD LLP
994-0845-000    SCHEREVILLE                         IN         SIDLEY AUSTIN BROWN & WOOD LLP
994-0845-000    SCHEREVILLE                         IN         SIDLEY AUSTIN BROWN & WOOD LLP
994-0848-000    LUBBOCK                             TX         SIDLEY AUSTIN BROWN & WOOD LLP
994-0848-000    LUBBOCK                             TX         SIDLEY AUSTIN BROWN & WOOD LLP
994-0849-000    WEST LAFAYETTE                      IN         SIDLEY AUSTIN BROWN & WOOD LLP
994-0850-000    OSHTEMO                             MI         SIDLEY AUSTIN BROWN & WOOD LLP
994-0850-000    OSHTEMO                             MI         SIDLEY AUSTIN BROWN & WOOD LLP
994-0850-000    OSHTEMO                             MI         SIDLEY AUSTIN BROWN & WOOD LLP
994-0851-000    COLUMBIA                            MO         SIDLEY AUSTIN BROWN & WOOD LLP
994-0854-000    COLUMBUS                            OH         SIDLEY AUSTIN BROWN & WOOD LLP
994-0858-000    SAN DIEGO                           CA         PIRCHER NICHOLS & MEEKS
994-0858-000    SAN DIEGO                           CA         PIRCHER NICHOLS & MEEKS
994-0867-000    BRANDENTON                          FL         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0867-000    BRANDENTON                          FL         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0874-000    MECHANICBURG                        PA         BUCHANAN INGERSOLL
994-0874-000    MECHANICBURG                        PA         BUCHANAN INGERSOLL
994-0887-000    PINEVILLE                           NC         CADWALADER, WICKERSHAM & TAFT LLP
994-0887-000    PINEVILLE                           NC         CADWALADER, WICKERSHAM & TAFT LLP
994-0887-000    PINEVILLE                           NC         CADWALADER, WICKERSHAM & TAFT LLP
994-0887-000    PINEVILLE                           NC         CADWALADER, WICKERSHAM & TAFT LLP
994-0887-000    PINEVILLE                           NC         CADWALADER, WICKERSHAM & TAFT LLP
994-0890-000    WESTERVILLE                         OH         SIDLEY AUSTIN BROWN & WOOD LLP
994-0890-000    WESTERVILLE                         OH         SIDLEY AUSTIN BROWN & WOOD LLP
994-0890-000    WESTERVILLE                         OH         SIDLEY AUSTIN BROWN & WOOD LLP
994-0890-000    WESTERVILLE                         OH         SIDLEY AUSTIN BROWN & WOOD LLP
994-0891-000    BALTIMORE                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0893-000    BURBANK                             CA         PIRCHER NICHOLS & MEEKS
994-0893-000    BURBANK                             CA         PIRCHER NICHOLS & MEEKS
994-0895-000    BELLEVUE                            WA         PIRCHER NICHOLS & MEEKS
994-0895-000    BELLEVUE                            WA         PIRCHER NICHOLS & MEEKS
994-0896-000    PUYALLUP                            WA         PIRCHER NICHOLS & MEEKS
994-0897-000    SAN BERNARDINO                      CA         PIRCHER NICHOLS & MEEKS
994-0897-000    SAN BERNARDINO                      CA         PIRCHER NICHOLS & MEEKS
994-0900-001    AMARILLO                            TX         PAUL HASTINGS
994-0900-001    AMARILLO                            TX         PAUL HASTINGS
994-0900-002    AMARILLO                            TX         PAUL HASTINGS
994-0900-002    AMARILLO                            TX         PAUL HASTINGS
994-0900-003    AMARILLO                            TX         PAUL HASTINGS
994-0900-003    AMARILLO                            TX         PAUL HASTINGS
994-0900-004    BURKBURNETT                         TX         PAUL HASTINGS
994-0900-004    BURKBURNETT                         TX         PAUL HASTINGS
994-0900-005    LEVELLAND                           TX         PAUL HASTINGS
994-0900-005    LEVELLAND                           TX         PAUL HASTINGS
994-0900-006    LUBBOCK                             TX         PAUL HASTINGS
994-0900-006    LUBBOCK                             TX         PAUL HASTINGS
994-0900-007    VERNON                              TX         PAUL HASTINGS
994-0900-007    VERNON                              TX         PAUL HASTINGS
994-0900-008    WITCHITA FALLS                      TX         PAUL HASTINGS
994-0900-008    WITCHITA FALLS                      TX         PAUL HASTINGS

-----------------------------------------------------------------------------------
LASALLE FILEID  MERS   ISSUEID  CONTROL NUM.  CONTRIBUTOR
-----------------------------------------------------------------------------------

994-0841-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0841-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0845-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0845-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0845-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0848-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0848-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0849-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0850-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0850-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0850-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0851-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0854-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0858-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0858-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0867-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0867-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0874-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0874-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0887-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0887-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0887-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0887-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0887-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0890-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0890-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0890-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0890-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0891-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0893-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0893-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0895-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0895-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0896-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0897-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0897-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-001          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-001          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-002          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-002          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-003          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-003          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-004          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-004          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-005          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-005          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-006          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-006          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-007          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-007          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-008          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-008          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.




-----------------------------------------------------------------------------------------------------------------
LASALLE FILEID  CLIENT REF. NUM                                        BORROWER
-----------------------------------------------------------------------------------------------------------------

994-0900-009    7012342          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-009    7012342          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-009    7012342          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-009    7012342          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-010    7012343          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-010    7012343          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-011    7012344          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-011    7012344          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-012    7012345          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0900-012    7012345          SPIRIT SPE US LUBBOCK, LP; SPIRIT SPE US LEVELLAND, LP; SPIRIT SPE US VERNON, LP
994-0901-000    7011267          HOME DEPOT SHOPPING CENTER
994-0901-000    7011267          HOME DEPOT SHOPPING CENTER
994-0901-000    7011267          HOME DEPOT SHOPPING CENTER
994-0902-000    7011710          FB MT. KISCO OWNER, LLC
994-0902-000    7011710          FB MT. KISCO OWNER, LLC
994-0902-000    7011710          FB MT. KISCO OWNER, LLC
994-0902-000    7011710          FB MT. KISCO OWNER, LLC
994-0903-000    7012190          OCEAN ATLANTIC ASSOCIATES III, LLC
994-0903-000    7012190          OCEAN ATLANTIC ASSOCIATES III, LLC
994-0906-000    7012117          BC BAYPORT STORAGE, LP
994-0906-000    7012117          BC BAYPORT STORAGE, LP
994-0906-000    7012117          BC BAYPORT STORAGE, LP
994-0906-000    7012117          BC BAYPORT STORAGE, LP
994-0913-000    7012375          STAGE ROAD EQUITIES LLC, STAGE ROAD HOLDINGS LLC, PF STAGE ROAD LLC, & LIC STAGE
994-0913-000    7012375          STAGE ROAD EQUITIES LLC, STAGE ROAD HOLDINGS LLC, PF STAGE ROAD LLC, & LIC STAGE
994-0915-000    7012635          TAYMIL HOLLY HOUSE LLC
994-0916-000    7012633          TAYMIL WINTHROP COURT LLC
994-0918-000    7012634          TAYMIL WOODRUFF COURT LLC
994-0919-000    7012632          TAYMIL BROOKGATE LLC
994-0922-000    7012416          328 GENTRYS WALK PARTNERS, L.P.
994-0922-000    7012416          328 GENTRYS WALK PARTNERS, L.P.
994-0924-000                     PRINCETON OWNER CORP.

-----------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                      FILE NAME                     LOAN AMOUNT                  DOCUMENT CATEGORY
-----------------------------------------------------------------------------------------------------------------------------

994-0900-009    UNITED SUPERMARKET #518                          $37,600,000.00  Mortgage
994-0900-009    UNITED SUPERMARKET #518                          $37,600,000.00  Final Assignment of Mortgage
994-0900-009    UNITED SUPERMARKET #518                          $37,600,000.00  Assign of Leases & Rents
994-0900-009    UNITED SUPERMARKET #518                          $37,600,000.00  Final Assignment of Assign of Leases & Rents
994-0900-010    UNITED SUPERMARKET #525                          $37,600,000.00  Mortgage
994-0900-010    UNITED SUPERMARKET #525                          $37,600,000.00  Assign of Leases & Rents
994-0900-011    UNITED SUPERMARKETS #526                         $37,600,000.00  Mortgage
994-0900-011    UNITED SUPERMARKETS #526                         $37,600,000.00  Assign of Leases & Rents
994-0900-012    UNITED SUPERMARKET #549                          $37,600,000.00  Mortgage
994-0900-012    UNITED SUPERMARKET #549                          $37,600,000.00  Assign of Leases & Rents
994-0901-000    I-93 SOMERVILLE LLC                              $27,000,000.00  Mortgage
994-0901-000    I-93 SOMERVILLE LLC                              $27,000,000.00  Assign of Leases & Rents
994-0901-000    I-93 SOMERVILLE LLC                              $27,000,000.00  General Assignment
994-0902-000    MOUNT KISCO COMMONS                              $14,500,000.00  Mortgage
994-0902-000    MOUNT KISCO COMMONS                              $14,500,000.00  Mortgage(Junior)
994-0902-000    MOUNT KISCO COMMONS                              $14,500,000.00  Assign of Leases & Rents
994-0902-000    MOUNT KISCO COMMONS                              $14,500,000.00  General Assignment
994-0903-000    CENTRAL SELF STORAGE-4200 HIGHWAY                 $5,650,000.00  Mortgage
994-0903-000    CENTRAL SELF STORAGE-4200 HIGHWAY                 $5,650,000.00  Assign of Leases & Rents
994-0906-000    BAYPORT SELF STORAGE                              $4,650,000.00  Interim Assignment #1 of Mortgage
994-0906-000    BAYPORT SELF STORAGE                              $4,650,000.00  Modification #1 of Mortgage
994-0906-000    BAYPORT SELF STORAGE                              $4,650,000.00  Modification #1 of Assign of Leases & Rents
994-0906-000    BAYPORT SELF STORAGE                              $4,650,000.00  General Assignment
994-0913-000    STAGE ROAD COMMONS                                $6,000,000.00  Mortgage
994-0913-000    STAGE ROAD COMMONS                                $6,000,000.00  Assign of Leases & Rents
994-0915-000    HOLLY HOUSE COURT                                 $1,386,000.00  Modification #1 of Mortgage
994-0916-000    TAYMIL WINTHROP COURT LLC                         $2,921,000.00  Modification #1 of Mortgage
994-0918-000    WOODRUFF COURT                                    $2,818,000.00  Modification #1 of Mortgage
994-0919-000    BROOKGATE APARTMENTS                              $2,290,000.00  Modification #1 of Mortgage
994-0922-000    GENTRYS WALK APARTMENT                            $6,425,000.00  Mortgage
994-0922-000    GENTRYS WALK APARTMENT                            $6,425,000.00  Assign of Leases & Rents
994-0924-000    NOVO NORDISK BUILDNIG                            $53,000,000.00  General Assignment

-----------------------------------------------------------------------------------------------------
LASALLE FILEID                   TO:                    EVIDENCE OF RECORDING          SIGNATURE
-----------------------------------------------------------------------------------------------------

994-0900-009    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-009    {TRUST}
994-0900-009    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-009    {TRUST}
994-0900-010    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-010    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-011    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-011    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-012    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0900-012    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0901-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0901-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0901-000    {TRUST}                               Document Not Received     Document Not Received
994-0902-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0902-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0902-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0902-000    {TRUST}                               Document Not Received     Document Not Received
994-0903-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0903-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0906-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0906-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0906-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0906-000    {TRUST}                               Document Not Received     Document Not Received
994-0913-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0913-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0915-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0916-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0918-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0919-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0922-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0922-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0924-000    {TRUST}                               Document Not Received     Document Not Received

------------------------------------------------------------------------------
LASALLE FILEID                EXCEPTION           CLEARED DATE  CONDITION MEMO
------------------------------------------------------------------------------

994-0900-009      EVIDENCE OF RECORDING REQUIRED
994-0900-009      ORIGINAL DOCUMENT REQUIRED
994-0900-009      EVIDENCE OF RECORDING REQUIRED
994-0900-009      ORIGINAL DOCUMENT REQUIRED
994-0900-010      EVIDENCE OF RECORDING REQUIRED
994-0900-010      EVIDENCE OF RECORDING REQUIRED
994-0900-011      EVIDENCE OF RECORDING REQUIRED
994-0900-011      EVIDENCE OF RECORDING REQUIRED
994-0900-012      EVIDENCE OF RECORDING REQUIRED
994-0900-012      EVIDENCE OF RECORDING REQUIRED
994-0901-000      EVIDENCE OF RECORDING REQUIRED
994-0901-000      EVIDENCE OF RECORDING REQUIRED
994-0901-000      ORIGINAL DOCUMENT REQUIRED
994-0902-000      EVIDENCE OF RECORDING REQUIRED
994-0902-000      EVIDENCE OF RECORDING REQUIRED
994-0902-000      EVIDENCE OF RECORDING REQUIRED
994-0902-000      ORIGINAL DOCUMENT REQUIRED
994-0903-000      EVIDENCE OF RECORDING REQUIRED
994-0903-000      EVIDENCE OF RECORDING REQUIRED
994-0906-000      EVIDENCE OF RECORDING REQUIRED
994-0906-000      EVIDENCE OF RECORDING REQUIRED
994-0906-000      EVIDENCE OF RECORDING REQUIRED
994-0906-000      ORIGINAL DOCUMENT REQUIRED
994-0913-000      EVIDENCE OF RECORDING REQUIRED
994-0913-000      EVIDENCE OF RECORDING REQUIRED
994-0915-000      EVIDENCE OF RECORDING REQUIRED
994-0916-000      EVIDENCE OF RECORDING REQUIRED
994-0918-000      EVIDENCE OF RECORDING REQUIRED
994-0919-000      EVIDENCE OF RECORDING REQUIRED
994-0922-000      EVIDENCE OF RECORDING REQUIRED
994-0922-000      EVIDENCE OF RECORDING REQUIRED
994-0924-000      ORIGINAL DOCUMENT REQUIRED

------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                                 MEMO                                   MEMO2         RECORDING INFO
------------------------------------------------------------------------------------------------------------------------

994-0900-009
994-0900-009
994-0900-009
994-0900-009
994-0900-010
994-0900-010
994-0900-011
994-0900-011
994-0900-012
994-0900-012
994-0901-000
994-0901-000
994-0901-000
994-0902-000
994-0902-000
994-0902-000
994-0902-000
994-0903-000
994-0903-000
994-0906-000                                                                                 Jurisdiction: SUFFOLK, NY,
994-0906-000                                                                                 Jurisdiction: SUFFOLK, NY,
994-0906-000                                                                                 Jurisdiction: SUFFOLK, NY,
994-0906-000
994-0913-000
994-0913-000
994-0915-000
994-0916-000
994-0918-000
994-0919-000
994-0922-000
994-0922-000
994-0924-000

------------------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCUMENT CLASS            POSITION                             DOCUMENT TITLE                      DOC STAT  DOC AMT
------------------------------------------------------------------------------------------------------------------------------------

994-0900-009    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-009    Mortgage                  Final         ASSIGNMENT OF NOTE, DEED OF TRUST, ASSIGNMENT OF RENTS
                                                        AND SECURITY AGREEMENT AND LOAN DOCUMENTS
994-0900-009    Assign of Leases & Rents  Source
994-0900-009    Assign of Leases & Rents  Final         ASSIGNMENT OF NOTE, DEED OF TRUST, ASSIGNMENT OF RENTS
                                                        AND SECURITY AGREEMENT AND LOAN DOCUMENTS
994-0900-010    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-010    Assign of Leases & Rents  Source
994-0900-011    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-011    Assign of Leases & Rents  Source
994-0900-012    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0900-012    Assign of Leases & Rents  Source
994-0901-000    Mortgage                  Source        MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0901-000    Assign of Leases & Rents  Source
994-0901-000    General Assignment        Source
994-0902-000    Mortgage                  Source        AMENDED, RESTATED AND CONSOLIDATED MORTGAGE, ASSIGNMENT
                                                        OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE
                                                        FILING
994-0902-000    Mortgage                  Source        SUPPLEMENTAL MORTGAGE
994-0902-000    Assign of Leases & Rents  Source
994-0902-000    General Assignment        Source
994-0903-000    Mortgage                  Source        MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0903-000    Assign of Leases & Rents  Source
994-0906-000    Mortgage                  Interim       ASSIGNMENT OF CONSOLIDATED AND MODIFIED MORTGAGE,
                                                        ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE
                                                        FILING, ASSIGNMENT OF LEASES AND RENTS AND ALL OTHER
                                                        LOAN DOCUMENTS
994-0906-000    Mortgage                  Modification  CONSOLIDATED, AMENDED AND RESTATED MORTGAGE, ASSIGNMENT
                                                        OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE
                                                        FILING
994-0906-000    Assign of Leases & Rents  Modification
994-0906-000    General Assignment        Source
994-0913-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT AND FIXTURE FILING
994-0913-000    Assign of Leases & Rents  Source
994-0915-000    Mortgage                  Modification  AGREEMENT OF MODIFICATION OF OPEN-END MORTGAGE,
                                                        ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0916-000    Mortgage                  Modification  AGREEMENT OF MODIFICATION OF OPEN-END MORTGAGE,
                                                        ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0918-000    Mortgage                  Modification  AGREEMENT OF MODIFICATION OF OPEN-END MORTGAGE,
                                                        ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0919-000    Mortgage                  Modification  AGREEMENT OF MODIFICATION OF OPEN-END MORTGAGE,
                                                        ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0922-000    Mortgage                  Source        DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
994-0922-000    Assign of Leases & Rents  Source
994-0924-000    General Assignment        Source

----------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCTYPE CODE       DOC KEY  FILE STAT   CLOSED    RATE  MATURITY       PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

994-0900-009    3.SRC-MORT          901988    Active   12/01/04                   2105 AVENUE F
994-0900-009    3.FIN+MORT          969836    Active   12/01/04                   2105 AVENUE F
994-0900-009    5.SRC-ALR           901994    Active   12/01/04                   2105 AVENUE F
994-0900-009    5.FIN+ALR           969836    Active   12/01/04                   2105 AVENUE F
994-0900-010    3.SRC-MORT          902048    Active   12/01/04                   2802 HIGHWAY 83 SOUTH
994-0900-010    5.SRC-ALR           902050    Active   12/01/04                   2802 HIGHWAY 83 SOUTH
994-0900-011    3.SRC-MORT          902065    Active   12/01/04                   2530 SOUTH GEORGIA STREET
994-0900-011    5.SRC-ALR           902069    Active   12/01/04                   2530 SOUTH GEORGIA STREET
994-0900-012    3.SRC-MORT          902085    Active   12/01/04                   3500 COLLEGE AVENUE
994-0900-012    5.SRC-ALR           902089    Active   12/01/04                   3500 COLLEGE AVENUE
994-0901-000    3.SRC-MORT          902340    Active   11/24/04                   75 MYSTIC AVENUE
994-0901-000    4.SRC-ALR           902342    Active   11/24/04                   75 MYSTIC AVENUE
994-0901-000    10.SRC-GENASN       970557    Active   11/24/04                   75 MYSTIC AVENUE
994-0902-000    4.SRC-MORT          902357    Active   01/13/04                   195 N. BEDFORD RD.,
994-0902-000    5.SRC-MORT.JR       902358    Active   01/13/04                   195 N. BEDFORD RD.,
994-0902-000    6.SRC-ALR           902359    Active   01/13/04                   195 N. BEDFORD RD.,
994-0902-000    14.SRC-GENASN       969731    Active   01/13/04                   195 N. BEDFORD RD.,
994-0903-000    3.SRC-MORT          903920    Active   01/20/05                   4200 HIGHWAY 1
994-0903-000    4.SRC-ALR           903936    Active   01/20/05                   4200 HIGHWAY 1
994-0906-000    5.INT1-MORT         904659    Active   01/21/05                   709 CHURCH STREET
994-0906-000    5.MOD1-MORT         904638    Active   01/21/05                   709 CHURCH STREET
994-0906-000    6.MOD1-ALR          904641    Active   01/21/05                   709 CHURCH STREET
994-0906-000    14.SRC-GENASN       969949    Active   01/21/05                   709 CHURCH STREET
994-0913-000    3.SRC-MORT          914185    Active   01/31/05                   7986 STAGE ROAD
994-0913-000    4.SRC-ALR           914186    Active   01/31/05                   7986 STAGE ROAD
994-0915-000    3.MOD1-MORT         943000    Active   02/17/05
994-0916-000    3.MOD1-MORT         943009    Active   02/17/05
994-0918-000    3.MOD1-MORT         943007    Active   02/17/05                   33 WOODRUFF LANE
994-0919-000    3.MOD1-MORT         943005    Active   02/17/05                   451 HARWINTON AVENUE
994-0922-000    3.SRC-MORT          925890    Active   01/28/05                   328 BEDFORD ROAD
994-0922-000    4.SRC-ALR           925891    Active   01/28/05                   328 BEDFORD ROAD
994-0924-000    13.SRC-GENASN       969739    Active   02/16/05                   100 & 150 COLLEGE ROAD

----------------------------------------------------------------------------------------------------------
LASALLE FILEID  PROPERTY CITY     JURISDICTION     ST.   ZIP                     LAW FIRM
----------------------------------------------------------------------------------------------------------

994-0900-009    CHILDRESS                           TX         PAUL HASTINGS
994-0900-009    CHILDRESS                           TX         PAUL HASTINGS
994-0900-009    CHILDRESS                           TX         PAUL HASTINGS
994-0900-009    CHILDRESS                           TX         PAUL HASTINGS
994-0900-010    PERRYTON                            TX         PAUL HASTINGS
994-0900-010    PERRYTON                            TX         PAUL HASTINGS
994-0900-011    AMARILLO                            TX         PAUL HASTINGS
994-0900-011    AMARILLO                            TX         PAUL HASTINGS
994-0900-012    SNYDER                              TX         PAUL HASTINGS
994-0900-012    SNYDER                              TX         PAUL HASTINGS
994-0901-000    SOMERVILLE                          MA         SIDLEY AUSTIN BROWN & WOOD LLP
994-0901-000    SOMERVILLE                          MA         SIDLEY AUSTIN BROWN & WOOD LLP
994-0901-000    SOMERVILLE                          MA         SIDLEY AUSTIN BROWN & WOOD LLP
994-0902-000    MT. KISCO                           NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0902-000    MT. KISCO                           NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0902-000    MT. KISCO                           NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0902-000    MT. KISCO                           NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0903-000    REHOBOTH BEACH                      DE         BUCHANAN INGERSOLL
994-0903-000    REHOBOTH BEACH                      DE         BUCHANAN INGERSOLL
994-0906-000    BAYPORT                             NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0906-000    BAYPORT                             NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0906-000    BAYPORT                             NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0906-000    BAYPORT                             NY         SIDLEY AUSTIN BROWN & WOOD LLP
994-0913-000    BARTLETT                            IN         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0913-000    BARTLETT                            IN         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0915-000    LITCHFIELD                          CT         BUCHANAN INGERSOLL
994-0916-000    LITCHFIELD                          CT         BUCHANAN INGERSOLL
994-0918-000    LITCHFIELD                          CT         BUCHANAN INGERSOLL
994-0919-000    LITCHFIELD                          CT         BUCHANAN INGERSOLL
994-0922-000    BEDFORD                             TX         BUCHANAN INGERSOLL
994-0922-000    BEDFORD                             TX         BUCHANAN INGERSOLL
994-0924-000    PRINCETON                           NJ         SIDLEY AUSTIN BROWN & WOOD LLP

-----------------------------------------------------------------------------------
LASALLE FILEID  MERS   ISSUEID  CONTROL NUM.  CONTRIBUTOR
-----------------------------------------------------------------------------------

994-0900-009          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-009          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-009          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-009          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-010          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-010          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-011          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-011          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-012          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0900-012          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0901-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0901-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0901-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0902-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0902-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0902-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0902-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0903-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0903-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0906-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0906-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0906-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0906-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0913-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0913-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0915-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0916-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0918-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0919-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0922-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0922-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0924-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.




-----------------------------------------------------------------------------------------------------------------
LASALLE FILEID  CLIENT REF. NUM                                        BORROWER
-----------------------------------------------------------------------------------------------------------------

994-0926-000    7012027          BEHRINGER HARVARD ALAMO PLAZA H, LLC; BEHRINGER HARVARD ALAMO PLAZA S, LLC; TIC
994-0928-000    7012008          TEXAS TRANI, LLC; ECLECTIC PROPERTIES, LLC; 531 W. HYDE PARK, LLC; 5336 93RD ST.
994-0928-000    7012008          TEXAS TRANI, LLC; ECLECTIC PROPERTIES, LLC; 531 W. HYDE PARK, LLC; 5336 93RD ST.
994-0929-000    7011878          MARINERS LLC
994-0929-000    7011878          MARINERS LLC
994-0933-000    7012748          RAIA PROPERTIES NCI, LLC
994-0933-000    7012748          RAIA PROPERTIES NCI, LLC
994-0934-000    7012825          1733 OCEAN AVENUE PROPERTIES, LLC, 1733 OCEAN PROPERTIES II, LLC; 1733 OCEAN AVE
994-0935-000    7012638          RIVERVIEW COMMONS INVESTORS, LLC
994-0935-000    7012638          RIVERVIEW COMMONS INVESTORS, LLC
994-0936-000    7012718          CABOT NORTH UNIVERSITY DRIVE 1-29, LLC
994-0936-000    7012718          CABOT NORTH UNIVERSITY DRIVE 1-29, LLC
994-0936-000    7012718          CABOT NORTH UNIVERSITY DRIVE 1-29, LLC
994-0936-000    7012718          CABOT NORTH UNIVERSITY DRIVE 1-29, LLC
994-0936-000    7012718          CABOT NORTH UNIVERSITY DRIVE 1-29, LLC
994-0938-000    7012249          FREDERICK TECH I BORROWER, LLC, FREDERICK TECH II BORROWER, LLC * FREDERICK TECH
994-0938-000    7012249          FREDERICK TECH I BORROWER, LLC, FREDERICK TECH II BORROWER, LLC * FREDERICK TECH
994-0938-000    7012249          FREDERICK TECH I BORROWER, LLC, FREDERICK TECH II BORROWER, LLC * FREDERICK TECH
994-0938-000    7012249          FREDERICK TECH I BORROWER, LLC, FREDERICK TECH II BORROWER, LLC * FREDERICK TECH
994-0938-000    7012249          FREDERICK TECH I BORROWER, LLC, FREDERICK TECH II BORROWER, LLC * FREDERICK TECH
994-0943-000    7012365          BARRINGTON GROUP-SOUTH SIXTH, LLC
994-0943-000    7012365          BARRINGTON GROUP-SOUTH SIXTH, LLC
994-0945-000    7012591          SW KIRKWOOD KEY, LP
994-0945-000    7012591          SW KIRKWOOD KEY, LP
994-0947-000    7013389          NORTHLAND GOVERNOR'S POINT, LLC
994-0947-000    7013389          NORTHLAND GOVERNOR'S POINT, LLC
994-0947-000    7013389          NORTHLAND GOVERNOR'S POINT, LLC
994-0952-000    7011696          CORNER HOUSE LOFTS LLC
994-0952-000    7011696          CORNER HOUSE LOFTS LLC
994-0956-000    7011395          SLANE COMMERCIAL 40-2, LTD.
994-0956-000    7011395          SLANE COMMERCIAL 40-2, LTD.
994-0956-000    7011395          SLANE COMMERCIAL 40-2, LTD.
994-0956-000    7011395          SLANE COMMERCIAL 40-2, LTD.
994-0957-000    7012600          GUSTINE GARDENS LIMITED
994-0957-000    7012600          GUSTINE GARDENS LIMITED
994-0957-000    7012600          GUSTINE GARDENS LIMITED
994-0959-000    7011360          FAMILY VILLAGE LLC

-----------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                      FILE NAME                     LOAN AMOUNT                  DOCUMENT CATEGORY
-----------------------------------------------------------------------------------------------------------------------------

994-0926-000    ALAMO PLAZA                                      $31,500,000.00  General Assignment
994-0928-000    WESTVIEW SHOPPING CENTER                          $6,100,000.00  Mortgage
994-0928-000    WESTVIEW SHOPPING CENTER                          $6,100,000.00  Assign of Leases & Rents
994-0929-000    MARINER CENTER                                    $6,200,000.00  Mortgage
994-0929-000    MARINER CENTER                                    $6,200,000.00  Assign of Leases & Rents
994-0933-000    GOVERNOURS SQUARE APARTMENTS                     $10,120,000.00  Mortgage
994-0933-000    GOVERNOURS SQUARE APARTMENTS                     $10,120,000.00  Assign of Leases & Rents
994-0934-000    1733 OCEAN AVENUE                                 $4,100,000.00  Assign of Leases & Rents
994-0935-000    RIVERVIEW COMMONS SHOPPING CENTER                 $6,450,000.00  Mortgage
994-0935-000    RIVERVIEW COMMONS SHOPPING CENTER                 $6,450,000.00  Assign of Leases & Rents
994-0936-000    PREFERRED EXCHANGE TOWER                         $25,000,000.00  Mortgage
994-0936-000    PREFERRED EXCHANGE TOWER                         $25,000,000.00  Final Assignment of Mortgage
994-0936-000    PREFERRED EXCHANGE TOWER                         $25,000,000.00  Assign of Leases & Rents
994-0936-000    PREFERRED EXCHANGE TOWER                         $25,000,000.00  Final Assignment of Assign of Leases & Rents
994-0936-000    PREFERRED EXCHANGE TOWER                         $25,000,000.00  General Assignment
994-0938-000    270 TECHNOLOGY PARK                              $51,200,000.00  Mortgage
994-0938-000    270 TECHNOLOGY PARK                              $51,200,000.00  Final Assignment of Mortgage
994-0938-000    270 TECHNOLOGY PARK                              $51,200,000.00  Assign of Leases & Rents
994-0938-000    270 TECHNOLOGY PARK                              $51,200,000.00  Final Assignment of Assign of Leases & Rents
994-0938-000    270 TECHNOLOGY PARK                              $51,200,000.00  General Assignment
994-0943-000    ECKERD DRUG                                       $3,244,000.00  Mortgage
994-0943-000    ECKERD DRUG                                       $3,244,000.00  Assign of Leases & Rents
994-0945-000    KIRKWOOD SHOPPING CENTER                          $8,400,000.00  Mortgage
994-0945-000    KIRKWOOD SHOPPING CENTER                          $8,400,000.00  Assign of Leases & Rents
994-0947-000    NORTHLAND'S GOVERNOR'S POINT                     $16,240,000.00  Final Assignment of Mortgage
994-0947-000    NORTHLAND'S GOVERNOR'S POINT                     $16,240,000.00  Final Assignment of Assign of Leases & Rents
994-0947-000    NORTHLAND'S GOVERNOR'S POINT                     $16,240,000.00  General Assignment
994-0952-000    CORNER HOUSE LOFTS                                $9,000,000.00  Mortgage
994-0952-000    CORNER HOUSE LOFTS                                $9,000,000.00  Assign of Leases & Rents
994-0956-000    ECKERD'S SHOPPING CENTER                          $3,900,000.00  Interim Assignment #1 of Mortgage
994-0956-000    ECKERD'S SHOPPING CENTER                          $3,900,000.00  Mortgage
994-0956-000    ECKERD'S SHOPPING CENTER                          $3,900,000.00  Mortgage(Consolidation)
994-0956-000    ECKERD'S SHOPPING CENTER                          $3,900,000.00  Assign of Leases & Rents
994-0957-000    GLENDALE PARK APARTMENTS                         $17,250,000.00  Mortgage
994-0957-000    GLENDALE PARK APARTMENTS                         $17,250,000.00  Assign of Leases & Rents
994-0957-000    GLENDALE PARK APARTMENTS                         $17,250,000.00  General Assignment
994-0959-000    FAMILY VILLAGE SHOPPING CENTER                    $4,340,000.00  General Assignment

-----------------------------------------------------------------------------------------------------
LASALLE FILEID                   TO:                    EVIDENCE OF RECORDING          SIGNATURE
-----------------------------------------------------------------------------------------------------

994-0926-000    {TRUST}                               Document Not Received     Document Not Received
994-0928-000    CITIGROUP GLOBAL MARKETS REALTY CORP  Document Not Received     Document Not Received
994-0928-000    CITIGROUP GLOBAL MARKETS REALTY CORP  Document Not Received     Document Not Received
994-0929-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0929-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0933-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0933-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0934-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0935-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0935-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0936-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0936-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0936-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0936-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0936-000    {TRUST}                               Document Not Received     Document Not Received
994-0938-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0938-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0938-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0938-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0938-000    {TRUST}                               Document Not Received     Document Not Received
994-0943-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0943-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0945-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0945-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0947-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0947-000    {TRUST}                               No Evidence of Recording  Original Signature
994-0947-000    {TRUST}                               Document Not Received     Document Not Received
994-0952-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0952-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0956-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Copy of Signature
994-0956-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0956-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0956-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0957-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0957-000    CITIGROUP GLOBAL MARKETS REALTY CORP  No Evidence of Recording  Original Signature
994-0957-000    {BLANK}                               Document Not Received     Document Not Received
994-0959-000    {BLANK}                               Document Not Received     Document Not Received

------------------------------------------------------------------------------
LASALLE FILEID                EXCEPTION           CLEARED DATE  CONDITION MEMO
------------------------------------------------------------------------------

994-0926-000      ORIGINAL DOCUMENT REQUIRED
994-0928-000      EVIDENCE OF RECORDING REQUIRED
994-0928-000      EVIDENCE OF RECORDING REQUIRED
994-0929-000      EVIDENCE OF RECORDING REQUIRED
994-0929-000      EVIDENCE OF RECORDING REQUIRED
994-0933-000      EVIDENCE OF RECORDING REQUIRED
994-0933-000      EVIDENCE OF RECORDING REQUIRED
994-0934-000      EVIDENCE OF RECORDING REQUIRED
994-0935-000      EVIDENCE OF RECORDING REQUIRED
994-0935-000      EVIDENCE OF RECORDING REQUIRED
994-0936-000      EVIDENCE OF RECORDING REQUIRED
994-0936-000      EVIDENCE OF RECORDING REQUIRED
994-0936-000      EVIDENCE OF RECORDING REQUIRED
994-0936-000      EVIDENCE OF RECORDING REQUIRED
994-0936-000      ORIGINAL DOCUMENT REQUIRED
994-0938-000      EVIDENCE OF RECORDING REQUIRED
994-0938-000      EVIDENCE OF RECORDING REQUIRED
994-0938-000      EVIDENCE OF RECORDING REQUIRED
994-0938-000      EVIDENCE OF RECORDING REQUIRED
994-0938-000      ORIGINAL DOCUMENT REQUIRED
994-0943-000      EVIDENCE OF RECORDING REQUIRED
994-0943-000      EVIDENCE OF RECORDING REQUIRED
994-0945-000      EVIDENCE OF RECORDING REQUIRED
994-0945-000      EVIDENCE OF RECORDING REQUIRED
994-0947-000      EVIDENCE OF RECORDING REQUIRED
994-0947-000      EVIDENCE OF RECORDING REQUIRED
994-0947-000      ORIGINAL DOCUMENT REQUIRED
994-0952-000      EVIDENCE OF RECORDING REQUIRED
994-0952-000      EVIDENCE OF RECORDING REQUIRED
994-0956-000      EVIDENCE OF RECORDING REQUIRED
994-0956-000      EVIDENCE OF RECORDING REQUIRED
994-0956-000      EVIDENCE OF RECORDING REQUIRED
994-0956-000      EVIDENCE OF RECORDING REQUIRED
994-0957-000      EVIDENCE OF RECORDING REQUIRED
994-0957-000      EVIDENCE OF RECORDING REQUIRED
994-0957-000      ORIGINAL DOCUMENT REQUIRED
994-0959-000      ORIGINAL DOCUMENT REQUIRED

------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID                                 MEMO                                   MEMO2         RECORDING INFO
------------------------------------------------------------------------------------------------------------------------

994-0926-000
994-0928-000    DOCUMENT SENT OUT FOR RECORDING
994-0928-000    DOCUMENT SENT FOR RECORDING
994-0929-000
994-0929-000
994-0933-000
994-0933-000
994-0934-000
994-0935-000
994-0935-000
994-0936-000
994-0936-000
994-0936-000
994-0936-000
994-0936-000
994-0938-000
994-0938-000
994-0938-000
994-0938-000
994-0938-000
994-0943-000
994-0943-000
994-0945-000
994-0945-000
994-0947-000                                                                                 Jurisdiction: WAKE, NC,
994-0947-000                                                                                 Jurisdiction: WAKE, NC,
994-0947-000
994-0952-000
994-0952-000
994-0956-000                                                                                 Jurisdiction: NEW YORK, NY.
994-0956-000
994-0956-000
994-0956-000
994-0957-000
994-0957-000
994-0957-000
994-0959-000

------------------------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCUMENT CLASS            POSITION                             DOCUMENT TITLE                      DOC STAT  DOC AMT
------------------------------------------------------------------------------------------------------------------------------------

994-0926-000    General Assignment        Source
994-0928-000    Mortgage                  Source
994-0928-000    Assign of Leases & Rents  Source
994-0929-000    Mortgage                  Source
994-0929-000    Assign of Leases & Rents  Source
994-0933-000    Mortgage                  Source        MULTIFAMILY DEED OF TRUST, ASSIGNMENT OF LEASES AND
                                                        RENTS, SECURITY
994-0933-000    Assign of Leases & Rents  Source
994-0934-000    Assign of Leases & Rents  Source
994-0935-000    Mortgage                  Source
994-0935-000    Assign of Leases & Rents  Source
994-0936-000    Mortgage                  Source        MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                                                        AGREEMENT, AND FIXTURE FILING
994-0936-000    Mortgage                  Final         ASSIGNMENT OF MORTGAGE AND ASSIGNMENT OF ASSIGNMENT OF
                                                        LEASES AND RENTS
994-0936-000    Assign of Leases & Rents  Source
994-0936-000    Assign of Leases & Rents  Final         ASSIGNMENT OF MORTGAGE AND ASSIGNMENT OF ASSIGNMENT OF
                                                        LEASES AND RENTS
994-0936-000    General Assignment        Source
994-0938-000    Mortgage                  Source        INDEMNITY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                                                        SECURITY AGREEMENT AND FIXTURE FILING
994-0938-000    Mortgage                  Final         ASSIGNMENT OF INDEMNITY OF DEED OF TRUST AND ASSIGNMENT
                                                        OF ASSIGNMENT OF LEASES AND RENTS
994-0938-000    Assign of Leases & Rents  Source
994-0938-000    Assign of Leases & Rents  Final         ASSIGNMENT OF INDEMNITY OF DEED OF TRUST AND ASSIGNMENT
                                                        OF ASSIGNMENT OF LEASES AND RENTS
994-0938-000    General Assignment        Source
994-0943-000    Mortgage                  Source
994-0943-000    Assign of Leases & Rents  Source
994-0945-000    Mortgage                  Source
994-0945-000    Assign of Leases & Rents  Source
994-0947-000    Mortgage                  Final         ASSIGNMENT OF MULTIFAMILY DEED OF TRUST AND ASSIGNMENT OF
                                                        ASSIGNMENT OF LEASES AND RENTS
994-0947-000    Assign of Leases & Rents  Final         ASSIGNMENT OF MULTIFAMILY DEED OF TRUST AND ASSIGNMENT OF
                                                        ASSIGNMENT OF LEASES AND RENTS
994-0947-000    General Assignment        Source
994-0952-000    Mortgage                  Source
994-0952-000    Assign of Leases & Rents  Source
994-0956-000    Mortgage                  Interim
994-0956-000    Mortgage                  Source        LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY
                                                        AGREEMENT
994-0956-000    Mortgage                  Source        AGREEMENT OF CONSOLIDATION, AMENDMENT AND RESTATEMENT OF
                                                        LEASEHOLD MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY
                                                        AGREEMENT
994-0956-000    Assign of Leases & Rents  Source
994-0957-000    Mortgage                  Source
994-0957-000    Assign of Leases & Rents  Source
994-0957-000    General Assignment        Source        OMNIBUS ASSIGNMENT
994-0959-000    General Assignment        Source        OMNIBUS ASSIGNMENT

----------------------------------------------------------------------------------------------------------------------
LASALLE FILEID  DOCTYPE CODE       DOC KEY  FILE STAT   CLOSED    RATE  MATURITY       PROPERTY ADDRESS
----------------------------------------------------------------------------------------------------------------------

994-0926-000    11.SRC-GENASN       969751    Active   02/24/05                   1401 17TH STREET
994-0928-000    3.SRC-MORT          926109    Active   02/14/05
994-0928-000    4.SRC-ALR           926110    Active   02/14/05
994-0929-000    3.SRC-MORT          927358    Active   02/16/05                   RIVERSIDE AVE.,
994-0929-000    4.SRC-ALR           927361    Active   02/16/05                   RIVERSIDE AVE.,
994-0933-000    3.SRC-MORT          930078    Active   03/15/05                   3314 WICKSLOW ROAD
994-0933-000    4.SRC-ALR           930085    Active   03/15/05                   3314 WICKSLOW ROAD
994-0934-000    4.SRC-ALR           930124    Active   03/21/05                   1733 OCEAN AVENUE
994-0935-000    3.SRC-MORT          930232    Active   03/23/05                   19010-19220 FORT STREET
994-0935-000    4.SRC-ALR           930234    Active   03/23/05                   19010-19220 FORT STREET
994-0936-000    2.SRC-MORT          930304    Active   03/14/05                   3111 N. UNIVERSITY DRIVE
994-0936-000    2.FIN+MORT          969243    Active   03/14/05                   3111 N. UNIVERSITY DRIVE
994-0936-000    3.SRC-ALR           930309    Active   03/14/05                   3111 N. UNIVERSITY DRIVE
994-0936-000    3.FIN+ALR           969243    Active   03/14/05                   3111 N. UNIVERSITY DRIVE
994-0936-000    10.SRC-GENASN       969244    Active   03/14/05                   3111 N. UNIVERSITY DRIVE
994-0938-000    6.SRC-MORT          932752    Active   03/24/04                   270 TECHNOLOGY PARK
994-0938-000    6.FIN+MORT          969256    Active   03/24/04                   270 TECHNOLOGY PARK
994-0938-000    7.SRC-ALR           932753    Active   03/24/04                   270 TECHNOLOGY PARK
994-0938-000    7.FIN+ALR           969256    Active   03/24/04                   270 TECHNOLOGY PARK
994-0938-000    30.SRC-GENASN       969266    Active   03/24/04                   270 TECHNOLOGY PARK
994-0943-000    3.SRC-MORT          937801    Active   03/21/05                   23 N. ELM STREET
994-0943-000    4.SRC-ALR           937803    Active   03/21/05                   23 N. ELM STREET
994-0945-000    3.SRC-MORT          937937    Active   04/06/05                   11890-11990
994-0945-000    4.SRC-ALR           937938    Active   04/06/05                   11890-11990
994-0947-000    4.FIN+MORT          969359    Active   04/08/05                   3230 STREAMSIDE ROAD
994-0947-000    3.FIN+ALR           969359    Active   04/08/05                   3230 STREAMSIDE ROAD
994-0947-000    12.SRC-GENASN       969377    Active   04/08/05                   3230 STREAMSIDE ROAD
994-0952-000    3.SRC-MORT          943462    Active   04/22/05                   205 SOUTH STATE STREET
994-0952-000    4.SRC-ALR           943464    Active   04/22/05                   205 SOUTH STATE STREET
994-0956-000    5.INT1-MORT         945553    Active   04/15/05                   50-01/19 ROSEVELT AVENUE
994-0956-000    6.SRC-MORT          945554    Active   04/15/05                   50-01/19 ROSEVELT AVENUE
994-0956-000    7.SRC-MORT.CONSOL   945607    Active   04/15/05                   50-01/19 ROSEVELT AVENUE
994-0956-000    8.SRC-ALR           945610    Active   04/15/05                   50-01/19 ROSEVELT AVENUE
994-0957-000    3.SRC-MORT          951290    Active   05/17/05
994-0957-000    5.SRC-ALR           951294    Active   05/17/05
994-0957-000    11.SRC-GENASN       951360    Active   05/17/05
994-0959-000    11.SRC-GENASN       951405    Active   04/29/05                   3806-3816 TONGRASS AVENUE

----------------------------------------------------------------------------------------------------------
LASALLE FILEID  PROPERTY CITY     JURISDICTION     ST.   ZIP                     LAW FIRM
----------------------------------------------------------------------------------------------------------

994-0926-000    DENVER                              CO         SIDLEY AUSTIN BROWN & WOOD LLP
994-0928-000    PLAINVIEW                           TX         PAUL HASTINGS
994-0928-000    PLAINVIEW                           TX         PAUL HASTINGS
994-0929-000    NEWPORT BEACH                       CA         PIRCHER NICHOLS & MEEKS
994-0929-000    NEWPORT BEACH                       CA         PIRCHER NICHOLS & MEEKS
994-0933-000    WILMINGTON                          NC         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0933-000    WILMINGTON                          NC         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0934-000    SANTA MONICA                        CA         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0935-000    RIVERVIEW                           MI         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0935-000    RIVERVIEW                           MI         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0936-000    CORAL SPRINGS                       FL         SIDLEY AUSTIN BROWN & WOOD LLP
994-0936-000    CORAL SPRINGS                       FL         SIDLEY AUSTIN BROWN & WOOD LLP
994-0936-000    CORAL SPRINGS                       FL         SIDLEY AUSTIN BROWN & WOOD LLP
994-0936-000    CORAL SPRINGS                       FL         SIDLEY AUSTIN BROWN & WOOD LLP
994-0936-000    CORAL SPRINGS                       FL         SIDLEY AUSTIN BROWN & WOOD LLP
994-0938-000    FREDERICK                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0938-000    FREDERICK                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0938-000    FREDERICK                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0938-000    FREDERICK                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0938-000    FREDERICK                           MD         SIDLEY AUSTIN BROWN & WOOD LLP
994-0943-000    KUTZTOWN                            PA         BUCHANAN INGERSOLL
994-0943-000    KUTZTOWN                            PA         BUCHANAN INGERSOLL
994-0945-000    HOUSTON                             TX         PAUL HASTINGS
994-0945-000    HOUSTON                             TX         PAUL HASTINGS
994-0947-000    RALEIGH                             NC         SIDLEY AUSTIN BROWN & WOOD LLP
994-0947-000    RALEIGH                             NC         SIDLEY AUSTIN BROWN & WOOD LLP
994-0947-000    RALEIGH                             NC         SIDLEY AUSTIN BROWN & WOOD LLP
994-0952-000    ANN ARBOR                           MI         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0952-000    ANN ARBOR                           MI         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0956-000    SUNNYSIDE                           NY         BUCHANAN INGERSOLL
994-0956-000    SUNNYSIDE                           NY         BUCHANAN INGERSOLL
994-0956-000    SUNNYSIDE                           NY         BUCHANAN INGERSOLL
994-0956-000    SUNNYSIDE                           NY         BUCHANAN INGERSOLL
994-0957-000    HOUSTON                             TX         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0957-000    HOUSTON                             TX         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0957-000    HOUSTON                             TX         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN
994-0959-000    KETCHIKAN                           AK         SHAW GUSSIS FISHMAN GLANTZ WOLFSON & TOWBIN

-----------------------------------------------------------------------------------
LASALLE FILEID  MERS   ISSUEID  CONTROL NUM.               CONTRIBUTOR
-----------------------------------------------------------------------------------

994-0926-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0928-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0928-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0929-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0929-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0933-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0933-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0934-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0935-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0935-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0936-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0936-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0936-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0936-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0936-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0938-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0938-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0938-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0938-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0938-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0943-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0943-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0945-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0945-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0947-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0947-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0947-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0952-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0952-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0956-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0956-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0956-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0956-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0957-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0957-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0957-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.
994-0959-000          CCMT05C3                CITIGROUP GLOBAL MARKETS REALTY CORP.


                                  SCHEDULE III

    MORTGAGE LOANS AS TO WHICH THE RELATED MORTGAGED PROPERTY IS COVERED BY A
                 SECURED CREDITOR ENVIRONMENTAL INSURANCE POLICY

                                      None.

                                      III-1

                                   SCHEDULE IV

                           SCHEDULE OF REFERENCE RATES



Payment Date*   Class XP Reference Rate   Payment Date*   Class XP Reference Rate
-------------   -----------------------   -------------   -----------------------

   7/15/2005            5.27053%             4/15/2009            5.44486%
   8/15/2005            5.44626              5/15/2009            5.26027
   9/15/2005            5.44630              6/15/2009            5.43558
  10/15/2005            5.27063              7/15/2009            5.26027
  11/15/2005            5.44638              8/15/2009            5.43830
  12/15/2005            5.27071              9/15/2009            5.43830
   1/15/2006            5.27074             10/15/2009            5.26289
   2/15/2006            5.27078             11/15/2009            5.43831
   3/15/2006            5.27111             12/15/2009            5.26289
   4/15/2006            5.44658              1/15/2010            5.26289
   5/15/2006            5.27089              2/15/2010            5.26266
   6/15/2006            5.44665              3/15/2010            5.26496
   7/15/2006            5.27095              4/15/2010            5.44019
   8/15/2006            5.44672              5/15/2010            5.26365
   9/15/2006            5.44675              6/15/2010            5.43592
  10/15/2006            5.27102              7/15/2010            5.26080
  11/15/2006            5.44679              8/15/2010            5.50734
  12/15/2006            5.27106              9/15/2010            5.50732
   1/15/2007            5.27108             10/15/2010            5.32869
   2/15/2007            5.27110             11/15/2010            5.50587
   3/15/2007            5.27152             12/15/2010            5.32865
   4/15/2007            5.44691              1/15/2011            5.32863
   5/15/2007            5.27116              2/15/2011            5.32861
   6/15/2007            5.44696              3/15/2011            5.32938
   7/15/2007            5.27120              4/15/2011            5.50577
   8/15/2007            5.44700              5/15/2011            5.32854
   9/15/2007            5.44702              6/15/2011            5.50573
  10/15/2007            5.27125              7/15/2011            5.32849
  11/15/2007            5.44706              8/15/2011            5.50569
  12/15/2007            5.27129              9/15/2011            5.50567
   1/15/2008            5.44710             10/15/2011            5.32842
   2/15/2008            5.27132             11/15/2011            5.50562
   3/15/2008            5.27151             12/15/2011            5.33068
   4/15/2008            5.44716              1/15/2012            5.50805
   5/15/2008            5.27138              2/15/2012            5.33489
   6/15/2008            5.44470              3/15/2012            5.33980
   7/15/2008            5.26899              4/15/2012            5.51907
   8/15/2008            5.44473              5/15/2012            5.34225
   9/15/2008            5.44475              6/15/2012            5.51962
  10/15/2008            5.26904              7/15/2012            5.34219
  11/15/2008            5.44479              8/15/2012            5.51957
  12/15/2008            5.26907              9/15/2012            5.51954
   1/15/2009            5.26908             10/15/2012            5.34210
   2/15/2009            5.26910             11/15/2012            5.51948
   3/15/2009            5.26972             12/15/2012            5.34204


*Assumes each payment date always occurs on the 15th of the month.

                                      IV-1

                                   SCHEUDLE V

                      CLASS A-SB PLANNED PRINCIPAL BALANCE



                        Class A-SB                                Class A-SB
Payment Date   Planned Principal Balance   Payment Date   Planned Principal Balance
------------   -------------------------   ------------   -------------------------

  7/15/2005          92,945,000.00          3/15/2010           92,945,000.00
  8/15/2005          92,945,000.00          4/15/2010           92,945,000.00
  9/15/2005          92,945,000.00          5/15/2010           92,944,273.20
 10/15/2005          92,945,000.00          6/15/2010           91,619,309.60
 11/15/2005          92,945,000.00          7/15/2010           90,158,186.47
 12/15/2005          92,945,000.00          8/15/2010           88,820,100.68
  1/15/2006          92,945,000.00          9/15/2010           87,475,713.14
  2/15/2006          92,945,000.00          10/15/2010          85,995,684.81
  3/15/2006          92,945,000.00          11/15/2010          84,637,994.31
  4/15/2006          92,945,000.00          12/15/2010          71,494,700.78
  5/15/2006          92,945,000.00          1/15/2011           70,167,286.38
  6/15/2006          92,945,000.00          2/15/2011           68,833,622.17
  7/15/2006          92,945,000.00          3/15/2011           67,114,198.69
  8/15/2006          92,945,000.00          4/15/2011           65,766,155.93
  9/15/2006          92,945,000.00          5/15/2011           64,285,725.53
 10/15/2006          92,945,000.00          6/15/2011           62,924,363.99
 11/15/2006          92,945,000.00          7/15/2011           61,430,970.33
 12/15/2006          92,945,000.00          8/15/2011           60,056,166.10
  1/15/2007          92,945,000.00          9/15/2011           58,674,888.57
  2/15/2007          92,945,000.00          10/15/2011          57,162,110.23
  3/15/2007          92,945,000.00          11/15/2011          56,162,110.23
  4/15/2007          92,945,000.00          12/15/2011          55,162,110.23
  5/15/2007          92,945,000.00          1/15/2012           54,162,110.23
  6/15/2007          92,945,000.00          2/15/2012           53,162,088.47
  7/15/2007          92,945,000.00          3/15/2012           51,589,623.78
  8/15/2007          92,945,000.00          4/15/2012           46,474,885.96
  9/15/2007          92,945,000.00          5/15/2012           45,011,012.49
 10/15/2007          92,945,000.00          6/15/2012           43,655,561.02
 11/15/2007          92,945,000.00          7/15/2012           42,178,808.53
 12/15/2007          92,945,000.00          8/15/2012           40,810,002.47
  1/15/2008          92,945,000.00          9/15/2012           39,434,742.60
  2/15/2008          92,945,000.00          10/15/2012          37,938,708.80
  3/15/2008          92,945,000.00          11/15/2012          36,549,909.76
  4/15/2008          92,945,000.00          12/15/2012          35,040,697.28
  5/15/2008          92,945,000.00          1/15/2013           33,554,899.57
  6/15/2008          92,945,000.00          2/15/2013           32,062,489.11
  7/15/2008          92,945,000.00          3/15/2013           30,223,745.19
  8/15/2008          92,945,000.00          4/15/2013           28,716,410.54
  9/15/2008          92,945,000.00          5/15/2013           27,089,600.56
 10/15/2008          92,945,000.00          6/15/2013           25,568,272.53
 11/15/2008          92,945,000.00          7/15/2013           23,927,841.78
 12/15/2008          92,945,000.00          8/15/2013           22,392,389.97
  1/15/2009          92,945,000.00          9/15/2013           20,850,090.91
  2/15/2009          92,945,000.00          10/15/2013          19,189,247.25
  3/15/2009          92,945,000.00          11/15/2013          17,632,628.99
  4/15/2009          92,945,000.00          12/15/2013          15,957,847.41
  5/15/2009          92,945,000.00          1/15/2014           14,386,776.50
  6/15/2009          92,945,000.00          2/15/2014           12,808,690.12
  7/15/2009          92,945,000.00          3/15/2014           10,891,925.14
  8/15/2009          92,945,000.00          4/15/2014            9,298,141.56
  9/15/2009          92,945,000.00          5/15/2014            7,587,185.14
 10/15/2009          92,945,000.00          6/15/2014            5,978,602.55
 11/15/2009          92,945,000.00          7/15/2014            4,253,241.21
 12/15/2009          92,945,000.00          8/15/2014            2,629,721.69
  1/15/2010          92,945,000.00          9/15/2014              998,939.00
  2/15/2010          92,945,000.00          10/15/2014                      0


                                       V-1

                                   EXHIBIT A-1

  FORM OF CLASS [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] [A-MFL] [A-M] CERTIFICATE

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
      CLASS [A-1] [A-2] [A-3] [A-SB] [A-4][A-1A] [A-MFL] [A-M] COMMERCIAL
                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                                      A-1-1

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [__% per annum]         Initial Certificate Principal Balance
[Variable]                                 of this Certificate as of the Closing
                                           Date:
                                           $_________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 1, 2005                               Class [A-1] [A-2] [A-3] [A-SB] [A-4]
                                           [A-1A] [A-MFL] [A-M] Certificates as
                                           of the Closing Date:
                                           $_________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may require,  the Mortgage Pool as of the Cut-off
with respect to all but one of the         Date, after deducting payments of
Mortgage Loans, the related Due Date of    principal due on or before such date
each such Mortgage Loan in June 2005, and  (the "Initial Pool Balance"):
in the case of one Mortgage Loan           $1,450,972,921
originated in May 2005 and having its
first Due Date in July 2005, June 11,
2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. [A-1] [A-2] [A-3] [A-SB]   CUSIP No.: _____________
[A-4] [A-1A] [A-MFL] [A-M] -___

                                           ISIN: _____________

                                      A-1-2

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

[EXCEPT FOR CLASS A-MFL CERTIFICATES: SOLELY FOR U.S. FEDERAL INCOME TAX
PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE
INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN
SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASS A-MFL CERTIFICATES ONLY: SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN A GRANTOR
TRUST THE ASSETS OF WHICH CONSIST PRIMARILY OF AN INTEREST RATE SWAP AGREEMENT
AND A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A
"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.]

                                      A-1-3

[FOR CLASS A-MFL CERTIFICATES ONLY: THE PASS-THROUGH RATE ON THIS CERTIFICATE IS
BASED UPON LIBOR AND THEREFORE IS SUBJECT TO CHANGE OVER TIME BASED UPON CHANGES
IN THE RATE OF LIBOR. IN ADDITION, THE PASS-THROUGH RATE ON THIS CLASS A-MFL
CERTIFICATE MAY CONVERT TO A DIFFERENT PER ANNUM RATE UNDER CERTAIN
CIRCUMSTANCES SET FORTH IN THE POOLING AND SERVICING AGREEMENT.]

[FOR CLASS A-MFL AND CLASS A-M CERTIFICATES ONLY: THIS CERTIFICATE IS
SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO
THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal
Balance") as of the Closing Date by the aggregate principal balance of all the
Certificates of the same Class as this Certificate (their "Class Principal
Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this
Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital
Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the
Agreement), and ABN AMRO Bank, N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the

                                      A-1-4

Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this
Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or

                                      A-1-5

other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO Properties only after the aggregate
Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class B, Class C
and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the

                                      A-1-6

Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master
Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights allocated to the affected Classes. Any such consent by the Holder of this
Certificate shall be conclusive and binding on such Holder and upon all future
Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-7

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                         CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-SB] [A-4] [A-1A] [A-MFL]
[A-M] Certificates referred to in the within-mentioned Agreement.

Dated:
       -------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-1-8

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:_______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by _______________________, the assignee named above, or _________________________, as its agent.

                                      A-1-9

                                   EXHIBIT A-2

                       FORM OF CLASS [XC] [XP] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
          CLASS [XC] [XP] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable                Initial Certificate Notional Amount
                                           of this Certificate as of the Closing
                                           Date: $____________

Date of Pooling and Servicing Agreement:   Class Notional Amount of all the
June 1, 2005                               Class [XC][XP]
                                           Certificates as of the Closing Date:
                                           $_______________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to all but one       Date, after deducting payments of
of the Mortgage Loans, the related         principal due on or before such date
Due Date of each such Mortgage Loan        (the "Initial Pool Balance"):
in June 2005, and in the case of one       $1,450,972,921
Mortgage Loan originated in May 2005
and having its first Due Date in July
2005, June 11, 2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank,            Trustee: LaSalle Bank National
National Association                       Association

Special Servicer: Allied                   Fiscal Agent: ABN AMRO Bank N.V.
Capital Corporation
Certificate No. Class [XC]                 CUSIP No.:
[XP]- ___
                                           ISIN:

                                      A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

                                     A-2-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL
BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST
ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON
THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Allied
Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered

                                     A-2-3

at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable
Distribution Date in respect of the Class of Certificates to which this
Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5)
Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the
Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global

                                     A-2-4

Certificate, a Transfer of this Certificate to a successor Depository), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such
Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the
Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry
Non-Registered Certificates to be transferred. Upon delivery to the Certificate
Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of
Certificates, by the

                                     A-2-5

denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such

                                     A-2-6

Class of Certificates, by the denomination of the beneficial interest in such
Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the
Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the
Special Servicer, the Swap Counterparty, any Sub-Servicer, any Exemption-Favored
Party or any Mortgagor with respect to Mortgage Loans constituting more than 5%
of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z)
agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are
Plans a similar written representation regarding satisfaction of the

                                     A-2-7

requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv)
alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such
Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of
Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive
Certificate) or the Transferor (if this Certificate constitutes a Global
Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans

                                     A-2-8

and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the Certificateholders (other than the Class R and Class Y Certificateholders) of their respective
Certificates for all Mortgage Loans and each REO Property remaining in the Trust
Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the
Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the
Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the
Agreement. The Agreement permits, but does not require, the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein.
The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The
Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO
Properties only after the aggregate Certificate Principal Balance of the Class
A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class
A-MFL, Class A-J, Class B, Class C and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-9

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [XC] [XP] Certificates referred to in the within-mentioned Agreement.

Dated:
       --------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-2-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-2-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:



                                                                                          Signature of
                                               Amount of                                   Authorized
                         Amount of            Increase in      Principal Amount of     Representative of
                   Decrease in Principal   Principal Amount    this Global Security        Trustee or
                      Amount of this        of this Global        following such           securities
Date of Exchange      Global Security          Security       decrease (or increase)       Custodian
--------------------------------------------------------------------------------------------------------



                                     A-2-12

                                   EXHIBIT A-3

                   FORM OF CLASS [A-J] [B] [C] [D] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
      CLASS [A-J] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: Variable                Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date:
                                           $___________________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 1, 2005                               Class [A-J] [B] [C] [D] Certificates
                                           as of the Closing Date:
                                           $________________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to all but one of    Date, after deducting payments of
the Mortgage Loans, the related Due Date   principal due on or before such date
of each such Mortgage Loan in June 2005,   (the "Initial Pool Balance"):
and in the case of one Mortgage Loan       $1,450,972,921
originated in May 2005 and having its
first Due Date in July 2005, June 11,
2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. [A-J] [B] [C] [D] -___     CUSIP No.: ______________

                                           ISIN: __________________

                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                     A-3-2

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in the notice to
Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last

                                     A-3-3

appeared in the Certificate Register or to any such other address of which the
Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any

                                     A-3-4

agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO Properties only after the aggregate
Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class B, Class C
and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                     A-3-5

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-J] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated:
       -------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                      A-3-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
___________________ for the account of ________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or ___________________________________, as its agent.

                                     A-3-8

                                   EXHIBIT A-4

                    FORM OF CLASS [E] [F] [G] [H] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [Variable]              Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date:
                                           $_______________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 1, 2005                               Class [E] [F] [G] [H] Certificates as
                                           of the Closing Date:
                                           $_______________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to all but one of    Date, after deducting payments of
the Mortgage Loans, the related Due Date   principal due on or before such date
of each such Mortgage Loan in June 2005,   (the "Initial Pool Balance"):
and in the case of one Mortgage Loan       $1,450,972,921
originated in May 2005 and having its
first Due Date in July 2005, June 11,
2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. [E] [F] [G] [H] -___       CUSIP No.: _____________

                                           ISIN:__________________

                                      A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such

                                      A-4-3

distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this
Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of

                                      A-4-4

the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon

                                      A-4-5

delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon

                                      A-4-6

delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories

                                      A-4-7

by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
the Swap Counterparty, any Sub-Servicer, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any

                                      A-4-8

agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO Properties only after the aggregate
Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class B, Class C
and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-4-9

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-10

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:
       -------------

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Authenticating Agent

                                           By:
                                               ---------------------------------
                                               Authorized Representative

                                     A-4-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of Assignor

                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, _____________________________________
to for the account of _________________________________________________________.

          Distributions made by check (such check to be made payable to ________
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-12

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

          The following exchanges of a part of this Global Security have been made:



                                                                                               Signature of
                                                                                                Authorized
                         Amount of               Amount of           Principal Amount of    Representative of
                   Decrease in Principal   Increase in Principal    this Global Security        Trustee or
                       Amount of this      Amount of this Global       following such           securities
Date of Exchange      Global Security             Security         decrease (or increase)       Custodian
-------------------------------------------------------------------------------------------------------------



                                     A-4-13

                                   EXHIBIT A-5

   FORM OF CLASS [J] [K] [L] [M] [N] [O] [P] [CP-1] [CP-2] [CP-3] CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
   CLASS [J] [K] [L] [M] [N] [O] [P] [CP-1] [CP-2] [CP-3] COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                                      A-5-1

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate: [Variable]              Initial Certificate Principal Balance
                                           of this Certificate as of the Closing
                                           Date: $_______________

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the
June 1, 2005                               Class [J] [K] [L] [M] [N] [O] [P]
                                           [CP-1] [CP-2] [CP-3] Certificates as
                                           of the Closing Date:
                                           $_______________

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to all but one of    Date, after deducting payments of
the Mortgage Loans, the related Due Date   principal due on or before such date
of each such Mortgage Loan in June 2005,   (the "Initial Pool Balance"):
and in the case of one Mortgage Loan       $1,450,972,921
originated in May 2005 and having its
first Due Date in July 2005, June 11,
2005.

Closing Date:  June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. [J] [K] [L] [M] [N] [O]    CUSIP No.: _____________
[P] [CP-1] [CP-2] [CP-3] -___

                                           ISIN:________________

                                      A-5-2

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR
ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME
AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE
TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-5-3

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE")
THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS
CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER
THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS
CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE
UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE
SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE
SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS
HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.]

          This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between
Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank,
National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound. In the event of any conflict between any provision of this
Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such

                                      A-5-4

distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the
Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this
Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of

                                      A-5-5

the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the
Agreement, if this Certificate is a Global Certificate, a Transfer of this
Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit
G-1 to the Agreement and a certificate from such Certificateholder's prospective
Transferee substantially in the form attached either as Exhibit G-2 to the
Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel
reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified
Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such
Transfer and/or such Certificateholder's prospective Transferee on which such
Opinion of Counsel is based.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, the Initial
Purchaser or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of
Counsel to the effect that the prospective Transferee is a Qualified
Institutional Buyer and such Transfer may be made without registration under the
Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this
Certificate constitutes a Rule 144A Global Certificate and any Transferee of an
interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in a Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the
Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon

                                      A-5-6

delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry
Non-Registered Certificates, and increase the denomination of the Regulation S
Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the second preceding paragraph, any interest in a
Rule 144A Global Certificate with respect to any Class of Book-Entry
Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified
Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the
Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate.
Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule
144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

          Except as provided in the next paragraph no beneficial interest in a
Regulation S Global Certificate for any Class of Book-Entry Non-Registered
Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such
Transfer shall be required to obtain from such Certificate Owner's prospective
Transferee a written certification substantially in the form set forth in
Exhibit G-5 to the Agreement certifying that such Transferee is not a United
States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry
Non-Registered Certificates may be held only through Euroclear or Clearstream.

          Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry
Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon

                                      A-5-7

delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an
Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and
Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject
Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Initial Purchaser or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this
Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and
407 of ERISA and the excise taxes imposed on such prohibited transactions by
Sections 4975(a) and (b) of the Code, by reason of Sections I and III of
Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii)
alternatively, if this Certificate is rated in one of the four highest generic rating categories

                                      A-5-8

by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
the Swap Counterparty, any Sub-Servicer, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or
407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered
Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry
Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar
(if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the second preceding sentence, then such
Transferee shall be deemed to have represented and warranted that either: (i)
such Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.]

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any

                                      A-5-9

agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the
Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the
Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO Properties only after the aggregate
Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class B, Class C
and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                     A-5-10

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-11

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [J] [K] [L] [M] [N] [O] [P] [CP-1] [CP-2]
[CP-3] Certificates referred to in the within-mentioned Agreement.

Dated:
       --------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-5-12

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of ____________________________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-13

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:



                                                                                               Signature of
                                                                                                Authorized
                         Amount of               Amount of           Principal Amount of    Representative of
                   Decrease in Principal   Increase in Principal    this Global Security        Trustee or
                       Amount of this          Amount of this          following such           securities
Date of Exchange      Global Security         Global Security      decrease (or increase)       Custodian
----------------   ---------------------   ---------------------   ----------------------   -----------------



                                     A-5-14

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this
June 1, 2005                               Certificate in the related
                                           Class: _____%

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context               the Mortgage Pool as of the Cut-off
may require, with respect to all but one   Date, after deducting payments of
of the Mortgage Loans, the related Due     principal due on or before such date
Date of each such Mortgage Loan in June    (the "Initial Pool Balance"):
2005, and in the case of one Mortgage      $1,450,972,921
Loan originated in May 2005 and having
its first Due Date in July 2005,
June 11, 2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. R -___

                                      A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                     A-6-2

          This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), between Citigroup
Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National
Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Allied Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank
N.V., as a fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This
Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

                                     A-6-3

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates), then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or

                                     A-6-4

qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this
Certificate unless it has received from the prospective Transferee, either: (i)
a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate
Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections
406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of
Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this
Certificate must be a Permitted Transferee and shall promptly notify the Master
Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed
Transfer of any Ownership Interest in this Certificate, the Certificate
Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and
Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such

                                     A-6-5

Transferee is a Permitted Transferee, that it is not acquiring its Ownership
Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership
Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible
Officer of the Certificate Registrar has actual knowledge that the proposed
Transferee is an entity classified as a partnership under the Code, the
Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its
Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a
Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Trustee and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the
Transfer of a Class R Certificate to a Person that is not a Permitted
Transferee.

          A "Permitted Transferee" is any Transferee of a Class R Certificate
other than a Disqualified Organization, a Plan, a Non-United States Tax Person
or a United States Tax Person with respect to whom income on the Class R
Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

          A "Disqualified Organization" is any of the following: (i) the United
States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of

                                     A-6-6

any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers'
cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv)
rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate
Registrar based upon an Opinion of Counsel (which shall not be an expense of the
Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of
Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for
United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set

                                     A-6-7

forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the
Master Servicer, the Special Servicer or the Majority Controlling Class
Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO
Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO Properties only after the aggregate
Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-M, Class A-MFL, Class A-J, Class B, Class C
and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-8

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:
       ---------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-6-9

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
________________________________________________________________________________

          Distributions made by check (such check to be made payable to_________
______________________) and all applicable statements and notices should be mailed to ______________________________________________________________________
________________________________________________________________________________

          This information is provided by _________________________________, the assignee named above, or _____________________________________, as its agent.

                                     A-6-10

                                   EXHIBIT A-7

                           FORM OF CLASS Y CERTIFICATE

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
                    CLASS Y COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2005-C3

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage
Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this
June 1, 2005                               Certificate in Class Y: ___%

Cut-off Date: Individually and             Aggregate unpaid principal balance of
collectively, as the context may           the Mortgage Pool as of the Cut-off
require, with respect to all but one of    Date, after deducting payments of
the Mortgage Loans, the related Due Date   principal due on or before such date
of each such Mortgage Loan in June 2005,   (the "Initial Pool Balance"):
and in the case of one Mortgage Loan       $1,450,972,921
originated in May 2005 and having its
first Due Date in July 2005, June 11,
2005.

Closing Date: June 28, 2005

First Distribution Date: July 15, 2005

Master Servicer: Wachovia Bank, National   Trustee: LaSalle Bank National
Association                                Association

Special Servicer: Allied Capital           Fiscal Agent: ABN AMRO Bank N.V.
Corporation

Certificate No. Y-___

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP
COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, ALLIED
CAPITAL CORPORATION, LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the
Agreement), Wachovia Bank, National Association, as master servicer (the "Master
Servicer", which term includes any successor entity under the Agreement), Allied
Capital Corporation, as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as a fiscal agent (the "Fiscal
Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Certificate by virtue of the acceptance hereof assents

                                     A-7-2

and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such
11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such
Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate
Register. Notwithstanding the above, the final distribution in respect of this
Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Certificate Account, the A/B Custodial Accounts, the Distribution Account and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-7-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, then the
Certificate Registrar shall refuse to register such Transfer unless it receives
(and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such
Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer,
the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar
in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

          None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify the Class of Certificates to which this
Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the
Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a
Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the
Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of
ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Initial Purchaser or any of their respective Affiliates, the Certificate Registrar shall refuse to register the

                                     A-7-4

Transfer of this Certificate unless it has received from the prospective
Transferee, either: (i) a certification to the effect that such prospective
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. The form of certification attached to the Agreement as
Exhibit H-1 is acceptable for purposes of the preceding sentence. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either:
(i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a)
and (b) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of
Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this
Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee,
the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the
Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or
any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the
Agreement of the Depositor, the Master Servicer, the Special Servicer, the
Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earliest to occur of (A) the purchase by the Master Servicer, the
Special Servicer or the Majority Controlling Class Certificateholder of all
Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, (B) the exchange by all the
Certificateholders (other than the Class R and Class Y Certificateholders) of their respective Certificates for all Mortgage Loans and each REO Property remaining in the Trust Fund, and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the
Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all

                                     A-7-5

amounts which may have become due and owing to any of them under the Agreement.
The Agreement permits, but does not require, the Master Servicer, the Special
Servicer or the Majority Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates;
however, such right to purchase is subject to the aggregate Stated Principal
Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof. The
Certificateholders (exclusive of the Class R and Class Y Certificateholders) may exchange their respective Certificates for the remaining Mortgage Loans and REO
Properties only after the aggregate Certificate Principal Balance of the Class
A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-M, Class
A-MFL, Class A-J, Class B, Class C and Class D Certificates are reduced to zero.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any
Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.
The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a
REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Y Certificates referred to in the within-mentioned Agreement.

Dated:
       -------------

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Representative

                                     A-7-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ______________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
_________________ for the account of __________________________________________.

          Distributions made by check (such check to be made payable to
______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-8

                                    EXHIBIT B

                                   [RESERVED]

                                       B-1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

To the parties listed on the attached Schedule A

          Re: Citigroup Commercial Mortgage Trust 2005-C3
              Commercial Mortgage Pass Through Certificates, Series 2005-C3 (the
              "Certificates")

Ladies and Gentlemen:

          Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement
dated as of June 1, 2005, relating to the above-referenced Certificates (the
"Agreement"), LaSalle Bank National Association, in its capacity as trustee (the
"Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of "Mortgage
File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a
Responsible Officer of the Trustee to be required, clauses (iii), (iv)(B),
(iv)(C), (vi), (viii), (ix)(A) and (x) through (xiii) of the definition of
"Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage
Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

          Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      C-1

                                   SCHEDULE A

Wachovia Bank, National Association
NC 1075, 8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attn: Citigroup Commercial Mortgage Trust 2005-C3

Allied Capital Corporation
1919 Pennsylvania Avenue N.W.
Washington, D.C. 20006
Attn: Citigroup Commercial Mortgage Trust 2005-C3

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York 10013

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013

IXIS Real Estate Capital Inc.
9 West 57th Street, 36th Floor
New York, New York 10019

                                      C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer (the "Master
Servicer"), Allied Capital Corporation, as special servicer (the "Special
Servicer"), LaSalle Bank National Association as trustee (the "Trustee) and ABN
AMRO Bank N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as
Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____ 1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ____ 2.   Other. (Describe) _______________________________________________
               _________________________________________________________________
               _________________________________________________________________

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,

                                      D-1-1

unless the Mortgage Loan has been paid in full, in which case the Mortgage File
(or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           WACHOVIA BANK, NATIONAL ASSOCIATION

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of June 1, 2005 (the "Pooling and Servicing
Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer (the "Master
Servicer"), Allied Capital Corporation, as special servicer (the "Special
Servicer"), LaSalle Bank National Association, as trustee (the "Trustee) and ABN
AMRO Bank N.V., as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as
Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

          Property Name: _______________________________________________________

          Address: _____________________________________________________________

          Control No.: _________________________________________________________

          If only particular documents in the Mortgage File are requested, please specify which: __________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Reason for requesting file (or portion thereof):

     ____ 1.   Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

     ____ 2.   Other. (Describe) _______________________________________________
               _________________________________________________________________
               _________________________________________________________________

                                      D-2-1

          The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           ALLIED CAPITAL CORPORATION

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      D-2-2

                                    EXHIBIT E

                          CALCULATION OF NET CASH FLOW

          "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards.
Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special
Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms
(including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each
Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each
Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.0% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to

                                       E-1

single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and
(d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                       E-2

                                    EXHIBIT F

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       F-1



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
135 S. LaSalle Street Suite 1625                               SERIES 2005-C3                              Prior Payment:        N/A
Chicago, IL 60603                                                                                          Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                        ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                             Analyst:
                                                    REPORTING PACKAGE TABLE OF CONTENTS




------------------------------------------------------------------------------------------------------------------------------------

----------------------------------   -------------------------------------------------------   -------------------------------------

                                                                                     Page(s)
Issue Id:                CCM T05C3                                                   -------   Closing Date:               6/29/2005
Monthly Data File Name:              REMIC Certificate Report                                  First Payment Date:         7/15/2005
            CCM T05C3 YYYYMM 3.zip   Bond Interest Reconciliation                              Assumed Final Payment Date: 5/15/2043
                                     Cash Reconciliation Summary
----------------------------------   15 Month Historical Loan Status Summary                   -------------------------------------
                                     15 Month Historical Payoff/Loss Summary
                                     Historical Collateral Level Prepayment Report
                                     Delinquent Loan Detail
                                     Mortgage Loan Characteristics
                                     Loan Level Detail
                                     Specially Serviced Report
                                     Modified Loan Detail
                                     Realized Loss Detail
                                     Appraisal Reduction Detail
                                     -------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
     --------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Citigroup Commercial Mortgage Securities Inc.
     UNDERWRITER: Citigroup Global Markets Inc. / IXIS Securities North America Inc. / Deutsche Bank Securities Inc. / Wachovia
                                                        Capital Markets, LLC
                                        MASTER SERVICER: Wachovia Bank, National Association
                                            SPECIAL SERVICER: Allied Capital Corporation
                         RATING AGENCY: Standard & Poor's Rating Services / Moody's Investors Service, Inc.

     --------------------------------------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                 LaSalle Web Site                                  www.etrustee.net
                                 Servicer Website                                  www.wachovia.com
                                 LaSalle Factor Line                                 (800) 246-5761

                                 ------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
WAC:                                                                                                       Next Payment:   8/17/2005
WA Life Term:                                                                                              Record Date:    6/30/2005
WA Amort Term:                                          ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                              REMIC CERTIFICATE REPORT




------------------------------------------------------------------------------------------------------------------------------------
           ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT        RATE
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
                  0.00        0.00        0.00           0.00           0.00        0.00          0.00         0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                                                  ====


Notes:  (1)  N denotes notional balance not included in total

        (2)  Accrued Interest plus/minus Interest Adjustment minus Deferred
             Interest equals Interest Payment

        (3)  Estimated



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

                                                       BOND INTEREST RECONCILIATION




----------------------------------------------------------------------------------------------------------------------------------
                                                          Deductions                                Additions
                                             --------------------------------  ---------------------------------------------------
          Accrual                 Accrued                Deferred &               Prior      Int Accrual    Prepay-       Other
       ------------  Pass Thru  Certificate  Allocable    Accretion  Interest  Int. Short-    on prior        ment      Interest
Class  Method  Days     Rate      Interest      PPIS      Interest   Loss/Exp   falls Due   Shortfall (3)  Penalties  Proceeds (1)
----------------------------------------------------------------------------------------------------------------------------------

                                --------------------------------------------------------------------------------------------------
                                       0.00        0.00        0.00      0.00         0.00                      0.00          0.00
==================================================================================================================================

----------------------------------------------------------------------------------

                                                 Remaining
       Distributable  Interest  Current Period  Outstanding      Credit Support
        Certificate    Payment   (Shortfall)/     Interest   ---------------------
Class   Interest (2)   Amount      Recovery      Shortfalls  Original  Current (4)
----------------------------------------------------------------------------------

       ----------------------------------------------------
                0.00      0.00                         0.00
==================================================================================


(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY




------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------  ---------------------------------------  -------------------------------------------
               INTEREST SUMMARY                            PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
----------------------------------------------  ---------------------------------------  -------------------------------------------

Current Scheduled Interest                      SCHEDULED PRINCIPAL:                     Current Servicing Fees
Less Deferred Interest                          Current Scheduled Principal              Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int                Advanced Scheduled Principal             Less Reduction for PPIS
Plus Gross Advance Interest                     ---------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction                Scheduled Principal                      -------------------------------------------
Less Other Interest Not Advanced                ---------------------------------------  Total Servicing Fees
Less Other Adjustment                           UNSCHEDULED PRINCIPAL:                   -------------------------------------------
----------------------------------------------  Curtailments
Total                                           Advanced Scheduled Principal             -------------------------------------------
----------------------------------------------  Liquidation Proceeds                                      PPIS SUMMARY
UNSCHEDULED INTEREST:                           Repurchase Proceeds                      -------------------------------------------
----------------------------------------------  Other Principal Proceeds                 Gross PPIS
Prepayment Penalties                            ---------------------------------------  Reduced by PPIE
Yield Maintenance Penalties                     Total Unscheduled Principal              Reduced by Shortfalls in Fees
Other Interest Proceeds                         ---------------------------------------  Reduced by Other Amounts
----------------------------------------------  Remittance Principal                     -------------------------------------------
Total                                           ---------------------------------------  PPIS Reducing Scheduled Interest
----------------------------------------------  Remittance P&I Due Trust                 -------------------------------------------
Less Fees Paid to Servicer                      ---------------------------------------  PPIS Reducing Servicing Fee
Less Fee Strips Paid by Servicer                Remittance P&I Due Certs                 -------------------------------------------
----------------------------------------------  ---------------------------------------  PPIS Due Certificate
LESS FEES & EXPENSES PAID BY/TO SERVICER                                                 -------------------------------------------
----------------------------------------------  ---------------------------------------
Special Servicing Fees                                    POOL BALANCE SUMMARY           -------------------------------------------
Workout Fees                                    ---------------------------------------   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Liquidation Fees                                                        Balance   Count  -------------------------------------------
Interest Due Serv on Advances                   ---------------------------------------                        Principal   Interest
Non Recoverable Advances                        Beginning Pool                           -------------------------------------------
Misc. Fees & Expenses                           Scheduled Principal                      Prior Outstanding
----------------------------------------------  Unscheduled Principal                    Plus Current Period
Plus Trustee Fees Paid by Servicer              Deferred Interest                        Less Recovered
----------------------------------------------  Liquidations                             Less Non Recovered
Total Unscheduled Fees & Expenses               Repurchases                              -------------------------------------------
----------------------------------------------  ---------------------------------------  Ending Outstanding
Total Interest Due Trust                        Ending Pool                              -------------------------------------------
----------------------------------------------  ---------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
----------------------------------------------
Total
----------------------------------------------
Total Interest Due Certs
----------------------------------------------

====================================================================================================================================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




------------  ----------------------------------------------------------------------------
                                      Delinquency Aging Categories
              ----------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO
Distribution  ----------------------------------------------------------------------------
    Date       #    Balance      #   Balance      #   Balance     #   Balance  #   Balance
============  ============================================================================

  07/15/05
------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

============  ============================================================================

------------  -----------------------------------------------
                        Special Event Categories (1)
              -----------------------------------------------
              Modifications  Specially Serviced   Bankruptcy
Distribution  -----------------------------------------------
    Date        #   Balance      #   Balance      #   Balance
============  ===============================================

  07/15/05
------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

============  ===============================================


(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




------------  --------------------------------------------------------------------------------------------------------
              Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  --------------------------------------------------------------------------------------------------------
    Date         #   Balance    #   Balance   #   Amount        #   Balance         #   Balance         #   Amount
------------  --------------------------------------------------------------------------------------------------------

  07/15/05
------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

============  ========================================================================================================

------------  ----------------------------------
              Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------
    Date       Life  Amort.      Coupon  Remit
------------  ----------------------------------

  07/15/05
------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

============  ==================================


(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT




-------------------   ---------------------------------   ---------------------   ---------------------
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date        Type     Location
-------------------   ---------------------------------   ---------------------   ---------------------

===================   =================================   =====================   =====================
                      CURRENT               0         0
                      CUMULATIVE
                                       ================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL




---------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                        Special
Disclosure   Thru   Current P&I       P&I         Protection        Advance          Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances     Description (1)   Transfer Date       Date         Date      Date
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq   2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More    5. Prepaid in Full
4. Matured Balloon/Assumed Scheduled Payment         6. Specially  Serviced

7. P&I Advance (Foreclosure)   9. REO    11. Modification
8. P&I Advance (REO)           10. DPO
---------------------------------------------------------------------------------------------------------------------------------


**   Outstanding P&I Advances include the current period P&I Advance



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date: 7/15/2005
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:   7/15/2005
                                     SERIES 2005-C3                  Prior Payment:        N/A
                                                                     Next Payment:   8/17/2005
                                                                     Record Date:    6/30/2005
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                 DISTRIBUTION OF PRINCIPAL BALANCES
----------------------------------------------------------------------
                                                    Weighted Average
Current Scheduled    # of   Scheduled     % of    --------------------
     Balances       Loans    Balance    Balance   Term   Coupon   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                        0           0     0.00%
======================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
---------------------------------------------------------------------
                                                   Weighted Average
Fully Amortizing    # of   Scheduled     % of    --------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                       0           0     0.00%
=====================================================================
                                       Minimum Remaining Term
                                       Maximum Remaining Term

            DISTRIBUTION OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------
                                                   Weighted Average
Current Mortgage    # of   Scheduled     % of    --------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                       0           0     0.00%
=====================================================================
Minimum Mortgage Interest Rate   10.0000%
Maximum Mortgage Interest Rate   10.0000%

              DISTRIBUTION OF REMAINING TERM (BALLOON)
-------------------------------------------------------------------
                                                 Weighted Average
    Balloon       # of   Scheduled     % of    --------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   DSCR
-------------------------------------------------------------------
 0    to    60
 61   to   120
121   to   180
181   to   240
241   to   360
-------------------------------------------------------------------
                     0           0     0.00%
===================================================================
Minimum Remaining Term   0
Maximum Remaining Term   0



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                     SERIES 2005-C3                  Prior Payment:
                                                                     Next Payment:
                                                                     Record Date:
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                  DISTRIBUTION OF DSCR (CURRENT)
----------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                      GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------
                       # of   Scheduled     % of
Geographic Location   Loans    Balance    Balance   WAMM   WAC   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                          0                 0.00%
=====================================================================



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                     SERIES 2005-C3                  Prior Payment:
                                                                     Next Payment:
                                                                     Record Date:
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                DISTRIBUTION OF PROPERTY TYPES
----------------------------------------------------------------
                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================

                  DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------

===================================================================

                DISTRIBUTION OF LOAN SEASONING
-----------------------------------------------------------------
                   # of   Scheduled     % of
Number of Years   Loans    Balance    Balance   WAMM   WAC   DSCR
-----------------------------------------------------------------

-----------------------------------------------------------------
                      0           0     0.00%
=================================================================

             DISTRIBUTION OF YEAR LOANS MATURING
---------------------------------------------------------------
                 # of   Scheduled     % of
     Year       Loans    Balance    Balance   WAMM   WAC   DSCR
---------------------------------------------------------------
     2003
     2004
     2005
     2006
     2007
     2008
     2009
     2010
     2011
     2012
     2013
2014 & Longer
---------------------------------------------------------------
                    0           0     0.00%
===============================================================



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL




-------------------------------------------------------------------------------------------------------------
                                                   Operating                Ending
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.
 Control #   Grp     Type     State   DSCR   NOI      Date       Date      Balance    Rate      P&I      Flag
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                              W/Avg   0.00     0                                  0                  0
=============================================================================================================

-------------------------------------------------------------
              Spec.           Loan           Prepayment
Disclosure    Serv   ASER    Status   -----------------------
 Control #    Flag   Flag   Code(1)   Amount   Penalty   Date
-------------------------------------------------------------

-------------------------------------------------------------
                                           0         0
=============================================================
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months
              B. P&I Adv - < one month delinq   2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I

              5. Prepaid in Full      7. Foreclosure   9. REO    11. Modification
              6. Specially Serviced   8. Bankruptcy    10. DPO
------------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL




---------------------   -----------   ------------------   --------------------------------   ----------------   -----------------
                                            Balance                          Remaining Term
Disclosure   Transfer   Loan Status   ------------------   Note   Maturity   --------------   Property                         NOI
 Control #     Date       Code (1)    Scheduled   Actual   Rate     Date      Life   Amort.     Type     State   NOI   DSCR   Date
---------------------   -----------   ------------------   --------------------------------   ----------------   -----------------

=====================   ===========   ==================   ================================   ================   =================

(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months
              B. P&I Adv - < one month delinq   2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I

5. Prepaid in Full       7. Foreclosure   9. REO    11. Modification
6. Specially  Serviced   8. Bankruptcy    10. DPO
----------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                             CITIGROUP COMMERCIAL MORTGAGE TRUST                   Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS




----------------------------------------------------------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                                                     Comments
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL




==================================================================================================================================
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity                                     Modification
Control #        Date         Date       Date                                        Description
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================




ABN AMRO                                           CITIGROUP COMMERCIAL MORTGAGE TRUST                     Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL




===========================================================================================
                                                     Beginning               Gross Proceeds
                Disclosure   Appraisal   Appraisal   Scheduled     Gross        as a % of
Period           Control #      Date       Value      Balance    Proceeds   Sched Principal
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
CURRENT TOTAL                                             0.00       0.00
CUMULATIVE                                                0.00       0.00
===========================================================================================

=====================================================================
                  Aggregate       Net        Net Proceeds
                Liquidation   Liquidation      as a % of     Realized
Period           Expenses *     Proceeds    Sched. Balance     Loss
---------------------------------------------------------------------

---------------------------------------------------------------------
CURRENT TOTAL          0.00          0.00                        0.00
CUMULATIVE             0.00          0.00                        0.00
=====================================================================


*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



ABN AMRO                                           CITIGROUP COMMERCIAL MORTGAGE TRUST                     Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL




---------------------  ------------------------------------  ------------------------------  ---------------  ----  -----------
                                                                             Remaining Term                          Appraisal
Disclosure  Appraisal  Scheduled    ARA   Current P&I        Note  Maturity  --------------  Property               -----------
 Control #  Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life  Amort.     Type    State  DSCR  Value  Date
---------------------  ------------------------------------  ------------------------------  ---------------  ----  -----------

=====================  ====================================  ==============================  ===============  ====  ===========


                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Citigroup Commercial
           Mortgage Trust 2005-C3

     Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
         Pass-Through Certificates, Series 2005-C3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of June 28, 2005 (the "Closing Date") of
         $___________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of June 1, 2005, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National
Association, as Master Servicer, Allied Capital Corporation, as Special
Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
     offered, transferred, pledged, sold or otherwise disposed of any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a
     Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any
     Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
     Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a)
     through (e) hereof) would constitute a distribution of the Transferred
     Certificates under the Securities Act of 1933, as amended (the "Securities
     Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would

                                      G-1-1

     require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                           Very truly yours,

                                           -------------------------------------
                                           (Transferor)

                                           -------------------------------------
                                           By:
                                           Name:
                                           Title:

                                      G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Citigroup Commercial
           Mortgage Trust 2005-C3

     Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
         Pass-Through Certificates, Series 2005-C3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of June 28, 2005 (the "Closing Date") of
         $__________] [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
____________________________ (the "Transferor") to ____________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of June 1, 2005, between
Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank,
National Association, as Master Servicer, Allied Capital Corporation, as Special
Servicer, LaSalle Bank National Association as Trustee, and ABN AMRO Bank N.V.
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of

                                     G-2-1

     the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust
     created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis
     $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
     (ii) the Transferee satisfies the criteria in the category marked below.

     ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     G-2-3

          or equivalent institution and (b) has an audited net worth of at least
          $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ____ Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     ____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     ____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
          1974.

     ____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     ____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) ________________________________________________________
          ______________________________________________________________________
          _____________________________________________________________________.

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining

                                     G-2-4

     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___   ___   Will the Transferee be purchasing the Transferred
          Yes   No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the
     Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the
     Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date:

                                     G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and [name of Certificate Registrar], as Certificate
Registrar, with respect to the mortgage pass-through certificates (the
"Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or,
     if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies
     (as defined below), is an executive officer of the investment adviser (the
     "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the
     Transferee alone owned and/or invested on a discretionary basis, or the
     Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the
     Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of
     Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _____ The Transferee owned and/or invested on a discretionary basis
           $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
           144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
           Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,

                                     G-2-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the
     Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ____   ____   Will the Transferee be purchasing the Transferred
          Yes    No     Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        Print Name of Transferee or Adviser

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                     G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, Citigroup Commercial
           Mortgage Trust 2005-C3

     Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
         Pass-Through Certificates, Series 2005-C3, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate
         Notional Amount] as of June 28, 2005 (the "Closing Date") of $ ]
         [representing a ____% Percentage Interest in the applicable Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling
and Servicing Agreement"), dated as of June 1, 2005, between Citigroup
Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National
Association, as Master Servicer, Allied Capital Corporation, as Special
Servicer, LaSalle Bank National Association as Trustee, and ABN AMRO Bank N.V.,
as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the
     "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Class of Certificates to which the
     Transferred Certificates belong, and (c) neither the Transferred
     Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certificate from the prospective transferor substantially

                                     G-3-1

     in the form attached as Exhibit G-1 to the Pooling and Servicing Agreement
     and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and
     Servicing Agreement or as Exhibit G-3 to the Pooling and Servicing
     Agreement; or (B) an Opinion of Counsel satisfactory to the Certificate
     Registrar to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such
     Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that each
     Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a)
     offered, pledged, sold, disposed of or otherwise transferred any
     Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any
     Transferred Certificate or any other similar security with any person in any

                                     G-3-2

     manner, (d) made any general solicitation with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or
     (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e)
     above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred
     Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the
     Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
     Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) nature, performance and servicing of the Mortgage Loans, (d) the
     Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities Act or an entity in which all of its equity owners come within such paragraphs.
     The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                     G-3-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     G-3-4

                                  EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of June 28, 2005 (the "Closing Date") of
              $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of June 1, 2005, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied
Capital Corporation, as Special Servicer, LaSalle Bank National Association as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the
Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b)
     none of the Depositor, the Trustee or the Certificate Registrar is
     obligated so to register or qualify the Transferred Certificates, and (c)
     neither any Transferred Certificate nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification.

                                      G-4-1

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing
     Agreement, which provisions it has carefully reviewed, and that the
     Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE
          SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER
          DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH
          REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH
          DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN
          ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
          SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
          (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT
          THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF
          1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE
          CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS
          DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST
          HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
          ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
          ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02
          OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      G-4-2

          4. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, and (e) all related matters, that it has requested.

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule
     144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in
          Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     ____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan

----------
(1)  Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      G-4-4

          association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
          Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ____ Broker-dealer. The Transferee is a dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

     ____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ____ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ____ Plan. The Transferee is an employee benefit plan within the meaning of
          Title I of the Employee Retirement Income Security Act of 1974.

     ____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
     repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the
     Transferee used the cost of such securities to such Person, unless such
     Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the
     Transferee may have included securities owned by subsidiaries of such
     Person, but only if such subsidiaries are consolidated with such Person in its financial

                                      G-4-5

     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such
     Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities
     Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the
     Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

           ____   ___  Will the Transferee be acquiring interests in the
           Yes    No   Transferred Certificates only for the Transferee's own
                       account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the
     Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                      G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and for the benefit of Citigroup Commercial Mortgage
Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the
     "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of
     Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
     Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least
     $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
     Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis
               $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                      G-4-7

          4. The term "securities" as used herein does not include (i)
     securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the
     Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

           ____   ___  Will the Transferee be acquiring interests in the
           Yes    No   Transferred Certificates only for the Transferee's own
                       account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred
     Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the
     Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

                                      G-4-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                         ---------------------------------------
                                         (Transferee or Adviser)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                         IF AN ADVISER:

                                         Print Name of Transferee

                                         ---------------------------------------

                                         Date:

                                      G-4-9

                                  EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate
              Notional Amount] as of June 28, 2005 (the "Closing Date") of
              $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
dated as of June 1, 2005, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Allied
Capital Corporation, as Special Servicer, LaSalle Bank National Association, as
Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the
Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the
Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate

                                      G-5-1

or trust) held by a dealer or other fiduciary for the benefit or account of a
United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities
Person by a dealer or other professional fiduciary organized, incorporated or
(if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts;
provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the
Asian Development Bank, the African Development Bank, the United Nations and
their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute
United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:           ,
       ----------  -----

                                         Very truly yours,

                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                      G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
       IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                           , 20
                              -------------    --

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of June 28, 2005 (the "Closing Date")
of $__________] [evidencing a ____% Percentage Interest in the subject Class]
(the "Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement (the
"Pooling and Servicing Agreement"), dated as of June 1, 2005, between Citigroup
Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National
Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as
Certificate Registrar, as follows (check the applicable paragraph):

     ____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a
          Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     ____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section
          4975 of the Code, by reason of Sections I and III of Prohibited
          Transaction Class Exemption 95-60.

                                     H-1-1

     ____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited
          Transaction Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
          Securities Act, (Y) is not sponsored (within the meaning of Section
          3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan
          Seller, the Master Servicer, the Special Servicer, the Swap
          Counterparty, any Sub-Servicer, any Exemption-Favored Party or any
          Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
          Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
          (X) and (Y).

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     H-1-2

                                   EXHIBIT H-2

                       FORM II OF TRANSFEREE CERTIFICATE
       IN CONNECTION WITH ERISA (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                     [Date]

[TRANSFEROR]

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Corporation ("DTC") and the Depository Participants) in
Class ___ Certificates [having an initial aggregate [Certificate Principal
Balance] [Certificate Notional Amount] as of June 28, 2005 (the "Closing Date")
of $__________] [evidencing a ____% Percentage Interest in the related Class]
(the "Transferred Certificates"). The Certificates, including the Transferred
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"), among Citigroup
Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National
Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association as trustee, and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a
          Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

     ____ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a)
          and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption
          95-60.

     ____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is being acquired by or on behalf of a
          Plan in reliance on Prohibited Transaction

                                     H-2-1

          Exemption 91-23 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not
          sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
          Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer,
          the Special Servicer, the Swap Counterparty, any Sub-Servicer, or any
          Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its
          Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
          (X) and (Y).

                                         Very truly yours,

                                         ---------------------------------------
                                         (Transferee)

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                     H-2-2

                                  EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates"),
              issued pursuant to the Pooling and Servicing Agreement (the
              "Pooling and Servicing Agreement"), dated as of June 1, 2005, between Citigroup Commercial Mortgage Securities Inc., as
              Depositor, Wachovia Bank, National Association, as Master
              Servicer, Allied Capital Corporation, as Special Servicer,
              LaSalle Bank National Association, as Trustee, and ABN AMRO Bank
              N.V., as Fiscal Agent

STATE OF __________________________ )
                                    )   ss.: ___________________________________
COUNTY OF ________________________  )

          The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

          1. ______________________________ (the "Purchaser"), is acquiring
Class R Certificates representing ________________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC")
designated as "REMIC I", "REMIC II" and the "Loan REMIC", respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

          2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political

                                     I-1-1

subdivision thereof if all of its activities are subject to tax (except for the
Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and
"international organization" shall have the meanings set forth in Section 7701 of the Code.

          3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any
Class R Certificates to a Disqualified Organization.

          4. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

          5. The Purchaser agrees to such amendments of the Pooling and
Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an
agent thereof or a person that does not satisfy the requirements of paragraph 7.

          6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of REMIC I, REMIC II and the Loan REMIC pursuant to Section 10.01 of the Pooling and Servicing Agreement.

          7. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

               [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

          8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class R
          Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

     iv.  The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base
          (within the meaning of any applicable

                                     I-1-2

          income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class R Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the
          Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the
          Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

[_] 9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section 7701
          (a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

                                     I-1-3

     OR

[_]  ii)  The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United
          States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

          c) intends to pay the taxes associated with holding a Class R
          Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Trustee with an effective IRS
          Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

          Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                     I-1-4

          IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                         By:
                                             -----------------------------------

                                         Name:
                                               ---------------------------------

                                         Title:
                                                --------------------------------

          Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                         Subscribed and sworn before me this
                                                 day of               , 20     .
                                         -------        --------------    -----

                                         ---------------------------------------
                                         Notary Public

                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
              Pass-Through Certificates, Series 2005-C3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the
"Residual Interest Certificates"). The Certificates, including the Residual
Interest Certificates, were issued pursuant to the Pooling and Servicing
Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia
Bank, National Association, as master servicer, Allied Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO
Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

               1. No purpose of the Transferor relating to the transfer of the
     Residual Interest Certificates by the Transferor to the Transferee is or
     will be to impede the assessment or collection of any tax.

               2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the
     Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

               3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States

                                     I-2-1

     income tax purposes (and the Transferor may continue to be liable for
     United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                     [Date]

Standard & Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention: Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 1, 2005 and relating to Citigroup
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2005-C3 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
________________ to serve as the [Special Servicer [(other than with respect to
___________]] [Carolina Place Special Servicer] under the Agreement.

          The designation of __________________ as [Special Servicer [(other than with respect to ___________]] [Carolina Place Special Servicer] will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the [Special Servicer [(other than with respect to
___________]] [Carolina Place Special Servicer] were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates.
Accordingly, such confirmation is hereby requested as soon as possible.

                                     J-1-1

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Receipt acknowledged:

STANDARD & POOR'S RATINGS SERVICES

By:
    ---------------------------------
    Name:
    Title:
    Date:

MOODY'S INVESTORS SERVICE, INC.

By:
    ---------------------------------
    Name:
    Title:
    Date:

                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]

          Re: Citigroup Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 1, 2005, relating to Citigroup Commercial Mortgage Trust 2005-C3,
Commercial Mortgage Pass-Through Certificates, Series 2005-C3 (the "Agreement"),
the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [Special Servicer [(other than with respect to
___________]] [Carolina Place Special Servicer] under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [Special Servicer [(other than with respect to ___________]] [Carolina Place Special Servicer]. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

          Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

                                        [NAME OF PROPOSED SPECIAL SERVICER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     J-2-1

                                    EXHIBIT K

                                   [RESERVED]

                                       K-1

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

Wachovia Bank, National Association
NC 1075, 8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attention: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
           Pass-Through Certificates, Series 2005-C3

Allied Capital Corporation
1919 Pennsylvania Avenue N.W.
Washington, D.C. 20006
Attn: Citigroup Commercial Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, Allied
Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent, with respect to Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the
Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and
          Servicing Agreement; or

                                     L-1-1

               (ii) ____ a password [and username] pursuant to the Pooling and
          Servicing Agreement for access to information (also, the
          "Information") provided on the [Trustee's] [Master Servicer's]
          [Special Servicer's] Internet Website.

          3. In connection with accessing the website of the [Master Servicer]
[Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in accordance with the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be
disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [BENEFICIAL OWNER OF A CERTIFICATE]
                                        [REGISTERED HOLDER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

Wachovia Bank, National Association
NC 1075, 8739 Research Drive URP4
Charlotte, North Carolina 28262-1075

Allied Capital Corporation
1919 Pennsylvania Avenue N.W.
Washington, D.C. 20006
Attn: Citigroup Commercial Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

          In accordance with the provisions of the Pooling and Servicing
Agreement, dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
between Citigroup Commercial Mortgage Securities Inc., as depositor (the
"Depositor"), Wachovia Bank, National Association, as master servicer, Allied
Capital Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent with respect to
Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through
Certificates, Series 2005-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is [a [licensed] [registered] investment adviser to___________, which is] contemplating an investment in the Class _____
Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing
          Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's]
          [Special Servicer's] Internet Website.

                                     L-2-1

          3. In connection with accessing the website of the [Master Servicer]
[Trustee] [Special Servicer], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] [Trustee] [Special Servicer] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except [from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise] from such governmental or banking authorities and agencies to which the undersigned is subject), and such
Information will not, without the prior written consent of the [Trustee] [Master
Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives
(collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of
1934, as amended, or would require registration of any Non-Registered
Certificate pursuant to Section 5 of the Securities Act.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                       [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                       OR INTEREST THEREIN] [LICENSED/REGISTERED
                                       INVESTMENT ADVISER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     L-2-2

                                    EXHIBIT M

                         FORM OF PURCHASE OPTION NOTICE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group - Citigroup Commercial
           Mortgage Trust 2005-C3

Wachovia Bank, National Association
NC 1075, 8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attn: Citigroup Commercial Mortgage Trust 2005-C3, Commercial Mortgage
      Pass-Through Certificates, Series 2005-C3

Allied Capital Corporation
1919 Pennsylvania Avenue N.W.
Washington, D.C. 20006
Attn: Citigroup Commercial Mortgage Trust 2005-C3

          Re: Citigroup Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates, Series 2005-C3

Ladies and Gentlemen:

          The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____
(the "Subject Mortgage Loan") from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement")
dated as of June 1, 2005, by and among Citigroup Commercial Mortgage Securities
Inc., as depositor, Wachovia Bank, National Association, as master servicer,
Allied Capital Corporation, as special servicer, LaSalle Bank National
Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          The undersigned Option Holder [is the Special Servicer] [is the
Majority Controlling Class Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Controlling Class Certificateholder] on
_________].

          The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the related Option
Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement.
Within ten (10) Business Days of the date hereof, [the undersigned Option
Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Subject Mortgage Loan and delivery of the related Mortgage File.

                                      M-1

          The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of the Subject Mortgage Loan, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

          The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of the Subject Mortgage Loan in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing
Agreement.

                                        Very truly yours,

                                        [Option Holder]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

[By signing this letter in the space provided below,
the [Special Servicer] [Majority Controlling Class Certificateholder]
hereby acknowledges and affirms that it transferred its
Purchase Option to the Option Holder identified above
on [_________].]

[_____________________________]

By:
    ---------------------------------
    Name:
    Title:

                                      M-2

                                    EXHIBIT N

                         FORM OF DEFEASANCE CERTIFICATE

To:   Standard & Poor's Ratings Services,
      a division of The McGraw-Hill Companies, Inc.
      55 Water Street
      New York, New York  10041
      Attn: Commercial Mortgage Surveillance

From: Wachovia Bank, National Association,
      in its capacity as Master Servicer (the "Master Servicer")
      under the Pooling and Servicing Agreement,
      dated as of June 1, 2005 (the "Pooling and Servicing Agreement"),
      among the Master Servicer, LaSalle Bank National Association, as Trustee,
      and others.

Date:          , 20
      ---------    ---

          Re: Citigroup Commercial Mortgage Trust 2005-C3,
              Commercial Mortgage Pass-Through Certificates Series 2005-C3

          Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan
Schedule by the following names: _______________________

          Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (a) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____ a full defeasance of the entire principal balance of the Mortgage Loan; or

____ a partial defeasance of a portion of the principal balance of the Mortgage
     Loan that represents an allocated loan amount of $____________ or _______%
     of the entire principal balance of the Mortgage Loan;

          (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                                      N-1

          (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          (iii) The defeasance was consummated on __________, 20__.

          (iv) The defeasance collateral consists of securities that (i)
     constitute "government securities" as defined in Section 2(a)(16) of the
     Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1,
     2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria
     2000, as amended, to the date of the defeasance, (iii) are rated `AAA' by
     S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

          (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (vi) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a
     Single-Purpose Entity (as defined in Standard & Poor's Structured Finance
     Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

          (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

          (viii) The agreements executed in connection with the defeasance (i)
     grant control of the pledged securities account to the Trustee, (ii)
     require the securities intermediary to make the scheduled payments on the
     Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted
     Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance
     Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                                      N-2

          (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master
     Servicer in accordance with the Servicing Standard stating that (i)
     revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance
     Obligor in any calendar or fiscal year will not exceed such Defeasance
     Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Principal
     Balance of the Certificates as of the date of the most recent Trustee's
     Distribution Date Statement received by us (the "Current Report").

          (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is
     _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

          (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

          (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                            [SIGNATURE PAGE FOLLOWS]

                                      N-3

          IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      N-4

                                    EXHIBIT O

                         FORM OF DEPOSITOR CERTIFICATION

        CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3, COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES SERIES 2005-C3 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Citigroup
Commercial Mortgage Securities Inc., the depositor into the above-referenced
Trust, certify that:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement relating to the Certificates for inclusion in these reports is included in these reports;

          4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement relating to the Certificates; and

          5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates, that is included in this annual report.

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Allied Capital
Corporation, Wachovia Bank, National Association and LaSalle Bank National
Association

Dated:
       ------------------------

                                       O-1

_____________________________________________
President and Chief Executive Officer
Citigroup Commercial Mortgage Securities Inc.

                                       O-2

                                    EXHIBIT P

                          FORM OF TRUSTEE CERTIFICATION

        CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3, COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES SERIES 2005-C3 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of LaSalle Bank
National Association, certify to Citigroup Commercial Mortgage Securities Inc.
and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates
(capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

          2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the distribution and servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement relating to the Certificates is included in the reports delivered by the master servicer to the trustee;

Dated:
       ------------------------------

LASALLE BANK NATIONAL ASSOCIATION,
Trustee

By:
    ------------------------------------
    Name:
          ------------------------------
    Title:
           -----------------------------

                                      P-1

                                   EXHIBIT Q-1

                      FORM OF MASTER SERVICER CERTIFICATION

        CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3, COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES SERIES 2005-C3 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Wachovia Bank,
National Association, certify to Citigroup Commercial Mortgage Securities Inc.
and their officers, directors and affiliates, to the extent that the following matters are within our normal areas of responsibilities and duties under the pooling and servicing agreement relating to the Certificates (the "Pooling and
Servicing Agreement") and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

          1. I (or appropriate officers or employees of the master servicer under my supervision) have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the Pooling and
Servicing Agreement covering the fiscal year [_];

          2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.16(c) of the Pooling and Servicing Agreement and
(b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

          3. Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the Pooling and
Servicing Agreement, the servicing information required to be provided to the trustee by the master servicer under the Pooling and Servicing Agreement is included in the servicing reports delivered by the master servicer to the trustee;

          4. I am responsible for reviewing the activities performed by the master servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the
Pooling and Servicing Agreement with respect to the master servicer, and except as disclosed in the compliance certificate delivered by the master servicer under section 3.13 of the Pooling and Servicing Agreement, the master servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

                                     Q-1-1

          5. The accountant's statement delivered pursuant to section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the master servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

          In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

          Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the
Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the Pooling and Servicing Agreement, any
Mortgage Loan Seller (as defined in the Pooling and Servicing Agreement), or any affiliate thereof, was incorrect, or (b) the master servicer would have known was incorrect in performing its servicing obligations under the Pooling and
Servicing Agreement in accordance with the Servicing Standard (as defined in the
Pooling and Servicing Agreement).

Dated:
       -------------------------------

--------------------------------------
[Title]
Wachovia Bank, National Association

                                     Q-1-2

                                   EXHIBIT Q-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

        CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3, COMMERCIAL MORTGAGE
         PASS-THROUGH CERTIFICATES SERIES 2005-C3 (THE "CERTIFICATES")

          I, [identify the certifying individual], a [title] of Allied Capital
Corporation, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in that pooling and servicing agreement), that:

          1. I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee, pursuant to the pooling and servicing agreement relating to the Certificates, covering the fiscal year [_];

          2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

          3. Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement relating to the Certificates, is included in the servicing reports delivered by the special servicer to the master servicer;

          4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement relating to the
Certificates, and based upon my knowledge and the annual compliance review required under section 3.13 of that pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of that pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement relating to the Certificates in all material respects; and

          5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement relating to the Certificates discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform
Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement relating to the Certificates.

Dated:
       ------------------------------

_____________________________________
[Title]
Allied Capital Corporation

                                      Q-2-1